   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2001

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                              -------------------

                           MAGNA ENTERTAINMENT CORP.

             (Exact name of registrant as specified in its charter)

                 DELAWARE                                                            98-0208374
      (State or other jurisdiction of                                             (I.R.S. Employer
      incorporation or organization)                                             Identification No.)

                                337 MAGNA DRIVE
                            AURORA, ONTARIO L4G 7K1
                                     CANADA
                                 (905) 726-2462

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ---------------------------

                                  GARY M. COHN
                 VICE-PRESIDENT, SPECIAL PROJECTS AND SECRETARY
                           MAGNA ENTERTAINMENT CORP.
                                337 MAGNA DRIVE
                            AURORA, ONTARIO L4G 7K1
                                     CANADA
                                 (905) 726-2462

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ---------------------------

                                   COPIES TO:

                      SCOTT M. FREEMAN                                               MARC D. JAFFE
                 SIDLEY AUSTIN BROWN & WOOD                                         LATHAM & WATKINS
                      875 THIRD AVENUE                                              885 THIRD AVENUE
                     NEW YORK, NY 10022                                            NEW YORK, NY 10022
                       (212) 906-2000                                                (212) 906-1200

                          ---------------------------

        Approximate date of commencement of proposed sale to the public:

  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                          ---------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE         PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED(1)     OFFERING PRICE PER UNIT       PRICE(1)        REGISTRATION FEE(2)
Debt Securities(3).......................
Warrants to Purchase Debt Securities.....
Warrants to Purchase Class A Subordinate
 Voting Stock............................
Class A Subordinate Voting Stock, par
 value $0.01 per share(4)................
TOTAL....................................     $500,000,000               (1)                $500,000,000           $125,000

(1) In United States dollars or the equivalent thereof in foreign currency or currency units. The amount registered represents the maximum aggregate public offering price to be received from the sale of the Debt Securities, Warrants to Purchase Debt Securities, Warrants to Purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock registered hereby, including any securities sold at a discount. No separate consideration will be received for Class A Subordinate Voting Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities registered hereunder.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Includes such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities registered hereunder, to the extent any of such Debt Securities are, by their terms, convertible into or exchangeable for Debt Securities registered hereunder, or upon the exercise of Warrants to Purchase Debt Securities registered hereunder, as the case may be.

(4) Includes such indeterminate number of shares of Class A Subordinate Voting Stock as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities registered hereunder, to the extent any of such Debt Securities are, by their terms, convertible into or exchangeable for shares of Class A Subordinate Voting Stock registered hereunder, or upon the exercise of Warrants to Purchase Class A Subordinate Voting Stock registered hereunder, as the case may be.
                          ---------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of base prospectus: one to be used in connection with offerings in the United States (the "U.S. Prospectus") and elsewhere, other than Canada, and one to be used in connection with offerings in Canada (the "Canadian Prospectus"). The U.S. Prospectus and the Canadian Prospectus are identical except for the cover page and certain other pages, and except that the Canadian Prospectus includes a "Certificate of the Company and of the Promoter". The form of the U.S. Prospectus is included herein and is followed by the cover page, such other pages and such Certificate to be used in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus included herein is labeled "Alternate Page for Canadian Prospectus".

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2001

PRELIMINARY PROSPECTUS

                                     [LOGO]

                           MAGNA ENTERTAINMENT CORP.

                                  $500,000,000

               DEBT SECURITIES, CLASS A SUBORDINATE VOTING STOCK
                            AND SECURITIES WARRANTS
                                ----------------

    We may sell from time to time, in one or more offerings:

    - Debt Securities

    - Class A Subordinate Voting Stock

    - Warrants to Purchase Debt Securities or Class A Subordinate Voting Stock

    Debt Securities may be exchangeable for, or convertible into, other Debt Securities or Class A Subordinate Voting Stock.

    The total offering price of these securities, in the aggregate, will not exceed $500,000,000. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE YOU INVEST.

    Our Class A Subordinate Voting Stock is traded on the Nasdaq National Market under the symbol "MIEC" and on The Toronto Stock Exchange under the symbol "MIE.A." On September 27, 2001, the last sale price on Nasdaq for our Class A Subordinate Voting Stock was $6.50 per share and the last sale price on The Toronto Stock Exchange for our Class A Subordinate Voting Stock was Cdn. $10.00 per share.

    We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. The discussion under the heading "Plan of Distribution" provides more information on this topic.
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  This prospectus is dated             , 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
About this Prospectus.......................................      2
Risk Factors................................................      3
Forward-Looking Statements..................................     14
Ratio of Earnings to Fixed Charges..........................     15
Use of Proceeds.............................................     15
Dividend Policy.............................................     15
Selected Financial and Operating Information................     16
Management's Discussion and Analysis of Results of
  Operations and Financial Position.........................     18
Our Business................................................     29
Management..................................................     46
Principal Stockholders......................................     51
Relationship with Magna International.......................     51
Description of Debt Securities..............................     53
Description of Capital Stock................................     62
Description of Securities Warrants..........................     65
Corporate Constitution......................................     67
Plan of Distribution........................................     68
Legal Matters...............................................     69
Experts.....................................................     70
Transfer Agent and Registrar................................     70
Additional Information......................................     70
Incorporation of Certain Information by Reference...........     71
Index to Consolidated Financial Statements..................    F-1

                            ------------------------

    In this prospectus, when we use the terms "we", "us", "our" and the "Company", we are referring to Magna Entertainment Corp. and its subsidiaries, unless the context otherwise requires. In this prospectus, unless stated otherwise, all references to "U.S. $" or "$" are to U.S. dollars and all references to "Cdn. $" are to Canadian dollars. All pro forma financial or operating information in this prospectus is derived from our unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss), which give effect to acquisitions that we made after January 1, 2000 as though they were completed on that date. See "Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss)" beginning on page F-2.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") and also constitutes a base shelf prospectus filed with the securities regulatory authorities of each province of Canada. Under this shelf registration statement and base shelf prospectus, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. For further information about our business and the securities, you should refer to this registration statement and its exhibits or to the documents incorporated by reference in the Canadian base shelf prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus, which have also been filed in Canada. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain the registration statement from the SEC and the documents filed with Canadian securities regulatory authorities as indicated under the heading "Additional Information".

    This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with additional information described under the heading "Additional Information".

    You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. The information in this prospectus, as well as information we have previously filed with the SEC and the Canadian securities regulatory authorities and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, risks and prospects may have changed since that date.

                                  RISK FACTORS

    The most significant risks and uncertainties we face are described below, but other risks and uncertainties that are not known to us or that we currently believe are not material may also have a material adverse effect on our business, financial condition, operating results and prospects. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF OUR CLASS A SUBORDINATE VOTING STOCK OR OTHER SECURITIES DESCRIBED IN THIS PROSPECTUS.

    If any of the following risks, or any of the risks described in the other documents we file with the SEC and the Canadian securities regulatory authorities, actually occur, our business, financial condition, operating results and prospects could be materially adversely affected. In that case, the trading price of shares of our Class A Subordinate Voting Stock or other securities could decline substantially, our creditworthiness could deteriorate and investors may lose all or part of the value of the shares of our Class A Subordinate Voting Stock, or other securities held by them.

RISKS REGARDING OUR COMPANY

    WE ARE A RELATIVELY NEW COMPANY WITH A SHORT HISTORY OF RACETRACK OPERATIONS. WE MUST SUCCESSFULLY INTEGRATE RECENT RACETRACK ACQUISITIONS OR OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED.

    We were incorporated less than three years ago and acquired our first racetrack in December 1998. Accordingly, although all our racetracks have been in operation for some time, we have a relatively short history of owning and operating racetracks. The acquisition of Santa Anita Park was completed in December 1998, the acquisition of Gulfstream Park was completed in September 1999, the acquisition of Remington Park and Thistledown was completed in November 1999, the acquisition of Golden Gate Fields was completed in December 1999, the acquisition of Great Lakes Downs was completed in February 2000, the acquisition of Bay Meadows was completed in November 2000, and the acquisition of The Meadows was completed in April 2001. Prior to their respective acquisitions, most of these racetracks had been operated separately under different ownership. Completing the integration of these businesses into our operations will require a significant dedication of management resources and further expansion of our information and other operating systems.

    If we do not successfully integrate our recent acquisitions and any future acquisitions, or if this integration consumes a significant amount of our management's time, then these acquisitions may materially adversely affect our efficiency and, therefore, our business, financial condition, operating results and prospects.

    IF WE DO NOT IDENTIFY, NEGOTIATE AND COMPLETE A SUFFICIENT NUMBER OF STRATEGIC ACQUISITIONS, WE MAY NOT ACHIEVE OUR BUSINESS PLAN AND OUR GROWTH PROSPECTS MAY SUFFER.

    Our current business plan calls for us to continue to actively pursue strategic acquisitions. Our future profitability will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. If we do not do so for any reason, we may not be able to implement our business plan successfully, or grow as quickly as we anticipate, and our business, financial condition, operating results and prospects may be materially adversely affected.

    WE HAVE RECRUITED MOST OF OUR SENIOR EXECUTIVE OFFICERS FROM OUTSIDE THE RACETRACK INDUSTRY.

    Although our management personnel at our racetracks generally have extensive experience in the racetrack industry, we have recruited most of our senior executive officers from outside the industry. Our chief executive officer, chief operating officer and chief financial officer each joined us during the last two years. This lack of racetrack industry experience may impede the implementation of our strategy and slow our growth.

    WE MAY NOT BE ABLE TO OBTAIN FINANCING OR MAY BE ABLE TO OBTAIN IT ONLY ON UNFAVORABLE TERMS, WHICH MAY AFFECT THE VIABILITY OF OUR EXPANSION PROJECTS OR MAKE EXPANSION MORE COSTLY.

    We may require additional financing in order to expand our operations. It is possible that this financing will not be available or, if available, will not be available on terms that are favorable to us. Our controlling stockholder, Magna International, has made a commitment to its shareholders that it will not, before June 1, 2006, make any further debt or equity investments in, or otherwise provide financial assistance to, us or any of our subsidiaries without the prior consent of the holders of a majority of Magna International's subordinate voting shares. If we are unable to obtain financing on favorable terms, or at all, we may not be able to expand our operations, which could have a material adverse effect on our business, financial condition, operating results and prospects.

    OUR RECENT OPERATING INCOME INCLUDES SUBSTANTIAL GAINS FROM THE SALE OF NON-CORE REAL ESTATE, WHICH SALES WILL SOON DECREASE AND MAY CAUSE OUR FUTURE OPERATING INCOME AND CASH FLOW TO DECREASE.

    Approximately 29% of our pro forma EBITDA for the six months ended June 30, 2001 resulted from gains from real estate sales. These gains will likely be reduced to zero over the next three years as the balance of our non-core real estate portfolio is sold. If we do not replace these gains with additional operating income and cash flow from our racetrack operations, our future operating income and cash flow will decline.

    OUR BUSINESS IS HEAVILY CONCENTRATED AT CERTAIN OF OUR RACETRACKS.

    Four of our racetracks, Santa Anita, Gulfstream, Golden Gate Fields and Bay Meadows, accounted for approximately 69% of our pro forma revenue and 78% of our pro forma EBITDA for the six months ended June 30, 2001. If a business interruption were to occur and continue for a significant length of time at any of these racetracks, it could have a material adverse effect on our business, financial condition, operating results and prospects.

    WE ARE CONTROLLED BY MAGNA INTERNATIONAL AND THEREFORE MAGNA INTERNATIONAL IS ABLE TO PREVENT ANY TAKEOVER OF US BY A THIRD PARTY.

    Magna International owns all our Class B Stock, which is generally entitled to 20 votes per share, and therefore is entitled to exercise over 98% of the total voting power of our outstanding stock. It is therefore able to elect all our directors and to control us. As a result, Magna International is able to cause or prevent a change in our control. See "Description of Capital Stock--Takeover Protection".

    OUR RELATIONSHIP WITH MAGNA INTERNATIONAL IS NOT AT "ARM'S LENGTH", AND THEREFORE MAGNA INTERNATIONAL MAY INFLUENCE US TO MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.

    Our relationship with Magna International is not at arm's length. In addition to the ownership of our stock as described in the preceding risk factor, four members of our board of directors are also members of Magna International's board of directors and we have the same chairman. In some cases, the interests of Magna International may not be the same as those of our other stockholders, and conflicts of interest may arise from time to time that may be resolved in a manner detrimental to us or our minority stockholders. Magna International is able to cause us to effect certain corporate transactions without the consent of the holders of our Class A Subordinate Voting Stock, subject to applicable law and the fiduciary duties of our directors and officers. As a result, transactions effected between us and Magna International may not be on the same terms as could be obtained from independent parties.

    A DECLINE IN GENERAL ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR
     BUSINESS.

    Our operations are affected by general economic conditions, and therefore our future success is unpredictable. The demand for entertainment and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions may lead to our customers having less discretionary income to wager on horse racing. This could have a material adverse effect on our business, financial condition, operating results and prospects.

    OUR MANAGEMENT MAY HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS FROM ANY OFFERING OF SECURITIES DESCRIBED IN THIS PROSPECTUS, AND MAY SPEND THE PROCEEDS IN WAYS WITH WHICH YOU DO NOT AGREE.

    Our management may retain broad discretion as to the use of proceeds from any offering of securities described in this prospectus. Accordingly, you may not have an opportunity to evaluate the specific uses of those proceeds and you may not agree with those uses. Our failure to use the proceeds effectively could have an adverse effect on our business, financial condition, operating results and prospects.

    WE ARE EXPOSED TO CURRENCY EXCHANGE RATE FLUCTUATIONS.

    Our business outside the United States is generally transacted in currencies other than U.S. dollars. Fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our operating results. Moreover, fluctuations in the U.S. dollar relative to currencies in which earnings are generated outside the United States could materially adversely affect our business, financial condition, operating results and prospects.

RISKS RELATING TO OUR GAMING OPERATIONS

    A DECLINE IN THE POPULARITY OF HORSE RACING COULD ADVERSELY IMPACT OUR BUSINESS.

    The continued popularity of horse racing is important to our growth plans and our operating results. Our business plan anticipates our attracting new customers to our racetracks, off-track betting facilities and account wagering operations. Even if we are successful in making acquisitions and expanding and improving our current operations, we may not be able to attract a sufficient number of new customers to achieve our business plan. Public tastes are unpredictable and subject to change. Any decline in interest in horse racing or any change in public tastes may adversely affect our business, financial condition, operating results and prospects.

    DECLINING ON-TRACK ATTENDANCE AND INCREASING COMPETITION IN SIMULCASTING MAY MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

    There has been a general decline in the number of people attending and wagering at live horse races at North American racetracks due to a number of factors, including increased competition from other forms of gaming, unwillingness of customers to travel a significant distance to racetracks and the increasing availability of off-track wagering. The declining attendance at live horse racing events has prompted racetracks to rely increasingly on revenues from inter-track, off-track and account wagering markets. The industry-wide focus on inter-track, off-track and account wagering markets has increased competition among racetracks for outlets to simulcast their live races. A continued decrease in attendance at live events and in on-track wagering, as well as increased competition in the inter-track, off-track and account wagering markets, could lead to a decrease in the amount wagered at our facilities and on races conducted at our racetracks and may materially adversely affect our business, financial condition, operating results and prospects.

    OUR GAMING ACTIVITIES ARE DEPENDENT ON GOVERNMENTAL REGULATION AND APPROVALS. AMENDMENTS TO SUCH REGULATION OR THE FAILURE TO OBTAIN SUCH APPROVALS COULD ADVERSELY AFFECT OUR EXISTING BUSINESS AND OUR GROWTH.

    All our pari-mutuel wagering operations are contingent upon the continued governmental approval of these operations as forms of legalized gaming. All our current and proposed gaming operations are subject to extensive governmental regulation and could be subjected at any time to additional or more restrictive regulation, or banned entirely. See "Our Business--Government Regulation" and "--Environmental Matters".

    We may be unable to obtain, maintain or renew all governmental licenses, registrations, permits and approvals necessary for the operation of our pari-mutuel wagering facilities. The loss of any of our licenses, registrations, permits or approvals may materially limit the number of races we conduct or the form or types of pari-mutuel wagering we offer, and could have a material adverse effect on our business, financial condition, operating results and prospects. In addition, we currently devote significant financial and management resources to complying with the various governmental regulations to which our operations are subject. Any significant increase in governmental regulation would increase the amount of our resources devoted to governmental compliance, could substantially restrict our business, and could materially adversely affect our business, financial condition, operating results and prospects.

    Moreover, any future expansion of our gaming operations will likely require us to obtain additional licenses, registrations, permits and approvals or, in some cases, amendments to current laws governing such activities. The licensing and legislative amendment processes can be both lengthy and costly, and we may not be successful in obtaining required licenses, registrations, permits, approvals and amendments.

    The high degree of regulation in the gaming industry is a significant obstacle to our growth strategy, especially with respect to "account wagering", including telephone, interactive television and Internet-based wagering. Account wagering may currently be conducted only through hubs or bases located in certain states. Our expansion opportunities in this area will be limited unless more states amend their laws to permit account wagering. The necessary amendments to those laws may not be enacted.

    In the past, certain state attorneys general, district attorneys and other law enforcement officials have expressed concern over the legality of interstate account wagering. In December 2000, legislation was enacted in the United States that amends the Interstate Horseracing Act of 1978. We believe that this amendment clarifies that inter-track simulcasting, off-track betting and account wagering, as currently conducted by the U.S. horse racing industry, are authorized under U.S. federal law. The amendment may not be interpreted in this manner by all concerned, however, and there may be challenges to these activities by both state and federal law enforcement authorities, which could have a material adverse impact on our business, financial condition, operating results and prospects.

    From time to time, the United States Congress has considered legislation that would inhibit or restrict the use of certain financial instruments, including credit cards, to provide funds for account wagering. For example, in May 2001, the United States Senate Commerce Committee proposed legislation, in the form of the Unlawful Internet Gambling Funding Bill, that would prohibit financial institutions from enforcing credit card debts if they knew the debts were being incurred in order to gamble illegally through the Internet. Further, in July 2001, a bill was reintroduced into the United States House of Representatives that would prohibit any person in a gambling business from knowingly accepting, in connection with the participation of another person in Internet gambling, credit, an electronic funds transfer, a check, a draft or the proceeds of credit or an electronic funds transfer. Legislation of this nature, if enacted, could inhibit account wagering by restricting the use of credit cards and other commonly used financial instruments to fund wagering accounts. This could have a material adverse impact on our efforts to expand our account wagering business.

    IMPLEMENTATION OF SOME OF THE RECOMMENDATIONS OF THE NATIONAL GAMBLING IMPACT STUDY COMMISSION MAY HARM OUR GROWTH PROSPECTS.

    In August 1996, the United States Congress established the National Gambling Impact Study Commission to conduct a comprehensive study of the social and economic effects of the gambling industry in the United States. This commission reviewed existing federal, state and local policy and practices with respect to the legalization or prohibition of gambling activities with the aim of formulating and proposing changes in these policies and practices and recommending legislation and administrative actions for these proposed changes. On April 28, 1999, the Commission voted to recommend that there be a pause in the expansion of gaming. On June 18, 1999, the Commission issued a report setting out its findings and conclusions, together with recommendations for legislation and administrative actions. Some of the recommendations were:

    - prohibiting Internet gambling that was not already authorized within the United States or among parties in the United States and any foreign jurisdiction;

    - limiting the expansion of gambling into homes through such mediums as account wagering; and

    - banning the introduction of casino-style gambling into pari-mutuel facilities for the primary purpose of saving a pari-mutuel facility that the market has determined no longer serves the community or for the purpose of competing with other forms of gaming.

    The recommendations made by the National Gambling Impact Study Commission could result in the enactment of new laws and/or the adoption of new regulations in the United States, which would materially adversely impact the gambling industry in the United States in general or our segment in particular and consequently may threaten our growth prospects.

    WE FACE SIGNIFICANT COMPETITION FROM OPERATORS OF OTHER RACETRACKS AND OTHER FORMS OF GAMING, WHICH COULD DECREASE THE AMOUNT WAGERED AT OUR FACILITIES AND MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

    We face significant competition in each of the jurisdictions in which we have wagering operations and we expect this competition to intensify as new gaming operators enter our markets and existing competitors expand their operations and consolidate management of multiple racetracks. One of our competitors, Churchill Downs Inc., has been in operation for a much longer period of time than we have and may have greater name recognition. We also compete for customers with other sports, entertainment and gaming operators, including casinos and government-sponsored lotteries. If we lose customers for any reason, our business, financial condition, operating results and prospects may be materially adversely affected.

    In addition, Florida tax laws have historically discouraged the three Miami-area horse racetracks, Gulfstream Park, Hialeah Park and Calder Race Course, from scheduling concurrent races. A new tax structure, effective as of July 1, 2001, has eliminated this deterrent. As a result, our Gulfstream Park will likely face direct competition from the other Miami-area horse racetracks in the future. This competition could affect the operating results of Gulfstream Park, which could reduce our overall profitability.

    Government sponsored lotteries benefit from numerous distribution channels, including supermarkets and convenience stores, as well as from frequent and extensive advertising campaigns. We do not have the same access to the public or the advertising resources that are available to government-sponsored lotteries, which may adversely affect our ability to effectively compete with those lotteries.

    WE DEPEND ON AGREEMENTS WITH OUR HORSEMEN'S INDUSTRY ASSOCIATIONS TO OPERATE OUR BUSINESS.

    The U.S. Interstate Horseracing Act of 1978, as well as various state racing laws, require that, in order to simulcast races, we have written agreements with the horsemen at our racetracks, who are represented by industry associations. In some states, if we fail to maintain operative agreements with the industry associations, we may not be permitted to conduct live racing or simulcasting at tracks within those states. In addition, our simulcasting agreements are generally subject to the approval of the industry associations. Should we fail to renew existing agreements with the industry associations on satisfactory terms or fail to obtain approval for new simulcast agreements, then our business, financial condition, operating results and prospects could be materially adversely affected.

    IF WE ARE UNABLE TO CONTINUE TO NEGOTIATE SATISFACTORY UNION CONTRACTS, SOME OF OUR EMPLOYEES MAY COMMENCE A STRIKE. A STRIKE BY OUR EMPLOYEES OR A WORK STOPPAGE BY BACKSTRETCH PERSONNEL, WHO ARE EMPLOYED BY HORSE OWNERS AND TRAINERS, MAY LEAD TO LOST REVENUES AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

    As of December 31, 2000, we employed approximately 3,200 full-time employees, approximately 2,000 of whom were represented by unions. A strike or other work stoppage by our employees could lead to lost revenues and have a material adverse effect on our business, financial condition, operating results and prospects.

    Recently enacted legislation in California will facilitate the organization of backstretch personnel in that state. A strike by backstretch personnel could, even though they are not our employees, lead to lost revenues and have a material adverse effect on our business, financial condition, operating results and prospects.

    WE CURRENTLY FACE SIGNIFICANT COMPETITION FROM INTERNET AND OTHER FORMS OF ACCOUNT WAGERING, WHICH MAY REDUCE OUR PROFITABILITY.

    Internet and other account wagering gaming services allow their customers to wager on a wide variety of sporting events and casino games from home. The National Gambling Impact Study Commission's June 1999 report estimates that there are over 250 on-line casinos, 64 lotteries, 20 bingo games and 139 sports wagering services offering gambling over the Internet. Amounts wagered in the Internet gaming market are estimated to have doubled from approximately
$445 million in 1997 to over $900 million in 1998, according to INTERACTIVE GAMING NEWS, an Internet gaming publication. Although many on-line wagering services are operating from offshore locations in violation of U.S. law by accepting wagers from U.S. residents, they may divert wagering dollars from legitimate wagering venues such as our racetracks. Moreover, our racetrack operations may require greater ongoing capital expenditures in order to expand our business than the capital expenditures required by Internet and other account wagering gaming operators. Currently, we cannot offer the diverse gaming options offered by Internet and other account wagering gaming operators and may face significantly greater costs in operating our business. Our inability to compete successfully with these operators could have a material adverse effect on our business, financial condition, operating results and prospects.

    In addition, the market for account wagering is affected by changing technology. Our ability to anticipate such changes and to develop and introduce new and enhanced services on a timely basis will be a significant factor in our ability to expand, remain competitive and attract new customers.

    EXPANSION OF GAMING CONDUCTED BY NATIVE AMERICAN GROUPS MAY LEAD TO INCREASED COMPETITION IN OUR INDUSTRY, WHICH MAY NEGATIVELY IMPACT OUR GROWTH AND PROFITABILITY.

    In March 2000, the California state constitution was amended, resulting in the expansion of gaming activities permitted to be conducted by Native American groups in California. This may lead to increased competition and may have an adverse effect on the profitability of Santa Anita Park, Golden Gate Fields, Bay Meadows and our future growth in California. It may also affect the purses that those tracks are able to offer and therefore adversely affect our ability to attract top horses.

    Several Native American groups in Florida have recently expressed interest in opening or expanding existing casinos in southern Florida, which could compete with Gulfstream Park and reduce its profitability.

    Moreover, other Native American groups may open or expand casinos in other regions of the country where we currently operate, or plan to operate, racetracks or other gaming operations. Any such competition from Native American groups could have a material adverse effect on our business, financial condition, operating results and prospects.

    SOME JURISDICTIONS VIEW OUR OPERATIONS PRIMARILY AS A MEANS OF RAISING TAXES, AND THEREFORE WE ARE PARTICULARLY VULNERABLE TO ADDITIONAL OR INCREASED TAXES AND FEES.

    We believe that the prospect of raising significant additional revenue through taxes and fees is one of the primary reasons that certain jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to the normal federal, state, provincial and local income taxes, and such taxes and fees may be increased at any time. From time to time, legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. For instance, U.S. legislators have proposed the imposition of a U.S. federal tax on gross gaming revenues. It is not possible to determine with certainty the likelihood of any such changes in tax laws or their administration; however, if enacted, such changes could have a material adverse effect on our business, financial condition, operating results and prospects.

    OUR OPERATING RESULTS FLUCTUATE SEASONALLY AND MAY BE IMPACTED BY A REDUCTION IN LIVE RACING DATES, DUE TO INCLEMENT WEATHER OR REGULATORY FACTORS.

    We experience significant fluctuations in quarterly operating results due to the seasonality associated with the racing schedules at our racetracks. Generally, our revenues from racetrack operations are greater in the first quarter of the calendar year than in any other quarter. We have a limited number of live racing dates at each of our racetracks and the number of live racing dates varies somewhat from year to year. The allocation of live racing dates in most of the states in which we operate is subject to regulatory approval from year to year and, in any given year, we may not receive the same or more racing dates than we have had in prior years. Recently, the regulatory agencies in California have announced their intention to reduce live racing dates. We are also faced with the prospect that competing racetracks may seek to have some of our historical dates allocated to them. A significant decrease in the number of live racing dates could have a material adverse effect on our business, financial condition, operating results and prospects.

    Since horse racing is conducted outdoors, unfavorable weather conditions, including extremely high or low temperatures, excessive precipitation, storms or hurricanes, may cause races to be cancelled or may reduce attendance and wagering. Since a substantial portion of our operating expenses is fixed, the loss of scheduled racing days or a reduction in the number of races held or the number of horses racing due to unfavorable weather could have a material adverse effect on our business, financial condition, operating results and prospects.

    THE CURRENT LEASE OF THE BAY MEADOWS PROPERTY EXPIRES IN LESS THAN TWO YEARS AND MAY NOT BE RENEWED BECAUSE THE CURRENT LESSOR IS IN THE PROCESS OF SELLING THE PROPERTY.

    The Bay Meadows site lease expires on December 31, 2002 (subject to extension through March 31, 2003 if we are holding a race meet). Although we are exploring various alternative venues for the conduct of the racing dates currently held at Bay Meadows, there is a risk that we will be unable to obtain the necessary regulatory approvals to transfer these racing dates to another racetrack operated by us in Northern California, which could materially adversely affect our business, financial condition, operating results and prospects.

    THE PROFITABILITY OF OUR RACETRACKS IS PARTIALLY DEPENDENT UPON THE SIZE OF THE LOCAL HORSE POPULATION IN THE AREAS IN WHICH OUR RACETRACKS ARE LOCATED.

    Horse population is a factor in a racetrack's profitability because it generally affects the average number of horses (i.e., the average "field size") that run in races. Larger field sizes generally mean increased wagering and higher wagering revenues due to a number of factors, including the availability of exotic bets (such as "exacta" and "trifecta" wagers). Various factors have led to declines in the horse population in certain areas of the country, including competition from racetracks in other areas, increased costs and changing economic returns for owners and breeders, and the recent Mare Reproductive Loss Syndrome, which has caused a large number of mares in Kentucky to sustain late term abortions or early embryonic loss. If we are unable to attract horse owners to stable and race their horses at our tracks by offering a competitive environment, including improved facilities, well-maintained racetracks, better living conditions for backstretch personnel involved in the care and training of horses stabled at our tracks, and a competitive purse structure, our business, financial condition, operating results and prospects may be materially adversely affected.

    AN EARTHQUAKE IN CALIFORNIA COULD INTERRUPT OUR OPERATIONS AT SANTA ANITA PARK, GOLDEN GATE FIELDS AND BAY MEADOWS, WHICH WOULD ADVERSELY IMPACT OUR CASH FLOW FROM THESE RACETRACKS.

    Three of our largest racetracks, Santa Anita Park, Golden Gate Fields and Bay Meadows, are located in California and are therefore subject to earthquake risks. We do not maintain significant earthquake insurance on the structures at our California racetracks. We maintain fire insurance for fire risks, including those resulting from earthquakes, subject to policy limits and deductibles. There can be no assurance that earthquakes or the fires often caused by earthquakes will not seriously damage our California racetracks and related properties or that the recoverable amount of insurance proceeds will be sufficient to fully cover reconstruction costs and other losses. If an uninsured or underinsured loss occurs, we could lose anticipated revenue and cash flow from our California racetracks.

    OUR BUSINESS DEPENDS ON PROVIDERS OF TOTALISATOR SERVICES.

    In purchasing and selling our pari-mutuel wagering products, our customers depend on information provided by two of the three main totalisator companies operating in North America. These totalisator companies provide the computer systems that accumulate wagers, record sales, calculate payoffs and display wagering data. The loss of any of the totalisator companies as a provider of these critical services would decrease competition in the market for those services and could result in an increase in the cost to obtain them. Additionally, the failure of the totalisator companies to keep their technology current could limit our ability to serve customers effectively or develop new forms of wagering. Because of the highly specialized nature of these services, replicating these totalisator services would be expensive.

REAL ESTATE OWNERSHIP AND DEVELOPMENT RISKS

    OUR OWNERSHIP AND DEVELOPMENT OF REAL ESTATE IS SUBJECT TO RISKS AND MAY INVOLVE SIGNIFICANT ONGOING EXPENDITURES OR LOSSES THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

    All real estate investments are subject to risks including: general economic conditions, such as the availability and cost of financing; local real estate conditions, such as an oversupply of residential, office, retail or warehousing space, or a reduction in demand for real estate in the area; governmental regulation, including taxation of property and environmental legislation; and the attractiveness of properties to potential purchasers or tenants. The real estate industry is also capital intensive and sensitive to interest rates. Further, significant expenditures, including property taxes, mortgage payments, maintenance costs, insurance costs and related charges, must be made throughout the period of ownership of real property, which expenditures may negatively impact our operating results.

    WE MAY NOT BE ABLE TO SELL SOME OF OUR NON-CORE REAL ESTATE WHEN WE NEED TO OR AT THE PRICE WE WANT, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

    At times, it may be difficult for us to dispose of some of our non-core real estate. The costs of holding real estate may be high and, during a recession, we may be faced with ongoing expenditures with little prospect of earning revenue on our non-core real estate properties. If we have inadequate cash reserves, we may have to dispose of properties at prices that are substantially below the prices we desire, and in some cases, below the prices we originally paid for the properties, which may materially adversely affect our financial condition and our growth plans.

    WE REQUIRE GOVERNMENTAL APPROVALS FOR SOME OF OUR PROPERTIES WHICH MAY TAKE A LONG TIME TO OBTAIN OR WHICH MAY NOT BE GRANTED, EITHER OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR EXISTING BUSINESS OR OUR GROWTH.

    Some of our properties will require zoning and other approvals from local government agencies. The process of obtaining these approvals may take many months and we might not obtain the necessary approvals. Furthermore, in the case of certain land to be held by us in Aurora, Ontario, the transfer of this land to us from Magna International is conditional on our obtaining permission to sever the land from adjoining properties and other approvals. If we do not obtain these approvals, we may not ultimately acquire this land. Holding costs, while regulatory approvals are being sought, and delays may render a project economically unfeasible. If we do not obtain all of our necessary approvals, our plans, growth and profitability could be materially adversely affected.

    WE MAY NOT BE ABLE TO COMPLETE EXPANSION PROJECTS SUCCESSFULLY AND ON TIME, WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR GROWTH AND OUR OPERATING RESULTS.

    We intend to further develop our racetracks and expand our gaming activities. Numerous factors, including regulatory and financial constraints, could cause us to alter, delay or abandon our existing plans. If we proceed to develop new facilities or enhance our existing facilities, we face numerous risks that could require substantial changes to our plans. These risks include the inability to secure all required permits and the failure to resolve potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, unforeseen engineering or environmental problems, delays and work stoppages, weather interference and unanticipated cost overruns. For example, Santa Anita Park completed certain upgrades to its facilities in 1999. The disruption caused by these upgrades was greater than anticipated and reduced the total amount wagered at Santa Anita Park's simulcast wagering facilities and attendance at The Oak Tree Meet in 1999. Even if completed in a timely manner, our expansion projects may not be successful, which would affect our growth and could have a material adverse effect on our business, financial condition, operating results and prospects.

    WE FACE STRICT ENVIRONMENTAL REGULATION AND MAY BE SUBJECT TO LIABILITY FOR ENVIRONMENTAL DAMAGE, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL RESULTS.

    We are subject to a wide range of requirements under environmental laws and regulations relating to waste water discharge, waste management and storage of hazardous substances. Compliance with environmental laws and regulations can, in some circumstances, require significant capital expenditures. Moreover, violations can result in significant penalties and, in some cases, interruption or cessation of operations. We are currently involved in a dispute with the United States Environmental Protection Agency involving the Portland Meadows racetrack, which we have conditionally agreed to lease and operate, which dispute caused us to postpone the planned September 1, 2001 opening of that facility. See "Our Business--Environmental Matters."

    Furthermore, we may not have all required environmental permits and we may not otherwise be in compliance with all applicable environmental requirements. Where we do not have an environmental permit but one may be required, we will determine if one is in fact required and, if so, will seek to obtain one and address any related compliance issues, which may require significant capital expenditures.

    Various environmental laws and regulations in the United States, Canada and Europe impose liability on us as a current or previous owner and manager of real property, for the cost of maintenance, removal and remediation of hazardous substances released or deposited on or in properties now or previously owned or managed by us or disposed of in other locations. Our ability to sell properties with hazardous substance contamination or to borrow money using that property as collateral may also be uncertain.

    Changes to environmental laws and regulations, resulting in more stringent terms of compliance, or the enactment of new environmental legislation, could expose us to additional liabilities and ongoing expenses.

    Any of these environmental issues could have a material adverse effect on our business, financial condition, operating results and prospects.

RISKS RELATING TO OUR SECURITIES

    OUR STOCK PRICE MAY BE VOLATILE, AND FUTURE ISSUANCES OR SALES OF OUR STOCK MAY DECREASE OUR STOCK PRICE.

    The trading price of our Class A Subordinate Voting Stock has experienced, and may continue to experience, substantial volatility. The following factors have had, and may continue to have, a significant effect on the market price of our Class A Subordinate Voting Stock:

    - our historical and anticipated operating results;

    - the announcement of new wagering and gaming opportunities by us or our competitors;

    - the passage of legislation affecting horse racing or gaming;

    - developments affecting the horse racing or gaming industries generally;

    - sales or other issuances or the perception of potential sales or issuances, including in connection with our past and future acquisitions, of substantial amounts of our shares;

    - sales or the expectation of sales by Magna International of a portion of our shares held by it, as a result of its previously stated intention to reduce its majority equity position in us over time, or by our other significant stockholders;

    - the possibility that, after the exchangeable shares of our Canadian subsidiary cease to be outstanding, certain Canadian institutional shareholders of Magna International, who received our stock as a distribution from Magna International, may sell their holdings of our shares because these shareholders are subject to restrictions on the amount of stock of a non-Canadian company that they may own; and

    - a shift in investor interest away from the gaming industry, in general.

    These factors could have a material adverse effect on the market price of our Class A Subordinate Voting Stock, regardless of our financial condition and operating results.

    THE TRADING PRICE OF OUR CLASS A SUBORDINATE VOTING STOCK COULD DECREASE AS A RESULT OF OUR ISSUING ADDITIONAL SHARES AS CONSIDERATION FOR FUTURE ACQUISITIONS.

    We may issue our Class A Subordinate Voting Stock as full or partial consideration in connection with future acquisitions. To the extent that we do so, the percentage of our common equity and voting stock that our existing stockholders own will decrease and, particularly if such acquisitions do not contribute proportionately to our profitability, the trading price of our shares may also decrease.

    SALES OF OUR CLASS A SUBORDINATE VOTING STOCK BY MAGNA INTERNATIONAL, BY CERTAIN OTHER OF OUR SIGNIFICANT STOCKHOLDERS UNDER OUR OTHER SHELF REGISTRATION STATEMENT, OR BY US UNDER THIS SHELF REGISTRATION STATEMENT COULD DEPRESS OUR STOCK PRICE.

    As of the date of this prospectus, Magna International owns 4,362,328 shares of our Class A Subordinate Voting Stock and 58,466,056 shares of our Class B Stock (which are convertible into shares of our Class A Subordinate Voting Stock on a one-for-one basis). Magna International has announced its intention at an undetermined point in the future to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of these shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position but continuing to retain control of us. In addition, we have filed a shelf registration statement that, once declared effective, will allow for the secondary sale of 4,793,043 shares of our Class A Subordinate Voting Stock by some of our stockholders who received those shares in connection with our past acquisitions. Sales of a substantial number of shares of our Class A Subordinate Voting Stock, either by Magna International or under this or our other shelf registration statement, could depress the prevailing market prices of our Class A Subordinate Voting Stock.

    WE DO NOT PLAN TO PAY DIVIDENDS UNTIL 2004, IF AT ALL.

    We have not paid any dividends to date on our Class A Subordinate Voting Stock, we do not plan to pay any dividends until 2004 and we may not pay dividends then, or ever. See "Corporate Constitution--Required
Allocations--Dividends".

    IF WE ISSUE DEBT SECURITIES, WE WOULD BE SUBJECT TO RISKS ASSOCIATED WITH
     DEBT FINANCING.

    If we issue debt securities, we would be subject to the following risks associated with debt financing:

    - the risk that cash flow from operations will be insufficient to meet required payments of principal and interest;

    - the risk that, to the extent that we maintain floating rate indebtedness, interest rates will fluctuate; and

    - risks resulting from the fact that the agreements governing our loan and credit facilities contain covenants imposing certain limitations on our ability to acquire and dispose of assets and otherwise conduct and finance our business.

    In addition, although we anticipate that we will be able to repay or refinance any indebtedness that we incur when it matures, we may not be able to do so, and the terms of any refinancings of our indebtedness may not be favorable to us. Our leverage may have important consequences including the following:

    - our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes may be impaired or such financing may not be available on terms favorable to us;

    - a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet our debt service requirements and force us to modify our operations; and

    - our higher level of debt and resulting interest expense may place us at a competitive disadvantage with respect to a competitor with lower amounts of indebtedness and/or higher credit ratings.

                           FORWARD-LOOKING STATEMENTS

    This prospectus, including documents incorporated by reference, contains forward-looking statements as defined by the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934. These forward-looking statements may include, among others, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

    Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

    Important factors that could cause such differences include, but are not limited to, the factors discussed above under "Risk Factors".

    Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows the ratio of earnings to fixed charges on a historical basis for each of the periods since we commenced operations.

                                              FIVE MONTHS        YEAR ENDED            SIX MONTHS            TWELVE
                                                 ENDED          DECEMBER 31,         ENDED JUNE 30,          MONTHS
                               YEAR ENDED     DECEMBER 31,   -------------------   -------------------       ENDED
                              JULY 31, 1998       1998         1999       2000       2000       2001     JUNE 30, 2001
                              -------------   ------------   --------   --------   --------   --------   --------------
Ratio of earnings to fixed
  charges...................      --    (1)      --    (2)    2.6:1      1.5:1      19.0:1     10.8:1         3.8:1

------------------------

(1) For this period, fixed charges exceeded earnings by $7.2 million.

(2) For this period, fixed charges exceeded earnings by $3.2 million.

    The ratio of earnings to fixed charges has been computed on a consolidated basis. Earnings represent income before the cumulative effect of accounting changes, less equity in undistributed earnings of unconsolidated affiliates, plus fixed charges based on income. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest factor for rents.

    If we offer any debt securities having a term to maturity in excess of one year under this prospectus and a prospectus supplement, the prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, and the potential acquisition or construction and development of additional racetracks and related entertainment operations, training centers, off-track betting facilities and account wagering operations. Additional information on the use of net proceeds from the sale of offered securities will be described in the applicable prospectus supplement relating to those securities. See "Risk Factors -- Risks Regarding Our
Company -- Our management may have broad discretion over the use of proceeds from any offering of securities described in this prospectus, and may spend the proceeds in ways with which you do not agree."

                                DIVIDEND POLICY

    The holders of our Class A Subordinate Voting Stock, our Class B Stock and the exchangeable shares of one of our Canadian subsidiaries are entitled to receive their proportionate share of dividends declared by our board of directors, except in the case of some stock dividends. Subject to applicable law, we intend to pay quarterly dividends starting in 2004. Any dividends will be declared on our Class A Subordinate Voting Stock and Class B Stock in accordance with our restated certificate of incorporation, including our corporate constitution, which sets forth certain dividend entitlements for our stockholders, subject to applicable law.

    We have not declared any dividends since our Class A Subordinate Voting Stock has been publicly trading.

    See "Description of Capital Stock--Capital Stock" and "Corporate Constitution--Required Allocations--Dividends."

                  SELECTED FINANCIAL AND OPERATING INFORMATION

    The following tables set forth our selected consolidated financial and operating data for the periods indicated. The selected consolidated financial and operating data for the years ended July 31, 1996, 1997 and 1998, the five months ended December 31, 1998 and the years ended December 31, 1999 and 2000 have been derived from and should be read in conjunction with our audited Consolidated Financial Statements included or incorporated by reference in this prospectus. The selected consolidated financial and operating data for the six months ended June 30, 2000 and 2001 and as at June 30, 2001 have been derived from our unaudited Consolidated Financial Statements for the six months ended June 30, 2000 and 2001, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. Results for the six months ended
June 30, 2001 are not necessarily indicative of the results that may be expected for the full year. The selected financial and operating information should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Results of Operations and Financial Position" included in this prospectus.

INCOME STATEMENT DATA(1)

                                                                  FIVE MONTHS        YEAR ENDED         SIX MONTHS ENDED
                                      YEAR ENDED JULY 31,            ENDED          DECEMBER 31,            JUNE 30,
                                 ------------------------------   DECEMBER 31,   -------------------   -------------------
                                   1996       1997       1998         1998         1999       2000       2000       2001
                                 --------   --------   --------   ------------   --------   --------   --------   --------
                                                                                                           (UNAUDITED)
                                                      (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
0000912057-01-533940S-3       MAGNA ENTERTAINMENT CORP                                                                                                2001092820010928181743181744181744   0                                                                 <SUBMISSION>
<ACCESSION-NUMBER>0000912057-01-533940
<TYPE>S-3
<PUBLIC-DOCUMENT-COUNT>13
<FILING-DATE>20011001
<FILER>
<COMPANY-DATA>
<CONFORMED-NAME>MAGNA ENTERTAINMENT CORP
<CIK>0001093273
<ASSIGNED-SIC>7948
<IRS-NUMBER>980208374
<STATE-OF-INCORPORATION>DE
<FISCAL-YEAR-END>1231
</COMPANY-DATA>
<FILING-VALUES>
<FORM-TYPE>S-3
<ACT>33
<FILE-NUMBER>333-70520
<FILM-NUMBER>1748951
</FILING-VALUES>
<BUSINESS-ADDRESS>
<STREET1>337 MAGNA DRIVE
<CITY>AURORA ONTARIO CANAD
<STATE>CA
<ZIP>90403
<PHONE>9057262462
</BUSINESS-ADDRESS>
<MAIL-ADDRESS>
<STREET1>2001 WILSHIRE BLVD SUITE 400
<CITY>SANTA MONICA
<STATE>CA
<ZIP>90403
</MAIL-ADDRESS>
<FORMER-COMPANY>
<FORMER-CONFORMED-NAME>MI ENTERTAINMENT CORP
<DATE-CHANGED>19991105
</FORMER-COMPANY>
<FORMER-COMPANY>
<FORMER-CONFORMED-NAME>MI VENTURE INC
<DATE-CHANGED>19990813
</FORMER-COMPANY>
</FILER>
<DOCUMENT>
<TYPE>S-3
<SEQUENCE>1
<FILENAME>a2058855zs-3.txt
<DESCRIPTION>S-3
<TEXT>

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2001

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                              -------------------

                           MAGNA ENTERTAINMENT CORP.

             (Exact name of registrant as specified in its charter)

                 DELAWARE                                                            98-0208374
      (State or other jurisdiction of                                             (I.R.S. Employer
      incorporation or organization)                                             Identification No.)

                                337 MAGNA DRIVE
                            AURORA, ONTARIO L4G 7K1
                                     CANADA
                                 (905) 726-2462

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ---------------------------

                                  GARY M. COHN
                 VICE-PRESIDENT, SPECIAL PROJECTS AND SECRETARY
                           MAGNA ENTERTAINMENT CORP.
                                337 MAGNA DRIVE
                            AURORA, ONTARIO L4G 7K1
                                     CANADA
                                 (905) 726-2462

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ---------------------------

                                   COPIES TO:

                      SCOTT M. FREEMAN                                               MARC D. JAFFE
                 SIDLEY AUSTIN BROWN & WOOD                                         LATHAM & WATKINS
                      875 THIRD AVENUE                                              885 THIRD AVENUE
                     NEW YORK, NY 10022                                            NEW YORK, NY 10022
                       (212) 906-2000                                                (212) 906-1200

                          ---------------------------

        Approximate date of commencement of proposed sale to the public:

  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                          ---------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE         PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED(1)     OFFERING PRICE PER UNIT       PRICE(1)        REGISTRATION FEE(2)
Debt Securities(3).......................
Warrants to Purchase Debt Securities.....
Warrants to Purchase Class A Subordinate
 Voting Stock............................
Class A Subordinate Voting Stock, par
 value $0.01 per share(4)................
TOTAL....................................     $500,000,000               (1)                $500,000,000           $125,000

(1) In United States dollars or the equivalent thereof in foreign currency or currency units. The amount registered represents the maximum aggregate public offering price to be received from the sale of the Debt Securities, Warrants to Purchase Debt Securities, Warrants to Purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock registered hereby, including any securities sold at a discount. No separate consideration will be received for Class A Subordinate Voting Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities registered hereunder.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Includes such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities registered hereunder, to the extent any of such Debt Securities are, by their terms, convertible into or exchangeable for Debt Securities registered hereunder, or upon the exercise of Warrants to Purchase Debt Securities registered hereunder, as the case may be.

(4) Includes such indeterminate number of shares of Class A Subordinate Voting Stock as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities registered hereunder, to the extent any of such Debt Securities are, by their terms, convertible into or exchangeable for shares of Class A Subordinate Voting Stock registered hereunder, or upon the exercise of Warrants to Purchase Class A Subordinate Voting Stock registered hereunder, as the case may be.
                          ---------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of base prospectus: one to be used in connection with offerings in the United States (the "U.S. Prospectus") and elsewhere, other than Canada, and one to be used in connection with offerings in Canada (the "Canadian Prospectus"). The U.S. Prospectus and the Canadian Prospectus are identical except for the cover page and certain other pages, and except that the Canadian Prospectus includes a "Certificate of the Company and of the Promoter". The form of the U.S. Prospectus is included herein and is followed by the cover page, such other pages and such Certificate to be used in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus included herein is labeled "Alternate Page for Canadian Prospectus".

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2001

PRELIMINARY PROSPECTUS

                                     [LOGO]

                           MAGNA ENTERTAINMENT CORP.

                                  $500,000,000

               DEBT SECURITIES, CLASS A SUBORDINATE VOTING STOCK
                            AND SECURITIES WARRANTS
                                ----------------

    We may sell from time to time, in one or more offerings:

    - Debt Securities

    - Class A Subordinate Voting Stock

    - Warrants to Purchase Debt Securities or Class A Subordinate Voting Stock

    Debt Securities may be exchangeable for, or convertible into, other Debt Securities or Class A Subordinate Voting Stock.

    The total offering price of these securities, in the aggregate, will not exceed $500,000,000. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE YOU INVEST.

    Our Class A Subordinate Voting Stock is traded on the Nasdaq National Market under the symbol "MIEC" and on The Toronto Stock Exchange under the symbol "MIE.A." On September 27, 2001, the last sale price on Nasdaq for our Class A Subordinate Voting Stock was $6.50 per share and the last sale price on The Toronto Stock Exchange for our Class A Subordinate Voting Stock was Cdn. $10.00 per share.

    We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. The discussion under the heading "Plan of Distribution" provides more information on this topic.
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  This prospectus is dated             , 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
About this Prospectus.......................................      2
Risk Factors................................................      3
Forward-Looking Statements..................................     14
Ratio of Earnings to Fixed Charges..........................     15
Use of Proceeds.............................................     15
Dividend Policy.............................................     15
Selected Financial and Operating Information................     16
Management's Discussion and Analysis of Results of
  Operations and Financial Position.........................     18
Our Business................................................     29
Management..................................................     46
Principal Stockholders......................................     51
Relationship with Magna International.......................     51
Description of Debt Securities..............................     53
Description of Capital Stock................................     62
Description of Securities Warrants..........................     65
Corporate Constitution......................................     67
Plan of Distribution........................................     68
Legal Matters...............................................     69
Experts.....................................................     70
Transfer Agent and Registrar................................     70
Additional Information......................................     70
Incorporation of Certain Information by Reference...........     71
Index to Consolidated Financial Statements..................    F-1

                            ------------------------

    In this prospectus, when we use the terms "we", "us", "our" and the "Company", we are referring to Magna Entertainment Corp. and its subsidiaries, unless the context otherwise requires. In this prospectus, unless stated otherwise, all references to "U.S. $" or "$" are to U.S. dollars and all references to "Cdn. $" are to Canadian dollars. All pro forma financial or operating information in this prospectus is derived from our unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss), which give effect to acquisitions that we made after January 1, 2000 as though they were completed on that date. See "Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss)" beginning on page F-2.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") and also constitutes a base shelf prospectus filed with the securities regulatory authorities of each province of Canada. Under this shelf registration statement and base shelf prospectus, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. For further information about our business and the securities, you should refer to this registration statement and its exhibits or to the documents incorporated by reference in the Canadian base shelf prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus, which have also been filed in Canada. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain the registration statement from the SEC and the documents filed with Canadian securities regulatory authorities as indicated under the heading "Additional Information".

    This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with additional information described under the heading "Additional Information".

    You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. The information in this prospectus, as well as information we have previously filed with the SEC and the Canadian securities regulatory authorities and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, risks and prospects may have changed since that date.

                                  RISK FACTORS

    The most significant risks and uncertainties we face are described below, but other risks and uncertainties that are not known to us or that we currently believe are not material may also have a material adverse effect on our business, financial condition, operating results and prospects. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF OUR CLASS A SUBORDINATE VOTING STOCK OR OTHER SECURITIES DESCRIBED IN THIS PROSPECTUS.

    If any of the following risks, or any of the risks described in the other documents we file with the SEC and the Canadian securities regulatory authorities, actually occur, our business, financial condition, operating results and prospects could be materially adversely affected. In that case, the trading price of shares of our Class A Subordinate Voting Stock or other securities could decline substantially, our creditworthiness could deteriorate and investors may lose all or part of the value of the shares of our Class A Subordinate Voting Stock, or other securities held by them.

RISKS REGARDING OUR COMPANY

    WE ARE A RELATIVELY NEW COMPANY WITH A SHORT HISTORY OF RACETRACK OPERATIONS. WE MUST SUCCESSFULLY INTEGRATE RECENT RACETRACK ACQUISITIONS OR OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED.

    We were incorporated less than three years ago and acquired our first racetrack in December 1998. Accordingly, although all our racetracks have been in operation for some time, we have a relatively short history of owning and operating racetracks. The acquisition of Santa Anita Park was completed in December 1998, the acquisition of Gulfstream Park was completed in September 1999, the acquisition of Remington Park and Thistledown was completed in November 1999, the acquisition of Golden Gate Fields was completed in December 1999, the acquisition of Great Lakes Downs was completed in February 2000, the acquisition of Bay Meadows was completed in November 2000, and the acquisition of The Meadows was completed in April 2001. Prior to their respective acquisitions, most of these racetracks had been operated separately under different ownership. Completing the integration of these businesses into our operations will require a significant dedication of management resources and further expansion of our information and other operating systems.

    If we do not successfully integrate our recent acquisitions and any future acquisitions, or if this integration consumes a significant amount of our management's time, then these acquisitions may materially adversely affect our efficiency and, therefore, our business, financial condition, operating results and prospects.

    IF WE DO NOT IDENTIFY, NEGOTIATE AND COMPLETE A SUFFICIENT NUMBER OF STRATEGIC ACQUISITIONS, WE MAY NOT ACHIEVE OUR BUSINESS PLAN AND OUR GROWTH PROSPECTS MAY SUFFER.

    Our current business plan calls for us to continue to actively pursue strategic acquisitions. Our future profitability will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. If we do not do so for any reason, we may not be able to implement our business plan successfully, or grow as quickly as we anticipate, and our business, financial condition, operating results and prospects may be materially adversely affected.

    WE HAVE RECRUITED MOST OF OUR SENIOR EXECUTIVE OFFICERS FROM OUTSIDE THE RACETRACK INDUSTRY.

    Although our management personnel at our racetracks generally have extensive experience in the racetrack industry, we have recruited most of our senior executive officers from outside the industry. Our chief executive officer, chief operating officer and chief financial officer each joined us during the last two years. This lack of racetrack industry experience may impede the implementation of our strategy and slow our growth.

    WE MAY NOT BE ABLE TO OBTAIN FINANCING OR MAY BE ABLE TO OBTAIN IT ONLY ON UNFAVORABLE TERMS, WHICH MAY AFFECT THE VIABILITY OF OUR EXPANSION PROJECTS OR MAKE EXPANSION MORE COSTLY.

    We may require additional financing in order to expand our operations. It is possible that this financing will not be available or, if available, will not be available on terms that are favorable to us. Our controlling stockholder, Magna International, has made a commitment to its shareholders that it will not, before June 1, 2006, make any further debt or equity investments in, or otherwise provide financial assistance to, us or any of our subsidiaries without the prior consent of the holders of a majority of Magna International's subordinate voting shares. If we are unable to obtain financing on favorable terms, or at all, we may not be able to expand our operations, which could have a material adverse effect on our business, financial condition, operating results and prospects.

    OUR RECENT OPERATING INCOME INCLUDES SUBSTANTIAL GAINS FROM THE SALE OF NON-CORE REAL ESTATE, WHICH SALES WILL SOON DECREASE AND MAY CAUSE OUR FUTURE OPERATING INCOME AND CASH FLOW TO DECREASE.

    Approximately 29% of our pro forma EBITDA for the six months ended June 30, 2001 resulted from gains from real estate sales. These gains will likely be reduced to zero over the next three years as the balance of our non-core real estate portfolio is sold. If we do not replace these gains with additional operating income and cash flow from our racetrack operations, our future operating income and cash flow will decline.

    OUR BUSINESS IS HEAVILY CONCENTRATED AT CERTAIN OF OUR RACETRACKS.

    Four of our racetracks, Santa Anita, Gulfstream, Golden Gate Fields and Bay Meadows, accounted for approximately 69% of our pro forma revenue and 78% of our pro forma EBITDA for the six months ended June 30, 2001. If a business interruption were to occur and continue for a significant length of time at any of these racetracks, it could have a material adverse effect on our business, financial condition, operating results and prospects.

    WE ARE CONTROLLED BY MAGNA INTERNATIONAL AND THEREFORE MAGNA INTERNATIONAL IS ABLE TO PREVENT ANY TAKEOVER OF US BY A THIRD PARTY.

    Magna International owns all our Class B Stock, which is generally entitled to 20 votes per share, and therefore is entitled to exercise over 98% of the total voting power of our outstanding stock. It is therefore able to elect all our directors and to control us. As a result, Magna International is able to cause or prevent a change in our control. See "Description of Capital Stock--Takeover Protection".

    OUR RELATIONSHIP WITH MAGNA INTERNATIONAL IS NOT AT "ARM'S LENGTH", AND THEREFORE MAGNA INTERNATIONAL MAY INFLUENCE US TO MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.

    Our relationship with Magna International is not at arm's length. In addition to the ownership of our stock as described in the preceding risk factor, four members of our board of directors are also members of Magna International's board of directors and we have the same chairman. In some cases, the interests of Magna International may not be the same as those of our other stockholders, and conflicts of interest may arise from time to time that may be resolved in a manner detrimental to us or our minority stockholders. Magna International is able to cause us to effect certain corporate transactions without the consent of the holders of our Class A Subordinate Voting Stock, subject to applicable law and the fiduciary duties of our directors and officers. As a result, transactions effected between us and Magna International may not be on the same terms as could be obtained from independent parties.

    A DECLINE IN GENERAL ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR
     BUSINESS.

    Our operations are affected by general economic conditions, and therefore our future success is unpredictable. The demand for entertainment and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions may lead to our customers having less discretionary income to wager on horse racing. This could have a material adverse effect on our business, financial condition, operating results and prospects.

    OUR MANAGEMENT MAY HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS FROM ANY OFFERING OF SECURITIES DESCRIBED IN THIS PROSPECTUS, AND MAY SPEND THE PROCEEDS IN WAYS WITH WHICH YOU DO NOT AGREE.

    Our management may retain broad discretion as to the use of proceeds from any offering of securities described in this prospectus. Accordingly, you may not have an opportunity to evaluate the specific uses of those proceeds and you may not agree with those uses. Our failure to use the proceeds effectively could have an adverse effect on our business, financial condition, operating results and prospects.

    WE ARE EXPOSED TO CURRENCY EXCHANGE RATE FLUCTUATIONS.

    Our business outside the United States is generally transacted in currencies other than U.S. dollars. Fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our operating results. Moreover, fluctuations in the U.S. dollar relative to currencies in which earnings are generated outside the United States could materially adversely affect our business, financial condition, operating results and prospects.

RISKS RELATING TO OUR GAMING OPERATIONS

    A DECLINE IN THE POPULARITY OF HORSE RACING COULD ADVERSELY IMPACT OUR BUSINESS.

    The continued popularity of horse racing is important to our growth plans and our operating results. Our business plan anticipates our attracting new customers to our racetracks, off-track betting facilities and account wagering operations. Even if we are successful in making acquisitions and expanding and improving our current operations, we may not be able to attract a sufficient number of new customers to achieve our business plan. Public tastes are unpredictable and subject to change. Any decline in interest in horse racing or any change in public tastes may adversely affect our business, financial condition, operating results and prospects.

    DECLINING ON-TRACK ATTENDANCE AND INCREASING COMPETITION IN SIMULCASTING MAY MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

    There has been a general decline in the number of people attending and wagering at live horse races at North American racetracks due to a number of factors, including increased competition from other forms of gaming, unwillingness of customers to travel a significant distance to racetracks and the increasing availability of off-track wagering. The declining attendance at live horse racing events has prompted racetracks to rely increasingly on revenues from inter-track, off-track and account wagering markets. The industry-wide focus on inter-track, off-track and account wagering markets has increased competition among racetracks for outlets to simulcast their live races. A continued decrease in attendance at live events and in on-track wagering, as well as increased competition in the inter-track, off-track and account wagering markets, could lead to a decrease in the amount wagered at our facilities and on races conducted at our racetracks and may materially adversely affect our business, financial condition, operating results and prospects.

    OUR GAMING ACTIVITIES ARE DEPENDENT ON GOVERNMENTAL REGULATION AND APPROVALS. AMENDMENTS TO SUCH REGULATION OR THE FAILURE TO OBTAIN SUCH APPROVALS COULD ADVERSELY AFFECT OUR EXISTING BUSINESS AND OUR GROWTH.

    All our pari-mutuel wagering operations are contingent upon the continued governmental approval of these operations as forms of legalized gaming. All our current and proposed gaming operations are subject to extensive governmental regulation and could be subjected at any time to additional or more restrictive regulation, or banned entirely. See "Our Business--Government Regulation" and "--Environmental Matters".

    We may be unable to obtain, maintain or renew all governmental licenses, registrations, permits and approvals necessary for the operation of our pari-mutuel wagering facilities. The loss of any of our licenses, registrations, permits or approvals may materially limit the number of races we conduct or the form or types of pari-mutuel wagering we offer, and could have a material adverse effect on our business, financial condition, operating results and prospects. In addition, we currently devote significant financial and management resources to complying with the various governmental regulations to which our operations are subject. Any significant increase in governmental regulation would increase the amount of our resources devoted to governmental compliance, could substantially restrict our business, and could materially adversely affect our business, financial condition, operating results and prospects.

    Moreover, any future expansion of our gaming operations will likely require us to obtain additional licenses, registrations, permits and approvals or, in some cases, amendments to current laws governing such activities. The licensing and legislative amendment processes can be both lengthy and costly, and we may not be successful in obtaining required licenses, registrations, permits, approvals and amendments.

    The high degree of regulation in the gaming industry is a significant obstacle to our growth strategy, especially with respect to "account wagering", including telephone, interactive television and Internet-based wagering. Account wagering may currently be conducted only through hubs or bases located in certain states. Our expansion opportunities in this area will be limited unless more states amend their laws to permit account wagering. The necessary amendments to those laws may not be enacted.

    In the past, certain state attorneys general, district attorneys and other law enforcement officials have expressed concern over the legality of interstate account wagering. In December 2000, legislation was enacted in the United States that amends the Interstate Horseracing Act of 1978. We believe that this amendment clarifies that inter-track simulcasting, off-track betting and account wagering, as currently conducted by the U.S. horse racing industry, are authorized under U.S. federal law. The amendment may not be interpreted in this manner by all concerned, however, and there may be challenges to these activities by both state and federal law enforcement authorities, which could have a material adverse impact on our business, financial condition, operating results and prospects.

    From time to time, the United States Congress has considered legislation that would inhibit or restrict the use of certain financial instruments, including credit cards, to provide funds for account wagering. For example, in May 2001, the United States Senate Commerce Committee proposed legislation, in the form of the Unlawful Internet Gambling Funding Bill, that would prohibit financial institutions from enforcing credit card debts if they knew the debts were being incurred in order to gamble illegally through the Internet. Further, in July 2001, a bill was reintroduced into the United States House of Representatives that would prohibit any person in a gambling business from knowingly accepting, in connection with the participation of another person in Internet gambling, credit, an electronic funds transfer, a check, a draft or the proceeds of credit or an electronic funds transfer. Legislation of this nature, if enacted, could inhibit account wagering by restricting the use of credit cards and other commonly used financial instruments to fund wagering accounts. This could have a material adverse impact on our efforts to expand our account wagering business.

    IMPLEMENTATION OF SOME OF THE RECOMMENDATIONS OF THE NATIONAL GAMBLING IMPACT STUDY COMMISSION MAY HARM OUR GROWTH PROSPECTS.

    In August 1996, the United States Congress established the National Gambling Impact Study Commission to conduct a comprehensive study of the social and economic effects of the gambling industry in the United States. This commission reviewed existing federal, state and local policy and practices with respect to the legalization or prohibition of gambling activities with the aim of formulating and proposing changes in these policies and practices and recommending legislation and administrative actions for these proposed changes. On April 28, 1999, the Commission voted to recommend that there be a pause in the expansion of gaming. On June 18, 1999, the Commission issued a report setting out its findings and conclusions, together with recommendations for legislation and administrative actions. Some of the recommendations were:

    - prohibiting Internet gambling that was not already authorized within the United States or among parties in the United States and any foreign jurisdiction;

    - limiting the expansion of gambling into homes through such mediums as account wagering; and

    - banning the introduction of casino-style gambling into pari-mutuel facilities for the primary purpose of saving a pari-mutuel facility that the market has determined no longer serves the community or for the purpose of competing with other forms of gaming.

    The recommendations made by the National Gambling Impact Study Commission could result in the enactment of new laws and/or the adoption of new regulations in the United States, which would materially adversely impact the gambling industry in the United States in general or our segment in particular and consequently may threaten our growth prospects.

    WE FACE SIGNIFICANT COMPETITION FROM OPERATORS OF OTHER RACETRACKS AND OTHER FORMS OF GAMING, WHICH COULD DECREASE THE AMOUNT WAGERED AT OUR FACILITIES AND MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

    We face significant competition in each of the jurisdictions in which we have wagering operations and we expect this competition to intensify as new gaming operators enter our markets and existing competitors expand their operations and consolidate management of multiple racetracks. One of our competitors, Churchill Downs Inc., has been in operation for a much longer period of time than we have and may have greater name recognition. We also compete for customers with other sports, entertainment and gaming operators, including casinos and government-sponsored lotteries. If we lose customers for any reason, our business, financial condition, operating results and prospects may be materially adversely affected.

    In addition, Florida tax laws have historically discouraged the three Miami-area horse racetracks, Gulfstream Park, Hialeah Park and Calder Race Course, from scheduling concurrent races. A new tax structure, effective as of July 1, 2001, has eliminated this deterrent. As a result, our Gulfstream Park will likely face direct competition from the other Miami-area horse racetracks in the future. This competition could affect the operating results of Gulfstream Park, which could reduce our overall profitability.

    Government sponsored lotteries benefit from numerous distribution channels, including supermarkets and convenience stores, as well as from frequent and extensive advertising campaigns. We do not have the same access to the public or the advertising resources that are available to government-sponsored lotteries, which may adversely affect our ability to effectively compete with those lotteries.

    WE DEPEND ON AGREEMENTS WITH OUR HORSEMEN'S INDUSTRY ASSOCIATIONS TO OPERATE OUR BUSINESS.

    The U.S. Interstate Horseracing Act of 1978, as well as various state racing laws, require that, in order to simulcast races, we have written agreements with the horsemen at our racetracks, who are represented by industry associations. In some states, if we fail to maintain operative agreements with the industry associations, we may not be permitted to conduct live racing or simulcasting at tracks within those states. In addition, our simulcasting agreements are generally subject to the approval of the industry associations. Should we fail to renew existing agreements with the industry associations on satisfactory terms or fail to obtain approval for new simulcast agreements, then our business, financial condition, operating results and prospects could be materially adversely affected.

    IF WE ARE UNABLE TO CONTINUE TO NEGOTIATE SATISFACTORY UNION CONTRACTS, SOME OF OUR EMPLOYEES MAY COMMENCE A STRIKE. A STRIKE BY OUR EMPLOYEES OR A WORK STOPPAGE BY BACKSTRETCH PERSONNEL, WHO ARE EMPLOYED BY HORSE OWNERS AND TRAINERS, MAY LEAD TO LOST REVENUES AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

    As of December 31, 2000, we employed approximately 3,200 full-time employees, approximately 2,000 of whom were represented by unions. A strike or other work stoppage by our employees could lead to lost revenues and have a material adverse effect on our business, financial condition, operating results and prospects.

    Recently enacted legislation in California will facilitate the organization of backstretch personnel in that state. A strike by backstretch personnel could, even though they are not our employees, lead to lost revenues and have a material adverse effect on our business, financial condition, operating results and prospects.

    WE CURRENTLY FACE SIGNIFICANT COMPETITION FROM INTERNET AND OTHER FORMS OF ACCOUNT WAGERING, WHICH MAY REDUCE OUR PROFITABILITY.

    Internet and other account wagering gaming services allow their customers to wager on a wide variety of sporting events and casino games from home. The National Gambling Impact Study Commission's June 1999 report estimates that there are over 250 on-line casinos, 64 lotteries, 20 bingo games and 139 sports wagering services offering gambling over the Internet. Amounts wagered in the Internet gaming market are estimated to have doubled from approximately
$445 million in 1997 to over $900 million in 1998, according to INTERACTIVE GAMING NEWS, an Internet gaming publication. Although many on-line wagering services are operating from offshore locations in violation of U.S. law by accepting wagers from U.S. residents, they may divert wagering dollars from legitimate wagering venues such as our racetracks. Moreover, our racetrack operations may require greater ongoing capital expenditures in order to expand our business than the capital expenditures required by Internet and other account wagering gaming operators. Currently, we cannot offer the diverse gaming options offered by Internet and other account wagering gaming operators and may face significantly greater costs in operating our business. Our inability to compete successfully with these operators could have a material adverse effect on our business, financial condition, operating results and prospects.

    In addition, the market for account wagering is affected by changing technology. Our ability to anticipate such changes and to develop and introduce new and enhanced services on a timely basis will be a significant factor in our ability to expand, remain competitive and attract new customers.

    EXPANSION OF GAMING CONDUCTED BY NATIVE AMERICAN GROUPS MAY LEAD TO INCREASED COMPETITION IN OUR INDUSTRY, WHICH MAY NEGATIVELY IMPACT OUR GROWTH AND PROFITABILITY.

    In March 2000, the California state constitution was amended, resulting in the expansion of gaming activities permitted to be conducted by Native American groups in California. This may lead to increased competition and may have an adverse effect on the profitability of Santa Anita Park, Golden Gate Fields, Bay Meadows and our future growth in California. It may also affect the purses that those tracks are able to offer and therefore adversely affect our ability to attract top horses.

    Several Native American groups in Florida have recently expressed interest in opening or expanding existing casinos in southern Florida, which could compete with Gulfstream Park and reduce its profitability.

    Moreover, other Native American groups may open or expand casinos in other regions of the country where we currently operate, or plan to operate, racetracks or other gaming operations. Any such competition from Native American groups could have a material adverse effect on our business, financial condition, operating results and prospects.

    SOME JURISDICTIONS VIEW OUR OPERATIONS PRIMARILY AS A MEANS OF RAISING TAXES, AND THEREFORE WE ARE PARTICULARLY VULNERABLE TO ADDITIONAL OR INCREASED TAXES AND FEES.

    We believe that the prospect of raising significant additional revenue through taxes and fees is one of the primary reasons that certain jurisdictions permit legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to the normal federal, state, provincial and local income taxes, and such taxes and fees may be increased at any time. From time to time, legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. For instance, U.S. legislators have proposed the imposition of a U.S. federal tax on gross gaming revenues. It is not possible to determine with certainty the likelihood of any such changes in tax laws or their administration; however, if enacted, such changes could have a material adverse effect on our business, financial condition, operating results and prospects.

    OUR OPERATING RESULTS FLUCTUATE SEASONALLY AND MAY BE IMPACTED BY A REDUCTION IN LIVE RACING DATES, DUE TO INCLEMENT WEATHER OR REGULATORY FACTORS.

    We experience significant fluctuations in quarterly operating results due to the seasonality associated with the racing schedules at our racetracks. Generally, our revenues from racetrack operations are greater in the first quarter of the calendar year than in any other quarter. We have a limited number of live racing dates at each of our racetracks and the number of live racing dates varies somewhat from year to year. The allocation of live racing dates in most of the states in which we operate is subject to regulatory approval from year to year and, in any given year, we may not receive the same or more racing dates than we have had in prior years. Recently, the regulatory agencies in California have announced their intention to reduce live racing dates. We are also faced with the prospect that competing racetracks may seek to have some of our historical dates allocated to them. A significant decrease in the number of live racing dates could have a material adverse effect on our business, financial condition, operating results and prospects.

    Since horse racing is conducted outdoors, unfavorable weather conditions, including extremely high or low temperatures, excessive precipitation, storms or hurricanes, may cause races to be cancelled or may reduce attendance and wagering. Since a substantial portion of our operating expenses is fixed, the loss of scheduled racing days or a reduction in the number of races held or the number of horses racing due to unfavorable weather could have a material adverse effect on our business, financial condition, operating results and prospects.

    THE CURRENT LEASE OF THE BAY MEADOWS PROPERTY EXPIRES IN LESS THAN TWO YEARS AND MAY NOT BE RENEWED BECAUSE THE CURRENT LESSOR IS IN THE PROCESS OF SELLING THE PROPERTY.

    The Bay Meadows site lease expires on December 31, 2002 (subject to extension through March 31, 2003 if we are holding a race meet). Although we are exploring various alternative venues for the conduct of the racing dates currently held at Bay Meadows, there is a risk that we will be unable to obtain the necessary regulatory approvals to transfer these racing dates to another racetrack operated by us in Northern California, which could materially adversely affect our business, financial condition, operating results and prospects.

    THE PROFITABILITY OF OUR RACETRACKS IS PARTIALLY DEPENDENT UPON THE SIZE OF THE LOCAL HORSE POPULATION IN THE AREAS IN WHICH OUR RACETRACKS ARE LOCATED.

    Horse population is a factor in a racetrack's profitability because it generally affects the average number of horses (i.e., the average "field size") that run in races. Larger field sizes generally mean increased wagering and higher wagering revenues due to a number of factors, including the availability of exotic bets (such as "exacta" and "trifecta" wagers). Various factors have led to declines in the horse population in certain areas of the country, including competition from racetracks in other areas, increased costs and changing economic returns for owners and breeders, and the recent Mare Reproductive Loss Syndrome, which has caused a large number of mares in Kentucky to sustain late term abortions or early embryonic loss. If we are unable to attract horse owners to stable and race their horses at our tracks by offering a competitive environment, including improved facilities, well-maintained racetracks, better living conditions for backstretch personnel involved in the care and training of horses stabled at our tracks, and a competitive purse structure, our business, financial condition, operating results and prospects may be materially adversely affected.

    AN EARTHQUAKE IN CALIFORNIA COULD INTERRUPT OUR OPERATIONS AT SANTA ANITA PARK, GOLDEN GATE FIELDS AND BAY MEADOWS, WHICH WOULD ADVERSELY IMPACT OUR CASH FLOW FROM THESE RACETRACKS.

    Three of our largest racetracks, Santa Anita Park, Golden Gate Fields and Bay Meadows, are located in California and are therefore subject to earthquake risks. We do not maintain significant earthquake insurance on the structures at our California racetracks. We maintain fire insurance for fire risks, including those resulting from earthquakes, subject to policy limits and deductibles. There can be no assurance that earthquakes or the fires often caused by earthquakes will not seriously damage our California racetracks and related properties or that the recoverable amount of insurance proceeds will be sufficient to fully cover reconstruction costs and other losses. If an uninsured or underinsured loss occurs, we could lose anticipated revenue and cash flow from our California racetracks.

    OUR BUSINESS DEPENDS ON PROVIDERS OF TOTALISATOR SERVICES.

    In purchasing and selling our pari-mutuel wagering products, our customers depend on information provided by two of the three main totalisator companies operating in North America. These totalisator companies provide the computer systems that accumulate wagers, record sales, calculate payoffs and display wagering data. The loss of any of the totalisator companies as a provider of these critical services would decrease competition in the market for those services and could result in an increase in the cost to obtain them. Additionally, the failure of the totalisator companies to keep their technology current could limit our ability to serve customers effectively or develop new forms of wagering. Because of the highly specialized nature of these services, replicating these totalisator services would be expensive.

REAL ESTATE OWNERSHIP AND DEVELOPMENT RISKS

    OUR OWNERSHIP AND DEVELOPMENT OF REAL ESTATE IS SUBJECT TO RISKS AND MAY INVOLVE SIGNIFICANT ONGOING EXPENDITURES OR LOSSES THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

    All real estate investments are subject to risks including: general economic conditions, such as the availability and cost of financing; local real estate conditions, such as an oversupply of residential, office, retail or warehousing space, or a reduction in demand for real estate in the area; governmental regulation, including taxation of property and environmental legislation; and the attractiveness of properties to potential purchasers or tenants. The real estate industry is also capital intensive and sensitive to interest rates. Further, significant expenditures, including property taxes, mortgage payments, maintenance costs, insurance costs and related charges, must be made throughout the period of ownership of real property, which expenditures may negatively impact our operating results.

    WE MAY NOT BE ABLE TO SELL SOME OF OUR NON-CORE REAL ESTATE WHEN WE NEED TO OR AT THE PRICE WE WANT, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

    At times, it may be difficult for us to dispose of some of our non-core real estate. The costs of holding real estate may be high and, during a recession, we may be faced with ongoing expenditures with little prospect of earning revenue on our non-core real estate properties. If we have inadequate cash reserves, we may have to dispose of properties at prices that are substantially below the prices we desire, and in some cases, below the prices we originally paid for the properties, which may materially adversely affect our financial condition and our growth plans.

    WE REQUIRE GOVERNMENTAL APPROVALS FOR SOME OF OUR PROPERTIES WHICH MAY TAKE A LONG TIME TO OBTAIN OR WHICH MAY NOT BE GRANTED, EITHER OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR EXISTING BUSINESS OR OUR GROWTH.

    Some of our properties will require zoning and other approvals from local government agencies. The process of obtaining these approvals may take many months and we might not obtain the necessary approvals. Furthermore, in the case of certain land to be held by us in Aurora, Ontario, the transfer of this land to us from Magna International is conditional on our obtaining permission to sever the land from adjoining properties and other approvals. If we do not obtain these approvals, we may not ultimately acquire this land. Holding costs, while regulatory approvals are being sought, and delays may render a project economically unfeasible. If we do not obtain all of our necessary approvals, our plans, growth and profitability could be materially adversely affected.

    WE MAY NOT BE ABLE TO COMPLETE EXPANSION PROJECTS SUCCESSFULLY AND ON TIME, WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR GROWTH AND OUR OPERATING RESULTS.

    We intend to further develop our racetracks and expand our gaming activities. Numerous factors, including regulatory and financial constraints, could cause us to alter, delay or abandon our existing plans. If we proceed to develop new facilities or enhance our existing facilities, we face numerous risks that could require substantial changes to our plans. These risks include the inability to secure all required permits and the failure to resolve potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, unforeseen engineering or environmental problems, delays and work stoppages, weather interference and unanticipated cost overruns. For example, Santa Anita Park completed certain upgrades to its facilities in 1999. The disruption caused by these upgrades was greater than anticipated and reduced the total amount wagered at Santa Anita Park's simulcast wagering facilities and attendance at The Oak Tree Meet in 1999. Even if completed in a timely manner, our expansion projects may not be successful, which would affect our growth and could have a material adverse effect on our business, financial condition, operating results and prospects.

    WE FACE STRICT ENVIRONMENTAL REGULATION AND MAY BE SUBJECT TO LIABILITY FOR ENVIRONMENTAL DAMAGE, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL RESULTS.

    We are subject to a wide range of requirements under environmental laws and regulations relating to waste water discharge, waste management and storage of hazardous substances. Compliance with environmental laws and regulations can, in some circumstances, require significant capital expenditures. Moreover, violations can result in significant penalties and, in some cases, interruption or cessation of operations. We are currently involved in a dispute with the United States Environmental Protection Agency involving the Portland Meadows racetrack, which we have conditionally agreed to lease and operate, which dispute caused us to postpone the planned September 1, 2001 opening of that facility. See "Our Business--Environmental Matters."

    Furthermore, we may not have all required environmental permits and we may not otherwise be in compliance with all applicable environmental requirements. Where we do not have an environmental permit but one may be required, we will determine if one is in fact required and, if so, will seek to obtain one and address any related compliance issues, which may require significant capital expenditures.

    Various environmental laws and regulations in the United States, Canada and Europe impose liability on us as a current or previous owner and manager of real property, for the cost of maintenance, removal and remediation of hazardous substances released or deposited on or in properties now or previously owned or managed by us or disposed of in other locations. Our ability to sell properties with hazardous substance contamination or to borrow money using that property as collateral may also be uncertain.

    Changes to environmental laws and regulations, resulting in more stringent terms of compliance, or the enactment of new environmental legislation, could expose us to additional liabilities and ongoing expenses.

    Any of these environmental issues could have a material adverse effect on our business, financial condition, operating results and prospects.

RISKS RELATING TO OUR SECURITIES

    OUR STOCK PRICE MAY BE VOLATILE, AND FUTURE ISSUANCES OR SALES OF OUR STOCK MAY DECREASE OUR STOCK PRICE.

    The trading price of our Class A Subordinate Voting Stock has experienced, and may continue to experience, substantial volatility. The following factors have had, and may continue to have, a significant effect on the market price of our Class A Subordinate Voting Stock:

    - our historical and anticipated operating results;

    - the announcement of new wagering and gaming opportunities by us or our competitors;

    - the passage of legislation affecting horse racing or gaming;

    - developments affecting the horse racing or gaming industries generally;

    - sales or other issuances or the perception of potential sales or issuances, including in connection with our past and future acquisitions, of substantial amounts of our shares;

    - sales or the expectation of sales by Magna International of a portion of our shares held by it, as a result of its previously stated intention to reduce its majority equity position in us over time, or by our other significant stockholders;

    - the possibility that, after the exchangeable shares of our Canadian subsidiary cease to be outstanding, certain Canadian institutional shareholders of Magna International, who received our stock as a distribution from Magna International, may sell their holdings of our shares because these shareholders are subject to restrictions on the amount of stock of a non-Canadian company that they may own; and

    - a shift in investor interest away from the gaming industry, in general.

    These factors could have a material adverse effect on the market price of our Class A Subordinate Voting Stock, regardless of our financial condition and operating results.

    THE TRADING PRICE OF OUR CLASS A SUBORDINATE VOTING STOCK COULD DECREASE AS A RESULT OF OUR ISSUING ADDITIONAL SHARES AS CONSIDERATION FOR FUTURE ACQUISITIONS.

    We may issue our Class A Subordinate Voting Stock as full or partial consideration in connection with future acquisitions. To the extent that we do so, the percentage of our common equity and voting stock that our existing stockholders own will decrease and, particularly if such acquisitions do not contribute proportionately to our profitability, the trading price of our shares may also decrease.

    SALES OF OUR CLASS A SUBORDINATE VOTING STOCK BY MAGNA INTERNATIONAL, BY CERTAIN OTHER OF OUR SIGNIFICANT STOCKHOLDERS UNDER OUR OTHER SHELF REGISTRATION STATEMENT, OR BY US UNDER THIS SHELF REGISTRATION STATEMENT COULD DEPRESS OUR STOCK PRICE.

    As of the date of this prospectus, Magna International owns 4,362,328 shares of our Class A Subordinate Voting Stock and 58,466,056 shares of our Class B Stock (which are convertible into shares of our Class A Subordinate Voting Stock on a one-for-one basis). Magna International has announced its intention at an undetermined point in the future to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of these shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position but continuing to retain control of us. In addition, we have filed a shelf registration statement that, once declared effective, will allow for the secondary sale of 4,793,043 shares of our Class A Subordinate Voting Stock by some of our stockholders who received those shares in connection with our past acquisitions. Sales of a substantial number of shares of our Class A Subordinate Voting Stock, either by Magna International or under this or our other shelf registration statement, could depress the prevailing market prices of our Class A Subordinate Voting Stock.

    WE DO NOT PLAN TO PAY DIVIDENDS UNTIL 2004, IF AT ALL.

    We have not paid any dividends to date on our Class A Subordinate Voting Stock, we do not plan to pay any dividends until 2004 and we may not pay dividends then, or ever. See "Corporate Constitution--Required
Allocations--Dividends".

    IF WE ISSUE DEBT SECURITIES, WE WOULD BE SUBJECT TO RISKS ASSOCIATED WITH
     DEBT FINANCING.

    If we issue debt securities, we would be subject to the following risks associated with debt financing:

    - the risk that cash flow from operations will be insufficient to meet required payments of principal and interest;

    - the risk that, to the extent that we maintain floating rate indebtedness, interest rates will fluctuate; and

    - risks resulting from the fact that the agreements governing our loan and credit facilities contain covenants imposing certain limitations on our ability to acquire and dispose of assets and otherwise conduct and finance our business.

    In addition, although we anticipate that we will be able to repay or refinance any indebtedness that we incur when it matures, we may not be able to do so, and the terms of any refinancings of our indebtedness may not be favorable to us. Our leverage may have important consequences including the following:

    - our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes may be impaired or such financing may not be available on terms favorable to us;

    - a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet our debt service requirements and force us to modify our operations; and

    - our higher level of debt and resulting interest expense may place us at a competitive disadvantage with respect to a competitor with lower amounts of indebtedness and/or higher credit ratings.

                           FORWARD-LOOKING STATEMENTS

    This prospectus, including documents incorporated by reference, contains forward-looking statements as defined by the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934. These forward-looking statements may include, among others, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

    Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

    Important factors that could cause such differences include, but are not limited to, the factors discussed above under "Risk Factors".

    Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows the ratio of earnings to fixed charges on a historical basis for each of the periods since we commenced operations.

                                              FIVE MONTHS        YEAR ENDED            SIX MONTHS            TWELVE
                                                 ENDED          DECEMBER 31,         ENDED JUNE 30,          MONTHS
                               YEAR ENDED     DECEMBER 31,   -------------------   -------------------       ENDED
                              JULY 31, 1998       1998         1999       2000       2000       2001     JUNE 30, 2001
                              -------------   ------------   --------   --------   --------   --------   --------------
Ratio of earnings to fixed
  charges...................      --    (1)      --    (2)    2.6:1      1.5:1      19.0:1     10.8:1         3.8:1

------------------------

(1) For this period, fixed charges exceeded earnings by $7.2 million.

(2) For this period, fixed charges exceeded earnings by $3.2 million.

    The ratio of earnings to fixed charges has been computed on a consolidated basis. Earnings represent income before the cumulative effect of accounting changes, less equity in undistributed earnings of unconsolidated affiliates, plus fixed charges based on income. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest factor for rents.

    If we offer any debt securities having a term to maturity in excess of one year under this prospectus and a prospectus supplement, the prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, and the potential acquisition or construction and development of additional racetracks and related entertainment operations, training centers, off-track betting facilities and account wagering operations. Additional information on the use of net proceeds from the sale of offered securities will be described in the applicable prospectus supplement relating to those securities. See "Risk Factors -- Risks Regarding Our
Company -- Our management may have broad discretion over the use of proceeds from any offering of securities described in this prospectus, and may spend the proceeds in ways with which you do not agree."

                                DIVIDEND POLICY

    The holders of our Class A Subordinate Voting Stock, our Class B Stock and the exchangeable shares of one of our Canadian subsidiaries are entitled to receive their proportionate share of dividends declared by our board of directors, except in the case of some stock dividends. Subject to applicable law, we intend to pay quarterly dividends starting in 2004. Any dividends will be declared on our Class A Subordinate Voting Stock and Class B Stock in accordance with our restated certificate of incorporation, including our corporate constitution, which sets forth certain dividend entitlements for our stockholders, subject to applicable law.

    We have not declared any dividends since our Class A Subordinate Voting Stock has been publicly trading.

    See "Description of Capital Stock--Capital Stock" and "Corporate Constitution--Required Allocations--Dividends."

                  SELECTED FINANCIAL AND OPERATING INFORMATION

    The following tables set forth our selected consolidated financial and operating data for the periods indicated. The selected consolidated financial and operating data for the years ended July 31, 1996, 1997 and 1998, the five months ended December 31, 1998 and the years ended December 31, 1999 and 2000 have been derived from and should be read in conjunction with our audited Consolidated Financial Statements included or incorporated by reference in this prospectus. The selected consolidated financial and operating data for the six months ended June 30, 2000 and 2001 and as at June 30, 2001 have been derived from our unaudited Consolidated Financial Statements for the six months ended June 30, 2000 and 2001, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. Results for the six months ended
June 30, 2001 are not necessarily indicative of the results that may be expected for the full year. The selected financial and operating information should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Results of Operations and Financial Position" included in this prospectus.

INCOME STATEMENT DATA(1)

                                                                  FIVE MONTHS        YEAR ENDED         SIX MONTHS ENDED
                                      YEAR ENDED JULY 31,            ENDED          DECEMBER 31,            JUNE 30,
                                 ------------------------------   DECEMBER 31,   -------------------   -------------------
                                   1996       1997       1998         1998         1999       2000       2000       2001
                                 --------   --------   --------   ------------   --------   --------   --------   --------
                                                                                                           (UNAUDITED)
                                                      (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Revenue
  Racetrack....................  $    --    $    --    $    --      $ 8,745      $164,946   $355,249   $271,544   $313,945
  Real Estate..................    2,460     15,276     20,486        6,597        21,914     58,314     17,268     43,773
                                 -------    -------    -------      -------      --------   --------   --------   --------
Total Revenue..................  $ 2,460    $15,276    $20,486      $15,342      $186,860   $413,563   $288,812   $357,718
                                 =======    =======    =======      =======      ========   ========   ========   ========

Costs and Expenses
  Racetrack costs and
    expenses...................  $    --    $    --    $    --      $ 8,418      $155,263   $341,017   $239,704   $277,021
  Real estate costs and
    expenses...................    4,613     13,879     25,864        8,462        21,820     50,717     13,542     25,056
  Depreciation and
    amortization...............      330      1,824      1,852        1,649         7,924     20,061      9,952     11,984
                                 -------    -------    -------      -------      --------   --------   --------   --------
                                   4,943     15,703     27,716       18,529       185,007    411,795    263,198    314,061
  Interest expense (income),
    net........................      (59)       955      1,380        1,221          (920)       215        (35)     2,078
                                 -------    -------    -------      -------      --------   --------   --------   --------
Income (loss) before income
  taxes........................  $(2,424)   $(1,382)   $(8,610)     $(4,408)     $  2,773   $  1,553   $ 25,649   $ 41,579
                                 =======    =======    =======      =======      ========   ========   ========   ========
Net income (loss)..............  $(2,424)   $(1,382)   $(8,610)     $(4,231)     $    (62)  $    441   $ 14,732   $ 24,705
                                 =======    =======    =======      =======      ========   ========   ========   ========
Earnings (loss) per share of
  Class A Subordinate Voting
  Stock, Class B Stock and
  Exchangeable Shares
  Basic........................  $    --    $    --    $ (0.11)     $ (0.05)     $   0.00   $   0.01   $   0.18   $   0.30
                                 =======    =======    =======      =======      ========   ========   ========   ========
  Diluted......................  $    --    $    --    $ (0.11)     $ (0.05)     $   0.00   $   0.01   $   0.18   $   0.30
                                 =======    =======    =======      =======      ========   ========   ========   ========
Average number of shares of
  Class A Subordinate Voting
  Stock, Class B Stock and
  Exchangeable Shares
  outstanding during the period
  (in thousands)
  Basic........................       --         --     78,535       78,535        78,686     80,422     80,377     82,027
                                 -------    -------    -------      -------      --------   --------   --------   --------
  Diluted......................       --         --     78,535       78,535        78,686     80,424     80,377     82,249
                                 -------    -------    -------      -------      --------   --------   --------   --------

OTHER DATA FROM INCEPTION OF RACING OPERATIONS(1)(2)

                                                             YEAR ENDED         SIX MONTHS ENDED
                                                            DECEMBER 31,            JUNE 30,
                                                        --------------------   -------------------
                                                          1999        2000       2000       2001
                                                        ---------   --------   --------   --------
                                                                       (UNAUDITED)
                                                               (U.S. DOLLARS IN THOUSANDS)
EBITDA(3).............................................  $   9,777   $ 21,829   $35,566    $55,641
Capital expenditures(4)...............................     54,762     30,418     8,057      9,957
Cash provided from (used for)
  Operating activities................................     15,226    (16,109)   (3,841)    23,685
  Investment activities...............................   (215,398)   (36,607)    7,398     (4,349)
  Financing activities................................    238,458     34,258    (7,471)     1,495

BALANCE SHEET DATA(1)

                                                              AT JUNE 30, 2001
                                                              ----------------
                                                                (UNAUDITED)
                                                              (U.S. DOLLARS IN
                                                                 THOUSANDS)
Cash and cash equivalents...................................      $ 51,182
Real estate properties and fixed assets, net................       568,649
Total assets................................................       851,395
Total debt..................................................        97,087
Shareholders' equity........................................       571,230

--------------------------

(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, which, as applied to us, do not materially differ from accounting principles generally accepted in Canada, or Canadian GAAP, except that under Canadian GAAP there is no requirement to disclose comprehensive income (loss).

(2) The table does not include results from December 10, 1998, the date of acquisition of Santa Anita Park, through December 31, 1998.

(3) "EBITDA" consists of earnings before interest, income taxes, depreciation and amortization. EBITDA is a financial metric used by many investors to compare companies on the basis of operating results, asset value and the ability to incur and service debt. It is not intended to represent cash flow or results of operations in accordance with U.S. GAAP, nor is it a measure under Canadian GAAP. EBITDA may not be comparable to similarly titled amounts reported by other companies.

(4) Capital expenditures include both maintenance and strategic capital expenditures and consist of real estate property additions and fixed asset additions, less the cost of real estate acquisitions.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                    POSITION

OVERVIEW

    We are the leading owner and operator of thoroughbred racetracks in the United States, based on revenue, and a leading supplier, via simulcasting, of live racing content to the growing inter-track, off-track and account wagering markets. We currently operate eight racetracks, as well as the simulcast wagering venues at these tracks. In addition, we operate off-track betting ("OTB") facilities and an account wagering business known as "Call-A-Bet", which permits customers to place wagers by telephone on horse races at approximately 65 racetracks in the United States. On a pro forma basis for the year ended December 31, 2000, our operations generated consolidated revenue of $555.6 million.

    Since our inception in 1998, we have experienced significant growth in scale and profitability through a disciplined acquisition program and the realization of operating efficiencies. We intend to grow and develop our business further by:

    - Selectively acquiring additional high-quality racetracks, live racing content and related assets;

    - Continuing to integrate our acquisitions by employing "best practice" improvements at our racetracks;

    - Expanding the distribution of our live racing content;

    - Developing an integrated branding and marketing strategy; and

    - Improving the quality of the entertainment experience at our racetracks and OTB facilities.

    In addition to our racetracks, we also have significant real estate holdings in the United States, Canada and Austria. While we are exploring the development of certain real estate, we intend to continue to sell our non-core real estate holdings in order to obtain additional capital to grow and enhance our racing business.

    The amounts described below are based on our consolidated financial statements, which we prepare in accordance with U.S. generally applied accounting principles. U.S. GAAP, as applied to us, does not materially differ from accounting principles generally accepted in Canada, or Canadian GAAP, except that under Canadian GAAP there is no requirement to disclose comprehensive income (loss).

    The following management's discussion and analysis should be read in conjunction with our consolidated financial statements included or incorporated by reference in this prospectus.

RACING OPERATIONS

    Information about our racing operations is set forth below.

                                                                                YEAR ENDED DECEMBER 31, 2000
                                                LOCAL       ---------------------------------------------------------------------
                                               MARKET                                   LIVE
                                  DATE      POPULATION(1)                              RACING      TOTAL HANDLE        REVENUE
     TRACK AND LOCATION         ACQUIRED    (IN MILLIONS)        RACING SEASON          DAYS     (IN MILLIONS)(2)   (IN MILLIONS)
-----------------------------   ---------   -------------   -----------------------   --------   ----------------   -------------
Santa Anita Park(3)..........   Dec. 1998       10.9            Jan. 1-Apr. 24          114          $1,389.5           $150.9
  Los Angeles                                                    Oct. 4-Nov. 6
                                                                  Dec. 26-31

Gulfstream Park..............   Sep. 1999        4.3            Jan. 3-Mar. 16           63             715.5             60.2
  Miami

Golden Gate Fields...........   Dec. 1999        5.2            Jan. 1-Jan. 17          106             547.8             65.9
  San Francisco                                                 Mar. 29-Jun. 18
                                                                Nov. 15-Dec. 31

Bay Meadows (4)..............   Nov. 2000        5.7            Jan. 20-Mar. 26         106             526.9             64.2
  San Francisco                                                 Sep. 1-Nov. 12

The Meadows(4)(5)............   Apr. 2001        2.8               All Year             231             426.9             73.1
  Pittsburgh

Thistledown..................   Nov. 1999        3.0            Mar. 10-Dec. 4          187             226.8             39.4
  Cleveland

Remington Park...............   Nov. 1999        1.1            Feb. 5-June 10          136             152.7             30.0
  Oklahoma City                                                 Aug. 5-Nov. 26

Great Lakes Downs(4).........   Feb. 2000        1.2             May 6-Nov. 7           132              69.5              6.0
  Muskegon, MI
                                                                                                                        ------
                                                                                                           TOTAL:       $489.7
                                                                                                                        ======

------------------------

(1) Population residing within 40 miles of each of our racetracks, except for Santa Anita Park (30 miles), The Meadows (50 miles) and Great Lakes Downs (50 miles). Data from Urban Systems Inc.

(2) Amounts comprising Total Handle include inter-company transactions for our eight racetracks and our separate OTB facilities, for both our importing and our exporting facilities.

(3) Includes The Oak Tree Meet.

(4) Includes data for periods prior to our ownership.

(5) Includes total revenue and handle of our four associated OTB facilities and our "Call-A-Bet" account wagering operations.

    Our primary source of racetrack revenues is commissions earned from pari-mutuel wagering. Pari-mutuel wagering on horse racing is a form of wagering in which wagers on a horse race are aggregated in a commingled pool of wagers (the "mutuel pool") and the payoff to winning customers is determined by both the total dollar amount of wagers in the mutuel pool and the allocation of those dollars among the various kinds of bets. Unlike casino gambling, the customers bet against each other, and not against us, and therefore we bear no risk of loss with respect to any wagering conducted. We retain a pre-determined percentage of the total amount wagered (the "take-out") on each event and the remaining balance of the mutuel pool is distributed to the winning customers. Of the percentage we retain, a portion is paid to the horse owners in the form of purses or winnings, which encourage the horse owners and their trainers to enter their horses in our races. Our share of pari-mutuel wagering revenues is based on pre-determined percentages of various categories of the pooled wagers at our racetracks. The maximum pre-determined percentages are approved by state regulators. Pari-mutuel wagering on horse racing occurs on the live races being conducted at racetracks, as well as on televised racing signals, or simulcasts, received or imported by the simulcast wagering facilities located at such racetracks or OTB facilities, and through various forms of account wagering. Our racetracks have simulcast wagering facilities to complement our live horse racing, enabling our customers to wager on horse races being held at other racetracks.

    We derive our gross wagering revenues from the following primary sources:

    - Wagers placed at our racetracks or our OTB facilities on live racing conducted at our racetracks;

    - Wagers placed at our racetracks' simulcast wagering venues or our OTB facilities on races imported from other racetracks;

    - Wagers placed at other locations (e.g., other racetracks, OTB facilities or casinos) on racing content exported by our racetracks; and

    - Wagers placed by telephone by customers enrolled in our telephone account wagering program, "Call-A-Bet".

    Wagers placed at our racetracks or our OTB facilities on live racing conducted at one of our racetracks produce more revenue for us than wagers placed on imported racing content, because we must pay the racetrack sending us its content a fee generally equal to 3% to 4% of the amount wagered on its content. Wagers placed on imported racing content, in turn, produce more revenue for us than wagers placed on our racing content exported to off-track venues (i.e., other racetracks, OTB facilities or casinos), where we are paid a commission generally equal to only 3% to 4% of the amount wagered at the off-track venue on the racing content we export to those venues. Revenues from our telephone account wagering operations vary depending upon the source of the racing content upon which the wager is placed; wagers placed on our racing content produce more revenue for us than wagers placed on racing content imported by us from other racetracks.

    We also generate non-wagering revenues consisting primarily of food and beverage sales, program sales, admissions income, parking revenues and income from the rental of our facilities to other racing operators.

    Live race days are a significant factor in the operating and financial performance of our racing business. Another significant factor is the level of wagering per customer on our racing content on-track, at inter-track simulcast locations and at OTB facilities. There are also many other factors that have a significant impact on our racetrack revenues, which factors include, but are not limited to: attendance at our racetracks, inter-track simulcast locations and OTB facilities; activity through our Call-A-Bet system; the average field size per race; our ability to attract the industry's top horses and trainers; inclement weather; and changes in the economy.

    Set forth below is a list of the total live race days by racetrack for the years ended December 31, 1999 and 2000, and the six-month periods ended
June 30, 2000 and 2001, as well as of those live race days during our ownership of the racetracks.

                                      YEAR ENDED DECEMBER 31,
                           ---------------------------------------------     SIX MONTHS ENDED        SIX MONTHS ENDED
                                   1999                    2000                JUNE 30, 2000           JUNE 30, 2001
                           ---------------------   ---------------------   ---------------------   ---------------------
                                      DURING OUR              DURING OUR              DURING OUR              DURING OUR
                            TOTAL     OWNERSHIP     TOTAL     OWNERSHIP     TOTAL     OWNERSHIP     TOTAL     OWNERSHIP
                           --------   ----------   --------   ----------   --------   ----------   --------   ----------
Santa Anita Park(1)......     84          84          87          87          82          82          78          78
Golden Gate Fields.......    105          13         106         106          71          71          67          67
Bay Meadows..............    104          --         106          --          49          --          56          56
Gulfstream Park..........     63          --          63          63          63          63          63          63
Thistledown..............    187          18         187         187          74          74          61          61
Remington Park...........    123          16         136         136          63          63          59          59
Great Lakes Downs........    139          --         132         132          38          38          39          39
The Meadows..............    231          --         231          --         111          --         108          56

------------------------

(1) Excludes The Oak Tree Meet.

    We recognize revenue prior to our payment of purses, stakes, awards and pari-mutuel wagering taxes. The costs relating to these amounts are shown as "purses, awards and other" in our consolidated financial statements.

    Our operating costs include principally salaries and benefits, utilities, the cost of food and beverages sold, racetrack repairs and maintenance expenses, sales and marketing expenses, rent, printing costs, property taxes, licenses and insurance.

SEASONALITY

    As a result of the seasonal nature of our racetrack business, our racetrack revenues and operating results for any quarter will not be indicative of the revenues and operating results for the year. Because three of our largest racetracks, Santa Anita Park, Gulfstream Park and Golden Gate Fields, run live race meets principally during the first half of the year, our racing operations have historically operated at a loss in the second half of each year, with our third quarter generating the largest loss. This seasonality has resulted in large quarterly fluctuations in revenue and operating results. We expect the seasonality of our business to gradually diminish as our acquisition and account wagering initiatives evolve.

REAL ESTATE OPERATIONS

    We characterize our real estate as follows:

    - real estate at our racetracks to be used in our racing operations ("Revenue-Producing Racetrack Real Estate");

    - excess real estate at our racetracks that we are considering developing with strategic partners ("Excess Racetrack Real Estate");

    - real estate not at our racetracks that is either under development or that we are holding for development ("Development Real Estate");

    - developed real estate not at our racetracks that is currently generating revenue for us ("Revenue-Producing Non-Racetrack Real Estate"); and

    - non-core real estate that we hold for sale ("Non-Core Real Estate").

    As of June 30, 2001, the aggregate net book values of our real estate and certain fixed assets were as follows:

Revenue-Producing Racetrack Real Estate.....................  $314.6 million(1)
Excess Racetrack Real Estate................................    80.8 million
Development Real Estate.....................................    73.6 million
Revenue-Producing Non-Racetrack Real Estate.................    48.1 million(1)
Non-Core Real Estate........................................    45.6 million

------------------------

(1) Includes fixed assets.

    Approximately 29% of our pro forma EBITDA for the six months ended June 30, 2001 resulted from gains from sales of our Non-Core Real Estate. We expect these gains to be reduced to zero over the next three years as the balance of our Non-Core Real Estate is sold. We intend to continue to sell the balance of our Non-Core Real Estate in order to provide capital to grow and enhance our racing business; accordingly, we are currently servicing, improving and seeking zoning and other approvals for some of this real estate in order to enhance its value on sale.

    Included in our Excess Racetrack Real Estate is land adjacent to three of our largest racetracks, Santa Anita Park, Gulfstream Park and Golden Gate Fields, totaling approximately 150 acres. We are considering a variety of options with respect to this excess land, including entertainment and retail-based developments that could be undertaken in conjunction with business partners who would be expected to provide the necessary financing, as we do not intend to devote our capital to the development of our Excess Racetrack Real Estate.

    Our Development Real Estate is largely undeveloped, and includes: 481 acres in Palm Beach County, Florida that are being used to develop a horse training and breeding facility; approximately 1,050 acres of substantially undeveloped land in Ebreichsdorf, Austria, located approximately 15 miles south of Vienna; approximately 110 acres of undeveloped land in Oberwaltersdorf, Austria, also located approximately 15 miles south of Vienna; approximately 800 acres of undeveloped land in upstate New York; and approximately 225 acres of land in northern California between San Francisco and Sacramento.

    Our Revenue-Producing Non-Racetrack Real Estate consists of two golf courses that we operate, Fontana Sports and Magna Golf Club. Fontana Sports is a semi-private sports facility located in Oberwaltersdorf, Austria that includes an 18-hole golf course, tennis club, fitness facility and restaurant. The Magna Golf Club, which is in Aurora, Ontario, adjacent to our and Magna International's headquarters approximately 30 miles north of Toronto, opened in May 2001. We are currently marketing memberships in the Magna Golf Club. The clubhouse is under construction and is expected to be completed in late 2001. When completed, the clubhouse will contain a restaurant, a members' lounge and a pro shop. Pursuant to an access arrangement effective as of March 1, 1999, Magna International is currently paying us an annual fee of 2.5 million Euros to access the Fontana Sports golf course and related recreational facilities for Magna International-sponsored corporate and charitable events, as well as for business development purposes. The access fee relating to Fontana Sports is payable until March 1, 2004. An arrangement concerning access by Magna International to the Magna Golf Club is also being formalized. The Fontana Sports golf course and the Magna Golf Club are both subject to rights of first refusal in favor of Magna International if we decide to sell either of them.

RESULTS OF OPERATIONS

    The following is a discussion and comparison of our results of operations and financial position for the six months ended June 30, 2001 and 2000 and for the years ended December 31, 2000, 1999 and 1998.

SIX-MONTH PERIOD ENDED JUNE 30, 2001 COMPARED TO JUNE 30, 2000

    RACETRACK OPERATIONS

    Revenues from our racetrack operations were $313.9 million for the six months ended June 30, 2001, compared to $271.5 million for the six months ended June 30, 2000, an increase of $42.4 million, or 15.6%. This increase resulted primarily from our having eight racetracks open for live racing for some part of the period, compared with only six open in the comparable period in 2000. We acquired the operations of Bay Meadows on November 17, 2000 and the operations of Ladbroke Pennsylvania, which include The Meadows, four OTB facilities in Pennsylvania and "Call-A-Bet", on April 5, 2001.

    For the six months ended June 30, 2001, gross wagering revenues for our racetracks increased 14.6% to $276.5 million, compared to $241.2 million for the comparable 2000 period primarily relating to an increase in live race days due to our acquisitions. Non-wagering revenues for the six months ended June 30, 2001 increased 23.8% to $37.5 million, compared to $30.3 million for the six months ended June 30, 2000. Contributing to the increase in non-wagering revenues were increases in revenues from parking, admissions and program sales related to the increase in live race days due to our acquisitions and the addition of food and beverage revenues from our Gulfstream Park facility, previously contracted out to concession operators.

    Purses, awards and other increased by 12.6% to $173.7 million for the six months ended June 30, 2001 from $154.2 million for the comparable 2000 period, primarily due to the increase in gross wagering revenues for the period. Operating costs increased to $86.3 million for the six months ended June 30, 2001 from $75.9 million in the comparable 2000 period. As a percentage of total racetrack revenues, operating costs decreased from 28.0% for the six months ended June 30, 2000 to 27.5% for the six months ended June 30, 2001, purses, awards and other decreased from 56.8% to 55.3%, and general and administrative expenses increased from 2.6% to 4.9%. The reduction in operating costs as a percentage of revenues was primarily the result of cost savings and other synergies realized on the consolidation of racetrack operations during the period, partially offset by additional operating costs related to the Bay Meadows acquisition. Racetrack general and administrative expenses were $15.2 million for the six months ended June 30, 2001, compared to $7.1 million for the six months ended June 30, 2000. The increase in general and administrative expenses for the six months ended June 30, 2001 is primarily related to the acquisitions of Bay Meadows and Ladbroke Pennsylvania and the higher costs of the corporate head office, which costs were minimal for the six months ended June 30, 2000.

    REAL ESTATE OPERATIONS

    Revenues from real estate operations were $43.8 million for the six months ended June 30, 2001, compared to $17.3 million for the six months ended
June 30, 2000. EBITDA from real estate operations increased to $18.7 million for the six months ended June 30, 2001, from $3.7 million for the six months ended June 30, 2000. These increases are primarily attributable to the sale of Non-Core Real Estate during the six-month period ended June 30, 2001. For the six-month period ended June 30, 2001, we had gains on the sale of Non-Core Real Estate of $17.1 million, compared to gains of $2.4 million for the same period in 2000.

    PREDEVELOPMENT AND OTHER COSTS

    Predevelopment and other costs related to both our racing operations and our real estate operations were $1.8 million for the six months ended June 30, 2001, compared to $2.4 million for the six months ended June 30, 2000. These costs include consultants' fees associated with technology development, feasibility studies, construction designs, market analyses, site models and alternative site investigations.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased by $2.0 million to $12.0 million for the six months ended June 30, 2001, compared to $10.0 million for the same period in 2000. The increase in depreciation and amortization is primarily attributable to the Bay Meadows and Ladbroke Pennsylvania acquisitions and the depreciation recorded on fixed asset additions made in the second half of 2000 and the first half of 2001.

    INTEREST INCOME AND EXPENSE

    Our net interest expense for the six months ended June 30, 2001 increased to $2.1 million, compared to no net interest expense for the six months ended
June 30, 2000. The higher net interest expense is attributable to the increase in long-term debt in the fourth quarter of 2000 and the second quarter of 2001 primarily related to the financings of the Bay Meadows and Ladbroke Pennsylvania acquisitions and the acquisition of 481 acres of land in Palm Beach County, Florida.

    INCOME TAX PROVISION

    We recorded an income tax provision of $16.9 million on income before income taxes of $41.6 million for the six months ended June 30, 2001, compared to an income tax provision of $10.9 million on income before income taxes of $25.6 million for the six months ended June 30, 2000. Our effective income tax rate for the six months ended June 30, 2001 was 40.6% compared to 42.6% for the same period in 2000, primarily as a result of the higher level of operating losses in certain subsidiaries in 2000, for which we did not recognize the tax benefit in that period.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO DECEMBER 31, 1999

    RACETRACK OPERATIONS

    Revenues from our racetrack operations were $355.2 million in 2000, compared to $164.9 million in 1999, an increase of $190.3 million, or 115.4%. The increase in revenues is primarily the result of the additional racetracks acquired in 2000 and in late 1999. Revenues for 2000 reflect the full year of live racing and simulcast operations for all the racetracks we owned during the period except for Great Lakes Downs and Bay Meadows, revenues for which are included from their dates of acquisition on February 29, 2000 and November 17, 2000, respectively. Revenues for 1999 reflect the full year operations of Santa Anita Park and the operations of Gulfstream Park from September 1, 1999, the date of acquisition, Thistledown and Remington Park from November 12, 1999, their date of acquisition, and Golden Gate Fields from December 10, 1999, the date of acquisition.

    Gross wagering revenues for our racetracks increased 125% to $301.2 million in 2000, compared to $133.9 million in 1999, primarily as a result of our racetrack acquisitions. Non-wagering revenues in 2000 were $54.0 million, compared to $31.0 million in 1999, an increase of 74.2%. Non-wagering revenues are primarily comprised of food and beverage sales, program sales, admissions income, parking revenues and income from the rental of our facilities to other racing operators. The increase in non-wagering revenues is lower than the increase in gross wagering revenues because a portion of the gross wagering revenues is earned from simulcast export activities, which do not provide our racetracks with customers that would generate non-wagering revenues.

    Purses, awards and other increased 122.2%, from $85.5 million in 1999 to $190.0 million in 2000. As a percentage of gross wagering revenue, purses, awards and other decreased from 63.9% in 1999 to 63.1% in 2000. Operating costs increased from $63.3 million in 1999 to $128.6 million in 2000. As a percentage of total racetrack revenues, operating costs decreased from 38.4% in 1999 to 36.2% in 2000, purses, awards and other increased from 51.9% to 53.5%, and general and administrative expenses increased from 3.6% to 5.1%. The reduction in operating costs as a percentage of revenues is primarily the result of cost savings and other synergies realized in connection with the consolidation of racetrack operations in 2000. Racetrack general and administrative expenses increased to $18.1 million in 2000, compared to $6.0 million in 1999. The increase was primarily due to the additional racetracks acquired in late 1999 and 2000, the significant costs incurred to restructure our corporate office and other one-time costs, primarily related to severance payments and the closing of our Santa Monica office, of approximately $7.5 million in 2000.

    REAL ESTATE OPERATIONS

    Revenues from our real estate operations were $58.3 million in 2000, compared to $21.9 million in 1999. EBITDA from real estate operations increased to $7.6 million in 2000 from $0.1 million in 1999. This increase was primarily attributable to an increase in the amount of Non-Core Real Estate sold in 2000 compared to 1999. For the year ended December 31, 2000, we had gains of $7.0 million on the sale of real estate, compared to gains of $0.6 million for the year ended December 31, 1999.

    PREDEVELOPMENT AND OTHER COSTS

    Predevelopment and other costs related to both our racing operations and our real estate operations were $4.2 million for the year ended December 31, 2000, compared to $0.5 million for the year ended December 31, 1999, resulting from our increasing our predevelopment activities in 2000. These costs included consultants' fees associated with technology development, feasibility studies, construction designs, market analyses, site models and alternative site investigations.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased by $12.2 million to $20.1 million for 2000, compared to $7.9 million in 1999. This increase reflects a full year depreciation and amortization charges related to Gulfstream Park, Thistledown, Remington Park and Golden Gate Fields, all acquired in the second half of 1999, and a partial year depreciation and amortization charges related to Great Lakes Downs and Bay Meadows, both acquired in 2000.

    INTEREST INCOME AND EXPENSE

    Our net interest expense for 2000 was $0.2 million, compared to net interest income of $0.9 million for 1999. The higher net interest expense is attributable to the increase in long-term debt in 2000 primarily related to the financing of the Bay Meadows acquisition and the acquisition of 481 acres of land in Palm Beach County, Florida.

    INCOME TAX PROVISION

    We recorded an income tax provision of $1.1 million on income before income taxes of $1.6 million for 2000, compared to an income tax provision of $2.8 million on income before income taxes of $2.8 million for 1999. The decrease in our income tax provision resulted primarily from the higher level of operating losses in 1999 of some of our subsidiaries, for which we did not recognize the tax benefit in that period.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO DECEMBER 31, 1998

    We did not commence our racing operations until December 1998. For a comparison of our 1999 results with our 1998 results, see "Management's Discussion and Analysis of Results of Operations and Financial Position--Year Ended December 31, 1999 Compared to 1998" in our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND JUNE 30, 2000

    OPERATING ACTIVITIES

    Cash provided by operations was $23.7 million for the six months ended
June 30, 2001. For the six months ended June 30, 2000, cash used by operations was $3.8 million, primarily due to the need to fund working capital deficiencies in that period related to acquisitions completed in the latter part of 1999 and early 2000. These funding requirements had been taken into account in the negotiation of the purchase price of these acquisitions.

    INVESTING ACTIVITIES

    Cash used in investing activities was $4.3 million for the six months ended June 30, 2001, compared to cash provided by investing activities of $7.4 million for the six months ended June 30, 2000. The $4.3 million resulted from investments of $16.4 million in real estate and fixed asset additions and $21.0 million for the acquisition of the Ladbroke Pennsylvania operations. These investments were partially offset by $32.9 million of proceeds received from the sale of Non-Core Real Estate. The $7.4 million for the six months ended
June 30, 2000 resulted from $16.2 million of proceeds from the sale of Non-Core Real Estate and other assets, $6.1 million of which related to sales to Magna International, partially offset by $8.8 million invested in real estate and fixed asset additions.

    FINANCING ACTIVITIES

    Cash provided by financing activities was $1.5 million for the six months ended June 30, 2001. During this period, we had an increase in long-term debt of $8.7 million and issued shares of our Class A Subordinate Voting Stock for $0.4 million, partially offset by a repayment of bank indebtedness of $7.6 million. For the six months ended June 30, 2000, cash used for financing activities was $7.5 million. During the six months ended June 30, 2000, there was a decrease in bank indebtedness of $2.0 million and a repayment of long-term debt of $6.8 million, partially offset by a contribution of capital of $1.4 million resulting from a sale of property to Magna International.

YEAR ENDED DECEMBER 31, 2000

    OPERATING ACTIVITIES

    In 2000, we generated $7.7 million of cash flow from operations and invested $23.8 million in working capital, resulting in a net use of cash of $16.1 million for operating activities. During the comparable period in 1999, we generated $5.9 million of cash flow from operations and our investment in working capital decreased by $9.3 million, resulting in net cash from operating activities of $15.2 million. The decrease in cash flow from operations of $31.3 million from $15.2 million in 1999 to a use of cash of $16.1 million in 2000 is primarily the result of an increased investment in working capital (other than cash and cash equivalents) to support the additional number of facilities being operated in 2000, partially offset by increases in net income and non-cash expenses.

    INVESTING ACTIVITIES

    Cash used in investing activities was $36.6 million for the year ended December 31, 2000. During 2000, $24.1 million was used to acquire Bay Meadows and $54.0 million was spent on real estate property and other fixed asset additions. Expenditures on real estate included the purchase of 481 acres of property in Palm Beach County, Florida, which we are currently developing into a second horse boarding and training center, for $22.9 million, $22.5 million on continued spending in connection with the Magna Golf Club in Aurora, Ontario and $8.6 million on upgrades to racetrack facilities, normal ongoing maintenance items and other fixed assets. Cash used in investing activities in 2000 was partially offset by proceeds of $33.4 million from the sale of Non-Core Real Estate.

    FINANCING ACTIVITIES

    Cash provided by financing activities for the year ended December 31, 2000 was $34.3 million. The cash provided by financing activities for 2000 relates substantially to the issuance of long-term debt of $48.0 million primarily related to the financing of the Bay Meadows acquisition and other real estate additions, partially offset by the repayment of other long-term debt of $15.9 million. Included in these repayments was $6.8 million of debt assumed in connection with the acquisition of Gulfstream Park and the repayment of a portion of the promissory note issued in connection with the acquisition of Golden Gate Fields.

YEAR ENDED DECEMBER 31, 1999

    OPERATING ACTIVITIES

    Cash provided by operating activities in 1999 of $15.3 million is primarily a result of cash generated by our Santa Anita Park operations of $13.3 million and some of our other racetracks, offset by cash usages at some of our racetracks and other operations.

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    INVESTING ACTIVITIES

    Cash used in investing activities in 1999 totaled $215.4 million and included primarily $81.2 million to acquire Gulfstream Park, $14.2 million to acquire Thistledown and Remington Park, $59.0 million to acquire Golden Gate Fields and $6.4 million to acquire the operations and real estate assets of San Luis Rey Downs. Also during 1999, $56.5 million was spent on real estate property and other fixed asset additions, which included $45.0 million of spending on a capital renovation program at Santa Anita Park, $8.0 million on upgrades to our racetrack facilities, normal ongoing maintenance items and other fixed assets, and $3.5 million on the development of the Magna Golf Club in Aurora, Ontario.

    FINANCING ACTIVITIES

    Throughout 1999, cash provided by financing activities was primarily through contributions by Magna International. On September 1, 1999, Magna International invested $250.0 million in cash, by way of an equity contribution.

WORKING CAPITAL, CASH AND OTHER RESOURCES

    Our working capital (other than cash and cash equivalents) was ($25.0) million at June 30, 2001 compared to ($11.1) million at December 31, 2000. The decreased investment in working capital (other than cash and cash equivalents) was primarily a result of an increase in income taxes payable of $15.1 million created as a result of increased earnings in the six-month period ended June 30, 2001.

    At June 30, 2001, we had cash and cash equivalents of $51.2 million and total shareholders' equity of $571.2 million.

    One of our subsidiaries, The Santa Anita Companies, Inc., is a party to a $63.0 million secured three-year term loan facility, which bears interest at rates ranging between the U.S. prime rate and LIBOR plus 2.2% per annum. At June 30, 2001, $62.0 million was outstanding under the term loan facility. In addition to that facility, we have approximately $35.0 million of other long-term debt with various terms. We are currently in discussions with our bankers to obtain additional borrowing facilities.

    For the six months ended June 30, 2001, we spent $16.4 million on real estate and fixed asset additions, which included $6.4 million spent on the purchase of real estate. We currently anticipate capital expenditures to be approximately $55.0 million for the year ending December 31, 2001. The capital expenditures relate to maintenance capital improvements to the racetracks of approximately $8.0 million, and the remaining expenditures will be primarily for racetrack property enhancements, the completion of the Magna Golf Club in Aurora, Ontario for $15.0 million, infrastructure and predevelopment costs on certain of our properties and on account wagering activities, including telephone, Internet and interactive television wagering initiatives.

    We believe that our current cash resources, cash flow from our racetrack and real estate operations and cash available under our Santa Anita credit facility described above will be sufficient to finance our operations and our capital expenditure program during the next year. However, in order to complete our acquisition program, we may be required to seek additional debt and/or equity financing through public or private sources. If such additional financing is not available to us as needed or on terms acceptable to us, we may not be able to complete our acquisition program.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Our primary exposure to market risk (or the risk of loss arising from adverse changes in market rates and prices, including interest rates, foreign currency exchange rates and commodity prices) is with respect to our investments in companies with a functional currency other than the U.S. dollar. Fluctuations in the U.S. dollar exchange rate relative to the Canadian dollar and the Euro will result in fluctuations in shareholders' equity and comprehensive income. We have generally not entered into derivative financial arrangements for hedging purposes, and have not and will not enter into such arrangements for speculative purposes.

    Additionally, we are exposed to interest rate risk. Interest rates are sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control.

    Our future earnings, cash flows and fair values relating to financial instruments are primarily dependent upon prevalent market rates of interest, such as LIBOR and EURIBOR. Based on interest rates at June 30, 2001 and our current credit facilities, a 1% increase or decrease in interest rates on our line of credit and other variable rate borrowings would not materially affect our annual future earnings and cash flows. Based on borrowing rates currently available to us, the carrying amount of our debt approximates its fair value.

ACCOUNTING DEVELOPMENTS

    Under Staff Accounting Bulletin 74, we are required to disclose certain information relating to new accounting standards, which have not yet been adopted.

    Subsequent to June 30, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations and No. 142, Goodwill and Other Intangible Assets. The Statement on Business Combinations (SFAS 141) requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting. In addition, the Statement provides new criteria to determine when an acquired intangible asset should be recognized separately from goodwill.

    The Statement on Goodwill and Other Intangible Assets (SFAS 142) requires the application of the non-amortization and impairment rules for existing goodwill and intangible assets that meet the criteria for indefinite life beginning with fiscal years starting after December 15, 2001. In all cases, the Statement must be adopted at the beginning of a fiscal year.

    Although we are currently reviewing these Statements, we have not determined the impact, if any, of these pronouncements on our consolidated financial statements.

ENVIRONMENTAL REGULATION

    For a discussion of certain uncertainties that we face with respect to environmental regulations, see "Our Business--Environmental Matters".

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
                                  OUR BUSINESS

OUR COMPANY

    We are the leading owner and operator of thoroughbred racetracks in the United States, based on revenue, and a leading supplier, via simulcasting, of live racing content to the growing inter-track, off-track and account wagering markets. We currently operate eight racetracks, as well as the simulcast wagering venues at these tracks. In addition, we operate off-track betting ("OTB") facilities in Pennsylvania and an account wagering business known as "Call-A-Bet", which permits customers to place wagers by telephone on horse races at approximately 65 racetracks in the United States. On a pro forma basis for the year ended December 31, 2000, our operations generated consolidated revenue of approximately $555.6 million.

    Since December 1998, we have acquired four of the most prestigious racetrack operations in North America: Santa Anita Park near Los Angeles, Gulfstream Park near Miami, and Golden Gate Fields and Bay Meadows near San Francisco. We have also acquired the racetrack operations of The Meadows near Pittsburgh, Thistledown near Cleveland, Remington Park in Oklahoma City and Great Lakes Downs in Muskegon, Michigan. We own all the land on which our racetracks are located, with the exception of Bay Meadows and Remington Park, where we lease the land from third parties. These acquisitions have enabled us to secure the ownership rights to what we believe is some of the highest quality and most popular live horse racing content in North America, based on standard industry measures, such as total handle, average daily attendance, and average daily wagering both on and off-track. We believe that the aggregation of this high-quality content, coupled with a strong branding strategy and the introduction of new media distribution technologies, will enhance the use of our existing distribution channels and help us develop new sources of revenues. We intend to continue to acquire racetracks and other related strategic assets on a selective basis.

    We distribute our live racing content to approximately 1,000 off-track and inter-track venues, including other racetracks, OTB facilities and casinos in the United States, Canada, Mexico, the Caribbean and Australia. We intend to expand the distribution of this content in these markets and, to the extent permitted by various regulatory regimes, in additional markets, particularly emerging electronic media-based markets, such as wagering via interactive television and the Internet.

    In conjunction with our racetrack operations, we own and operate a horse boarding and training center located approximately 45 miles north of San Diego and approximately 90 miles southeast of Santa Anita Park, and we are developing another such facility in Palm Beach County, Florida near Gulfstream Park. We believe that these facilities will provide us with a competitive advantage by helping us to attract additional high-quality horses to our racetracks and to expand our field sizes. We believe that this will allow us to increase both our number of live race days and the total amount wagered on our races.

    In addition to our racetracks, we also have significant real estate holdings in the United States, Canada and Austria. As of June 30, 2001, the aggregate net book value of all our real estate (including fixed assets at racetracks and Revenue-Producing Non-Racetrack Real Estate) was $562.7 million. While we are exploring the development of some of our real estate, we intend to continue to sell our Non-Core Real Estate in order to generate additional capital to grow and enhance our racing business. During the past three years, we sold Non-Core Real Estate with an aggregate net book value of $51.7 million for gross proceeds of $76.3 million. As of June 30, 2001, the aggregate net book value of our remaining Non-Core Real Estate was approximately $45.6 million.

OUR STRATEGY

    Since our inception in 1998, we have experienced significant growth in scale and profitability through a disciplined acquisition program. We intend to grow and develop our business further by:

SELECTIVELY ACQUIRING ADDITIONAL HIGH-QUALITY RACETRACKS, LIVE RACING CONTENT
  AND RELATED ASSETS

    We will selectively pursue the acquisition of strategically important, geographically diverse racetracks and related operations in order to increase our ownership of live racing content. We intend to simulcast this content to other pari-mutuel wagering venues and to increase both the number of days in the year and hours in the day that we offer wagering on live and simulcast races.

CONTINUING TO INTEGRATE OUR ACQUISITIONS BY EMPLOYING "BEST PRACTICE"
  IMPROVEMENTS AT OUR RACETRACKS

    Through our acquisitions, we own what we believe are some of the highest-quality thoroughbred racetracks in North America, as measured in terms of total handle, average daily attendance and average daily wagering both on and off-track. We believe that the increased scale and integration of our racetrack operations will afford us the opportunity to both grow our revenues and achieve significant operational synergies through the implementation of best practices, cost reductions realized from economies of scale and increased efficiencies. We intend to improve the quality of the live racing experience by upgrading and expanding the infrastructure of our properties in order to attract the best available horses, trainers and jockeys.

EXPANDING THE DISTRIBUTION OF OUR LIVE RACING CONTENT

    We currently distribute our live racing content to inter-track and off-track venues in the United States, Canada, Mexico, the Caribbean and Australia. We believe that, subject to applicable regulation, significant opportunities exist to expand the distribution of our content through the further development of our simulcasting operations and our "Call-A-Bet" telephone account wagering business, as well as the development of new forms of account wagering, including electronic media-based markets, such as the Internet and interactive television.

DEVELOPING AN INTEGRATED BRANDING AND MARKETING STRATEGY

    We intend to combine our racing content, and possibly the racing content from racetracks not owned by us, and market this content under our brand name. We believe that aggregating this content would offer pari-mutuel wagering venues that import our content greater convenience and lower operating costs, while offering customers at their facilities access to more racing content, including signals that the venue operators may not have purchased as stand-alone products. We believe that packaging our product this way will increase the exposure of our smaller racetracks.

IMPROVING THE QUALITY OF THE ENTERTAINMENT EXPERIENCE AT OUR RACETRACKS AND OTB
  FACILITIES

    We believe that the horse racing industry does not currently reach a large portion of its potential customer base. We are attempting to increase attendance at our racetracks and broaden the appeal of horse racing by developing higher-quality racetrack facilities with a wider variety of amenities. We will seek to enter into joint venture arrangements with strategic partners to develop leisure and entertainment-based real estate projects on land surrounding, or adjacent to, certain of our premier racetracks. Such developments could include retail shopping facilities, restaurants, hotels and entertainment projects. Subject to regulatory approval, these developments may also involve the integration of other gaming operations, such as video lottery terminals or similar gaming devices.

OUR HISTORY

    Our parent company, Magna International, is one of the most diversified automotive parts suppliers in the world. In 1999, Magna International entered into a series of transactions in order to separate its non-automotive businesses from its automotive businesses.

    We were incorporated in Delaware on March 4, 1999. In November 1999, Magna International completed a reorganization of its corporate structure (the "Reorganization"), under which Magna International's non-automotive businesses and certain real estate assets were transferred to us. As part of the Reorganization, our capital structure was amended to establish two classes of stock: Class A Subordinate Voting Stock, with one vote per share, and Class B Stock, generally with 20 votes per share.

    In December 1999, Magna International redeemed approximately 14.8 million shares of our Class B Stock for proceeds of $110.0 million. On that same date, Magna International invested $110.0 million in our wholly-owned Canadian subsidiary, MEC Holdings (Canada) Inc. ("Exchangeco"), in return for approximately 14.8 million exchangeable shares of Exchangeco. Each exchangeable share may be exchanged by the holder for one share of our Class A Subordinate Voting Stock at any time. The purpose of these shares was to permit certain Canadian shareholders of Magna International that were subject to limitations on their holdings of shares of non-Canadian issuers to receive shares of a Canadian issuer in the special dividend by Magna International described below. Because the exchangeable shares (together with certain ancillary rights) are economically equivalent to our Class A Subordinate Voting Stock, those exchangeable shares that are still outstanding are included for purposes of calculating our earnings per share and shareholders' equity on a consolidated basis.

    On March 10, 2000, Magna International distributed to holders of its
Class A subordinate voting shares and Class B shares, by way of a special dividend, approximately 15.7 million shares comprised of our Class A Subordinate Voting Stock and the exchangeable shares of Exchangeco. As of the date of this prospectus, Magna International owns, directly or indirectly, all our outstanding Class B Stock and 4,362,328 shares of our outstanding Class A Subordinate Voting Stock. As a result, Magna International is able to exercise over 98% of the total voting power attached to all our outstanding stock, and therefore is able to elect all our directors and to control us. Four members of our board of directors are also members of Magna International's board of directors and we have the same chairman.

OVERVIEW OF THE HORSE RACING INDUSTRY

PARI-MUTUEL WAGERING

    Pari-mutuel wagering is a form of wagering in which wagers are aggregated in a commingled pool of wagers (the "mutuel pool") and the payoff to winning customers is determined by both the total dollar amount of wagers in the mutuel pool and the allocation of those dollars among the various kinds of bets. Unlike casino gaming, the customers bet against each other, and not against the operator, and therefore the operator bears no risk of loss with respect to any wagering conducted. The pari-mutuel operator retains a pre-determined percentage of the total amount wagered (the "take-out") on each event, regardless of the outcome of the wagering event, and the remaining balance of the mutuel pool is distributed to the winning customers. Of the percentage retained by the pari-mutuel operator, a portion is paid to the horse owners in the form of purses or winnings, which encourage the horse owners and their trainers to enter their horses in a track's races. Pari-mutuel wagering on horse racing is the largest form of pari-mutuel wagering, and it is currently authorized in 43 states of the United States, all provinces of Canada and approximately 100 other countries around the world.

RECENT HISTORY

    The horse racing industry is a highly fragmented industry with relatively few high-quality racetracks and relatively few operators owning more than two facilities. Over the past 20 years, live attendance at horse racetracks in the United States has declined substantially due to a number of factors, including the growth in off-track wagering; increased competition from other forms of gaming and leisure entertainment; the attrition of the racing industry's traditional customer base; the lack of, or deterioration in, the quality of live racing events at many racetracks; and the inability of racetrack operators to broaden the appeal of wagering on horse racing. Declines in live attendance have resulted in an overall decline in the amount of money wagered on live horse racing, which has exacerbated the problem of producing high-quality live wagering events and in developing entertaining racetrack facilities.

    In the early 1990s, the introduction of off-track and inter-track wagering became more prevalent and reversed the decline in the total amount of dollars wagered on horse racing. The rise of off-track and inter-track wagering has resulted in a significant increase in total industry revenues, and the creation of larger pools of wagers on horse races at certain racetracks. This has more than offset the decline in live on-track wagering due to declining live attendance. The larger pools of wagers have produced larger purses, which have resulted in higher-quality racing events and an increased interest in horse racing and pari-mutuel wagering. Subsequently, the financial performance of many of the premier racetracks in the United States has improved.

THE GROWTH IN OFF-TRACK AND INTER-TRACK WAGERING

    Pari-mutuel wagering on thoroughbred horse racing in the United States increased from approximately $9.4 billion in 1990 to approximately
$14.2 billion in 2000, according to The Jockey Club 2001 Fact Book. This increase resulted primarily from the growth of off-track and inter-track wagering, which has grown by approximately 37% from approximately $8.7 billion in 1996 to approximately $11.9 billion in 2000. Simulcasting live racing events to off-track and inter-track venues has been facilitated by technological advances and the introduction of legislative changes.

              TOTAL U.S. THOROUGHBRED PARI-MUTUEL WAGERING HANDLE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      HANDLE (MILLIONS)
1990             $9,385
1991             $9,393
1992             $9,638
1993             $9,601
1994             $9,897
1995            $10,429
1996            $11,627
1997            $12,542
1998            $13,115
1999            $13,725
2000            $14,212

    Source: Equibase Company LLC; The Jockey Club 2001 Fact Book.

             U.S. THOROUGHBRED RACING PARI-MUTUEL HANDLE BREAKDOWN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Pari-Mutuel Handle (Millions)

      OFF-TRACK  ON-TRACK   TOTAL
1996     $8,683    $2,944  $11,627
1997     $9,839    $2,703  $12,542
1998    $10,617    $2,498  $13,115
1999    $11,365    $2,359  $13,724
2000    $11,942    $2,270  $14,212

    Source: Equibase Company LLC; The Jockey Club 2001 Fact Book.

    Simulcasting is the process of transmitting the audio and video signal of a live racing performance from one facility to a satellite for retransmission to other locations or venues where pari-mutuel wagering is permitted. Simulcasting provides racetracks with the opportunity to increase revenues by exporting their live racing content to as many wagering locations as possible, such as other racetracks, OTB facilities and casinos, and by importing racing content from other racetracks.

    Revenues are increased because simulcasting provides racetracks that export their live content with additional customers in multiple locations who would not have otherwise been able to place wagers on the live racing event. Similarly, simulcasting provides operators of pari-mutuel wagering venues who import content from other racetracks with more product upon which their customers can place wagers. Providers of live racing content who export their content to other venues generally charge these venues a percentage of all monies wagered on their content, while operators of pari-mutuel wagering venues that import racing content retain a pre-determined percentage of all amounts wagered at their facility on the imported content. Because the competition for content time slots is relatively intense, the growth of simulcasting has been particularly beneficial to the operators of premier racetracks, which tend to offer higher quality racing, with larger fields and higher purses. Conversely, operators of smaller or lesser quality racetracks have historically benefited less from simulcasting, due to a lack of demand for their content. Part of our strategy involves efforts to broaden the distribution of, and demand for, the racing content from our smaller tracks.

    We expect that off-track and inter-track wagering will experience continued growth as additional venues able to import simulcast content are established and new distribution channels for pari-mutuel wagering, such as the telephone, Internet and interactive television, are further developed.

    Because of the high quality of our thoroughbred racing content and racetrack properties, we believe we are well positioned to participate in the future growth of off-track and inter-track wagering as both a leading exporter and importer of live racing content.

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OUR CONTENT

    As illustrated in the map below, our racetracks are geographically diversified.

   [MAP]

2001 RACING SCHEDULE

    As illustrated in the chart below, live racing is offered throughout the year at our racetracks. The racing dates for Santa Anita Park indicated below include The Oak Tree Meet.

[CHART]

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OUR PROPERTIES

SANTA ANITA PARK

    Santa Anita Park is situated on approximately 305 acres of land in the City of Arcadia, California, approximately 14 miles northeast of Los Angeles. Approximately 10.9 million people are located within a 30-mile radius of Santa Anita Park.

    Santa Anita Park opened for thoroughbred horse racing in 1934 and hosts The Santa Anita Meet. The Santa Anita Meet generally commences on December 26 and runs until April each year. In addition, we lease Santa Anita Park to The Oak Tree Racing Association, which is an unaffiliated non-profit California association that holds a license to host The Oak Tree Meet for approximately six weeks each fall. Pursuant to this lease, we receive rent that consists primarily of a percentage of the on-track handle wagered on races run at Santa Anita Park and a percentage of The Oak Tree Racing Association net commissions from fees earned on racing content, exported from or imported to Santa Anita Park. Santa Anita Park has one of the longest racing schedules of the top North American racetracks, totaling approximately 115 racing days each year (including The Oak Tree Meet). Average daily attendance in 2000 was approximately 11,000 customers per live racing day, representing one of the highest average daily attendance figures of all North American racetracks.

    Santa Anita Park had one of the highest total handles, or total amounts wagered, of all North American racetracks in 2000, approximately $1.4 billion, including wagers made at Santa Anita Park on its races (including The Oak Tree
Meet), wagers made at other wagering venues and through various account wagering operations on Santa Anita Park's races, and wagers made at Santa Anita Park on races imported to its inter-track facilities. Wagers on Santa Anita Park's races (including the The Oak Tree Meet and all venues at which wagers were placed) totaled approximately $949.5 million in 2000. Of this amount, approximately $757.5 million in wagers were placed at other wagering venues to which we exported Santa Anita Park's races via simulcast and through various account wagering operations. Santa Anita Park exports its simulcast signal to approximately 1,000 off-track and inter-track wagering facilities in 23 countries. Throughout the year, Santa Anita Park operates as an inter-track wagering facility where customers can wager on races that are imported to Santa Anita Park from other racetracks.

    Santa Anita Park's facilities include a large art deco-style grandstand structure with seating for approximately 19,000 customers, as well as standing room for additional customers, a one-mile oval dirt track as well as a 7/8-mile turf course, stalls for approximately 2,000 horses and parking facilities sufficient to accommodate approximately 20,000 cars.

    In December 1999, we completed a $45.0 million capital renovation program at Santa Anita Park, which included the development of a new 750-seat high-end restaurant, the installation of a 2,120 square foot LED screen in the infield track area for racing customers and other upgrades to the grandstand, the track and other areas of the facility.

    We are considering a variety of retail-based development proposals for approximately 81 acres of Excess Racetrack Real Estate at Santa Anita Park that are not currently in use. This development would be intended to further enhance the entertainment experience at Santa Anita Park, broaden the demographic composition of our customer base and strengthen the loyalty of existing customers. These proposals are preliminary. If, after a detailed review, any of these proposals turn out to be commercially viable, additional time would be required to obtain the necessary regulatory approvals and negotiate with potential business partners who would be expected to provide the necessary financing. We do not intend to devote our capital to the development of Excess Racetrack Real Estate at Santa Anita Park.

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GULFSTREAM PARK

    Gulfstream Park is located on approximately 255 acres of land in the cities of Hallandale and Aventura, between Miami and Ft. Lauderdale in Florida. There are approximately 4.3 million people living within a 40-mile radius of Gulfstream Park.

    Gulfstream Park opened in 1939 and for the last several years, the annual meet at Gulfstream Park has lasted for approximately 63 days between January and March. Beginning in 2002, Gulfstream Park has applied, and been granted approval, to run its meet for 90 days between January and April. The Breeders' Cup, one of the preeminent series of races in the United States, was held at Gulfstream Park three times--in 1989, 1992 and 1999. Average daily attendance in 2000 was approximately 10,500 customers per live racing day.

    Gulfstream Park had one of the highest total handles of all North American racetracks in 2000, approximately $715.5 million, including wagers made at Gulfstream Park on its races, wagers made at other wagering venues and through various account wagering operations on Gulfstream Park's races, and wagers made at Gulfstream Park on races imported to its inter-track facilities. Wagers on Gulfstream Park's races (including all venues at which wagers were placed) totaled approximately $647.4 million in 2000. Of this amount, approximately $554.5 million in wagers were placed at other wagering venues to which we exported Gulfstream Park's races via simulcast and through various account wagering operations. Gulfstream Park exports its simulcast signal to approximately 800 off-track and inter-track wagering facilities in the United States, Canada, the Caribbean and Mexico.

    Gulfstream Park's facilities include a grandstand with permanent seating for approximately 8,700 customers, a clubhouse with seating for an additional 5,800 customers, a one-mile main track, a seven-eighths mile turf track, stalls for approximately 1,390 horses and parking for approximately 14,000 cars.

GOLDEN GATE FIELDS

    Golden Gate Fields is located on approximately 181 acres of land in the cities of Albany and Berkeley, California, approximately eight miles from Oakland and approximately 11 miles from San Francisco. There are approximately
5.2 million people within a 40-mile radius of Golden Gate Fields.

    Golden Gate Fields' racing season of approximately 105 racing days complements both Santa Anita Park's and Bay Meadows' racing schedules by adding racing days between the end of The Oak Tree Meet and the beginning of The Santa Anita Meet, and by racing when Bay Meadows is dark. Average daily attendance in 2000 was approximately 3,000 customers per live racing day.

    Golden Gate Fields had one of the highest total handles of all North American racetracks in 2000, approximately $547.8 million, including wagers made at Golden Gate Fields on its races, wagers made at other wagering venues and through various account wagering operations on Golden Gate Fields' races, and wagers made at Golden Gate Fields on races imported to its inter-track facilities. Wagers on Golden Gate Fields' races (including all venues at which wagers were placed) totaled approximately $317.1 million in 2000. Of this amount, approximately $275.4 million in wagers were placed at other wagering venues to which we exported Golden Gate Fields' races via simulcast and through various account wagering operations. Golden Gate Fields exports its simulcast signal to approximately 500 off-track and inter-track wagering facilities in the United States, Canada, Mexico and the Caribbean. Throughout the year, Golden Gate Fields operates as an inter-track wagering facility where customers can wager on races that are imported to Golden Gate Fields from other racetracks.

    Golden Gate Fields' facilities include a one-mile main track and a 9/10-mile turf course, stalls for over 1,400 horses, a main grandstand with seating for approximately 8,000 customers, a clubhouse with seating for approximately 5,250 customers, a turf club with seating for approximately 1,500 customers and parking for over 8,500 cars.

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BAY MEADOWS

    Bay Meadows is situated on approximately 100 acres of land in San Mateo, California, between San Francisco and San Jose. There are approximately
5.7 million people living within a 40-mile radius of Bay Meadows.

    The racing season at Bay Meadows is divided into a spring meet, which runs approximately 55 days between early April and mid-June, and a fall meet, which runs approximately 50 days between late August and early November. This schedule complements the racing schedule of Golden Gate Fields, which is located approximately 30 miles from Bay Meadows. In addition, we sub-lease Bay Meadows to the San Mateo County Exposition and Fair Association, which hosts The San Mateo County Fair Meet for a few weeks during the summer. Average daily attendance in 2000 was approximately 3,800 customers per live racing day.

    Bay Meadows had one of the highest total handles of all North American racetracks in 2000, approximately $526.9 million, including wagers made at Bay Meadows on its races, wagers made at other wagering venues and through various account wagering operations on Bay Meadows' races, and wagers made at Bay Meadows on races imported to its inter-track facilities. Wagers on Bay Meadows' races (including all venues at which wagers were placed) totaled approximately $284.3 million in 2000. Of this amount, approximately $242.4 million in wagers were placed at other wagering venues to which we exported Bay Meadows' races via simulcast and through various account wagering operations. Bay Meadows exports its simulcast signal to approximately 500 off-track and inter-track wagering facilities in the United States, Canada, Mexico and the Caribbean. Throughout the year, Bay Meadows operates as an inter-track wagering facility where customers can wager on races that are imported to Bay Meadows from other racetracks.

    The facilities at Bay Meadows include a grandstand with seating for approximately 9,500 customers (including the clubhouse and turf club), a one-mile oval track with 1 1/4-mile and 3/4-mile chutes, a 7/8-mile turf course and stalls for approximately 900 horses with auxiliary stabling available at Golden Gate Fields for 900 more horses.

    The Bay Meadows property is operated under a lease that expires on the later of (1) December 31, 2002, and (2) the final date of any horse racing meet in progress on December 31, 2002, but in no event later than March 31, 2003. The current lessor is in the process of selling the property. However, we are exploring various alternatives for the conduct of the Bay Meadows racing days after the expiration of the lease, which include (1) the renewal or extension of the lease, (2) the purchase of the Bay Meadows property, (3) the use of land in the vicinity that we have acquired recently, subject to regulatory approval, and
(4) the transfer of the Bay Meadows racing days to Golden Gate Fields, subject to regulatory approval.

THISTLEDOWN

    Thistledown is located on 128 acres in North Randall, Ohio, approximately 10 miles southeast of downtown Cleveland. There are approximately 3.0 million people living within a 40-mile radius of Thistledown.

    Thistledown has one of the longest racing seasons of all North American thoroughbred racetracks, consisting of approximately 185 racing days between April and December. Thistledown hosts the Summit, Thistledown, Randall and Cranwood meets. Annually, Thistledown hosts the Ohio Derby, which is the premier graded stakes race in Ohio and is one of the top races of three-year old horses in the United States.

    Thistledown's handle was approximately $226.8 million in 2000, including wagers made at Thistledown on its races, wagers made at other wagering venues and through various account wagering operations on Thistledown's races, and wagers made at Thistledown on races imported to its inter-track

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facilities. Thistledown exports its simulcast signal to as many as 45 off-track and inter-track wagering facilities in the United States. By packaging the simulcast signal from Thistledown with the simulcast signals from our other racetracks, we expect to further increase the number of sites to which Thistledown's simulcast program is exported. Throughout the year, Thistledown operates as an inter-track wagering facility where customers can wager on races that are imported to Thistledown from other racetracks.

    Thistledown's facilities include a grandstand with seating for approximately 8,000 customers, a luxury suite for corporate and group events, a one-mile oval track, stalls for approximately 1,500 horses and parking for approximately 6,000 cars.

REMINGTON PARK

    Remington Park racetrack is situated on approximately 370 acres in Oklahoma City, Oklahoma. There are approximately 1.1 million people living within a 40-mile radius of Remington Park. Remington Park offers a total of approximately 115 live racing days during each year.

    In 2001, the racing schedule consists of three meets: a quarter horse meet from April to June and two separate thoroughbred meets that run three to five days per week, from August to late February or early March.

    Remington Park's handle was approximately $152.7 million in 2000, including wagers made at Remington Park on its races, wagers made at other wagering venues and through various account wagering operations on Remington Park's races, and wagers made at Remington Park on races imported to its inter-track facilities. Wagers on Remington Park's races (including all venues at which wagers were placed) totaled approximately $61.4 million in 2000. Of this amount, approximately $42.9 million in wagers were placed at other wagering venues to which we exported Remington Park's races via simulcast and through various account wagering operations. Remington Park exports its simulcast signal to approximately 35 off-track and inter-track wagering facilities in the United States. By packaging the simulcast signal from Remington Park with the simulcast signals from our other racetracks, we expect to further increase the number of sites to which Remington Park's simulcast program is exported. Throughout the year, Remington Park operates as an inter-track wagering facility where customers can wager on races that are imported to Remington Park from other racetracks.

    Remington Park's facilities include a grandstand with seating for approximately 20,000 customers, 21 luxury suites for corporate and group events, a one-mile dirt track, a 7/8-mile turf course, stalls for approximately 1,300 horses, recently installed lighting to permit night racing and parking facilities sufficient to accommodate approximately 8,000 cars.

    The property on which Remington Park is located is leased from the Oklahoma Zoological Trust pursuant to a lease which extends through 2013, with options to renew until 2063 in ten-year increments.

GREAT LAKES DOWNS

    Great Lakes Downs is situated on approximately 85 acres in Muskegon, Michigan, approximately 35 miles from Grand Rapids. There are approximately
1.2 million people living within a 50-mile radius of Great Lakes Downs.

    Great Lakes Downs, which commenced operations in January 1999, offers approximately 130 live racing days beginning in April or May and ending in October or November of each year.

    Great Lakes Downs' handle was approximately $69.5 million in 2000, including wagers made at Great Lakes Downs on its races, wagers made at other wagering venues and through various account wagering operations on Great Lakes Downs' races, and wagers made at Great Lakes Downs on races

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imported to its inter-track facilities. Wagers on Great Lakes Downs' races
(including all venues at which wagers were placed) totaled approximately
$55.4 million in 2000. Great Lakes Downs exports its simulcast signal to approximately 60 off-track and inter-track wagering facilities in the United States. By packaging the simulcast signal from Great Lakes Downs with the simulcast signals from our other racetracks, we expect to further increase the number of sites to which Great Lakes Downs' simulcast program is exported. Throughout the year, Great Lakes Downs operates as an inter-track wagering facility where customers can wager on races that are imported to Great Lakes Downs from other racetracks.

    Great Lakes Downs' facilities include a grandstand with seating for approximately 10,000 customers, a 5/8-mile dirt track, stalls for approximately 800 horses and parking facilities sufficient to accommodate approximately 3,200 cars.

THE MEADOWS

    We acquired The Meadows racetrack, which is our first standardbred (harness racing) track, through the acquisition of Ladbroke Racing Pennsylvania, Inc. (renamed MEC Pennsylvania Racing, Inc.) in April 2001. It is located in Meadow Lands, Pennsylvania, in the greater Pittsburgh area, on approximately 155 acres of land. There are approximately 2.8 million people living within a 50-mile radius of The Meadows.

    The Meadows first opened in 1963 and has a year-round racing schedule encompassing approximately 225 live racing days. As part of this acquisition, we also acquired four OTB facilities in the greater Pittsburgh area, located in New Castle, Harmar Township, Moon Township and West Mifflin.

    The Meadows' facilities include a grandstand with seating for approximately 5,000 customers, a 5/8-mile harness track, stalls for approximately 990 horses and parking facilities to accommodate approximately 3,000 cars. The four OTB facilities acquired with The Meadows each contain a restaurant and bar and offer wagering on simulcast races from racetracks across the country.

    The Meadows and its associated OTB facilities generated approximately
$264.6 million in handle in 2000, including wagers made at The Meadows on its races, wagers made at other wagering venues and through various account wagering operations on The Meadows' races, wagers made at The Meadows on races imported to its inter-track facilities and wagers made at The Meadows' associated OTB facilities. Wagers on The Meadows' races (including all venues at which the wagers were placed) totaled approximately $114.1 million in 2000. Of this amount, approximately $92.4 million in wagers were placed at other wagering venues to which we exported The Meadows' races via simulcast and through various account wagering operations. The Meadows exports its simulcast signal to approximately 125 off-track and inter-track wagering facilities in the United States, Canada and the Caribbean. By packaging the simulcast signal from The Meadows with the simulcast signals from our other racetracks, we expect to further increase the number of sites to which The Meadows' simulcast program is exported. Throughout the year, The Meadows operates as an inter-track wagering facility where customers can wager on races that are imported to The Meadows from other racetracks.

SAN LUIS REY DOWNS

    San Luis Rey Downs is a horse boarding and training center situated approximately 45 miles north of downtown San Diego. It is located on approximately 200 acres of land and includes over 500 horse stalls, a one-mile oval dirt main track, a 3/8-mile dirt training track, an equine exercise pool, and related facilities and equipment. Due to its proximity to Santa Anita Park, San Luis Rey Downs supplements Santa Anita Park's stabling facilities, which we believe enables us to continue to attract some of the top horses in North America.

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PALM BEACH

    On October 18, 2000, we acquired 481 acres of land in Palm Beach County, Florida for a total purchase price of $22.9 million. The property is located approximately 30 miles north of Gulfstream Park. We are currently developing a horse boarding and training center on this land to be operated in conjunction with Gulfstream Park. We believe that this facility will help us to continue to attract high-quality horses to Gulfstream Park.

TELEPHONE ACCOUNT WAGERING

    Telephone account wagering involves the placing of wagers on live horse racing events over the telephone. Currently, eight states permit the licensing of an operator who may conduct telephone account wagering: Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania. In addition, California passed legislation in August 2001, effective January 1, 2002, permitting licensed telephone account wagering in that state. According to the National Gambling Impact Study Commission's June 1999 report, the amount wagered through telephone account wagering systems in the United States in 1998 was approximately $550.0 million.

    Operators of telephone account wagering may establish a hub in one of the states where telephone account wagering is permitted, establish accounts into which customers deposit funds through debit or credit cards to fund their wagering, and receive wagering instructions from these customers. Wagers placed by customers are not allowed to exceed the amounts on deposit in their accounts. States permitting telephone account wagering allow telephone account wagering facilities to accept wagering instructions from customers residing in those states as well as in states where the placing of such wagering instructions by telephone is not expressly prohibited.

    We recently acquired the "Call-A-Bet" telephone account wagering operation as part of our acquisition of Ladbroke Racing Pennsylvania, Inc. Customers of Call-A-Bet may give wagering instructions on horse races offered at various racetracks that have entered into agreements with us.

    Since 1997, Call-A-Bet has been party to a Telecommunications Facilitation System Agreement with YouBet.com, Inc. ("YouBet") whereby YouBet operates an interactive system over the Internet from its website that facilitates the transmission of wagering information from customers to Call-A-Bet's account wagering operation. Customers of YouBet are customers of Call-A-Bet, but net revenue is shared equally by Call-A-Bet and YouBet. In 2000, total handle for amounts wagered through Call-A-Bet was approximately $151.5 million, of which approximately $74.9 million came through the YouBet interactive system and approximately $76.6 million came from telephone wagering instructions received by Call-A-Bet. Until August 2001, YouBet offered only the Call-A-Bet system, but now also offers its own interactive wagering system at its website.

    We expect that telephone account wagering through Call-A-Bet will make wagering on horse racing more convenient for our customers and expand the market for our simulcast product by enabling us to fully utilize an important distribution channel for our horse racing product. In the future, we intend to expand the operations of Call-A-Bet through a focused marketing effort.

INTERACTIVE TELEVISION-BASED AND INTERNET-BASED WAGERING

    In addition to the relationship between YouBet and Call-A-Bet described under "Telephone Account Wagering" above, we are exploring the potential of Internet and interactive television-based wagering on horse racing, possibly in conjunction with business partners and subject to legislative reform and regulatory approvals.

    Interactive television-based wagering involves the transmission of horse racing-related television content through cable or satellite delivery into the homes of subscribers. Subscribers would then be able to use interactive, "real-time" technology, generally through a remote-controlled device connected

                                       40
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to a television, to wager on televised broadcasts of live horse races. In order to place wagers, customers must deposit money with the relevant wagering operators through the use of debit or credit cards. Currently, the same states that expressly permit telephone account wagering also permit interactive television-based and Internet-based wagering. The California legislation that permits licensed telephone account wagering will also permit licensed interactive television-based and Internet-based wagering in that state effective January 1, 2002. The horse racetrack exporting its live signal would be entitled to a simulcast fee based on in-home wagers placed on its races.

    Interactive television-based wagering would allow us to increase the market for our simulcast product by using an important distribution channel for this product. We currently control the rights to broadcast races from our tracks. Interactive television-based wagering would enhance our ability to promote our live horse racing, and we expect that it would enable us to attract new customers to horse racing.

    Due to the growth of the Internet and its increased recognition as a medium of both communication and commerce, we are also exploring the possibility of establishing an Internet-based account wagering service. Establishing this type of service would enable us to increase the market for our simulcast product by maximizing the opportunities presented by the Internet as a distribution channel for our live horse racing content.

COMPETITION

    We face numerous sources of competition. We compete with other racetracks for customers both with respect to attendance at our racetracks and in the simulcast markets. We also compete with other racetracks for horses, jockeys and backstretch personnel. One of our competitors, Churchill Downs Inc., has been in operation for a much longer period of time than we have and may have greater name recognition. We expect this competition from other racetracks to intensify as new gaming operators enter our markets and existing competitors expand their operations and consolidate management of multiple racetracks.

    We also compete for customers with other sports, entertainment and gaming operators, including casinos and government-sponsored lotteries. We also compete with Internet and other account wagering gaming services that allow their customers to wager on a wide variety of sporting events and Las Vegas-style casino games from home, many of which are currently operating from off-shore locations in violation of U.S. law by accepting wagers from U.S. residents.

    As we develop our account wagering operations, including telephone, Internet and interactive television wagering, we expect our competition with other account wagering operators to increase substantially. In addition, our ability to conduct account wagering on racetracks that we do not own is dependent on our ability to enter into agreements with those racetracks whereby we obtain account wagering rights. Certain racetracks, including those currently owned by Churchill Downs Inc. and those currently operated by the New York Racing Association, have entered into contracts with other account wagering operators, granting such operators exclusive rights to accept account wagering on their races. We may not be able to obtain access to racing content from racetracks not owned by us for our account wagering operations as a result of these exclusive arrangements or otherwise on terms that are acceptable to us.

GOVERNMENT REGULATION

    Horse racing is a highly regulated industry. Individual states control the operations of racetracks located within their state with the intent of, among other things, protecting the public from unfair and illegal gambling practices, generating tax revenue, licensing racetracks and operators and preventing organized crime from involvement in the industry. Although the specific form may vary, states that regulate horse racing generally do so through a horse racing commission or other state gambling

                                       41
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regulatory authority. Regulatory authorities perform background checks on all racetrack owners prior to granting them the necessary operating licenses. Horse owners, trainers, jockeys, drivers, stewards, judges and backstretch personnel are also subject to licensing by state authorities. State regulation of horse races extends to virtually every aspect of racing and usually extends to details such as the presence and placement of specific race officials, including timers, placing judges, starters and patrol judges.

    In addition to state regulation of horse racing, the United States government regulates horse racing through the Interstate Horseracing Act of 1978 and the Interstate Wire Act of 1961. As a result of these two statutes, racetracks can commingle wagers from differing racetracks and wagering facilities and broadcast horse racing events to other licensed establishments. Further, under the authority provided by these statutes, eight states, Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania, have permitted the licensing of operators to conduct account wagering.

    We must satisfy the licensing requirements of various regulatory authorities in each state where we maintain racetracks and/or carry on business, including the California Horse Racing Board, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, the Oklahoma Horse Racing Commission, the Ohio State Racing Commission, the Office of the Racing Commissioner of the Michigan Department of Agriculture, the Pennsylvania Harness Racing Commission, the Nevada Gaming Commission and the New Jersey Casino Control Commission. As part of this regulation, licenses to conduct live horse racing and to participate in simulcast wagering must be obtained annually, and there is no assurance that these licenses will be granted.

    In California, The California Horse Racing Board is responsible for regulating the form of wagering, the length and conduct of meets and the distribution of the pari-mutuel wagers within the limits set by the California legislature. The California Horse Racing Board has annually licensed one of our subsidiaries, Los Angeles Turf Club, Inc. and The Oak Tree Racing Association to conduct racing meets at Santa Anita Park. At present, the California Horse Racing Board has not licensed other thoroughbred racetracks in Southern California to conduct racing during these meets. However, night harness racing and night quarter horse meets are conducted at other racetracks in Southern California during portions of these meets. The California Horse Racing Board also licenses the operations of Golden Gate Fields and Bay Meadows. Our financial condition and operating results could be materially adversely affected by legislative changes or action by the California Horse Racing Board that would increase the number of competitive racing days, reduce the number of racing days available to us and The Oak Tree Racing Association, or authorize other forms of wagering.

    In Florida, the Division of Pari-Mutuel Wagering considers applications for annual licenses for thoroughbred, standardbred and quarter horse races. Tax laws in Florida have historically discouraged the three Miami-area racetracks, Gulfstream Park, Hialeah Park and Calder Race Course, from applying for race days outside of their traditional racing season, so the race days for these Miami-area racetracks did not overlap. Effective July 1, 2001, a new tax structure has eliminated this deterrent. As a result, Gulfstream Park applied for and received an additional 27 race days for 2002. This increase in race days may cause an overlap in racing seasons which could result in Gulfstream Park facing direct competition from other Miami-area racetracks in 2002.

    In Ohio, the Ohio State Racing Commission approves annual licenses for thoroughbred, standardbred and quarter horse races. The Ohio State Racing Commission has not licensed any other operators of thoroughbred racetracks in the Cleveland area to conduct racing during Thistledown's meets. However, the Ohio State Racing Commission has licensed an operator of a night harness racing track in the Cleveland area.

    In Oklahoma, the Oklahoma Horse Racing Commission approves annual licenses for thoroughbred, standardbred and quarter horse races.

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    In Michigan, the Office of the Racing Commissioner approves annual licenses for thoroughbred, standardbred and quarter horse races. There are currently no other thoroughbred racetracks in Michigan other than Great Lakes Downs. However, the Office of the Racing Commissioner has licensed standardbred racetracks in Michigan.

    In Pennsylvania, the Pennsylvania Harness Racing Commission approves annual licenses for standardbred racetracks. Neither the Pennsylvania Harness Racing Commission nor the Pennsylvania Horse Commission (which approves annual licenses for thoroughbred racetracks) has licensed any other operators of horse racetracks in the Pittsburgh area. However, the Pennsylvania Horse Commission has recently received an application for a thoroughbred racing license for an operation to be located near Erie, Pennsylvania, which is approximately 100 miles from The Meadows.

OUR REAL ESTATE PORTFOLIO

    As of June 30, 2001, the aggregate net book values of our real estate and certain fixed assets were as follows:

Revenue-Producing Racetrack Real Estate.....................  $314.6 million(1)
Excess Racetrack Real Estate................................    80.8 million
Development Real Estate.....................................    73.6 million
Revenue-Producing Non-Racetrack Real Estate.................    48.1 million(1)
Non-Core Real Estate........................................    45.6 million

------------------------

(1) Includes fixed assets.

    Approximately 29% of our pro forma EBITDA for the six months ended June 30, 2001 resulted from gains from sales of our Non-Core Real Estate. We expect these gains to be reduced to zero over the next three years as the balance of our Non-Core Real Estate is sold. We intend to continue to sell the balance of our Non-Core Real Estate in order to provide capital to grow and enhance our racing business; accordingly, we are currently servicing, improving and seeking zoning and other approvals for some of this real estate in order to enhance its value on sale.

    Included in our Excess Racetrack Real Estate is land adjacent to three of our premier racetracks, Santa Anita Park, Gulfstream Park and Golden Gate Fields, totaling approximately 150 acres. We are considering a variety of options with respect to this excess land, including entertainment and retail-based developments that could be undertaken in conjunction with business partners who would be expected to provide the necessary financing, as we do not intend to devote our capital to the development of our Excess Racetrack Real Estate.

    Our Development Real Estate is largely undeveloped, and includes: 481 acres in Palm Beach County, Florida that are being used to develop a horse training and breeding facility; approximately 1,050 acres of substantially undeveloped land in Ebreichsdorf, Austria, located approximately 15 miles south of Vienna; approximately 110 acres of undeveloped land in Oberwaltersdorf, Austria, also located approximately 15 miles south of Vienna: approximately 800 acres of undeveloped land in upstate New York; and approximately 225 acres of land in northern California between San Francisco and Sacramento.

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    Our Revenue-Producing Non-Racetrack Real Estate consists of two golf courses that we operate, Fontana Sports and Magna Golf Club. Fontana Sports is a semi-private sports facility located in Oberwaltersdorf, Austria that includes an 18-hole golf course, tennis club, fitness facility and restaurant. The Magna Golf Club, which is in Aurora, Ontario, adjacent to our and Magna
International's headquarters approximately 30 miles north of Toronto, opened in May 2001. We are currently marketing memberships in the Magna Golf Club. The clubhouse is under construction and is expected to be completed in late 2001. When completed, the clubhouse will contain a restaurant, a members' lounge and a pro shop. Pursuant to an access arrangement effective as of March 1, 1999, Magna International is currently paying us an annual fee of 2.5 million Euros to access the Fontana Sports golf course and related recreational facilities for Magna International-sponsored corporate and charitable events as well as for business development purposes. The access fee relating to Fontana Sports is payable until March 1, 2004. An arrangement concerning access by Magna International to the Magna Golf Club is also being formalized. The Fontana
Sports golf course and the Magna Golf Club are both subject to rights of first refusal in favor of Magna International if we decide to sell either of them.

ENVIRONMENTAL MATTERS

    We are subject to a wide range of requirements under environmental laws and regulations relating to wastewater discharge, waste management and storage of hazardous substances. Those requirements include United States Environmental Protection Agency ("EPA") and state regulations that address the impacts of manure and wastewater generated by concentrated animal feeding operations ("CAFOs") on water quality, including, but not limited to, stormwater discharges. CAFO regulations include permit requirements and water quality discharge standards. Enforcement of CAFO regulations has been receiving increased governmental attention. Compliance with these and other environmental laws and regulations can, in some circumstances, require significant capital expenditures. Moreover, violations can result in significant penalties and, in some cases, interruption or cessation of operations. Historically, environmental laws and regulations have not had a material adverse effect on our financial condition and operating results.

    We are currently involved in a dispute with the EPA involving the Portland Meadows racetrack, which we have conditionally agreed to lease and operate, that has caused us to postpone the planned September 1, 2001 opening of that facility. On August 28, 2001, we were informed by the EPA that our backside stormwater retention plan was not acceptable to the EPA, and that if we permitted horses to return to Portland Meadows, we would be subject to potential fines, penalties and enforcement actions. The dispute with the EPA concerns the amount of stormwater the facility must capture and send to the municipal sewers during heavy rain. Negotiations are continuing with the EPA to reach a solution to the dispute.

    While we have environmental permits for many of our racetracks and are taking steps to comply with them and other applicable environmental legal requirements, we cannot assure you that we have all required environmental permits or are otherwise in compliance with all applicable environmental requirements. Where we do not have an environmental permit, but one may be required, we will determine whether a permit is in fact required and, if so, will seek to obtain one and address any related compliance issues, which may require us to make significant capital expenditures. Also, changes in governmental laws and regulations are ongoing, as evidenced by proposed changes to the CAFO regulations that would significantly increase the burden of CAFO regulations, and may make environmental compliance increasingly expensive. In addition to environmental requirements that regulate our operations, various environmental laws and regulations in the United States, Canada and Europe impose liability on us as a current or previous owner and manager of real property, for the cost of maintenance, removal and remediation of hazardous materials released or deposited on or in properties now or previously managed by us or disposed of in other locations. We believe that environmental legal requirements will not have a material adverse impact on our business, although there can be no assurance of that.

    A subsidiary of Magna International has agreed to indemnify us in respect of environmental remediation costs and expenses relating to existing conditions at some of our Austrian real estate properties.

LEGAL PROCEEDINGS

    From time to time, various routine claims incidental to our business are made against us. None of these claims has had, and we believe that none of the current claims, if successful, will have, a material adverse effect upon our business.

ORGANIZATIONAL CHART

    The following chart shows our organizational structure and that of our material subsidiaries, each of which is directly or indirectly wholly-owned, together with the jurisdiction of incorporation of each of them. MEC Pennsylvania Racing, Inc., Mountain Laurel Racing, Inc., Washington Trotting Association, Inc. and Ladbroke Racing Management--Pennsylvania were acquired in our purchase of Ladbroke Racing Pennsylvania Inc. in April 2001.

                                    [CHART]

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The names of our directors and executive officers, and their ages and positions with us, are as follows:

               NAME                   AGE                        POSITION WITH THE COMPANY
----------------------------------  --------   --------------------------------------------------------------
Frank Stronach(1)(2)(3)...........     69      Chairman of the Company and Director
Jerry D. Campbell.................     60      Vice-Chairman of the Company and Director
James Nicol(1)(2)(4)..............     46      Vice-Chairman of the Company and Director
Jim McAlpine(2)...................     55      President and Chief Executive Officer and Director
Donald Amos.......................     57      Executive Vice-President and Chief Operating Officer
Graham J. Orr.....................     55      Executive Vice-President and Chief Financial Officer
F. Jack Liebau....................     62      President, California Operations and Director
Gary M. Cohn......................     40      Vice-President, Special Projects and Secretary
Frank DeMarco, Jr.................     75      Vice-President, Regulatory Affairs
Andrew I. Gaughan.................     35      Vice-President, New Media Initiatives
Edward C. Hannah..................     46      Vice-President and General Counsel
Andrew Stronach(3)................     32      Vice-President, Corporate Development and Director
Douglas R. Tatters................     40      Vice-President and Controller
William G. Davis(1)(2)(4).........     71      Director
Peter M. George(5)(6).............     57      Director
Joseph W. Harper..................     58      Director
J. Terrence Lanni(2)(5)(6)........     58      Director
Edward C. Lumley(1)(6)............     61      Director
Gino Roncelli(4)(5)...............     66      Director
Ronald J. Volkman.................     63      Director
John C. York II...................     52      Director

------------------------

(1) Frank Stronach, James Nicol, William G. Davis and Edward C. Lumley are also directors of Magna International.

(2) Member of Executive Committee.

(3) Andrew Stronach is the son of Frank Stronach.

(4) Member of Corporate Governance, Human Resources and Compensation Committee.

(5) Member of Special Independent Committee, which reviews our transactions with Magna International.

(6) Member of Audit Committee.

    Directors are elected to serve until the next annual meeting of our stockholders. Officers serve at the pleasure of our board of directors.

EXPERIENCE OF SENIOR MANAGEMENT AND DIRECTORS

    FRANK STRONACH serves as our Chairman. Mr. Stronach has been one of our directors since November 1999. Since 1971, Mr. Stronach has been the Chairman of Magna International, which he founded over 40 years ago. Mr. Stronach is actively involved in racing and breeding thoroughbred horses in New York, Kentucky, California, Florida and elsewhere. Mr. Stronach currently serves on the board of directors of Breeders' Cup Limited.

    JERRY D. CAMPBELL serves as our Vice-Chairman. Mr. Campbell has been one of our directors since March 2000 and was President and Chief Executive Officer from March 2000 to August 2000. Prior to joining us, Mr. Campbell served as Chairman of the Board and Chief Executive Officer of Republic Bancorp Inc. from its establishment in April 1986 to December 1999, and he still serves as its Chairman of the Board.

    JAMES NICOL serves as our Vice-Chairman. Mr. Nicol has been one of our directors since March 1999. Since February 2001, Mr. Nicol has served as President and Chief Operating Officer of Magna International. From May 1998 to February 2001, he was Vice-Chairman of Magna International. Prior to that,
Mr. Nicol served for four years as Chairman and Chief Executive Officer of TRIAM Automotive Inc., a publicly traded automotive parts manufacturer. Mr. Nicol is also a director of Decoma International Inc., a subsidiary of Magna International.

    JIM MCALPINE has served as our President and Chief Executive Officer since January 2001. Mr. McAlpine has been one of our directors since February 2001. Mr. McAlpine currently serves on the board of directors of the National Thoroughbred Racing Association. Prior to joining us, Mr. McAlpine was the President of McAlpine Ford Lincoln Sales Ltd., an automobile dealership in Aurora, Ontario that he established in 1990. From 1984 to 1989, Mr. McAlpine was Chief Financial Officer of Magna International and he also served as Vice-Chairman of Magna International from April 1988 to October 1989.

    DONALD AMOS has served as our Executive Vice-President and Chief Operating Officer since August 2000. Mr. Amos has extensive experience breeding and racing thoroughbred and standardbred horses. Prior to joining us in August 2000, Mr. Amos served in various capacities with Magna International and one of its subsidiaries since 1984, and most recently, held the position of Executive Vice-President, Administration and Human Resources of Magna International from October 1994 to May 2000.

    GRAHAM J. ORR serves as our Executive Vice-President and Chief Financial Officer. Prior to joining us in that capacity in October 2000, Mr. Orr held various executive positions with Magna International and one of its subsidiaries since 1987. Most recently, he served as Executive Vice-President, Corporate Development of Magna International, where he directed the corporate development, treasury/insurance, capital markets and investor relations functions from October 1994 to October 2000. Prior to 1987, Mr. Orr was a partner with KPMG for nine years.

    F. JACK LIEBAU serves as the President of our California operations and has been one of our directors since August 2001. Prior to joining us in November 2000, Mr. Liebau served as President and General Manager of Bay Meadows for approximately eight years.

    GARY M. COHN has served as our Vice-President, Special Projects and Secretary since November 2000. From September 1996 to November 2000, Mr. Cohn was Vice-President and General Counsel of various subsidiaries of Magna International. Prior to that time he was a partner in the Canadian law firm of Heenan Blaikie since January 1995.

    FRANK DEMARCO, JR. serves as our Vice-President, Regulatory Affairs and Executive Director, Secretary and General Counsel of the Los Angeles Turf
Club, Inc., which is an indirect wholly-owned subsidiary of ours. Mr. DeMarco has been a practicing attorney in Los Angeles County since 1951 and has been the Executive Director, General Counsel and Secretary of Los Angeles Turf
Club, Inc. since April 1998.

    ANDREW I. GAUGHAN serves as our Vice-President, New Media Initiatives. Prior to joining us in June 2001, Mr. Gaughan held various positions with Woodbine Entertainment Group (formerly the Ontario Jockey Club). Most recently, he served as Vice-President, Business Development of Woodbine Entertainment Group, where he led the development and management of interactive and new media platforms and investment and was involved in related business and developmental activities.

    EDWARD C. HANNAH serves as our Vice-President and General Counsel. Prior to joining us in June 2001, Mr. Hannah served for approximately eight months as Senior Vice-President and a director of Headline Media Group Inc., a public corporation listed on The Toronto Stock Exchange. From April to November, 2000, Mr. Hannah was a consultant to a venture capital firm associated with Headline Media Group Inc. Prior to that time, he was a partner in the Canadian law firm of Davies Ward Phillips & Vineberg since 1985.

    ANDREW STRONACH has served as our Vice-President, Corporate Development and as one of our directors since March 2000. From 1998 until joining us, Mr. Stronach served as President of Adena Springs Farm and Stronach Stables. From 1995 to 1998, Mr. Stronach held various senior administrative positions with both Adena Springs Farm and Stronach Stables.

    DOUGLAS R. TATTERS serves as our Vice-President and Controller. Prior to joining us in March 2001, Mr. Tatters worked as a consultant with Decoma International Inc., a subsidiary of Magna International, for approximately six months. From September 1998 to June 2000, he served as Vice-President, Operations and Finance of Mumby & Associates Ltd., a large manufacturer and distributor of paint sundry products. Immediately prior to that, he was the Controller of Magna International from February 1996 to September 1998.

    WILLIAM G. DAVIS has been one of our directors since March 2000. Mr. Davis has served as counsel to Torys, an international law firm, since 1985.
Mr. Davis is the former Premier of the Province of Ontario (1971 to 1985).
Mr. Davis is also a director of Magna International and First American Financial Corporation.

    PETER M. GEORGE has been one of our directors since March 2000. Mr. George is currently an independent director and consultant. Prior to his retirement in August 2000, Mr. George served as the Vice Chairman and Chief Executive Officer of Hilton Group plc (formerly Ladbroke Group plc), a British publicly-traded company. Mr. George is also a director of Hilton Hotels Corporation and US Airways.

    JOSEPH W. HARPER has been one of our directors since March 2000. Mr. Harper has served as President and General Manager of Del Mar Thoroughbred Club, which operates the Del Mar racetrack in California, since 1977.

    J. TERRENCE LANNI has been one of our directors since March 2000. Mr. Lanni is currently the Chairman of the Board and Chief Executive Officer of MGM MIRAGE, an entertainment, hotel and gaming company. He served as Chief Executive Officer of MGM Grand Inc. from June 1995 to December 1999 and was President and Chief Operating Officer of Caesars World, Inc. from April 1991 to
February 1995.

    EDWARD C. LUMLEY has been one of our directors since March 2000. Mr. Lumley has served as the Vice-Chairman of BMO Nesbitt Burns Inc. (and its predecessor company, Burns Fry Limited), a full-service investment bank, since 1991.
Mr. Lumley is also a director of Air Canada, Canadian National Railway Company, C-MAC Industries Inc., Dollar Thrifty Automotive Group Inc., Magna International and Intier Automotive Inc..

    GINO RONCELLI has been one of our directors since March 2000. Mr. Roncelli has served as the Chief Executive Officer of Roncelli Plastics Inc., a non-metallic machining company, since 1969.

    RONALD J. VOLKMAN has been one of our directors since March 2000.
Mr. Volkman has served as the Chairman of the Board and President of ATX, Inc., a real estate development corporation, since 1970.

    JOHN C. YORK II has been one of our directors since March 2000. Mr. York currently serves as President and Director of the DeBartolo Corporation and has served as President and Director of Louisiana Downs, Inc. since 1996.

COMPENSATION OF DIRECTORS AND OFFICERS

NAMED EXECUTIVE OFFICERS

    The following table sets forth a summary of all compensation earned during 2000 by our four most highly compensated executive officers. Our current President and Chief Executive Officer, Jim

McAlpine, was not appointed to that position until January 2001; therefore, his compensation is not set forth below.

                                                              ANNUAL COMPENSATION(1)
                                                 -------------------------------------------------
                                                                       OTHER ANNUAL   ALL OTHER(2)
NAME AND PRINCIPAL POSITION                       SALARY     BONUS     COMPENSATION   COMPENSATION
---------------------------                      --------   --------   ------------   ------------
Donald Amos(3).................................  $131,250   $131,250           --             --
  Executive Vice-President and Chief Operating
  Officer
Graham J. Orr(4)...............................  $ 20,000   $272,927           --             --
  Executive Vice-President and Chief Financial
  Officer
Gary M. Cohn(5)................................  $ 25,000   $ 12,500           --             --
  Vice-President, Special Projects and
  Secretary
Frank DeMarco, Jr..............................  $175,000   $ 10,000           --             --
  Vice-President, Regulatory Affairs

------------------------
(1) The indicated compensation is only for the period the designated executive officer served in such capacity.

(2) Perquisites and other personal benefits do not exceed the lesser of Cdn. $50,000 and 10% of the total annual salary and bonus for any of the listed executive officers.

(3) Mr. Amos became an executive officer on August 3, 2000.

(4) Mr. Orr became an executive officer on October 1, 2000. His compensation for the last three months of fiscal 2000 was paid by Magna International.

(5) Mr. Cohn became an executive officer on November 13, 2000.

DIRECTORS

    Those of our directors who are not our employees or employees of any of our affiliates are paid an annual retainer fee of $30,000 (of which one-half is paid in cash and one-half is paid in shares of our Class A Subordinate Voting Stock). Those of our directors who are not our employees or employees of any of our affiliates are also paid $1,000 for attendance at each meeting of our board of directors and each meeting of each committee of our board of directors on which they serve. Such directors are also paid an annual committee retainer of $4,000 if they are members of our Audit Committee, Executive Committee, Corporate Governance, Human Resources and Compensation Committee, or Special Independent Committee. The chairman of each board committee who is not one of our employees or an employee of any of our affiliates is paid an annual committee retainer fee of $8,000. Compensation for board and committee work and travel days ($1,500 per day) and for the execution of written resolutions ($250) is also provided to directors who are not our employees or employees of our affiliates. In addition, each director receives certain stock options as set forth below under "Long Term Incentive Plan--Nonqualified Stock Options".

LONG-TERM INCENTIVE PLAN

    We have adopted a long-term incentive plan, the purposes of which are:

    - to align the interests of our stockholders and the recipients of awards under the long-term incentive plan by giving recipients of awards an interest in our growth and success;

    - to enable us to attract and retain directors, officers, employees, consultants, independent contractors and agents; and

    - to motivate our directors, officers, employees, consultants, independent contractors and agents to act in our long-term best interests and those of its stockholders.

    Under the long-term incentive plan, we may grant nonqualified stock options, incentive stock options, free standing stock appreciation rights, tandem stock appreciation rights, restricted stock, bonus stock and performance shares. The long-term incentive plan is administered by the Corporate Governance, Human Resources and Compensation Committee of our board of directors, which consists of at least two outside directors. The members of the Corporate Governance, Human Resources and Compensation Committee serve at the pleasure of our board of directors.

NONQUALIFIED STOCK OPTIONS

    Each of our outside directors was granted a nonqualified stock option to purchase 10,000 shares of Class A Subordinate Voting Stock immediately following such director's election to our board of directors, and will be entitled to another such grant immediately following the completion of each five-year period of continuous service as a director. Such stock options will vest as to 20% of the shares of Class A Subordinate Voting Stock included in each such grant on the date of such grant, with an additional 20% of the shares vesting on the second, third, fourth and fifth anniversaries of such grant. On March 5, 2000, our board of directors approved stock options for each outside director to purchase 10,000 shares of Class A Subordinate Voting Stock at an exercise price of $4.875 per share pursuant to the provisions of the long-term incentive plan.

INCENTIVE STOCK OPTIONS

    Incentive stock options may be granted only to our employees and employees of our subsidiaries. If the recipient of an incentive stock option owns more than ten percent of the voting power of all shares of our Class A Subordinate Voting Stock and Class B Stock, the option will not be exercisable later than five years after its grant date and the exercise price of the option will not be less than the greater of (1) the price required by the Internal Revenue Code, as amended (currently 110% of the fair market value of our Class A Subordinate Voting Stock on the option's grant date), and (2) the price of the last traded board lot of shares of our Class A Subordinate Voting Stock sold on The Toronto Stock Exchange prior to the date of grant of the option.

BONUS STOCK AND RESTRICTED STOCK AWARDS

    The long-term incentive plan permits the Corporate Governance, Human Resources and Compensation Committee to grant bonus stock awards, which are vested upon grant, and restricted stock awards which are subject to a restriction period. An award of restricted stock may be subject to performance measures during the restriction period. Unless the Corporate Governance, Human Resources and Compensation Committee decides otherwise, the holder of a restricted stock award will have rights as one of our stockholders, including the right to vote and receive dividends with respect to the shares of restricted stock. Dividends, however, will be subject to the same restrictions that apply to the shares for which the dividend was paid.

PERFORMANCE SHARE AWARDS

    The long-term incentive plan also permits the Corporate Governance, Human Resources and Compensation Committee to grant performance shares. Each performance share is a right, subject to the attainment of performance measures during a performance period, to receive one share of Class A Subordinate Voting Stock, which may be restricted stock, or the fair market value of the performance share in cash. Before a performance share award is settled in shares of Class A Subordinate Voting Stock, the holder of the award will have no rights as one of our stockholders with respect to the shares of stock subject to the award. All the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance share award, or any cancellation or forfeiture of the performance share award upon the holder's termination of employment with us, whether by reason of disability, retirement, death or other termination, shall be contained in the award agreement.

PERFORMANCE GOALS

    Under the long-term incentive plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance objectives and criteria. These objectives and criteria may include one or more of the following: the attainment by a share of Class A Subordinate Voting Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of these criteria.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information known to us regarding the beneficial ownership of our voting securities by (1) each stockholder known by us to be the beneficial owner of more than five percent of any class of our voting securities and (2) all our directors and executive officers as a group. Such information is presented as of August 31, 2001.

                                                                   BENEFICIAL OWNERSHIP
                                                              ------------------------------
                                                                             PERCENTAGE OF
                                                                NUMBER     TOTAL OUTSTANDING
                                                              OF SHARES     SHARES OF CLASS
                                                              ----------   -----------------
CLASS B STOCK
  Magna International(1)....................................  58,466,056          100%

CLASS A SUBORDINATE VOTING STOCK(2)
  Magna International(1)....................................   4,362,328         17.3%
  Hilton Group plc(3).......................................   3,911,917         15.5%
  All our directors and executive officers as a group.......   1,715,606          6.8%

------------------------

(1) The Stronach Trust controls Magna International through the right to direct the votes attached to Magna International's Class B Shares. Mr. Frank Stronach, our Chairman and founder and Chairman of Magna International, and Mr. Andrew Stronach, our Vice-President, Development and one of our directors, together with two other family members, are the trustees of the Stronach Trust. Mr. Frank Stronach and Mr. Andrew Stronach are also two of the members of the class of potential beneficiaries of the Stronach Trust.

(2) Gives effect to the exchange of the outstanding exchangeable shares of our wholly-owned subsidiary MEC Holdings (Canada) Inc., which are exchangeable on a one-for-one basis for our Class A Subordinate Voting Stock.

(3) These shares are held indirectly through two subsidiaries: Ladbroke Racing Wyoming, Inc., which holds 3,178,297 shares, and Ladbroke Racing Corporation, which holds 733,620 shares.

                     RELATIONSHIP WITH MAGNA INTERNATIONAL

    Magna International, a diversified supplier of automotive components, systems and modules, is a public company, with its Class A subordinate voting shares listed for trading on the New York Stock Exchange and The Toronto Stock Exchange. Magna International's Class B Shares are also listed on The Toronto Stock Exchange. Magna International is the sole holder of our Class B Stock, and as of the date of this prospectus is entitled to exercise over 98% of the total voting power of all our outstanding stock. Magna International is therefore able to elect all our directors and to control us.

    Our corporate constitution requires that a minimum of two directors be individuals who are not our officers or our employees or officers or employees of any of our affiliates including Magna International, directors of any of our affiliates including Magna International, or persons related to any such officers, employees or directors. Our corporate constitution also requires that a majority of our directors be individuals who are not our officers or our employees or individuals related to these persons. See "Corporate Constitution--Board of Directors".

    Magna International has made a commitment to its shareholders that it will not, prior to June 1, 2006, without the prior consent of the holders of a majority of Magna International's Class A subordinate voting shares: (1) make any further debt or equity investment in, or otherwise give financial assistance to, us or any of our subsidiaries; or (2) invest in any non-automotive-related businesses or assets other than through its investment in us. This commitment is contained in a Forbearance Agreement, dated as of February 8, 2000, between us and Magna International and of which Magna International's shareholders are express third party beneficiaries.

    Magna International has also stated to its shareholders that it intends to convert part of its holdings of our Class B Stock into our Class A Subordinate Voting Stock and dispose of additional Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position in us. This may occur through a combination of: (1) secondary sales by Magna International of our stock held by it; and/or (2) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by us in connection with capital market transactions such as this offering, acquisitions and/or other investments by business partners. We have been advised by Magna International that it intends to retain control over us even though it may not hold a majority equity interest in us.

CONTROL OF THE COMPANY

    Magna International is able to elect all our directors and controls us. Therefore, Magna International is able to cause us to effect certain corporate transactions without the consent of our minority stockholders, subject to applicable law and the fiduciary duties of our directors and officers. In addition, Magna International is able to cause or prevent a change in our control. The Stronach Trust controls Magna International through the right to direct the votes attaching to Class B Shares of Magna International, which carry a majority of the votes attaching to the outstanding voting shares of Magna International. Mr. Frank Stronach, our chairman and founder, and a director and chairman of the board of directors of Magna International, together with Mr. Andrew Stronach, one of our directors and officers, and two other members of their family, are the trustees of the Stronach Trust. Mr. Frank Stronach and Mr. Andrew Stronach are also two of the members of the class of potential beneficiaries of the Stronach Trust.

PURCHASE OF LAND IN AURORA, ONTARIO

    In October 2000, we purchased from The Alpen House Limited, a company associated with members of the family of Mr. Frank Stronach, the chairman of our board of directors and the chairman of the board of Magna International, and Mr. Andrew Stronach, our Vice-President, Corporate Development and a member of our board of directors, approximately 200 acres of land and improvements in Aurora, Ontario for a purchase price of approximately $11.0 million. The purchased land is adjacent to land currently owned by Magna International and other land which is subject to a conditional sale agreement providing for its sale by Magna International to us. The purchase agreement for the land was originally entered into by a wholly-owned subsidiary of Magna International during the five-month period ended December 31, 1998. The purchase was completed in October 2000 after the satisfaction of certain conditions, including the registration of a subdivision plan following the approval of the relevant governmental authorities. The rights to acquire this land and improvements, as well as the construction then in progress for the Magna Golf Club, were transferred to us as part of the Reorganization.

TRANSACTIONS WITH MAGNA INTERNATIONAL

    Pursuant to a conditional sale agreement, Magna International transferred land to us in Aurora, Ontario with a book value of approximately $18.2 million. The conditional sale agreement is subject to certain conditions, including approval from relevant governmental authorities to sever the land from adjoining properties. If these conditions are not satisfied by June 5, 2004, and Magna International retains ownership of this Aurora land, then Magna International must return to us the purchase price paid with interest from the date of payment. Prior to completion of this conditional sale, the land is being leased to us by Magna International for a nominal amount.

    Pursuant to two other conditional sale agreements, Magna International transferred to us vacant land with a book value of approximately $4.2 million. The conditional sale agreements are subject to certain conditions, including approval from relevant governmental authorities to sever the land from adjoining land. If these conditions are not satisfied by June 5, 2004, and Magna International retains ownership of the land, then Magna International must return to us the purchase price paid with interest from the date of payment. Prior to completion of this conditional sale, the land is being leased to us by Magna International for a nominal amount.

    We granted a limited term option to Magna International to reacquire a parcel of land in Austria for a fixed price equal to its book value of 50 million Austrian Schillings (approximately $3.7 million). This option was exercised during 2000.

    We sold approximately three acres of land in Aurora, Ontario to The Alpen House Limited in October 2000 for a sale price of approximately $200,000.

    During the year ended December 31, 2000, we sold approximately 24.5 acres of land in Vaughan, Ontario to Magna International for a sale price of approximately $5.8 million, which was approximately $1.4 million, net of tax, in excess of its book value and has been recorded as contributed surplus.

    As a result of the Reorganization, we acquired shares in a subsidiary that has been named as a defendant in a class action brought in United States District Court by various plaintiffs. An Austrian subsidiary of Magna International has agreed to indemnify this subsidiary for any damages or expenses associated with this case.

    A subsidiary of Magna International has agreed to indemnify us in respect of environmental remediation costs and expenses relating to existing conditions at some of our Austrian real estate properties.

ACCESS FEE AND RIGHTS OF FIRST REFUSAL

    Pursuant to an access arrangement effective as of March 1, 1999, Magna International is currently paying us an annual fee of 2.5 million Euros to access the Fontana Sports golf course in Oberwaltersdorf, Austria and related recreational facilities for Magna International-sponsored corporate and charitable events as well as for business development purposes. During the year ended December 31, 2000, Magna International paid us 2.5 million Euros in access fees. The access fee relating to Fontana Sports is payable until March 1, 2004. An arrangement concerning access by Magna International to the Magna Golf Club in Aurora, Ontario is also being formalized. Both the Fontana Sports golf course and the Magna Golf Club are subject to rights of first refusal in favor of Magna International if we decide to sell either of them.

POTENTIAL CONFLICTS OF INTEREST

    We have entered into or propose to enter into various transactions with Magna International, including agreements relating to real estate properties described above under "Transactions with Magna International". We expect to enter into additional agreements with Magna International in the future, the terms of such agreements to be determined by negotiation at such time, and, in the case of material agreements, to be subject to approval by a special committee comprised of independent members of our board of directors. There can be no assurance that transactions between us and Magna International have been or will be on the same terms as could be obtained from independent parties. In some cases, the interests of Magna International may not be the same as those of our other stockholders, and conflicts of interest may arise after the completion of any offering.

                         DESCRIPTION OF DEBT SECURITIES

    This section describes the general terms of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered

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differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

    The debt securities will be issued in series under one or more indentures. The debt securities that will be our senior debt will be issued under an indenture (the "Senior Debt Indenture") to be entered into between us and a trustee to be determined. Any debt securities that will be our subordinated debt will be issued under a separate indenture (the "Subordinated Debt Indenture"), to be entered into between us and a separate trustee to be determined.

    The forms of the indentures and debt securities will be filed by amendment or otherwise as exhibits to the registration statement and will be filed with Canadian securities regulatory authorities. You should read them for the provisions that may be important to you. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

    Summaries of some of the provisions that will be contained in the indentures follow. The particular provisions of the indentures and terms defined in the indentures referred to below are incorporated by reference in this prospectus.

GENERAL

    The debt securities may be either senior securities or subordinated securities, and will be unsecured unless otherwise specified in the applicable prospectus supplement. The indentures will permit an unlimited amount of debt securities, and debt securities may be issued up to the aggregate principal amount that may be authorized from time to time by the board of directors. Debt securities may be issued from time to time and offered on terms determined by market conditions at the time of sale.

    Senior securities will be unsecured, except as noted above, and will rank on a parity with all our other unsecured and unsubordinated indebtedness. Subordinated securities will be unsecured, except as noted above, and will be subordinated and junior to all "senior indebtedness", which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.

    The debt securities may be issued in one or more series with the same or various maturities at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. Income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the related prospectus supplement.

    You should refer to the prospectus supplement relating to the debt securities to be offered for the following terms of the debt securities:

    - The designation, aggregate principal amount and authorized denominations of such debt securities;

    - The percentage of their principal amount at which such debt securities will be issued;

    - The date or dates on which the debt securities will mature;

    - The rate or rates, which may be fixed or floating, per annum at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

    - The date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the regular record dates for such interest payments;

    - Whether such debt securities are senior securities or subordinated securities and, if subordinated, the material terms of such subordination;

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    - The terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

    - The currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

    - If the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or the purchaser's, the manner in which such election may be made;

    - If the amount of payments on the debt securities is determined with reference to any index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amount may be determined;

    - The extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

    - The terms and conditions upon which conversion or exchange of the debt securities into or for capital stock or other debt securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

    - Information with respect to book-entry procedures, if any;

    - A discussion of certain income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

    - Any other material terms of the debt securities.

    If any of the debt securities are sold for one or more currencies or currency units other than U.S. dollars or if the principal of, premium, if any, or any interest on any series of debt securities is payable in one or more currencies or currency units other than U.S. dollars, the restrictions, elections, income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be described in the related prospectus supplement.

    Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on our or our agent's registry books.

    Unless otherwise specified in the prospectus supplement, the debt securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

GLOBAL SECURITIES

    The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of

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such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities, or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states and other jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

    So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.

    Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

    If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt

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securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

SENIOR SECURITIES

    The senior securities will be our direct, unsecured (except as noted above under "General") obligations, and will constitute senior indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all our other unsecured and unsubordinated indebtedness.

SUBORDINATED SECURITIES

    The subordinated securities will be our direct, unsecured (except as noted above under "General") obligations. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the applicable indenture and any applicable supplemental indenture to all senior securities (in each case as defined in any applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indentures will not contain any restriction on the amount of senior indebtedness that we may incur.

    The terms of subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable indenture or supplemental indenture and the prospectus supplement relating to such series.

    The subordinated securities will not be subordinated to our indebtedness that is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally with holders of the subordinated securities, subject, however, to the broad equity powers of the federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

COVENANTS

    The indentures will contain certain covenants, so long as any of the debt securities are outstanding, unless stated otherwise in the applicable prospectus supplement.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

    The indentures will provide that we may not consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person, unless:

    - The successor or transferee is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, or under the laws of Canada or any province thereof, and expressly assumes by a supplemental indenture the due and punctual

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      payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the applicable indenture on our part to be performed or observed;

    - Immediately after giving effect to such transaction, no Event of Default (as will be defined in the indentures and described below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

    - We deliver to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the applicable indenture as us, and we will be released from all obligations under the indentures. The indentures and the debt securities will not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving us or of our subsidiaries.

EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF; DEBT SECURITIES IN FOREIGN
  CURRENCIES

    As to any series of debt securities, unless otherwise specified in the applicable prospectus supplement, an Event of Default will be defined in the indentures as:

    1. Default for 30 days in payment of any interest on the debt securities of such series;

    2. Default in payment of principal of or any premium on the debt securities of such series at maturity or on the date fixed for redemption;

    3. Default in payment of any other scheduled payment of principal of the debt securities of such series;

    4. Default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

    5. Default by us in the performance of any other covenant or warranty contained in the applicable indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice is given as specified in the applicable indenture; and

    6.  Certain events of our bankruptcy, insolvency and reorganization.

    Unless otherwise specified in the applicable prospectus supplement, a default under our other indebtedness will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

    The indentures will provide that if an Event of Default described in clause (1), (2), (3), (4) or (5) above (if the Event of Default under clause (5) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing with respect to any series, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of original issue discount securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The indentures will provide that if an Event of Default described in clause (5) (if the Event of Default under clause (5) is with respect to all series of debt securities then outstanding) above shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal

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(or, in the case of original issue discount securities, the portion thereof specified in the terms thereof) of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. The indentures will provide that if an Event of Default described in clause (6) above has occurred, all debt securities then outstanding and the interest accrued thereon, if any, shall automatically be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults (except for certain payments and other specified defaults) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities.

    Under the indentures, the trustee will be required to give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

    No holder of any debt securities of any series will be able to institute any action under the applicable indenture unless:

    - Such holder shall have given the trustee written notice of a continuing Event of Default with respect to such series;

    - The holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested the trustee to institute proceedings in respect of such Event of Default;

    - Such holder or holders shall have offered the trustee such reasonable indemnity as the trustee may require;

    - The trustee shall have failed to institute an action for 60 days thereafter; and

    - No inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series.

    The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The indentures will provide that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the applicable indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indentures will further provide that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture unless it has obtained satisfactory assurances as to repayment of such funds or adequate indemnity against such risk or liability.

    We will be required to furnish to the trustee within 90 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during such year and of its performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default.

    If any debt securities are denominated in a currency other than U.S. dollars, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate

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of exchange into U.S. dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers' Certificate of ours) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures.

    If any debt securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

REDEMPTION PURSUANT TO WAGERING LAWS

    Unless otherwise specified in a supplemental indenture, if a holder or beneficial owner of the debt securities is required by any Wagering Authority to be licensed or found qualified or suitable to hold or own the debt securities and such person is not licensed or found qualified or suitable within any period specified by such Wagering Authority or such Wagering Authority denies a license to, or finds unqualified or unsuitable, such person, we shall have the right at our option to require such person to dispose of such person's debt securities within the period prescribed by us or such other period as may be prescribed by any Wagering Authority. Such period shall be specified in a written notice from us to such person. If such person, having been given the opportunity to dispose of such debt securities, fails to do so within the prescribed period, we will have the right to call for redemption of such person's debt securities by notice of redemption to such person. On such redemption, the redemption price will be the lesser of (a) the lowest closing sale price of the series of debt securities held by such person on any trading day during the 120-day period commencing on the date upon which we shall have received notice from a Wagering Authority of such person's disqualification and (b) the price at which such person acquired the debt securities, unless a different redemption price is required by such Wagering Authority, in which event such required price shall be the redemption price.

    The indentures define "Wagering Authority" as any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by us or any of our subsidiaries. For a list of each of the regulatory agencies that we are currently subject to see "Our Business--Government Regulation".

MODIFICATION OF THE INDENTURES

    We and the trustee may, without the consent of the holders of the debt securities (provided that in the case of clause (3) below, the interests of the holders of debt securities would not, in the good faith opinion of our board of directors and the trustee, be adversely affected), enter into one or more supplemental indentures, for, among others, one or more of the purposes listed below:

    1. To evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the applicable indenture and the debt securities of any series;

    2. To add covenants of ours, or surrender any of our rights, conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;

    3. To cure any ambiguity, omission, defect or inconsistency in, or make any other provision with respect to questions arising under, the applicable indenture;

    4. To establish the form or terms of any series of debt securities, including any subordinated securities;

    5. To evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

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    6.  To provide any additional Events of Default; and

    7. To comply with the Trust Indenture Act, the Securities Act and any requirements of the SEC.

    The indentures or the rights of the holders of the debt securities may be modified or amended in any respect by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification or amendment then outstanding, but no such modification or amendment may be made without the consent of the holder of each outstanding debt security affected thereby which would:

    - Change the maturity of any payment of principal of, or any premium on, or any installment of interest on, any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or premium or interest thereon on any date or change any place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

    - Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification or amendment, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or

    - Modify or amend any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

DEFEASANCE OF THE INDENTURES AND DEBT SECURITIES

    If the terms of any series of debt securities so provide, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series by, in addition to meeting certain other conditions, depositing with the trustee either:

    (1) As trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all debt securities of such series for principal, premium, if any, and interest; or

    (2) As obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such debt securities for principal, premium, if any, and interest, and satisfying certain other conditions precedent specified in the applicable indenture. In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities.

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                          DESCRIPTION OF CAPITAL STOCK

CAPITAL STOCK

    This section describes the general terms of our capital stock. The capital stock and the rights of common stockholders are subject to the applicable provisions of the General Corporation Law of the State of Delaware and our restated certificate of incorporation.

    Our authorized capital stock consists of 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01 per share, and 90,000,000 shares of Class B Stock, par value $0.01 per share. As of August 31, 2001, there were 22,739,128 shares of Class A Subordinate Voting Stock outstanding and 58,466,056 shares of Class B Stock outstanding (all of which are owned, directly or indirectly, by Magna International and are convertible into shares of Class A Subordinate Voting Stock).

    In addition, there were 2,516,841 exchangeable shares outstanding as of August 31, 2001, which were issued by MEC Holdings (Canada) Inc., one of our wholly-owned Canadian subsidiaries. The exchangeable shares, together with certain ancillary rights, are economically equivalent to the shares of our Class A Subordinate Voting Stock. The exchangeable shares are exchangeable at any time at the option of the holder, and may be redeemed by MEC Holdings (Canada) Inc. at any time on or after October 1, 2001, upon giving 60 days' notice to the holders thereof, on a one-for-one basis, for shares of our Class A Subordinate Voting Stock. By furnishing instructions to Magna International under a Voting and Exchange Agreement, to which we are a party, holders of the exchangeable shares are able to exercise essentially the same voting rights with respect to us as they would have if they exchanged their exchangeable shares for shares of our Class A Subordinate Voting Stock. Holders of exchangeable shares are also entitled to receive dividends that are economically equivalent to any dividends paid on shares of our Class A Subordinate Voting Stock. The exchangeable shares are subject to adjustment or modification in the event of a stock split, stock dividend or other change to our capital structure so as to maintain the one-to-one relationship between the exchangeable shares and the shares of our Class A Subordinate Voting Stock.

CLASS A SUBORDINATE VOTING STOCK

    The holders of shares of our Class A Subordinate Voting Stock are entitled:

    - to one vote for each share of Class A Subordinate Voting Stock held (together with the holders of our Class B Stock who are entitled to vote at such meetings on the basis of 20 votes per share of Class B Stock held) at all meetings of our stockholders other than meetings of the holders of another class or series of shares;

    - on a pro rata basis with the holders of our Class B Stock, to receive any dividends (except for certain stock dividends as described below) that may be declared by our board of directors; and

    - after the payment of all our liabilities, to receive, on a pro rata basis with the holders of our Class B Stock, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs.

    Under our restated certificate of incorporation, our board of directors may declare a simultaneous dividend payable on our Class A Subordinate Voting Stock in shares of our Class A Subordinate Voting Stock, and payable on our Class B Stock in shares of our Class A Subordinate Voting Stock or in shares of our Class B Stock. However, no dividend payable in shares of our Class B Stock may be declared on shares of our Class A Subordinate Voting Stock.

    The holders of shares of our Class A Subordinate Voting Stock have additional voting rights under our corporate constitution. See "Corporate Constitution".

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    Our restated certificate of incorporation provides that if the approval of the holders of our Class A Subordinate Voting Stock voting as a separate class is required, such approval shall be given by a majority of the votes cast at a meeting of such holders, other than the votes attaching to our Class A Subordinate Voting Stock beneficially owned, directly or indirectly, by Magna International or by any person who, by agreement, is acting jointly with Magna International or over which Magna International or any such person exercises direct or indirect control or direction. These limitations do not apply to any other holder of our Class A Subordinate Voting Stock.

CLASS B STOCK

    The holders of our Class B Stock are entitled:

    - to 20 votes for each share of Class B Stock held (together with the holders of our Class A Subordinate Voting Stock who are entitled to vote at such meetings on the basis of one vote per share held) at all meetings of our stockholders other than meetings of the holders of another class or series of shares;

    - on a pro rata basis with the holders of our Class A Subordinate Voting Stock, to receive any dividends (except for certain stock dividends as described below) that may be declared by our board of directors;

    - after the payment of all our liabilities, to receive, on a pro rata basis with the holders of our Class A Subordinate Voting Stock, all our property and net assets available for distribution in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs; and

    - from time to time, to convert shares of our Class B Stock into shares of our Class A Subordinate Voting Stock on a one-for-one basis.

    Under our restated certificate of incorporation, our board of directors may declare a simultaneous dividend payable on our Class A Subordinate Voting Stock in shares of our Class A Subordinate Voting Stock, and payable on our Class B Stock in shares of our Class A Subordinate Voting Stock or in shares of our Class B Stock. However, no dividend payable in shares of our Class B Stock may be declared on shares of our Class A Subordinate Voting Stock.

    None of our Class B Stock may be issued (other than in connection with a stock dividend) without the approval by ordinary resolution of the holders of our Class B Stock, voting as a separate class.

    Holders of our Class B Stock have additional voting rights under our corporate constitution. See "Corporate Constitution".

AMENDMENTS TO STOCK PROVISIONS AND OTHER MATTERS

    Any amendment to our restated certificate of incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the Class A Subordinate Voting Stock that adversely affects the rights of the holders of Class A Subordinate Voting Stock requires the prior written approval of the holders of all our outstanding Class A Subordinate Voting Stock or a resolution authorized by at least two-thirds of the votes cast at a separate meeting of the holders of the Class A Subordinate Voting Stock called and held for that purpose (provided, however, that an amendment to create stock ranking in priority to or on a parity with the Class A Subordinate Voting Stock shall be deemed not to adversely affect the rights of the holders of Class A Subordinate Voting Stock). It is further required that a majority of the votes cast at such a meeting, or in any other vote by Class A Subordinate Voting Stock holders voting as a class, not be votes attaching to the Class A Subordinate Voting Stock beneficially owned, directly or indirectly, by Magna International, or by any person who,

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by agreement, acts jointly with Magna International or over which Magna
International or any such person exercises direct or indirect control or direction.

    Any amendment to our restated certificate of incorporation to add, delete or vary any right, privilege, restriction or condition attaching to the Class B Stock or to create stock ranking in priority to or on a parity with the Class B Stock requires the prior written approval of the holders of all our outstanding Class B Stock or a resolution authorized by at least two-thirds of the votes cast at a separate meeting of the holders of Class B Stock called and held for that purpose.

    Our Class A Subordinate Voting Stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. Our
Class B Stock is not redeemable, has no preemptive rights and is not liable for further assessments or calls. Each share of Class B Stock may be converted at any time into one fully-paid share of Class A Subordinate Voting Stock. All shares of Class A Subordinate Voting Stock offered hereby will be fully paid and non-assessable.

TAKEOVER PROTECTION

    Under applicable law, an offer to purchase shares of our Class B Stock would not necessarily result in an offer to purchase shares of our Class A Subordinate Voting Stock. Magna International, as the holder of all our issued and outstanding Class B Stock, has entered into a trust agreement with Computershare Trust Company of Canada (as successor to Montreal Trust Company of Canada) and us. This trust agreement provides that the holders of our Class A Subordinate Voting Stock will not be deprived of any rights under applicable takeover bid laws to which they would have been entitled in the event of a takeover bid (which may include a private offer to purchase) if our Class B Stock and the Class A Subordinate Voting Stock were a single class of stock. For these purposes, a takeover bid is generally defined as an offer to acquire any of our outstanding equity or voting stock where the party making the offer would, if the offer were accepted, own more than 20% of the shares of any class of our stock.

    Under the trust agreement, Magna International agrees not to sell any of our Class B Stock that it owns, directly or indirectly, to any person under circumstances in which (1) the offer is a takeover bid for purposes of Ontario securities laws and (2) those securities laws would have required the same offer to be made to all holders of our Class A Subordinate Voting Stock if the offer had been made for Class A Subordinate Voting Stock rather than Class B Stock. One circumstance where Ontario securities laws would not require the same offer to be made to all holders of Class A Subordinate Voting Stock is where Magna International, as the only holder of our Class B Stock, sells shares of Class B Stock for a price not exceeding 115% of the average of the closing prices of the Class A Subordinate Voting Stock over the 20 trading days immediately preceding the sale.

    This restriction will not apply if: (1) the sale is made pursuant to an offer to purchase only part of the Class B Stock made to all holders of our Class B Stock and an identical offer in all material respects is made concurrently to purchase our Class A Subordinate Voting Stock, which identical offer has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class B Stock; or (2) there is a concurrent unconditional offer to purchase all our Class A Subordinate Voting Stock at a price per share at least as high as the highest price per share paid pursuant to the takeover bid for the Class B Stock.

    The trust agreement contains provisions for the authorization of action by the trustee to enforce the rights of the holders of our Class A Subordinate Voting Stock. The trustee only has to enforce these rights if either we or the holders of our Class A Subordinate Voting Stock agree to pay the trustee's costs and to indemnify the trustee. A holder of our Class A Subordinate Voting Stock is not entitled to take action unless the trustee refused to act after a request to do so by holders of at least 10% of our outstanding Class A Subordinate Voting Stock.

    The trust agreement prohibits Magna International from disposing of any shares of our Class B Stock unless the disposition is conditional upon the person acquiring those shares becoming a party to the trust agreement. Conversion of Class B Stock into Class A Subordinate Voting Stock and the subsequent sale of that Class A Subordinate Voting Stock is excluded from this prohibition.

    The trust agreement provides that it may not be amended and material provisions cannot be waived, without the approval of The Toronto Stock Exchange and at least two-thirds of the votes cast by the holders of the Class A Subordinate Voting Stock. The two-thirds majority must include a simple majority of the votes cast by holders of the Class A Subordinate Voting Stock, excluding any of our principal stockholders and their affiliates and any persons who have an agreement to purchase Class B Stock on terms that would constitute a sale for the purposes of the trust agreement.

    The trust agreement does not prevent the holder of our Class B Stock from:

    - granting a security interest in shares of our Class B Stock in connection with a bona fide borrowing, provided that the secured party concurrently agrees in writing to become a party to the trust agreement; or

    - selling, transferring or otherwise disposing of all or any of the shares of our Class B Stock to a company controlled by or under common control with the holder, provided that the transferee concurrently agrees in writing to become a party to the trust agreement.

    No provision of the trust agreement limits the rights of any holder of our Class A Subordinate Voting Stock under any applicable securities legislation.

                       DESCRIPTION OF SECURITIES WARRANTS

    We may issue securities warrants for the purchase of debt securities or Class A Subordinate Voting Stock. Securities warrants may be issued independently or together with any debt securities or shares of Class A Subordinate Voting Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of Class A Subordinate Voting Stock. The securities warrants are to be issued under warrant agreements to be entered into between us and such bank or trust company as will be named as warrant agent in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as an agent of ours in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.

GENERAL

    If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

    - The offering price;

    - The currency, currencies or currency units for which securities warrants may be purchased;

    - The designation, aggregate principal amount, currency, currencies or currency units and terms of any debt securities purchasable upon exercise of the securities warrants and the price at which such debt securities may be purchased upon such exercise;

    - The number of shares of Class A Subordinate Voting Stock purchasable upon exercise of the securities warrants and the price at which such shares of Class A Subordinate Voting Stock may be purchased upon such exercise, as well as antidilution provisions;

    - The designation and terms of any debt securities or Class A Subordinate Voting Stock with which the securities warrants are issued and the number of securities warrants issued with any such debt security or share of Class A Subordinate Voting Stock;

    - The date on and after which the securities warrants and any related debt securities or Class A Subordinate Voting Stock will be separately transferable;

    - The date on which the right to exercise the securities warrants shall commence and the date on which such right shall expire;

    - Whether the securities warrants will be issued in registered or bearer form;

    - A discussion of certain income tax and any special considerations, procedures and limitations relating to the securities warrants; and

    - Any other material terms of the securities warrants.

    Securities warrants may be exchanged for new securities warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the debt securities of Class A Subordinate Voting Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, any debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends, if any, on the Class A Subordinate Voting Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

    Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of Class A Subordinate Voting Stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the expiration date of unexercised securities warrants (or such later date to which such expiration date may be extended by us), such warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of Class A Subordinate Voting Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of Class A Subordinate Voting Stock purchased upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

                             CORPORATE CONSTITUTION

    We have adopted certain organizational and operating policies and principles used by Magna International to define the rights of employees and investors to participate in profits and growth and to impose discipline on management, some of which have been embodied in our corporate constitution. The following description summarizes the material terms and provisions of our corporate constitution, which cannot be amended or varied without the prior approval of the holders of a majority of our Class A Subordinate Voting Stock (not including shares held by Magna International or any person who, by agreement, is acting jointly with Magna International or over which Magna International or any such person exercises direct or indirect control or direction) and our Class B Stock, each voting as a separate class.

BOARD OF DIRECTORS

    Our corporate constitution provides that, unless otherwise approved by the holders of our Class A Subordinate Voting Stock and our Class B Stock, each voting as a separate class, (1) a majority of the members of our board of directors shall be individuals who are not our officers or our employees or individuals related to these persons, and (2) at least two of our directors shall be individuals who are not our officers or employees, or directors, officers or employees of any of our affiliates, including Magna International, nor persons related to any such officers, employees or directors.

EMPLOYEE PROFIT SHARING PLAN

    We are currently examining the establishment of an employee profit sharing plan pursuant to which a percentage of our pre-tax profits before profit sharing for each fiscal year would be allocated to our employee profit sharing plan and/or otherwise be distributed to our employees or the employees of our subsidiaries who do not participate in a similar plan, and who do not receive management incentive bonuses, during that year or the immediately following fiscal year.

REQUIRED ALLOCATIONS

DIVIDENDS

    The holders of our common stock are entitled to receive dividends, as and when declared by our board of directors, out of any legally available funds as follows. In respect of our fiscal years commencing January 1, 2004 and 2005, unless otherwise approved by ordinary resolution of the holders of each of our Class A Subordinate Voting Stock and our Class B Stock, each voting as a separate class, the holders of our Class A Subordinate Voting Stock and our Class B Stock will be entitled to receive and we will pay, as and when declared by our board of directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of each fiscal year so that the aggregate of the dividends paid or payable in respect of that year is at least equal to 10% of our after-tax profits for that fiscal year; in respect of each fiscal year thereafter, holders of our Class A Subordinate Voting Stock and our Class B Stock will be entitled to receive, as and when declared by our board of directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of such fiscal year so that the aggregate of the dividends paid or payable in respect of that year shall be equal to the greater of (1) 10% of our after-tax profits for that fiscal year and (2) an amount such that the aggregate of the dividends paid or payable in respect of that fiscal year and the two immediately preceding fiscal years is at least 20% of our after-tax profits for such three-year period.

    For further information regarding dividends payable with respect to our capital stock, see "Description of Capital Stock--Capital Stock" and "Dividend Policy".

SOCIAL OBJECTIVES

    Pursuant to our corporate constitution, a maximum of 2% of our annual pre-tax profits beginning with 2004 shall be allocated to the promotion of social objectives during each fiscal year or the immediately following fiscal year. Social objectives are objectives that are in our executive management's opinion of a political, patriotic, philanthropic, charitable, educational, scientific, artistic, social or other useful nature to the communities in which we or our affiliates operate.

INCENTIVE BONUSES

    Our corporate constitution provides that the incentive bonuses paid or payable to our corporate management in respect of each fiscal year, beginning with 2004, shall not, in the aggregate, exceed 6% of our pre-tax profits before profit sharing for such fiscal year. Our executive management, with the approval of our board of directors or a duly appointed committee of our board, has the right to allocate the amount to be paid to individuals within our corporate management as well as to determine the timing and manner of payment (whether in cash or in our shares or otherwise).

AUTHORIZED CAPITAL STOCK

    Our corporate constitution provides that no resolution of our board of directors purporting to:

    - increase the maximum number of authorized shares of any class of our stock; or

    - create a new class or series of stock having voting rights of any kind (other than on default of payment of dividends) or having rights to participate in our profits in whatever manner (other than a class or series convertible into existing classes of stock or a class or series of stock having a fixed dividend or a dividend determined without regard to profits);

shall be effective unless such resolution is approved by ordinary resolution of the holders of each of our Class A Subordinate Voting Stock and our Class B Stock voting separately as a class.

                              PLAN OF DISTRIBUTION

    We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Unless otherwise indicated in the prospectus supplement, any such underwriter, dealer or agent will be acting on a best efforts basis for the period of its appointment. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act and applicable provincial securities laws in Canada. The prospectus supplement relating to the offered securities will set forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the securities offered and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers, and any securities exchanges on which the offered securities may be listed. After the initial offering of the securities offered to the public by this prospectus and the prospectus supplement, the representatives of the underwriters may change the public offering price in the United States and such discounts or concessions. The public offering price in Canada may be decreased, and further changed from time to time by the representatives of the underwriters to an amount not greater than the public offering price specified in the prospectus supplement, provided that the underwriters have made a reasonable effort to sell all the securities offered for sale in Canada by such prospectus and prospectus supplement at such specified price.

    If underwriters or dealers are used in the sale, the offered securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased.

    If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

    Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and applicable provincial securities laws in Canada, or to contribution by us to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

    Each series of offered securities other than Class A Subordinate Voting Stock will be a new issue of securities with no established trading market. Any underwriters to whom any such securities are sold by us for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for any such offered securities.

    Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids to do not exceed a specified maximum amount. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' accounts. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

    Pursuant to policy statements of the Ontario and Quebec Securities Commissions, an underwriter may not, throughout any period of distribution under this prospectus, bid for or purchase our offered securities. This restriction is subject to certain exceptions on the condition that the bid or purchase not be engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, our offered securities. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable stock exchanges relating to market stabilization and passive market-making activities and a bid or purchase made for or on behalf of a customer where the order was not solicited during the period of distribution. All these transactons shall also be effected in accordance with Rule 104 under the Exchange Act.

                                 LEGAL MATTERS

    The validity of the securities described in this prospectus will be passed upon for us by Sidley Austin Brown & Wood, New York, New York, and for the underwriters, dealers or agents, if any, by such counsel as may be named in the applicable prospectus supplement. Certain Canadian legal matters in connection with the securities described in this prospectus hereby will be passed upon for us by Osler, Hoskin & Harcourt LLP, New York, New York.

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                                    EXPERTS

    The financial statements included or incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 in this prospectus have been so included or incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

    Other financial statements included or incorporated by reference in this prospectus have been so incorporated in reliance on the reports of the following firms of independent accountants, given on the authority of those firms as experts in auditing and accounting:

STATEMENTS                                                       INDEPENDENT ACCOUNTANTS
----------                                                    ------------------------------
Los Angeles Turf Club, Inc..................................  Ernst & Young LLP
Golden Gate Fields (Pacific Racing Association and related    Ernst & Young LLP
  entities).................................................
Bay Meadows Operating Company, LLC and Bay Meadows            Ernst & Young LLP
  Catering..................................................
Ladbroke Racing Pennsylvania and Subsidiaries...............  Ernst & Young LLP
Sport Broadcasting, Inc.....................................  Ernst & Young LLP
Remington Park, Inc.........................................  Hill, Barth & King LLC
Thistledown, Inc............................................  Hill, Barth & King LLC
Gulfstream Park Racing Association, Inc. and Subsidiary.....  PricewaterhouseCoopers LLP

                          TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our Class A Subordinate Voting Stock is Computershare Trust Company Inc. at its principal office in Lakewood, Colorado and the co-transfer agent for our Class A Subordinate Voting Stock is Computershare Trust Company of Canada at its principal office in Toronto, Ontario.

                             ADDITIONAL INFORMATION

    We file reports, proxy statements and other information with the SEC and with the Canadian securities regulatory authorities. Our SEC filings are available at the SEC's website on the World Wide Web at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. The documents that we have filed with the Canadian securities regulatory authorities are available on the World Wide Web at http://www.sedar.com. Our Class A Subordinate Voting Stock is quoted and traded on the Nasdaq National Market and is listed on The Toronto Stock Exchange.

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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC requires us to "incorporate by reference" certain information we file with it, which means that we will disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede information contained in this prospectus.

    We incorporate by reference the documents listed below:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed on April 2, 2001;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and filed on May 14, 2001;

3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and filed on August 14, 2001;

4.  Our Current Report on Form 8-K filed on January 10, 2001;

5.  Our Current Report on Form 8-K filed on February 2, 2001;

6.  Our Current Report on Form 8-K filed on February 14, 2001;

7.  Our Current Report on Form 8-K filed on February 20, 2001;

8.  Our Current Report on Form 8-K/A filed on March 27, 2001;

9.  Our Definitive Proxy Statement on Schedule 14A filed on April 9, 2001;

10. Our Current Report on Form 8-K filed on April 16, 2001;

11. Our Current Report on Form 8-K filed on May 3, 2001;

12. Our Current Report on Form 8-K/A filed on May 4, 2001;

13. Our Current Report on Form 8-K/A filed on June 19, 2001;

14. Our Current Report on Form 8-K filed on August 2, 2001; and

15. Our Current Report on Form 8-K filed on August 7, 2001.

    We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 after the date of this prospectus but before the termination of the sale of the securities offered by this prospectus.

    This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

      MAGNA ENTERTAINMENT CORP. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Unaudited Pro Forma Consolidated Statements of Operations
  and Comprehensive Income (Loss) of Magna Entertainment
  Corp. for the six-month period ended June 30, 2001, for
  the six-month period ended June 30, 2000, and for the year
  ended December 31, 2000...................................     F-2

Unaudited Consolidated Financial Statements of Magna
  Entertainment Corp. for the six month periods ended
  June 30, 2001 and June 30, 2000 and as at June 30, 2001...    F-16

Audited Consolidated Financial Statements of Magna
  Entertainment Corp. as at December 31, 2000, and December
  31, 1999 and for the years ended December 31, 2000 and
  1999, the five-month period ended December 31, 1998 and
  the year ended July 31, 1998..............................    F-24

Audited Financial Statements of Los Angeles Turf Club, Inc.
  as at December 10, 1998 and December 31, 1997 and for the
  periods from January 1, 1998 through December 10, 1998,
  November 6, 1997 through December 31, 1997, January 1,
  1997 through November 5, 1997 and for the year ended
  December 31, 1996.........................................    F-60

Audited Combined Financial Statements of Golden Gate Fields
  (consisting of Pacific Racing Association's operations
  subject to the licensing provisions of the California
  Horse Racing Board, Ladbroke Racing California, Inc. and
  Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of
  Ladbroke Racing Corporation) as at December 31, 1998 and
  1997 and for each of the years in the three year period
  ended December 31, 1998...................................    F-77

Audited Combined Financial Statements of Bay Meadows
  Operating Company, LLC and Bay Meadows Catering as of
  November 17, 2000, December 31, 1999 and December 31, 1998
  and for the periods from January 1, 2000 through November
  17, 2000, from February 1, 1999 through December 31, 1999
  and from January 1, 1999 through January 31, 1999, and for
  the year ended December 31, 1998..........................    F-93

Audited Consolidated Financial Statements of Ladbroke Racing
  Pennsylvania and Subsidiaries as at December 31, 2000 and
  December 31, 1999 and for each of the three years ended
  December 31, 2000.........................................   F-106

Audited Financial Statements of Sport Broadcasting, Inc. as
  at December 31, 2000 and December 31, 1999 and for each of
  the three years ended December 31, 2000...................   F-128

Audited Financial Statements of Remington Park, Inc. as at
  December 31, 1998 and 1997 and for each of the years in
  the three year period ended December 31, 1998.............   F-135

Audited Financial Statements of Thistledown, Inc. as at
  December 31, 1998, and 1997 and for each of the years in
  the three year period ended December 31, 1998.............   F-149

Audited Consolidated Financial Statements of Gulfstream Park
  Racing Association, Inc. and Subsidiary as at December 31,
  1998 and 1997 and for each of the years in the three year
  period ended December 31, 1998............................   F-162

                               COMPILATION REPORT

To the Directors of
Magna Entertainment Corp.

    We have reviewed, as to compilation only, the accompanying pro forma consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2001, for the six months ended June 30, 2000 and for the year ended December 31, 2000. These pro forma statements of operations and comprehensive income (loss) have been prepared for inclusion in the shelf prospectus relating to the continuous offering of debt securities, warrants to purchase debt securities, Class A Subordinate Voting Stock and warrants to purchase Class A Subordinate Voting Stock of the Company. In our opinion, the unaudited pro forma consolidated statements of operations and comprehensive income (loss) have been properly compiled to give effect to the proposed transactions and assumptions described in the notes thereto.


Toronto, Canada,
September 28, 2001                                                 /s/ ERNST & YOUNG LLP

--------------------------------------------------------------------------------

COMMENT BY INDEPENDENT CHARTERED ACCOUNTANTS FOR UNITED STATES READERS ON DIFFERENCE BETWEEN CANADA AND UNITED STATES REPORTING STANDARDS.

    The above opinion provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate the expression of an opinion with respect to the compilation of pro forma consolidated statements of operations and comprehensive income (loss). United States standards do not provide for the expression of an opinion on the compilation of pro forma consolidated statements of operations and comprehensive income (loss). To report in conformity with United States standards on the reasonableness of the pro forma adjustments and their application to the pro forma consolidated statements of operations and comprehensive income (loss) would require an examination which would be greater in scope that the review we have conducted. Consequently, under United States standards, we are unable to express any opinion with respect to the accompanying pro forma consolidated statements of operations and comprehensive income (loss).


Toronto, Canada,
September 28, 2001                                                 /s/ ERNST & YOUNG LLP

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                  (UNAUDITED)

    The following unaudited pro forma consolidated statements of operations and comprehensive income (loss) give effect to the acquisition by the Company of the following entities in exchange for shares of the Company's Class A Subordinate Voting Stock, cash and the assumption of certain debt:

    - Bay Meadows Operating Company, LLC and Bay Meadows Catering, acquired November 17, 2000

    - Ladbroke Racing Pennsylvania and Subsidiaries (including Sport Broadcasting, Inc.), acquired April 5, 2001

    The pro forma consolidated statements of operations and comprehensive income
(loss) have been presented assuming that the acquisitions set forth above had been completed as of January 1, 2000.

    The Company acquired Great Lakes Downs, Inc. on February 29, 2000; however, given the relative immateriality of the results of Great Lakes Downs, Inc. from January 1, 2000 to February 29, 2000, no pro forma impact has been recognized in these pro forma consolidated statements of operations and comprehensive income
(loss).

    The unaudited pro forma consolidated statements of operations and comprehensive income (loss) have been prepared by the Company based on the historical consolidated financial statements of the Company and the acquired entities included elsewhere in this prospectus, and certain transactions and assumptions as described in the notes thereto.

    These pro forma consolidated statements of operations and comprehensive income (loss) may not be indicative of actual results if the transactions had been effected on the dates indicated or which may be achieved in the future. The pro forma consolidated statements of operations and comprehensive income (loss) and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company and acquired entities, including the notes thereto, and "Management's Discussion and Analysis of Results of Operations and Financial Position" each of which appear elsewhere in this prospectus.

                           MAGNA ENTERTAINMENT CORP.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)
             (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                    MAGNA                                                             SPORT           PRO FORMA
                                ENTERTAINMENT               LADBROKE            SPORT          BROADCASTING, INC.    CONSOLIDATED
                                    CORP.       LADBROKE   ADJUSTMENTS   BROADCASTING, INC.        ADJUSTMENTS          TOTAL
                                -------------   --------   -----------   -------------------   -------------------   ------------
  REVENUE
  Racetrack
    Gross wagering............     $276,489     $16,759      $1,683                                                    $294,931
    Non-wagering..............       37,456       1,470                                                                  38,926
  Real Estate
    Sale of real estate.......       36,145                                                                              36,145
    Rental and other..........        7,628                                                                               7,628
                                   --------     -------      ------             -----                 -----            --------
                                   $357,718     $18,229      $1,683                                                    $377,630
                                   --------     -------      ------             -----                 -----            --------
  COSTS AND EXPENSES
  Racetrack
    Purses, awards and
      other...................     $173,708     $ 4,088      $1,302                                                    $179,098
    Operating costs...........       86,261      10,953                                                                  97,214
    General and
      administrative..........       15,230         566                                                                  15,796
  Real Estate
    Real estate sold..........       19,093                                                                              19,093
    Operating costs...........        5,416                                                                               5,416
    General and
      administrative..........          547                                                                                 547
  Depreciation and
    amortization..............       11,984         495         731                                                      13,210
  Predevelopment and other
    costs.....................        1,822                                     $ 430                 $ 101               2,353
  Interest expense, net.......        2,078                     549                                                       2,627
                                   --------     -------      ------             -----                 -----            --------
                                   $316,139     $16,102      $2,582             $ 430                 $ 101            $335,354
                                   --------     -------      ------             -----                 -----            --------
  Income (loss) before income
    taxes.....................     $ 41,579     $ 2,127      $ (899)            $(430)                $(101)           $ 42,276
  Income tax provision
    (benefit).................       16,874         884        (360)                                                     17,398
                                   --------     -------      ------             -----                 -----            --------
  Net income (loss)...........     $ 24,705     $ 1,243      $ (539)            $(430)                $(101)           $ 24,878
  Other comprehensive loss
    Foreign currency
      translation adjustment         (8,956)                                                                             (8,956)
                                   --------     -------      ------             -----                 -----            --------
  Comprehensive income
    (loss)....................     $ 15,749     $ 1,243      $ (539)            $(430)                $(101)           $ 15,922
                                   ========     =======      ======             =====                 =====            ========
  Earnings per share for the
    Class A Subordinate Voting
    Stock, Class B Stock or
    Exchangeable Shares:
      Basic...................     $   0.30                                                                            $   0.30
      Diluted.................     $   0.30                                                                            $   0.30
                                   ========     =======      ======             =====                 =====            ========
  Average number of shares of
    Class A Subordinate Voting
    Stock, Class B Stock and
    Exchangeable Shares
    outstanding during the
    period (in thousands):
      Basic...................       82,027                   1,589                                                      83,616
      Diluted.................       82,249                   1,589                                                      83,838
                                   ========     =======      ======             =====                 =====            ========

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

    Pro Forma Consolidated Statement of Operations and Comprehensive Income

    The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2001 has been prepared from:

    (i) the unaudited consolidated statement of operations and comprehensive income of Magna Entertainment Corp. ("the Company") for the six-month period ended June 30, 2001;

    (ii) the unaudited consolidated statement of operations of Ladbroke Racing Pennsylvania and Subsidiaries ("Ladbroke") for the period from January 1, 2001 to April 4, 2001; and

   (iii) the unaudited statement of operations of Sport Broadcasting, Inc. ("SBI") for the three-month period ended March 31, 2001.

    This pro forma consolidated statement of operations and comprehensive income should be read in conjunction with the historical financial statements of the Company, Ladbroke and SBI, including the related notes thereto, presented elsewhere herein.

    This pro forma consolidated statement of operations and comprehensive income has been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").

    This pro forma consolidated statement of operations and comprehensive income is not necessarily indicative of the financial position or operating results that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2.  PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

    This pro forma consolidated statement of operations and comprehensive income has been presented assuming that the acquisition described below had been completed as of January 1, 2000. The pro forma consolidated statement of operations and comprehensive income gives effect to the following items:

(a) Ladbroke

    On April 5, 2001, the Company completed the acquisition of Ladbroke Racing Pennsylvania Inc. and Sport Broadcasting, Inc. (collectively "Ladbroke Racing Pennsylvania and Subsidiaries" or "Ladbroke") for a total purchase price, including cash acquired of $7.0 million, and transaction costs of $54.5 million. The total purchase price was satisfied by cash payments of $28 million, the issuance of two promissory notes totalling $13,250,000 which bear interest at 6% with the first note in the amount of $6,625,000 maturing on the first anniversary of the closing date and the second note in the amount of $6,625,000 maturing on the second anniversary of the closing date, and by the issuance of 3,178,297 shares of Class A Subordinate Voting Stock. Ladbroke includes account wagering operations, The Meadows harness track, four off-track betting facilities. In addition, substantially all the assets of Sport Broadcasting, Inc. consist of an 18.3% interest in The Racing Network. The Company has recently determined that the excess of purchase price over net assets on the Ladbroke acquisition should be allocated to racing licenses rather than goodwill as previously identified. As a result, the excess has

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      AND COMPREHENSIVE INCOME (CONTINUED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

been reflected as racing licenses and accordingly a deferred tax liability has been established relating to this asset.

    (i) The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2001 includes the results of Ladbroke for the same period.

    (ii) The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2001 includes adjustments that arise as a result of the Ladbroke acquisition and the application of purchase accounting. The adjustments to the results of operations of Ladbroke included in the pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2001 are:

       - The Ladbroke statement of operations presents gross wagering revenues net of pari-mutuel taxes. For the period to our acquisition, these taxes were $1,683,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $1,683,000.

       - Additional amortization expense of $769,000 as a result of the increase in other assets (racing license), based on the purchase price allocation, and accounting policy to amortize the other assets over a 20-year period.

       - The State of Pennsylvania has granted the Company a reduction in pari-mutuel taxes of 0.5% for a period of three years. This reduction has been calculated based on handle to the date of our acquisition of $76,295,000. As such, the tax reduction would decrease purses, awards and other expenses by $381,000.

       - On acquisition, the Company issued promissory notes of $13,250,000 which bear interest at 6% per annum. Accordingly, there would be an increase in interest expense of $199,000.

       - On acquisition, the Company paid cash of approximately $28,000,000. Accordingly, there would be decreased interest income earned in the period as a result of these funds being disbursed at the beginning of the period of approximately $350,000.

       - Ladbroke had previously depreciated buildings over a 25-year period. The Company's accounting policy is to depreciate these assets over a 40-year period. Accordingly, depreciation and amortization expense has been reduced by $38,000 to reflect the longer depreciation period.

       - A decrease in income tax expense of $52,000 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

       - A decrease in deferred income tax expense of $308,000 as a result of the reversal of deferred income taxes on the amortization of the other assets (racing license).

(b) Sport Broadcasting, Inc.

    (i) The pro forma consolidated statement of operations and comprehensive income for the six month period ended June 30, 2001 includes the results of SBI for the same period.

    (ii) The pro forma consolidated statement of operations and comprehensive income includes an adjustment to adjust the loss in SBI to only the contributions made to SBI in the six month

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      AND COMPREHENSIVE INCOME (CONTINUED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

       period ended June 30, 2001. Contributions during the six month period ended June 30, 2001 were $943,000. Of these amounts, $531,000 were up to the date of our acquisition and $412,000 were subsequent to our acquisition. Contributions subsequent to our acquisition are included in the Company's balances. As the loss for the period is accounted for by the equity method of accounting, an adjustment to increase pre-development and other costs by $101,000 is required to reflect the $531,000 of contributions made is required.

3.  CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's consolidated financial statements are prepared in accordance with US GAAP. US GAAP, as applied to the Company, does not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except that under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                           MAGNA ENTERTAINMENT CORP.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)
             (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                      BMOC
                                           MAGNA       BMOC AND      AND BMC
                                       ENTERTAINMENT      BMC       COMPANIES                LADBROKE            SPORT
                                           CORP.       COMPANIES   ADJUSTMENTS   LADBROKE   ADJUSTMENTS   BROADCASTING, INC.
                                       -------------   ---------   -----------   --------   -----------   -------------------
  REVENUE
  Racetrack
    Gross wagering...................     $241,212      $27,088                  $33,570      $ 3,837
    Non-wagering.....................       30,332        5,332                    3,371
  Real Estate
    Sale of real estate..............        8,269
    Rental and other.................        8,999
                                          --------      -------      -------     -------      -------            -----
                                          $288,812      $32,420                  $36,941      $ 3,837
                                          --------      -------      -------     -------      -------            -----
  COSTS AND EXPENSES
  Racetrack
    Purses, awards and other.........     $154,242      $17,207                  $ 8,468      $ 2,989
    Operating costs..................       75,944        9,356      $   500      20,930
    General and administrative.......        7,077          650                    1,962
  Real Estate
    Real estate sold.................        5,914
    Operating costs..................        7,160
    General and administrative.......          468
  Depreciation and amortization......        9,952          592          178       1,152        1,349
  Predevelopment and other costs.....        2,441                                                               $ 439
  Interest expense, net..............          (35)        (110)         603                    1,098
                                          --------      -------      -------     -------      -------            -----
                                          $263,163      $27,695      $ 1,281     $32,512      $ 5,436            $ 439
                                          --------      -------      -------     -------      -------            -----
  Income (loss) before income
    taxes............................     $ 25,649      $ 4,725      $(1,281)    $ 4,429      $(1,599)           $(439)
  Income tax provision (benefit).....       10,917                     1,378       1,772         (639)
                                          --------      -------      -------     -------      -------            -----
  Net income (loss)..................     $ 14,732      $ 4,725      $(2,659)    $ 2,657      $  (960)           $(439)
  Other comprehensive loss
    Foreign currency translation
      adjustment.....................       (6,329)
                                          --------      -------      -------     -------      -------            -----
  Comprehensive income (loss)........     $  8,403      $ 4,725      $(2,659)    $ 2,657      $  (960)           $(439)
                                          ========      =======      =======     =======      =======            =====
  Earnings per share for the Class A
    Subordinate Voting Stock, Class B
    Stock or Exchangeable Shares:
      Basic..........................     $   0.18
      Diluted........................     $   0.18
                                          ========      =======      =======     =======      =======            =====
  Average number of shares of Class A
    Subordinate Voting Stock, Class B
    Stock and Exchangeable Shares
    outstanding during the period (in
    thousands):
      Basic..........................       80,377                                              3,178
      Diluted........................       80,377                                              3,178
                                          ========      =======      =======     =======      =======            =====


                                      PRO FORMA
                                     CONSOLIDATED
                                        TOTAL
                                     ------------
  REVENUE
  Racetrack
    Gross wagering.................    $305,707
    Non-wagering...................      39,035
  Real Estate
    Sale of real estate............       8,269
    Rental and other...............       8,999
                                       --------
                                       $362,010
                                       --------
  COSTS AND EXPENSES
  Racetrack
    Purses, awards and other.......    $182,906
    Operating costs................     106,730
    General and administrative.....       9,689
  Real Estate
    Real estate sold...............       5,914
    Operating costs................       7,160
    General and administrative.....         468
  Depreciation and amortization....      13,223
  Predevelopment and other costs...       2,880
  Interest expense, net............       1,556
                                       --------
                                       $330,526
                                       --------
  Income (loss) before income
    taxes..........................    $ 31,484
  Income tax provision (benefit)...      13,428
                                       --------
  Net income (loss)................    $ 18,056
  Other comprehensive loss
    Foreign currency translation
      adjustment...................      (6,329)
                                       --------
  Comprehensive income (loss)......    $ 11,727
                                       ========
  Earnings per share for the Class
    Subordinate Voting Stock, Class
    Stock or Exchangeable Shares:
      Basic........................    $   0.22
      Diluted......................    $   0.22
                                       ========
  Average number of shares of Class
    Subordinate Voting Stock, Class
    Stock and Exchangeable Shares
    outstanding during the period (
    thousands):
      Basic........................      83,555
      Diluted......................      83,555
                                       ========

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    Pro Forma Consolidated Statement of Operations and Comprehensive Income

    The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2000 has been prepared from:

    (i) the unaudited consolidated statement of operations and comprehensive income of the Company for the six-month period ended June 30, 2000;

    (ii) the unaudited combined statement of income of Bay Meadows Operating Company, LLC ("BMOC") and Bay Meadows Catering ("BMC") (collectively "Bay Meadows") for the six-month period ended June 30, 2000;

   (iii) the unaudited consolidated statement of operations of Ladbroke for the six-month period ended June 30, 2000; and

    (iv) the unaudited statement of operations of SBI for the six-month period ended June 30, 2000.

    This pro forma consolidated statement of operations and comprehensive income should be read in conjunction with the historical financial statements of the Company, BMOC and BMC, Ladbroke and SBI, including the related notes thereto, presented elsewhere herein.

    This pro forma consolidated statement of operations and comprehensive income has been prepared in accordance with US GAAP.

    This pro forma consolidated statement of operations and comprehensive income is not necessarily indicative of the financial position or operating results that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

    This pro forma consolidated statement of operations and comprehensive income has been presented assuming that the acquisitions described below had been completed as of January 1, 2000. The pro forma consolidated statement of operations and comprehensive income gives effect to the following items:

(a) Bay Meadows

    On November 17, 2000, the Company acquired all the membership interests in BMOC and all the capital stock in BMC for a purchase price, including estimated transaction costs, of $24,100,000, paid in cash.

    (i) The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2000 includes the results of operations of BMOC and BMC for the same period.

    (ii) The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2000 includes adjustments that arise as a result of the acquisition of Bay Meadows and the application of purchase accounting. The adjustments to

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      AND COMPREHENSIVE INCOME (CONTINUED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED) the results of BMOC and BMC included in the pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2000 are:

       - The impact of the application of purchase accounting to the Bay Meadows transaction on November 17, 2000, results in an increase of other assets (racing license) of $17,458,000 and an increase of goodwill of $749,000. As a result, additional depreciation and amortization expense of $454,000 is required as a result of the increase in the book value of the racing license and goodwill to amortize the racing license and goodwill, each over 20 years.

       - Prior to the acquisition by the Company, Bay Meadows distributed $5,653,000 of racetrack property improvements and equipment to its parent company. As such, an adjustment to decrease depreciation and amortization expense of $276,000 is required as a result of racetrack property improvements and equipment not acquired.

       - Under a prepaid lease agreement entered into between the Company and the owner of the racetrack land and facilities, an adjustment is required to increase the rent paid in the period by $500,000.

       - On acquisition, the Company paid cash of approximately $24,100,000. Accordingly, there would be decreased interest income earned of approximately $603,000 in the six-month period ended June 30, 2000 as a result of these funds being disbursed at the beginning of the period.

       - An additional tax expense of $1,378,000 is required as a result of the above-noted adjustments and the taxation of the BMOC results, effected at a combined federal and state tax rate of 40%.

(b) Ladbroke

    (i) The pro forma consolidated statement of operations and comprehensive income of the six month period ended June 30, 2000 includes the results of Ladbroke for the same period.

    (ii) The pro forma consolidated statement of operations and comprehensive income for the six month period ended June 30, 2000 includes adjustments that arise as a result of the Ladbroke acquisition and the application of purchase accounting. The adjustments to the results of operations of Ladbroke included in the pro forma consolidated statement of operations and comprehensive income for the six month period ended June 30, 2000 are:

       - The Ladbroke statement of operations presents gross wagering revenues net of pari-mutuel taxes. For the six month period ended June 30, 2000, these taxes were $3,837,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $3,837,000.

       - Additional amortization expense of $1,424,000 as a result of the increase in other assets (racing license), based on the purchase price allocation, and accounting policy to amortize other assets over a 20-year period.

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      AND COMPREHENSIVE INCOME (CONTINUED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED)
       - The State of Pennsylvania has granted the Company a reduction in pari-mutuel taxes of 0.5% for a period of three years. This reduction has been calculated based on handle for the period from January 1, 2000 to June 30, 2000 of $169,694,000. As such, the tax reduction would decrease purses, awards and other expenses by $848,000.

       - On acquisition, the Company issued promissory notes of $13,250,000 which bear interest at 6% per annum. Accordingly, there would be an increase in interest expense of $398,000.

       - On acquisition, the Company paid cash of approximately $28 million. Accordingly there would be decreased interest income earned of approximately $700,000 in the six-month period ended June 30, 2000 as a result of these funds being disbursed at the beginning of the period.

       - Ladbroke had previously depreciated buildings over a 25-year period. The Company's accounting policy is to depreciate these assets over a 40-year period. Accordingly, depreciation and amortization expense has been reduced by $75,000 to reflect the longer depreciation period.

       - A decrease in income tax expense of $639,000 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

(c) Sport Broadcasting, Inc.

    The pro forma consolidated statement of operations and comprehensive income for the six-month period ended June 30, 2000 includes the results of SBI for the same period. The loss in the six-month period ended June 30, 2000 is not available. However, because the loss for the period is accounted for by the equity method of accounting, the loss for the period represents only the contributions made by the Company of $439,000 during the six-month period ended June 30, 2000.

3. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's consolidated financial statements are prepared in accordance with US GAAP. US GAAP, as applied to the Company, does not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except that under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                           MAGNA ENTERTAINMENT CORP.
     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)
             (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                  BMOC AND                                                SPORT
                                         MAGNA       BMOC AND        BMC                                   SPORT       BROADCASTING
                                     ENTERTAINMENT      BMC       COMPANIES                LADBROKE     BROADCASTING       INC.
                                         CORP.       COMPANIES   ADJUSTMENTS   LADBROKE   ADJUSTMENTS       INC.       ADJUSTMENTS
                                     -------------   ---------   -----------   --------   -----------   ------------   ------------
REVENUE
Racetrack
  Gross wagering...................     $301,288      $19,184      $34,352     $64,282      $ 7,249
  Non-wagering.....................       53,961       10,656                    6,353
Real Estate
  Sale of real estate..............       37,630
  Rental and other.................       20,684
                                        --------      -------      -------     -------      -------        -------        -------
                                        $413,563      $29,840      $34,352     $70,635      $ 7,249
                                        --------      -------      -------     -------      -------        -------        -------
COSTS AND EXPENSES
Racetrack
  Purses, awards and other.........     $190,043                   $34,352     $14,244      $ 5,628
  Operating costs..................      128,612       17,414          880      41,621
  General and administrative.......       18,117        2,385                    4,492
Real Estate
  Real estate sold.................       30,656
  Operating costs..................       18,928
  General and administrative.......        1,133
Depreciation and amortization......       20,061          985          313       2,221          998
Predevelopment and other costs
  (income).........................        4,245         (174)                   1,730                     $ 2,019        $  (646)
Interest expense...................        3,263                                 3,085          795
Interest income....................       (3,048)                    1,060      (4,959)       1,400
                                        --------      -------      -------     -------      -------        -------        -------
                                        $412,010      $20,610      $36,605     $62,434      $ 8,821        $ 2,019        $  (646)
                                        --------      -------      -------     -------      -------        -------        -------
Income (loss) before income
  taxes............................     $  1,553      $ 9,230      $(2,253)    $ 8,201      $(1,572)       $(2,019)       $   646
Income tax provision (benefit).....        1,112                     2,791       3,337         (170)
                                        --------      -------      -------     -------      -------        -------        -------
Net income (loss)..................     $    441      $ 9,230      $(5,044)    $ 4,864      $(1,402)       $(2,019)       $   646
Other comprehensive loss
  Foreign currency translation
    adjustment.....................       (8,938)
                                        --------      -------      -------     -------      -------        -------        -------
Comprehensive income (loss)........     $ (8,497)     $ 9,230      $(5,044)    $ 4,864      $(1,402)       $(2,019)       $   646
                                        ========      =======      =======     =======      =======        =======        =======
Earnings per share for the Class A
  Subordinate Voting Stock, Class B
  Stock or Exchangeable Shares:
    Basic..........................     $   0.01
    Diluted........................     $   0.01
                                        ========      =======      =======     =======      =======        =======        =======
Average number of shares of Class A
  Subordinate Voting Stock, Class B
  Stock and Exchangeable Shares
  outstanding during the period (in
  thousands):
    Basic..........................       80,422                                              3,178
    Diluted........................       80,424                                              3,178
                                        ========      =======      =======     =======      =======        =======        =======


                                      PRO FORMA
                                     CONSOLIDATED
                                        TOTAL
                                     ------------
REVENUE
Racetrack
  Gross wagering...................    $426,355
  Non-wagering.....................      70,970
Real Estate
  Sale of real estate..............      37,630
  Rental and other.................      20,684
                                       --------
                                       $555,639
                                       --------
COSTS AND EXPENSES
Racetrack
  Purses, awards and other.........    $244,267
  Operating costs..................     188,527
  General and administrative.......      24,994
Real Estate
  Real estate sold.................      30,656
  Operating costs..................      18,928
  General and administrative.......       1,133
Depreciation and amortization......      24,578
Predevelopment and other costs
  (income).........................       7,174
Interest expense...................       7,143
Interest income....................      (5,547)
                                       --------
                                       $541,853
                                       --------
Income (loss) before income
  taxes............................    $ 13,786
Income tax provision (benefit).....       7,070
                                       --------
Net income (loss)..................    $  6,716
Other comprehensive loss
  Foreign currency translation
    adjustment.....................      (8,938)
                                       --------
Comprehensive income (loss)........    $ (2,222)
                                       ========
Earnings per share for the Class A
  Subordinate Voting Stock, Class B
  Stock or Exchangeable Shares:
    Basic..........................    $   0.08
    Diluted........................    $   0.08
                                       ========
Average number of shares of Class A
  Subordinate Voting Stock, Class B
  Stock and Exchangeable Shares
  outstanding during the period (in
  thousands):
    Basic..........................      83,600
    Diluted........................      83,602
                                       ========

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

(a) Pro Forma Consolidated Statement of Operations and Comprehensive Loss

    The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 has been prepared from:

    (i) the audited consolidated statement of operations and comprehensive loss of the Company for the year ended December 31, 2000;

    (ii) the audited combined statement of income of Bay Meadows for the period from January 1, 2000 to November 17, 2000, the date of acquisition;

   (iii) the audited consolidated statement of operations of Ladbroke for the year ended December 31, 2000; and

    (iv) the audited statement of operations of SBI for the year ended December 31, 2000.

    This pro forma consolidated statement of operations and comprehensive loss should be read in conjunction with the historical financial statements of the Company, Bay Meadows, Ladbroke and SBI, including the related notes thereto.

    This pro forma consolidated statement of operations and comprehensive loss has been prepared in accordance with US GAAP.

    This pro forma consolidated statement of operations and comprehensive loss is not necessarily indicative of the financial position or operating results that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

    The pro forma consolidated statement of operations and comprehensive loss has been presented assuming that the acquisitions described below had been completed as of January 1, 2000. The pro forma consolidated statement of operations and comprehensive loss gives effect to the following items:

(a) Bay Meadows

    (i) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 includes the results of operations of Bay Meadows for the period from January 1, 2000 to November 17, 2000, the date of acquisition.

    (ii) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 includes adjustments that arise as a result of the acquisition of Bay Meadows and the application of purchase accounting. The adjustments to the results of Bay Meadows included in the pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 are:

       - The impact of the application of purchase accounting to the Bay Meadows transaction on November 17, 2000, results in an increase of other assets (racing license) of $17,458,000 and

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       AND COMPREHENSIVE LOSS (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED) an increase of goodwill of $749,000. As a result, additional depreciation and amortization expense of $800,000 is required as a result of the increase in the book value of the racing license and goodwill to amortize the racing license and goodwill, each over 20 years.

       - Prior to the acquisition by the Company, Bay Meadows distributed $5,653,000 of racetrack property improvements and equipment to its parent company. As such, an adjustment to decrease depreciation and amortization expense of $487,000 is required as a result of racetrack property improvements and equipment not acquired.

       - Under a prepaid lease agreement entered into between the Company and the owner of the racetrack land and facilities, an adjustment is required to increase the rent paid in 2000 by $880,000.

       - On acquisition, the Company paid cash of approximately $24,100,000. Accordingly, there would be decreased interest income earned of approximately $1,060,000 to the date of acquisition as a result of these funds being disbursed at the beginning of the year.

       - The BMOC statement of operations presents gross wagering revenues net of purses, awards and other expenses. For the year ended December 31, 2000, purses, awards and other expenses were $34,352,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $34,352,000.

       - An additional tax expense of $2,791,000 is required as a result of the above noted adjustments and the taxation of the BMOC results, effected at a combined federal and state tax rate of 40%.

(b) Ladbroke

    (i) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 includes the results of Ladbroke for the same period.

    (ii) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 includes adjustments that arise as a result of the Ladbroke acquisition and the application of purchase accounting. The adjustments to the results of operations of Ladbroke included in the pro forma consolidated statements of operations and comprehensive loss for the year ended December 31, 2000 are:

       - The Ladbroke statement of operations presents gross wagering revenues net of pari-mutuel taxes. For the year ended December 31, 2000, these taxes were $7,249,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $7,249,000.

       - Additional amortization expense of $1,149,000 as a result of the increase in other assets (racing license), based on the purchase price allocation, and accounting policy to amortize other assets over a 20-year period.

                           MAGNA ENTERTAINMENT CORP.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       AND COMPREHENSIVE LOSS (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED)
       - The State of Pennsylvania has granted the Company a reduction in pari-mutuel taxes by 0.5% for a period of three years. This reduction has been calculated based on handle for the year ended December 31, 2000 of $324,135,000. As such, the tax reduction would decrease purses, awards and other expenses by $1,621,000.

       - On acquisition, the Company issued promissory notes of $13,250,000 which bear interest at 6% per annum. Accordingly, there would be an increase in interest expense of $795,000.

       - On acquisition, the Company paid cash of approximately $28,000,000. Accordingly, there would be decreased interest income earned of approximately $1,400,000 in the year as a result of these funds being disbursed at the beginning of the year.

       - Ladbroke had previously depreciated buildings over a 25-year period. The Company's accounting policy is to depreciate these assets over a 40-year period. Accordingly, depreciation and amortization expense has been reduced by $151,000 to reflect the longer depreciation period.

       - An decrease in income tax expense and income taxes payable of $170,000 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

(c) Sport Broadcasting, Inc.

    (i) The pro forma statement of operations and comprehensive loss for the year ended December 31, 2000 includes the results of SBI for the same period.

    (ii) The pro forma statement of operations and comprehensive loss includes an adjustment to adjust the loss in SBI, under the equity method of accounting, to only the contributions made to SBI in the year ended December 31, 2000. Contributions during the year ended December 31, 2000 were $1,373,000. SBI's loss for the year ended December 31, 2000 was $2,019,000. As such, an adjustment of $646,000 is required to adjust the loss to contributions only.

3. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's consolidated financial statements are prepared in accordance with US GAAP. US GAAP, as applied to the Company, does not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except that under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                           MAGNA ENTERTAINMENT CORP.

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                  (UNAUDITED)
               (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE FIGURES)

                                                                 SIX MONTHS ENDED
                                                              -----------------------
                                                               JUNE 30,     JUNE 30,
                                                                 2001         2000
                                                              ----------   ----------
                                                              (RESTATED, SEE NOTE 1)
REVENUE
Racetrack
  Gross wagering............................................   $276,489     $241,212
  Non-wagering..............................................     37,456       30,332
Real estate
  Sale of real estate.......................................     36,145        8,269
  Rental and other..........................................      7,628        8,999
                                                               --------     --------
                                                               $357,718     $288,812
                                                               --------     --------
COSTS AND EXPENSES
Racetrack
  Purses, awards and other..................................   $173,708     $154,242
  Operating costs...........................................     86,261       75,944
  General and administrative................................     15,230        7,077
Real estate
  Cost of real estate sold..................................     19,093        5,914
  Operating costs...........................................      5,416        7,160
  General and administrative................................        547          468
Predevelopment and other costs..............................      1,822        2,441
Depreciation and amortization...............................     11,984        9,952
Interest expense (income), net..............................      2,078          (35)
                                                               --------     --------
                                                               $316,139     $263,163
                                                               --------     --------
Income before income taxes..................................   $ 41,579     $ 25,649
Income tax provision........................................     16,874       10,917
                                                               --------     --------
Net income..................................................   $ 24,705     $ 14,732
Other comprehensive loss:
  Foreign currency translation adjustment...................      8,956        6,329
                                                               --------     --------
Comprehensive income........................................   $ 15,749     $  8,403
                                                               ========     ========
Earnings per share of Class A Subordinate Voting Stock,
  Class B Stock or Exchangeable Shares:
    Basic...................................................   $   0.30     $   0.18
    Diluted.................................................   $   0.30     $   0.18
                                                               ========     ========
Average number of shares of Class A Subordinate Voting
  Stock, Class B Stock and Exchangeable Shares outstanding
  during the period [in thousands]:
    Basic...................................................     82,027       80,377
    Diluted.................................................     82,249       80,377
                                                               ========     ========

                           MAGNA ENTERTAINMENT CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                          (U.S. DOLLARS IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                              ---------------------
                                                              JUNE 30,    JUNE 30,
                                                                2001        2000
                                                              ---------   ---------
CASH PROVIDED FROM (USED FOR):
OPERATING ACTIVITIES
Net income..................................................  $ 24,705    $ 14,732
Items not involving current cash flows......................   (11,333)      7,302
                                                              --------    --------
                                                              $ 13,372    $ 22,034
Changes in non-cash items related to operations.............    10,313     (25,875)
                                                              --------    --------
                                                              $ 23,685    $ (3,841)
                                                              --------    --------
INVESTMENT ACTIVITIES
Acquisition of business, net of cash........................  $(21,035)         --
Real estate property and fixed asset additions..............   (16,383)   $ (8,767)
Proceeds on disposal of real estate.........................    32,905       8,269
Other asset disposals.......................................       164       1,749
Proceeds on real estate sold to Magna.......................        --       6,147
                                                              --------    --------
                                                              $ (4,349)   $  7,398
                                                              --------    --------
FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness....................  $ (7,609)   $ (2,056)
(Repayment of) increase in long-term debt...................     8,661      (6,767)
Contributed capital.........................................        --       1,352
Issuance of share capital...................................       443          --
                                                              --------    --------
                                                              $  1,495    $ (7,471)
                                                              --------    --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................  $ (1,625)   $    (55)
                                                              --------    --------
Net (decrease) increase in cash and cash equivalents during
  the period................................................  $ 19,206    $ (3,969)
Cash and cash equivalents, beginning of period..............    31,976      50,660
                                                              --------    --------
Cash and cash equivalents, end of period....................  $ 51,182    $ 46,691
                                                              ========    ========

                           MAGNA ENTERTAINMENT CORP.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)
                          (U.S. DOLLARS IN THOUSANDS)

                                                              JUNE 30,    DECEMBER 31,
                                                                2001          2000
                                                              ---------   -------------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 51,182      $ 31,976
  Restricted cash...........................................     7,189        13,461
  Accounts receivable.......................................    31,618        33,399
  Prepaid expenses and other................................    10,195         7,984
                                                              --------      --------
                                                              $100,184      $ 86,820
                                                              --------      --------
Real estate properties and fixed assets, net................  $568,649      $568,265
                                                              --------      --------
Other assets, net...........................................  $175,619      $117,561
                                                              --------      --------
Future tax assets...........................................  $  6,943      $  8,393
                                                              --------      --------
                                                              $851,395      $781,039
                                                              ========      ========

                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness.........................................  $     --      $  7,609
  Accounts payable and other liabilities....................    57,732        64,847
  Income taxes payable......................................    16,231         1,111
  Long-term debt due within one year........................    23,053        12,754
                                                              --------      --------
                                                              $ 97,016      $ 86,321
                                                              --------      --------
Long-term debt..............................................  $ 74,034      $ 63,343
                                                              --------      --------
Other long-term liabilities.................................  $    300      $    234
                                                              --------      --------
Future tax liabilities......................................  $108,815      $ 89,353
                                                              --------      --------
Shareholders' equity:
Capital stock issued and outstanding-
  Class A Subordinate Voting Stock..........................  $119,635      $100,770
  Exchangeable Shares.......................................    52,765        57,937
  Class B Stock.............................................   394,094       394,094
Contributed surplus.........................................     1,352         1,352
Retained earnings (deficit).................................    22,715        (1,990)
Accumulated comprehensive loss..............................   (19,331)      (10,375)
                                                              --------      --------
                                                              $571,230      $541,788
                                                              --------      --------
                                                              $851,395      $781,039
                                                              ========      ========

                           MAGNA ENTERTAINMENT CORP.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from estimates. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2000.

    As a result of the seasonal nature of our racetrack business, racetrack revenues and operating results for any quarter will not be indicative of the revenues and operating results for the year. The accompanying consolidated statement of operations and comprehensive income for the six months ended June 30, 2001 reflect a disproportionate share of annual net earnings as the Company normally earns a substantial portion of its net earnings in the first quarter of each year.

    Effective October 1, 2000, the Company changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements and guidance provided by EITF 99-19 Recording Revenue Gross as a Principal versus Net as an Agent. Previously the Company recorded its wagering revenue net of "purses, stakes and awards" and "pari-mutuel wagering taxes". Under the new accounting method adopted during the fourth quarter of 2000, the Company now recognizes revenue gross of "purses, stakes and awards" and "pari-mutuel wagering taxes". The costs relating to these amounts are shown as "purses, awards and other" in the accompanying consolidated statement of operations and comprehensive income. In accordance with SAB 101 guidance, all prior period income statements have been retroactively reclassified to comply with the new accounting method.

2. BUSINESS ACQUISITION

    On April 5, 2001, the Company completed the acquisition of Ladbroke Racing Pennsylvania Inc. and Sport Broadcasting, Inc. (collectively the "Ladbroke Companies") for a total purchase price, including cash acquired of $7.0 million and transaction costs, of $54.5 million. The total purchase price was satisfied by cash payments of $28 million, the issuance of two promissory notes totalling $13.25 million which bear interest at 6% with the first note in the amount of $6,625,000 maturing on the first anniversary of the closing date and the second note in the amount of $6,625,000 maturing on the second anniversary of the closing date and by the issuance of 3,178,297 shares of Class A Subordinate Voting Stock. The Ladbroke Companies include account wagering operations, The Meadows harness track, four off-track betting facilities and an 18.3% interest in The Racing Network.

                           MAGNA ENTERTAINMENT CORP.

                                  (UNAUDITED)

2. BUSINESS ACQUISITION (CONTINUED)
    The purchase price, which may be adjusted further, has been allocated to the assets and liabilities acquired as follows (in thousands):

Non-cash working capital....................................  $ (6,514)
Real estate properties and fixed assets.....................    19,947
Other assets................................................    61,550
Deferred income taxes.......................................   (27,448)
                                                              --------
Net assets acquired and total purchase price, net of cash
  acquired..................................................  $ 47,535
                                                              ========
The purchase consideration for this acquisition is as
  follows:
Cash........................................................  $ 21,035
Issuance of shares of Class A Subordinate Voting Stock......    13,250
Issuance of two promissory notes............................    13,250
                                                              --------
                                                              $ 47,535
                                                              ========

Pro-Forma Impact

    If the acquisition of the Ladbroke Companies had occurred on January 1, 2000, the Company's unaudited pro-forma results would have been:

                                          FOR THE SIX MONTHS     FOR THE SIX MONTHS
                                         ENDED JUNE 30, 2001    ENDED JUNE 30, 2000
                                         --------------------   --------------------
Revenues...............................        $379,592               $330,676
Expenses...............................         335,485                301,698
                                               --------               --------
Income before income taxes.............          44,107                 28,978
                                               ========               ========
Net income.............................          25,718                 15,968
                                               ========               ========
Net income per share (basic and
  diluted).............................        $   0.31               $   0.19
                                               ========               ========

                           MAGNA ENTERTAINMENT CORP.

                                  (UNAUDITED)

3. CAPITAL STOCK

    Changes in Class A Subordinate Voting Stock, Class B Stock and Exchangeable Shares for the six months ended June 30, 2001 are shown in the following table (number of shares and stated value in the following table have been rounded to the nearest thousand):

                                       CLASS A SUBORDINATE
                                          VOTING STOCK        EXCHANGEABLE SHARES       CLASS B STOCK
                                      ---------------------   --------------------   --------------------
                                       NUMBER      STATED      NUMBER      STATED     NUMBER      STATED
                                      OF SHARES     VALUE     OF SHARES    VALUE     OF SHARES    VALUE
                                      ---------   ---------   ---------   --------   ---------   --------
Issued and outstanding at
  December 31, 2000.................   14,192     $100,770      7,807     $57,937     58,466     $394,094
Issued on exercise of stock
  options...........................        9           40         --          --         --           --
Conversion of Exchangeable Shares to
  Class A Subordinate Voting
  Stock.............................       71          527        (71)       (527)        --           --
                                       ------     --------      -----     -------     ------     --------
Issued and outstanding at March 31,
  2001..............................   14,272     $101,337      7,736     $57,410     58,466     $394,094
Issued on acquisition of the
  Ladbroke Companies on April 5,
  2001..............................    3,178       13,250         --          --         --           --
Issued under the Plan...............       63          403         --          --         --           --
Conversion of Exchangeable Shares to
  Class A Subordinate Voting
  Stock.............................      626        4,645       (626)     (4,645)        --           --
                                       ------     --------      -----     -------     ------     --------
Issued and outstanding at June 30,
  2001..............................   18,139     $119,635      7,110     $52,765     58,466     $394,094
                                       ======     ========      =====     =======     ======     ========

    The Company has a Long-term Incentive Plan (the "Plan") (adopted in 2000) which allows for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, bonus stock and performance shares to directors, officers, employees, consultants, independent contractors and agents. A maximum of 8.0 million shares could be issued under the Plan, of which 6.5 million are available for issuance pursuant to stock options and tandem stock appreciation rights and 1.5 million are available for issuance pursuant to any other type of award under the Plan. During the three months ended June 30, 2001, 63,094 shares were issued under the Plan.

    The Company grants stock options to certain directors, officers and key employees to purchase shares of the Company's Class A Subordinate Voting Stock. The majority of the stock options give the grantee the right to purchase
Class A Subordinate Voting Stock of the Company at a price no less than the fair market value of such stock at the date of grant. Generally, stock options under the Plan vest over a period of two to six years from the date of grant at rates of 1/7 to 1/3 per year and expire on or before the tenth anniversary of the date of grant, subject to earlier cancellation in the events specified in the stock option agreements entered into by the Company with each recipient of options.

    During the six months ended June 30, 2001, 1,020,000 stock options were granted, 8,333 stock options were exercised and 100,000 stock options were revoked. At June 30, 2001, there were 4,733,333 options outstanding that were all granted during 2000 and 2001. The exercise price of the stock options outstanding at June 30, 2001 ranged from $3.91 to $7.00 with an average exercise price of $4.96.

    There were 1,437,000 options exercisable at June 30, 2001 with an average exercise price of $6.41.

                           MAGNA ENTERTAINMENT CORP.

                                  (UNAUDITED)

3. CAPITAL STOCK (CONTINUED)
    The Company has adopted the disclosure requirement provision of SFAS
No. 123 in accounting for stock based compensation issued to employees. The fair value of the Company's options was estimated utilizing prescribed valuation models and assumptions as of each grant date. Based on the results of such estimates, management determined that there was no material effect on net income or earnings per share for the six month period ended June 30, 2001.

4. EARNINGS PER SHARE

    The following is a reconciliation of the numerator and denominator of the basic and diluted per share computations (in thousands except per share amounts):

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Net Income..................................................  $24,705    $14,732
                                                              =======    =======

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                              --------------------------------------
                                                                     2001                 2000
                                                              -------------------   ----------------
                                                               BASIC     DILUTED    BASIC & DILUTED
                                                              --------   --------   ----------------
Weighted Average Shares Outstanding:
  Class A Subordinate Voting Stock..........................   15,964     16,186           6,943
  Class B Stock.............................................   58,466     58,466          60,484
  Exchangeable Shares.......................................    7,597      7,597          12,950
                                                              -------    -------         -------
                                                               82,027     82,249          80,377
                                                              =======    =======         =======
Eanings Per Share...........................................  $  0.30    $  0.30         $  0.18
                                                              =======    =======         =======

5. SEGMENT INFORMATION

    The Company's reportable segments reflect the Company's significant operating activities that are evaluated separately by management. The Company has two reportable segments: racetrack operations and real estate and other operations.

    The accounting policies of the segments are the same as those described in the "Significant Accounting Policies" section in the Company's annual report on Form 10-K for the year ended December 31, 2000.

                           MAGNA ENTERTAINMENT CORP.

                                  (UNAUDITED)

5. SEGMENT INFORMATION (CONTINUED)
    The following summary presents key information by operating segment (in thousands):

                         SIX MONTHS ENDED JUNE 30, 2001

                                                                              REAL
                                                                            ESTATE &
                                                              RACETRACK      OTHER
                                                              OPERATIONS   OPERATIONS    TOTAL
                                                              ----------   ----------   --------
Revenue.....................................................   $313,945     $43,773     $357,718
Income before income taxes..................................   $ 23,670     $17,909     $ 41,579
Real estate properties and fixed asset additions, net.......   $  9,002     $ 7,381     $ 16,383

                         SIX MONTHS ENDED JUNE 30, 2000

                                                                              REAL
                                                                            ESTATE &
                                                              RACETRACK      OTHER
                                                              OPERATIONS   OPERATIONS    TOTAL
                                                              ----------   ----------   --------
Revenue.....................................................   $271,544     $17,268     $288,812
Income before income taxes..................................   $ 23,499     $ 2,150     $ 25,649
Real estate properties and fixed asset additions
  (disposals), net..........................................   $  5,198     $(8,492)    $ (3,294)

6. SUBSEQUENT EVENTS

    On July 5, 2001, the Company announced that it had signed agreements to operate Portland Meadows Thoroughbred Racetrack and to acquire the operations of Multnomah Greyhound Park, both of which are located in Portland, Oregon. Both agreements are subject to various regulatory and other approvals.

7. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's consolidated financial statements are prepared in accordance with US GAAP. US GAAP, as applied to the Company, does not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except that under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders of MAGNA ENTERTAINMENT CORP.

    We have audited the accompanying consolidated balance sheets of MAGNA ENTERTAINMENT CORP. as of December 31, 2000 and 1999, and the related consolidated statements of changes in shareholders' equity, operations and comprehensive income (loss) and cash flows for the years ended December 31, 2000 and 1999, the five-month period ended December 31, 1998 and the year ended
July 31, 1998. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MAGNA ENTERTAINMENT CORP. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years ended December 31, 2000 and 1999, the five-month period ended December 31, 1998 and the year ended July 31, 1998 in conformity with accounting principles generally accepted in the United States.

Los Angeles, California                                    /s/ ERNST & YOUNG LLP
February 2, 2001

                           MAGNA ENTERTAINMENT CORP.
                          CONSOLIDATED BALANCE SHEETS
                          (U.S. DOLLARS IN THOUSANDS)

                                                                            DECEMBER 31,
                                                                         -------------------
                                                                NOTE       2000       1999
                                                              --------   --------   --------
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................             $ 31,976   $ 50,660
  Restricted cash...........................................               13,461      7,752
  Accounts receivable.......................................               33,399     25,887
  Prepaid expenses and other................................                7,984      3,931
                                                                         --------   --------
                                                                           86,820     88,230
                                                                         --------   --------
Real estate properties, net.................................        3     539,629    544,899
                                                                         --------   --------
Fixed assets, net...........................................        4      28,636     19,890
                                                                         --------   --------
Other assets, net...........................................        5     117,561    100,967
                                                                         --------   --------
Future tax assets...........................................        6       8,393      6,367
                                                                         --------   --------
                                                                         $781,039   $760,353
                                                                         ========   ========

                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank indebtedness.........................................             $  7,609   $  7,259
  Accounts payable..........................................               37,400     34,479
  Accrued salaries and wages................................                7,614      4,442
  Refundable deposits.......................................                2,033      1,968
  Other accrued liabilities.................................               14,140     20,980
  Income taxes payable......................................        6       1,111      7,554
  Long-term debt due within one year........................        7      12,754     19,119
  Deferred revenue..........................................                3,660      4,282
                                                                         --------   --------
                                                                           86,321    100,083
                                                                         --------   --------
Long-term debt..............................................        7      63,343     19,506
                                                                         --------   --------
Other long-term liabilities.................................       14         234        494
                                                                         --------   --------
Future tax liabilities......................................        6      89,353     93,183
                                                                         --------   --------

Commitments and contingencies...............................   12, 13

SHAREHOLDERS' EQUITY:
Class A Subordinate Voting Stock............................        8     100,770     11,500
Exchangeable Shares.........................................        8      57,937    110,000
Class B Stock...............................................        8     394,094    429,455
Contributed surplus.........................................                1,352         --
Accumulated deficit.........................................               (1,990)    (2,431)
Accumulated comprehensive loss..............................        9     (10,375)    (1,437)
                                                                         --------   --------
                                                                          541,788    547,087
                                                                         --------   --------
                                                                         $781,039   $760,353
                                                                         ========   ========

                             See accompanying notes

                           MAGNA ENTERTAINMENT CORP.
     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
               (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE FIGURES)

                                                              YEARS ENDED        FIVE-MONTH       YEAR
                                                             DECEMBER 31,       PERIOD ENDED      ENDED
                                                          -------------------   DECEMBER 31,    JULY 31,
                                                NOTE        2000       1999         1998          1998
                                             ----------   --------   --------   -------------   ---------
REVENUE....................................  11, 12, 15
Racetrack
  Gross wagering...........................           1   $301,288   $133,924       $ 7,306     $     --
  Non-wagering.............................                 53,961     31,022         1,439           --
Real estate
  Sale of real estate......................                 37,630      2,544            --           --
  Rental and other.........................                 20,684     19,370         6,597       20,486
                                                          --------   --------       -------     --------
                                                           413,563    186,860        15,342       20,486
                                                          --------   --------       -------     --------
COSTS AND EXPENSES
Racetrack
  Purses, awards and other.................                190,043     85,520         4,793           --
  Operating costs..........................                128,612     63,302         3,461           --
  General and administrative...............                 18,117      5,987           164           --
Real estate
  Real estate sold.........................                 30,656      1,916            --           --
  Operating costs..........................                 18,928     18,071         7,293       24,778
  General and administrative...............                  1,133      1,833         1,169        1,086
Depreciation and amortization..............                 20,061      7,924         1,649        1,852
Predevelopment and other costs.............                  4,245        454            --           --
Interest expense...........................           7      3,263      1,666         1,236        1,399
Interest income............................           7     (3,048)    (2,586)          (15)         (19)
                                                          --------   --------       -------     --------
                                                           412,010    184,087        19,750       29,096
                                                          --------   --------       -------     --------
Income (loss) before income taxes..........          11      1,553      2,773        (4,408)      (8,610)
Income tax provision (benefit).............           6      1,112      2,835          (177)          --
                                                          --------   --------       -------     --------
Net income (loss)..........................                    441        (62)       (4,231)      (8,610)
Other comprehensive income (loss)
  Foreign currency translation
    adjustment.............................                 (8,938)    (7,493)        4,824       (1,951)
                                                          --------   --------       -------     --------
Comprehensive income (loss)................               $ (8,497)  $ (7,555)      $   593     $(10,561)
                                                          ========   ========       =======     ========
Income (loss) per share for Class A
  Subordinate Voting Stock, Class B Stock
    or Exchangeable Share:
    Basic..................................           8   $   0.01   $   0.00       $ (0.05)    $  (0.11)
    Diluted................................           8   $   0.01   $   0.00       $ (0.05)    $  (0.11)
                                                          ========   ========       =======     ========
Average number of shares of Class A
  Subordinate Voting Stock, Class B Stock
  and Exchangeable Shares outstanding
  during the period (in thousands):
    Basic..................................           8     80,422     78,686        78,535       78,535
    Diluted................................           8     80,424     78,686        78,535       78,535
                                                          ========   ========       =======     ========

                             See accompanying notes

                           MAGNA ENTERTAINMENT CORP.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                          (U.S. DOLLARS IN THOUSANDS)

                                                  CLASS A                                                               OTHER
                                    MAGNA'S     SUBORDINATE                                                          ACCUMULATED
                                      NET         VOTING      EXCHANGEABLE   CLASS B    CONTRIBUTED   ACCUMULATED   COMPREHENSIVE
                                   INVESTMENT      STOCK         SHARES       STOCK       SURPLUS       DEFICIT         LOSS
                                   ----------   -----------   ------------   --------   -----------   -----------   -------------
Magna's net investment at
  July 31, 1997..................  $  87,917     $              $            $            $             $              $
  Net loss.......................     (8,610)
  Net contribution by Magna
    International Inc............     80,919
  Other comprehensive loss.......     (1,951)
                                   ---------     --------       --------     --------     ------        -------        --------
Magna's net investment at
  July 31, 1998..................    158,275
  Net loss.......................     (4,231)
  Net contribution by Magna
    International Inc............    143,634
  Other comprehensive gain.......      4,824
                                   ---------     --------       --------     --------     ------        -------        --------
Magna's net investment at
  December 31, 1998..............    302,502
ACTIVITY FOR THE THREE-MONTHS
  ENDED MARCH 31, 1999:
  Net income.....................      9,325
  Net distribution to Magna
    International Inc............     (5,542)
  Other comprehensive loss.......     (5,045)
                                   ---------     --------       --------     --------     ------        -------        --------
Magna's net investment at
  March 31, 1999, the date at
  which the net investment was
  fixed..........................    301,240
ACTIVITY FOR THE SEVEN-MONTH
  PERIOD ENDED ON THE DATE OF THE
  REORGANIZATION, NOVEMBER 5,
  1999:
  Net loss.......................     (6,956)
  Cash contribution by Magna
    International Inc............    250,000
  Other comprehensive loss.......     (1,011)
                                   ---------     --------       --------     --------     ------        -------        --------
Magna's net investment at
  November 5, 1999 prior to the
  Reorganization.................    543,273
  Completion of the
    Reorganization as described
    in the principles of
    consolidation and resulting
    allocation to capital stock
    and net future tax
    liabilities of $3,818........   (543,273)                                 539,455
                                   ---------     --------       --------     --------     ------        -------        --------
Magna's net investment at
  November 5, 1999 after
  completion of the
  Reorganization.................         --                                  539,455
ACTIVITY FOR THE TWO-MONTHS ENDED
  DECEMBER 31, 1999:
  Net loss.......................                                                                        (2,431)
  Other comprehensive loss.......                                                                                        (1,437)
  Conversion of Class B Stock to
    Exchangeable Shares..........                                110,000     (110,000)
  Issue of shares of Class A
    Subordinate Voting Stock on
    acquisitions.................                  11,500
                                   ---------     --------       --------     --------     ------        -------        --------
Balances at December 31, 1999....         --       11,500        110,000      429,455                    (2,431)         (1,437)
ACTIVITY FOR THE YEAR ENDED
  DECEMBER 31, 2000:
  Net income.....................                                                                           441
  Net cash contribution by Magna
    International Inc............                                                          1,352
  Other comprehensive loss.......                                                                                        (8,938)
  Conversion of Class B stock to
    Class A Subordinate Voting
    Stock........................                  35,361                     (35,361)
  Issue of Class A Subordinate
    Voting Stock for an
    acquisition..................                   1,846
  Conversion of Exchangeable
    Shares to Class A Subordinate
    Voting Stock.................                  52,063        (52,063)
                                   ---------     --------       --------     --------     ------        -------        --------
BALANCES AT DECEMBER 31, 2000....  $      --     $100,770       $ 57,937     $394,094     $1,352        $(1,990)       $(10,375)
                                   =========     ========       ========     ========     ======        =======        ========

                             See accompanying notes

                           MAGNA ENTERTAINMENT CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (U.S. DOLLARS IN THOUSANDS)

                                                                             YEARS ENDED         FIVE-MONTH       YEAR
                                                                             DECEMBER 31,       PERIOD ENDED      ENDED
                                                                         --------------------   DECEMBER 31,    JULY 31,
                                                                NOTE       2000       1999          1998          1998
                                                              --------   --------   ---------   -------------   ---------
CASH PROVIDED FROM (USED FOR)
OPERATING ACTIVITIES:
Net income (loss)...........................................             $    441   $     (62)    $  (4,231)     $(8,610)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities
  Depreciation and amortization.............................               20,021       7,924         1,649        1,852
  Future income taxes.......................................      6        (5,761)     (1,295)         (177)          --
  Gain on disposal of real estate property..................               (6,975)       (628)           --           --
                                                                         --------   ---------     ---------      -------
                                                                            7,726       5,939        (2,759)      (6,758)
                                                                         --------   ---------     ---------      -------
Changes in non-cash working capital
  Restricted cash...........................................               (5,709)     (2,691)       (5,061)          --
  Accounts receivable.......................................               (4,139)     (8,607)       (7,285)        (262)
  Prepaid expenses and other................................                1,563      (2,952)       (2,123)      (1,261)
  Accounts payable..........................................               (5,179)      4,438         8,526          786
  Accrued salaries and wages................................                3,172       1,653            84           61
  Refundable deposits.......................................                   65         250           207          654
  Other accrued liabilities.................................               (6,840)     11,931           681          266
  Income taxes payable......................................               (6,146)      6,042            --           --
  Deferred revenue..........................................                 (622)       (777)        1,381       (1,354)
                                                                         --------   ---------     ---------      -------
                                                                          (23,835)      9,287        (3,590)      (1,110)
                                                                         --------   ---------     ---------      -------
                                                                          (16,109)     15,226        (6,349)      (7,868)
                                                                         --------   ---------     ---------      -------
INVESTMENT ACTIVITIES:
Acquisition of businesses, net of cash......................      2       (24,117)   (160,812)     (118,617)          --
Real estate property additions..............................              (46,493)    (47,430)      (17,944)     (72,460)
Fixed asset additions.......................................               (7,535)     (9,017)         (124)        (183)
Increase (decrease) in other assets.........................                8,141        (683)           --           --
Proceeds on real estate sold to Magna International Inc.....                6,147          --            --           --
Proceeds on disposal of real estate.........................               27,250       2,544            --           --
                                                                         --------   ---------     ---------      -------
                                                                          (36,607)   (215,398)     (136,685)     (72,643)
                                                                         --------   ---------     ---------      -------
FINANCING ACTIVITIES:
Increase (decrease) in bank indebtedness....................                  759      (2,722)       11,602       (4,280)
Issuance of long-term debt..................................               48,000          --            48        6,553
Repayment of long-term debt.................................              (15,853)     (3,278)         (114)      (2,608)
Contributed capital.........................................     12         1,352          --            --           --
Net contribution by Magna International Inc.................                   --     244,458       143,634       80,919
                                                                         --------   ---------     ---------      -------
                                                                           34,258     238,458       155,170       80,584
                                                                         --------   ---------     ---------      -------
Effect of exchange rate changes on cash and cash
  equivalents...............................................                 (226)        (68)           11            2
                                                                         --------   ---------     ---------      -------
Net increase (decrease) in cash and cash equivalents during
  the period................................................              (18,684)     38,218        12,147           75
Cash and cash equivalents, beginning of period..............               50,660      12,442           295          220
                                                                         --------   ---------     ---------      -------
Cash and cash equivalents, end of period....................             $ 31,976   $  50,660     $  12,442      $   295
                                                                         ========   =========     =========      =======

                             See accompanying notes

                           MAGNA ENTERTAINMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The consolidated financial statements have been prepared in U.S. dollars following accounting principles generally accepted in the United States
("U.S. GAAP"). These policies are also in conformity, in all material respects, with accounting principles generally accepted in Canada, except as described in
Note 16 to the consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

    Magna Entertainment Corp. (the "Company") was formed to hold and operate all of the non-automotive related assets (including non-automotive real estate) owned by Magna International Inc. and its subsidiaries ("Magna"). Such assets were reorganized under the Company in various stages, and the capital structure was established (see Note 8), over the period from March 31, 1999, Magna's announcement date of the planned formation of the Company, to November 5, 1999, the completion date of the reorganization (the "Reorganization").

    The consolidated financial statements prior to November 5, 1999 present the historic financial position and operating results of the assets and liabilities reorganized under the Company on a carve out basis from Magna. To give effect to the continuity of Magna's interest in the assets and liabilities of the Company, all assets and liabilities have been recorded in the consolidated balance sheets at Magna's book values and have been included from the date they were acquired by Magna. All significant intercompany balances and transactions have been eliminated.

    The assets and liabilities reorganized under the Company include the following:

RACETRACK OPERATIONS

    - All the outstanding capital stock of The Santa Anita Companies, Inc. ("SAC"). On December 10, 1998, SAC (formerly 234567 Development Inc., a wholly owned inactive subsidiary of Magna) acquired all of the outstanding capital stock of the Los Angeles Turf Club, Inc. ("LATC") which operates the Santa Anita Park racetrack in California. SAC also acquired 305 acres of related real estate.

    - All the outstanding capital stock of Gulfstream Park Racing
      Association, Inc. ("Gulfstream") from the date of acquisition, September 1, 1999. Gulfstream operates the Gulfstream Park racetrack, which is located on approximately 255 acres of land in the cities of Hallandale and Aventura, Florida.

    - All the outstanding capital stock of the Pacific Racing Association and Ladbroke Landholdings, Inc. ("Golden Gate") from the date of acquisition, December 10, 1999. Golden Gate operates the Golden Gate Fields racetrack, which is located on approximately 181 acres of land in the cities of Albany and Berkeley, California.

    - All the outstanding capital stock of Thistledown, Inc. ("Thistledown") and Remington Park, Inc. ("Remington") from the date of acquisition, November 12, 1999. These companies operate the Thistledown and Remington Park racetracks, which are located on approximately 120 acres of land in the city of North Randall, Ohio and 370 acres of land in the city of Oklahoma City,

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Oklahoma, respectively. The Remington Park property is leased under an agreement that extends through 2013, with options to renew for five 10-year periods.

    - The real estate assets of SLRD Thoroughbred Training Center, Inc. ("SLRD"). SLRD, which operates a horse boarding and training center located in San Diego, California, owns approximately 202 acres of real estate.

REAL ESTATE OPERATIONS

    - All the outstanding capital stock of Fontana Beteiligungs AG (formerly Magna Vierte Beteiligungs AG) ("FVB"). Effective January 1, 1999, the assets and liabilities of Magna Liegenschaftsverwaltungs GmbH ("MLV") were split into two companies. Under the split, all of the assets, liabilities, operations and employees of MLV were transferred to FVB except for two real estate properties and an equivalent amount of debt financing due to Magna. The two real estate properties not transferred to FVB were, from their original acquisition date by MLV, leased back to Magna on a triple net lease basis such that Magna was responsible for the operating costs related to the properties. The assets and operations of MLV transferred to FVB include a golf course and adjacent residential development in Oberwaltersdorf, Austria.

    - All the outstanding capital stock of MEC Projektentwicklungs AG (formerly Magna Projektentwicklungs AG) which owns all of the outstanding capital stock of MEC Grundstucksentwicklungs GmbH (formerly Magna
      Grundstucksentwicklungs GmbH) (collectively "MGE"). MGE's primary asset is a parcel of land held for development in Ebreichsdorf, Austria.

    - Land and improvements in Aurora, Ontario (the "Aurora lands") which are subject to a conditional sale agreement by Magna to the Company. The conditional sale agreement is subject to the successful severance of the affected properties.

    - Various other parcels of land and improvements (the "vacant land portfolio") and other non-automotive properties, including any incidental operations associated with such properties. Two of these properties are subject to conditional sale agreements.

    - Rights to acquire, from an affiliated company (see Note 12[a]), approximately 200 acres of land and improvements in Aurora, Ontario. An 18-hole golf course is currently under construction on the property. Construction in progress has also been transferred to the Company, accordingly, all such construction is reflected in the consolidated financial statements of the Company. This project is referred to as the Magna Golf Club (formerly the Aurora Downs golf course).

    The consolidated statements of operations and comprehensive income (loss) include the following: (a) the historic revenues and expenses of MLV adjusted to exclude the rental revenues earned, depreciation expense and interest on debt due to Magna all related to the two MLV properties not transferred to FVB;
(b) the historic revenues and expenses of MGE; (c) the historic revenues and expenses (which are limited to incidental costs of ownership the most significant of which is property taxes), net of amounts capitalized, related to the Magna Golf Club, the Aurora lands and the vacant

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) land portfolio and other non-automotive properties transferred to the Company; and (d) the historic revenues and expenses of all acquisitions from their date of purchase (see Note 2).

    Prior to the Reorganization, the administrative costs associated with managing the Aurora lands, the vacant land portfolio and other non-automotive properties were borne by Magna's real estate management division (the "Division"). The Division was also responsible for administering Magna's automotive related real estate portfolio, none of which has been transferred to the Company. The administrative costs of the Division include personnel costs (salary, benefits, travel), administration office costs and other overheads. Further, the Company has paid no fees to Magna for services provided (including accounting, tax, legal, treasury services and other incidental costs associated with establishing the Company and its operations). An allocation of the Division and Magna's historic administrative costs has been included in these consolidated financial statements based on management's best estimate of the cost of the services provided.

    Prior to the Reorganization, interest expense as presented in the consolidated statements of operations and comprehensive income (loss) includes interest on external debt and amounts due to Magna (included in Magna's net investment) held by SAC, LATC, Gulfstream, Golden Gate, Thistledown, Remington, SLRD, FVB, and MGE. No interest has been charged on Magna's net investment in the Magna Golf Club, the Aurora lands and the vacant land portfolio and the other non-automotive properties transferred to the Company. Under the Reorganization, the transfer of these assets by Magna to the Company is by way of an equity investment.

    Income taxes for U.S. legal entities have been recorded based on a consolidated tax sharing agreement using the liability method of tax allocation. Income taxes with respect to the other components of the consolidated statements of operations and comprehensive income (loss) have been recorded at statutory rates based on income before taxes as included in the consolidated statements of operations and comprehensive income (loss) as though such components were separate tax paying entities. Given that the revenues and expenses of this latter component of the consolidated statements of operations and comprehensive income (loss) have been prepared on a carve out basis from Magna, the resulting income taxes payable and deferred income tax assets and liabilities have been included in Magna's net investment, prior to November 5, 1999.

    Over the period prior to the completion of the Reorganization on November 5, 1999, Magna's net investment also included Magna's net long-term debt investments (subsequently converted into equity investments as part of the Reorganization) and equity investments in the Company created as part of the Reorganization, the accumulated net income (loss) of the Company, contributions by, less distributions to Magna and the currency translation adjustment.

    As a result of the basis of presentation described above, the consolidated statements of operations and comprehensive income (loss), prior to the Reorganization, may not necessarily be indicative of the revenues and expenses that would have resulted had the Company historically operated as a stand-alone entity.

    Magna changed its fiscal year end from July 31 to December 31, effective December 31, 1998. The periods presented in these consolidated financial statements conform to those presented by Magna.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on account, demand deposits and short-term investments with original maturities of less than three months and excludes restricted cash which represents cash accounts held by the Company on behalf of horse owners.

IMPAIRMENT OF LONG-LIVED ASSETS

    Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" establishes accounting standards for the impairment of long-lived assets, including real estate properties, fixed and other assets. The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

    For long-lived assets not available for sale, the Company assesses periodically whether there are indicators of impairment. If such indicators are present, the Company assesses the recoverability by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value, based upon using discounted future cash flows, is charged to operations in the period in which such impairment is determined by management.

    When long-lived assets are identified by the Company as available for sale, the Company discontinues depreciating the asset and the carrying value is reduced, if necessary, to the estimated fair value less costs of disposal. Fair value is determined based upon discounted cash flows of the assets at rates deemed reasonable for the type of property and prevailing market conditions, appraisals and, if appropriate, current estimated net sales proceeds from pending offers.

REAL ESTATE PROPERTIES

RESIDENTIAL DEVELOPMENT INVENTORY

    Residential development inventory is valued at cost which includes acquisition and construction costs. Construction costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to construction.

REVENUE PRODUCING PROPERTIES

    Revenue producing properties are valued at cost which includes acquisition and development costs. Development costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to development. Buildings are depreciated on a straight-line basis over 40 years.

PROPERTIES UNDER AND HELD FOR DEVELOPMENT

    Properties under and held for development are valued at cost which includes acquisition and development costs. Development costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to development.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTIES AVAILABLE FOR SALE

    Properties available for sale are valued at the lower of cost, which includes acquisition and development costs, and fair value less costs of disposal. The Company evaluates the lower of cost and fair value less costs of disposal whenever events or changes in circumstance indicate possible impairment.

FIXED ASSETS

    Fixed assets are recorded at cost less accumulated depreciation.

    Depreciation is provided on a straight-line basis over the estimated useful lives of fixed assets over 5 to 15 years for machinery and equipment and over 5 to 7 years for furniture and fixtures.

RACING LICENSES AND GOODWILL

    Racing licenses and goodwill are recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over 20 years, representing the estimated useful lives of such racing licenses and goodwill.

REVENUE RECOGNITION

    The Company records operating revenues associated with horse racing on a daily basis, except for season admissions which are recorded ratably over the racing season.

    Effective October 1, 2000, the Company changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS" and guidance provided by
EITF 99-19 "RECORDING REVENUE GROSS AS A PRINCIPAL VERSUS NET AS AN AGENT". Previously the Company recorded its wagering revenue net of "purses, stakes and awards" and "pari-mutuel wagering taxes". Under the new accounting method adopted during the fourth quarter of 2000, the Company now recognizes revenue gross of "purses, stakes and awards" and "pari-mutuel wagering taxes". The costs relating to these amounts are shown as "Purses, awards and other" in the accompanying income statement. In accordance with SAB 101 guidance, the current year quarterly unaudited income statements and the prior year income statements have been retroactively reclassified for all periods presented to comply with the new accounting method.

    Revenues from the sale of residential development inventory are recognized in two phases. First, revenue related to sale of land is recognized when the title to the land passes to the purchaser. The remaining revenue is recognized when the unit is constructed by the independent contractor and the collection of the sale proceeds is reasonably assured and all other significant conditions are met. Properties which have been sold, but for which these criteria have not been satisfied, are included in residential development inventory.

    Golf course annual membership fee revenues are recognized as revenue ratably over the applicable season. Member deposits received on admission to membership to the Austrian golf course are refundable and are, therefore, not recognized in revenues but are recorded as refundable deposits.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEFERRED REVENUES

    Deferred revenues associated with racetrack operations consist of prepaid admission tickets and parking, which are recognized as revenue ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent from another thoroughbred horse racing corporation, Oak Tree Racing Association, which utilizes SAC's racetrack for a portion of the year. Prepaid rent is recognized over the remaining term of the lease.

SEASONALITY OF REVENUES

    The Company's racetrack business is seasonal in nature. Generally, the Company's horseracing revenues are greater in the first and second quarters of the calendar year than in the third and fourth quarters of the calendar year. This seasonality can be expected to cause quarterly fluctuations in revenue, profit margins and net income.

ADVERTISING

    Costs incurred for producing advertising associated with horse racing are generally expensed when the advertising program commences. Advertising costs for the years ended December 31, 2000 and 1999 and the five month period ended December 31, 1998 were $7.5 million, $3.1 million, and $0.2 million, respectively. Costs incurred with respect to promotions for specific live race days are expensed on the applicable race day.

FOREIGN EXCHANGE

    Assets and liabilities of self-sustaining foreign operations are translated using the exchange rate in effect at the period-end and revenues and expenses were translated at the average rate during the period. Exchange gains or losses on translation of the Company's net equity investment in these operations are deferred in Magna's net investment prior to November 5, 1999. The accumulated exchange gain or loss resulting from translating each foreign subsidiary's financial statements from its functional currency to U.S. dollars is included in comprehensive income (loss) in equity starting November 6, 1999. The appropriate amounts of exchange gains or losses included in accumulated comprehensive income
(loss) are reflected in income when there is a sale or partial sale of the Company's investment in these operations or upon a complete or substantially complete liquidation of the investment.

INCOME TAXES

    The Company follows the liability method of tax allocation for accounting for income taxes. Under the liability method of tax allocation, future tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board issued Statement No. 123 "Accounting for Stock-Based Compensation" which provides companies an alternative to accounting for stock-based compensation as prescribed under APB Opinion No. 25 ("APB 25"). Statement No. 123 encourages, but does not require companies to recognize expense for stock-based awards based on their fair value at date of grant. Statement No. 123 allows companies to continue to follow existing accounting rules (intrinsic value method under APB 25) provided that pro-forma disclosures are made of what net income and earnings per share would have been had the new fair value method been used. We have elected to adopt the disclosure requirements of Statement No. 123 but will account for stock-based compensation under APB 25.

EARNINGS PER SHARE

    Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the assumed conversion of all dilutive securities using the treasury stock method.

USE OF ESTIMATES

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported and disclosed in the consolidated financial statements. Actual results could differ from those estimates.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards, which have not yet been adopted due to delayed effective dates.

    In June 1998, the Financial Accounting Standards Board issued Statement
No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ending March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company will adopt SFAS 133 effective January 1, 2001, and the adoption will have no material impact on its consolidated financial statements.

RECLASSIFICATION

    Certain amounts have been reclassified in the 1999 and 1998 consolidated financial statements to conform with current presentation.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2.  BUSINESS ACQUISITIONS

    The following acquisitions were accounted for using the purchase method:

(a) Acquisitions in the year ended December 31, 2000

GREAT LAKES DOWNS

    On February 29, 2000 the Company completed the acquisition of Great Lakes Downs, Inc. ("Great Lakes Downs") for a total purchase price, including estimated transaction costs, of $1.8 million (net of cash acquired of $0.08 million). The total purchase price of $1.8 million was paid by the issuance of 267,416 shares of Class A Subordinate Voting Stock. Great Lakes Downs, Inc. operates the Great Lakes Downs racetrack, which is located on approximately 85 acres of land in the city of Muskegon, Michigan.

BAY MEADOWS

    On November 17, 2000 the Company completed the acquisition of Bay Meadows Operating Co., LLC and Bay Meadows Catering (collectively "Bay Meadows") for a total purchase price, including estimated transaction costs, of $24.1 million, (net of cash acquired of $0.09 million) payable in cash. Bay Meadows operates the Bay Meadows racetrack, which is located in the city of San Mateo, California. The property on which the Bay Meadows racetrack is located is leased under an agreement that expires on the later of December 31, 2002 or the final date of any horse racing meet in progress on December 31, 2002, but in no event later than March 31, 2003.

    The purchase price, which may be adjusted further, has been allocated to the assets and liabilities acquired as follows:

                                                          GREAT LAKES        BAY
                                                             DOWNS         MEADOWS      TOTAL
                                                         --------------   ----------   --------
Non-cash working capital (deficit).....................     $(3,370)       $   701     $(2,669)
Real estate properties.................................       7,688             --       7,688
Fixed assets...........................................       2,399          1,587       3,986
Other assets...........................................       1,340         21,829      23,169
Debt due within one year...............................        (447)            --        (447)
Long-term debt.........................................      (5,840)            --      (5,840)
                                                            -------        -------     -------
Net assets acquired and total purchase price, net of
  cash acquired........................................     $ 1,770        $24,117     $25,887
                                                            =======        =======     =======

The purchase consideration for these acquisitions is as follows:

Cash...................................................                                $24,117
Issuance of shares of Class A Subordinate Voting
  Stock................................................                                  1,770
                                                                                       -------
                                                                                       $25,887
                                                                                       =======

(b) Acquisitions in the year ended December 31, 1999

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2.  BUSINESS ACQUISITIONS (CONTINUED)

GULFSTREAM PARK

    On September 1, 1999, the Company acquired all the outstanding capital stock of Gulfstream for a purchase price, including estimated transaction costs, of $81.2 million (net of cash acquired of $8.0 million) payable in cash. Gulfstream operates the Gulfstream Park racetrack, which is located on approximately 255 acres of land in the cities of Hallandale and Aventura, Florida.

GOLDEN GATE FIELDS

    On December 10, 1999, the Company completed the acquisition of Golden Gate for a total purchase price, including estimated transaction costs, of $83.4 million (net of cash acquired of $1.2 million). Of the total purchase price, $59.1 million was paid in cash, $7.0 million was paid through the issuance of 1,012,195 shares of Class A Subordinate Voting Stock and the balance of $17.3 million, representing the discounted value of a promissory note payable, was satisfied by way of an interest-free promissory note payable, $10.0 million of which matures on the first anniversary of the date of closing and $5.0 million on each of the second and third anniversaries. Golden Gate operates the Golden Gate Fields racetrack, which is located on approximately 181 acres in the cities of Albany and Berkeley, California.

THISTLEDOWN AND REMINGTON PARK

    On November 12, 1999, the Company completed the acquisitions of Thistledown and Remington for a total purchase price, including estimated transaction costs, of $18.7 million (net of cash acquired of $5.8 million). Of the total purchase price, $14.2 million was paid in cash and the balance of $4.5 million was paid through the issuance of 650,695 shares of Class A Subordinate Voting Stock. These companies operate the Thistledown and Remington Park racetracks, which are located on approximately 120 acres of land in the city of North Randall, Ohio and 370 acres of land in the city of Oklahoma City, Oklahoma, respectively. The property on which Remington Park is located is leased under a lease that extends through 2013, with options to renew for five 10-year periods.

SAN LUIS REY DOWNS

    In May 1999, the Company acquired the real estate assets of SLRD for cash consideration of $6.4 million. SLRD which operates a horse boarding and training center located in San Diego, California, owns approximately 202 acres of real estate.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2.  BUSINESS ACQUISITIONS (CONTINUED)
    The purchase price has been allocated to the assets and liabilities acquired as follows:

                                                                      THISTLEDOWN/
                                           GULFSTREAM   GOLDEN GATE    REMINGTON       SLRD      TOTAL
                                           ----------   -----------   ------------   --------   --------
Non-cash working capital deficit.........   $ (3,978)     $ (4,372)     $(3,739)      $   --    $(12,089)
Real estate properties...................     81,700        81,971       17,683        6,375     187,729
Fixed assets.............................      1,643         2,046          432           --       4,121
Other assets.............................     62,543        31,614        7,243           --     101,400
Debt due within one year.................     (6,800)           --           --           --      (6,800)
Deferred income tax liabilities..........    (53,904)      (27,888)      (2,927)          --     (84,719)
                                            --------      --------      -------       ------    --------
Net assets acquired and total purchase
  price, net of cash acquired............   $ 81,204      $ 83,371      $18,692       $6,375    $189,642
                                            ========      ========      =======       ======    ========

The purchase consideration for these acquisitions is as follows:

Cash.....................................                                                       $160,812
Long-term debt (including portion due
  within one year).......................                                                         17,330
Issuance of shares of Class A Subordinate
  Voting Stock...........................                                                         11,500
                                                                                                --------
                                                                                                $189,642
                                                                                                ========

(c) Acquisition in the five-month period ended December 31, 1998

SANTA ANITA PARK

    In December 1998, the Company completed the acquisition of the Santa Anita Park racetrack operations and approximately 305 acres of related real estate for $17.6 million and $101.0 million, respectively, for total consideration of $118.6 million payable in cash.

    The purchase price has been allocated to the assets and liabilities acquired as follows:


Net working capital deficit.................................  $ (7,428)
Building improvements.......................................    19,804
Fixed assets................................................     6,513
Other long term liabilities.................................    (1,317)
                                                              --------
                                                                17,572
Land and buildings..........................................   101,045
                                                              --------
                                                              $118,617
                                                              ========

(d) Pro-forma Impact

    If the acquisitions completed during the years ended December 31, 2000 and 1999 had occurred on January 1, 1999, the Company's unaudited pro forma revenue net of purses, awards and other, would have been $253.4 million and $207.5 million for the years ended December 31, 2000 and 1999,

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2.  BUSINESS ACQUISITIONS (CONTINUED)
respectively, and pro forma net income would have been $5.3 million and $8.2 million for the years ended December 31, 2000 and 1999, respectively. The Company's actual revenues net of purses, awards and other were $223.5 million and $101.3 million for the years ended December 31, 2000 and 1999, respectively.

3.  REAL ESTATE PROPERTIES

    Real estate properties consist of:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Residential development inventory...........................  $ 14,233   $ 17,460
                                                              --------   --------
Revenue producing properties
Cost
  Land and improvements.....................................   161,695    147,620
  Buildings.................................................   167,862    135,373
  Construction in progress..................................    15,019      9,420
                                                              --------   --------
                                                               344,576    292,413
Accumulated depreciation
  Buildings.................................................   (17,923)    (6,878)
                                                              --------   --------
Revenue producing properties, net...........................   326,653    285,535
                                                              --------   --------
Properties under and held for development
Cost
  Land and improvements.....................................   148,197    154,402
  Buildings.................................................        --        141
  Construction in progress..................................     1,195      7,168
                                                              --------   --------
Properties under and held for development...................   149,392    161,711
                                                              --------   --------
Properties available for sale
Cost
  Land and improvements.....................................    32,176     53,271
  Buildings.................................................    19,758     27,847
  Furniture and fixtures....................................        --      1,362
                                                              --------   --------
                                                                51,934     82,480
Accumulated depreciation
  Buildings.................................................    (2,583)    (1,570)
  Furniture and fixtures....................................        --       (717)
                                                              --------   --------
Properties available for sale, net..........................    49,351     80,193
                                                              --------   --------
                                                              $539,629   $544,899
                                                              ========   ========

    The classifications of properties above represent the Company's current intentions with respect to future use (e.g. development or sale).

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3.  REAL ESTATE PROPERTIES (CONTINUED)
    Properties available for sale consist of properties held in the United States, Canada and Europe. Included in the results of operations for the year ended December 31, 2000 was operating income of $0.8 million, pertaining to properties available for sale (for the year ended December 31, 1999--
$0.8 million; for the five-month period ended December 31, 1998--$0.1 million; for the year ended July 31, 1998--$0.1 million).

4.  FIXED ASSETS

    Fixed assets consist of:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Cost
  Machinery and equipment...................................  $ 22,476   $ 19,100
  Furniture and fixtures....................................    11,427      3,489
                                                              --------   --------
                                                                33,903     22,589
Accumulated depreciation
  Machinery and equipment...................................    (3,983)    (2,289)
  Furniture and fixtures....................................    (1,284)      (410)
                                                              --------   --------
                                                              $ 28,636   $ 19,890
                                                              ========   ========

5.  OTHER ASSETS

    Other assets consist of:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Racing licenses
  Cost......................................................  $114,058   $100,077
  Accumulated amortization..................................    (6,199)    (1,108)
                                                              --------   --------
                                                               107,859     98,969
Mortgage receivable.........................................     6,492         --
Prepaid leases..............................................     2,204      1,298
Goodwill, net...............................................       775         --
Other.......................................................       231        700
                                                              --------   --------
                                                              $117,561   $100,967
                                                              ========   ========

6.  INCOME TAXES

(a) Income taxes for SAC, LATC, Gulfstream, FVB (from January 1, 1999), MGE and other separate tax paying legal entities prior to November 5, 1999, were recorded based on their separate tax positions using the liability method of tax allocation. Income taxes with respect to the components of the consolidated statements of operations and comprehensive income (loss) have been recorded at statutory rates based on income before taxes as included in the consolidated statements of operations and

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES (CONTINUED)
comprehensive income (loss) as though such components were separate tax paying entities. Given that the revenues and expenses of these components of the consolidated statements of operations and comprehensive income (loss) have been prepared on a carve out basis from Magna, the resulting income taxes payable and deferred income tax assets and liabilities were included in Magna's net investment, prior to November 5, 1999.

(b) The provision for income taxes differs from the expense that would be obtained by applying United States federal statutory rates as a result of the following:

                                                             YEARS ENDED        FIVE-MONTH       YEAR
                                                            DECEMBER 31,       PERIOD ENDED      ENDED
                                                         -------------------   DECEMBER 31,    JULY 31,
                                                           2000       1999         1998          1998
                                                         --------   --------   -------------   ---------
Expected provision (benefit):
Federal statutory income tax rate (35%)................   $  544     $  971       $(1,543)      $(3,014)
State income tax, net of federal benefit...............       84        234            --            --
Losses not benefited...................................      203      1,512         1,366         3,014
Foreign rate differentials.............................      242         96            --            --
Other..................................................       39         22            --            --
                                                          ------     ------       -------       -------
Income tax provision (benefit).........................   $1,112     $2,835       $  (177)      $    --
                                                          ======     ======       =======       =======

    At December 31, 2000 and 1999, the Company had U.S. and European income tax loss carry-forwards totaling approximately $17.2 million and $13.4 million, respectively, that have not been recognized for accounting purposes. Of this $17.2 million in tax loss carry-forwards at December 31, 2000, $8.6 million will have no expiration date and the remainder will expire in the following years:

YEAR:
-----
2010........................................................   $1,100
2016........................................................    1,900
2017........................................................      500
2018........................................................    5,100
                                                               ------
                                                               $8,600
                                                               ======

    There are annual limitations on the utilization of $5.7 million of the loss carry-forwards.

(c) The details of income (loss) before income taxes by jurisdiction are as follows:

                                                          YEARS ENDED                              YEAR
                                                         DECEMBER 31,           FIVE-MONTH         ENDED
                                                      -------------------      PERIOD ENDED      JULY 31,
                                                        2000       1999     DECEMBER 31, 1998      1998
                                                      --------   --------   ------------------   ---------
United States.......................................   $ (605)    $4,506          $  (540)        $  (243)
Foreign.............................................    2,158     (1,733)          (3,868)         (8,367)
                                                       ------     ------          -------         -------
                                                       $1,553     $2,773          $(4,408)        $(8,610)
                                                       ======     ======          =======         =======

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES (CONTINUED)
(d) The details of the income tax provision (benefit) are as follows:

                                                             YEARS ENDED        FIVE-MONTH       YEAR
                                                            DECEMBER 31,       PERIOD ENDED      ENDED
                                                         -------------------   DECEMBER 31,    JULY 31,
                                                           2000       1999         1998          1998
                                                         --------   --------   -------------   ---------
Current provision
  United States........................................   $   --     $2,178       $    --       $    --
  Foreign..............................................    3,160      1,952            --            --
                                                          ------     ------       -------       -------
                                                           3,160      4,130            --            --
                                                          ------     ------       -------       -------
Future provision
  United States........................................     (323)      (345)         (177)           --
  Foreign..............................................   (1,725)      (950)           --            --
                                                          ------     ------       -------       -------
                                                          (2,048)    (1,295)         (177)           --
                                                          ------     ------       -------       -------
                                                          $1,112     $2,835       $  (177)      $    --
                                                          ======     ======       =======       =======

(e) Future income taxes have been provided on temporary differences, which consist of the following:

                                                             YEARS ENDED        FIVE-MONTH       YEAR
                                                            DECEMBER 31,       PERIOD ENDED      ENDED
                                                         -------------------   DECEMBER 31,    JULY 31,
                                                           2000       1999         1998          1998
                                                         --------   --------   -------------   ---------
Amortization of purchase accounting fair value
  increments, not allowed for tax purposes.............  $(2,174)   $  (522)       $  --         $  --
Tax gain in excess of book gain on disposal of real
  estate property......................................     (751)      (640)          --            --
Tax gain on revaluation of foreign real estate.........       --       (310)          --            --
Tax benefit of loss carry-forwards.....................     (557)    (1,512)        (451)         (689)
Utilization of loss carry-forwards.....................    1,231        177           --            --
Increase in valuation allowance........................      203      1,512          274           689
                                                         -------    -------        -----         -----
                                                         $(2,048)   $(1,295)       $(177)        $  --
                                                         =======    =======        =====         =====

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

6.  INCOME TAXES (CONTINUED)
(f) Future tax assets and liabilities at December 31, 2000 consist of the following temporary differences:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Assets
  Real estate properties tax value in excess of book
    value...................................................  $ 17,800   $ 18,178
  Tax benefit of loss carryforwards
    Pre-acquisition.........................................     2,614      1,445
    Post-acquisition........................................     2,936      2,379
                                                              --------   --------
                                                                23,350     22,002
Valuation allowance
  Valuation allowance against tax benefit of loss
    carryforwards
    Pre-acquisition.........................................    (1,445)    (1,445)
    Post-acquisition........................................    (2,582)    (2,379)
  Valuation allowance against tax benefit of real estate
    properties in excess of book value......................   (10,930)   (11,811)
                                                              --------   --------
  Future tax assets.........................................  $  8,393   $  6,367
                                                              ========   ========
Liabilities
  Real estate properties book basis in excess of tax
    basis...................................................  $ 52,041   $ 51,429
  Other assets book basis in excess of tax basis............    34,690     41,321
  Other.....................................................     2,622        433
                                                              --------   --------
  Future tax liabilities....................................  $ 89,353   $ 93,183
                                                              ========   ========

(g) Income taxes paid in cash were $3.2 million for the year ended December 31, 2000 (for the year ended December 31, 1999--$2.9 million). For the five-month period ended December 31, 1998 and the year ended July 31, 1998 there were no income taxes paid in cash.

7.  DEBT AND COMMITMENTS

(a) The Company's long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
A three year term loan facility with permitted borrowings of
  $63 million, bearing interest at LIBOR [London Inter-bank
  Overnight Rate] plus 2.2% per annum (8.825% at
  December 31, 2000) with balance due on November 30, 2002,
  secured by a deed of trust against Santa Anita Park
  racetrack and related real estate.........................  $48,000    $    --

Non-interest bearing promissory note (imputed interest of
  8.675%), payable in three installments, $10.0 million of
  which matured in 2000, and $5.0 million which matures in
  each of 2001 and 2002.....................................    8,833     17,330

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7.  DEBT AND COMMITMENTS (CONTINUED)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Bank term line of credit with permitted borrowings of
  $17.6 million (Austrian Schillings 240 million), bearing
  interest at EURIBOR plus 0.625% per annum (5.5% at
  December 31, 2000), payable quarterly. The advance is
  repayable in annual installments of $2.9 million (Austrian
  Schillings 40 million) which began on July 31, 1997. The
  Company has provided two first mortgages on real estate
  properties, with carrying value of $8.2 million at
  December 31, 2000, as security for this facility..........    8,192      8,776

Bank term line of credit, repaid with a final balloon
  payment in June 2000......................................       --      6,800

Mortgages outstanding with various Austrian banks and local
  governments (Austrian Schillings 75 million), bearing
  interest at rates ranging from 0.5% to 6.75% per annum,
  payable in semi-annual installments. The mortgages are
  repayable over various periods to 2037 and are secured by
  properties with carrying values of $27.2 million at
  December 31, 2000.........................................    5,392      5,491

Mortgage note payable to a commercial bank, bearing interest at 8.95%. Quarterly principal and interest payments of
  $89,045, with balance due at December 23, 2001. Secured
  by real estate, furniture and equipment, inventory and
  accounts receivable.......................................    3,685         --

Note payable to a commercial bank, bearing interest at prime plus 1% (10.5% at December 31, 2000). Quarterly principal
  and interest payments of $49,631, with balance due at
  December 23, 2001. Secured by real estate, furniture and
  equipment, inventory and accounts receivable..............    1,192         --

Other loans to various subsidiaries from various banks, and
  city governments, including mortgage loans, equipment
  loans and a term loan, with interest rates ranging from 4%
  to 9%.....................................................      803        228
                                                              -------    -------

                                                               76,097     38,625

Less due within one year....................................   12,754     19,119
                                                              -------    -------

                                                              $63,343    $19,506
                                                              =======    =======

    The Company is in compliance with all of its debt agreements and related covenants.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7.  DEBT AND COMMITMENTS (CONTINUED)
(b) Future principal repayments on long-term debt at December 31, 2000 are as follows:


2001........................................................  $12,754
2002........................................................    9,930
2003........................................................   48,231
2004........................................................      220
2005........................................................      194
Thereafter..................................................    4,768
                                                              -------
                                                              $76,097
                                                              =======

(c) Interest expense and interest income include:

                                                            YEARS ENDED        FIVE-MONTH       YEAR
                                                           DECEMBER 31,       PERIOD ENDED      ENDED
                                                        -------------------   DECEMBER 31,    JULY 31,
                                                          2000       1999         1998          1998
                                                        --------   --------   -------------   ---------
Interest cost, gross
  External debt.......................................  $ 3,263    $ 1,308       $   371       $ 1,021
  Magna debt..........................................       --        701         1,055           986
                                                        -------    -------       -------       -------
                                                          3,263      2,009         1,426         2,007
Less: Interest capitalized............................       --        343           190           608
                                                        -------    -------       -------       -------
Interest expense......................................  $ 3,263    $ 1,666       $ 1,236       $ 1,399
                                                        =======    =======       =======       =======
Interest income
  External............................................  $(3,048)   $  (271)      $   (15)      $   (19)
  Internal............................................       --     (2,315)           --            --
                                                        -------    -------       -------       -------
                                                        $(3,048)   $(2,586)      $   (15)      $   (19)
                                                        =======    =======       =======       =======

    Interest capitalized relates to real estate properties under development.

    Interest paid in cash for the year ended December 31, 2000 was $2.5 million (for the year ended December 31, 1999--$2.5 million; for the five-month period ended December 31, 1998--$1.2 million; for the year ended July 31, 1998--$1.9 million).

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  CAPITAL STOCK

(a) The Company's authorized, issued and outstanding capital stock is as follows:

    Class A Subordinate Voting Stock with a par value of $0.01 per share (authorized--310,000,000) have the following attributes:

    (i) Each share is entitled to one vote per share at all meetings of stockholders.

    (ii) Each share shall participate equally as to dividends with each share of Class B Stock and Exchangeable Share.

    Class B Stock with a par value of $0.01 per share (authorized--90,000,000) have the following attributes:

    (i) Each share is entitled to 20 votes per share at all meetings of stockholders.

    (ii) Each share shall participate equally as to dividends with each share of Class A Subordinate Voting Stock and Exchangeable Share.

   (iii) Each share may be converted at any time into a fully-paid share of Class A Subordinate Voting Stock.

    In the event that the Class A Subordinate Voting Stock, Class B Stock or Exchangeable shares are subdivided or consolidated, the other classes shall be similarly changed to preserve the relative position of each class.

(b) On November 5, 1999, Magna completed the Reorganization described in the Principles of Consolidation section set out under "Significant Accounting Policies" in Note 1 to these consolidated financial statements. In addition, the Company's capital structure was established. As of November 5, 1999, 78,535,328 shares of Class B Stock and nil shares of Class A Subordinate Voting Stock were issued and outstanding.

    On December 30, 1999, a further amendment to the Company's capital structure was effected. On this date, MEC Holdings (Canada) Inc., a wholly owned Canadian subsidiary of the Company, amended its Articles of Incorporation to create a new class of shares, referred to as Exchangeable Shares.

    Each Exchangeable Share may be exchanged by the holder for one share of Class A Subordinate Voting Stock of the Company. The Exchangeable Shares entitle holders to dividend and other rights economically equivalent to shares of the Company's Class A Subordinate Voting Stock and, through a Voting and Exchange Agreement between Magna, the Company and MEC Holdings (Canada) Inc., to vote at meetings of shareholders of the Company. If not previously exchanged by holders for Class A Subordinate Voting Stock of the Company, the Exchangeable Shares will remain outstanding until October 1, 2001 (or a date after October 1, 2001 but prior to April 1, 2003, as determined by the board of directors of MEC Holdings (Canada) Inc. upon notice to holders of Exchangeable Shares), at which time any Exchangeable Shares still outstanding will be automatically redeemed. The redemption price at such time will be satisfied by the delivery of one share of Class A Subordinate Voting Stock of the

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  CAPITAL STOCK (CONTINUED)
Company for each Exchangeable Share. The Exchangeable Shares, which have no par value (authorized--unlimited), have the following attributes:

    (i) Each share is entitled, by the holder thereof instructing Magna to exercise one vote attached to a share of the Company's Class A Subordinate Voting Stock or Class B Stock held by Magna, to one vote per share at all meetings of stockholders of the Company, but are non-voting with respect to MEC Holdings (Canada) Inc.

    (ii) Each share shall participate equally as to dividends with each share of Class A Subordinate Voting and Class B Stock.

   (iii) Each share may be converted at any time into a fully-paid share of Class A Subordinate Voting Stock.

    On December 30, 1999, 14,823,187 shares of the Company's Class B Stock held by Magna were redeemed for $110.0 million. On this same date, $110.0 million was invested by Magna in MEC Holdings (Canada) Inc. in return for 14,823,187 Exchangeable Shares. All of the common shares of MEC Holdings (Canada) Inc. continue to be held by the Company. Given that the Exchangeable Shares are economically equivalent to shares of Class A Subordinate Voting Stock of the Company, the Exchangeable Shares are included in shareholders' equity in the Company's consolidated balance sheet.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  CAPITAL STOCK (CONTINUED)
(c) Changes in the Class A Subordinate Voting Stock, Class B Stock and Exchangeable Shares for the years ended December 31, 2000 and 1999 are shown in the following table (number of shares in the following table are expressed in whole numbers and have not been rounded to the nearest thousand):

                                      CLASS A SUBORDINATE
                                         VOTING STOCK         EXCHANGEABLE SHARES         CLASS B STOCK
                                     ---------------------   ---------------------   -----------------------
                                     NUMBER OF     STATED    NUMBER OF     STATED     NUMBER OF     STATED
                                       SHARES      VALUE       SHARES      VALUE       SHARES        VALUE
                                     ----------   --------   ----------   --------   -----------   ---------
Issued and outstanding at
  December 31, 1998................          --   $     --           --   $     --            --   $      --
Issued on completion of the
  Reorganization on November 5,
  1999.............................          --         --           --         --    78,535,328     539,455
Conversion of Class B Stock to
  Exchangeable Shares..............          --         --   14,823,187    110,000   (14,823,187)   (110,000)
Issued on acquisitions of
  subsidiaries.....................   1,662,890     11,500           --         --            --          --
                                     ----------   --------   ----------   --------   -----------   ---------
Issued and outstanding at
  December 31, 1999................   1,662,890     11,500   14,823,187    110,000    63,712,141     429,455
Conversion of Class B Stock to
  Class A Subordinate Voting
  Stock............................   5,246,085     35,361                            (5,246,085)    (35,361)
Issued on acquisition of
  subsidiary.......................     267,416      1,846
Conversion of Exchangeable Shares
  to Class A Subordinate Voting
  Stock............................   7,015,756     52,063   (7,015,756)   (52,063)
                                     ----------   --------   ----------   --------   -----------   ---------
Issued and outstanding at
  December 31, 2000................  14,192,147   $100,770    7,807,431   $ 57,937    58,466,056   $ 394,094
                                     ==========   ========   ==========   ========   ===========   =========

(d) Basic and diluted earnings per share of Class A Subordinate Voting Stock, Exchangeable Shares or Class B Stock for the year ended December 31, 2000 have been calculated using 80,421,795 and 80,424,138 shares, respectively. Both amounts have used the weighted average number of shares outstanding during the year. Diluted earnings per share include the dilution effect of options to purchase 2,343 shares.

    Basic and diluted loss per share of Class A Subordinate Voting Stock, Exchangeable Shares or Class B Stock for the year ended December 31, 1999 have been calculated using 78,686,300 shares. The total amount is comprised of 63,712,141 shares of Class B Stock and 14,823,187 Exchangeable Shares being the number of each class outstanding after the completion of all capital transactions under the Reorganization, plus 150,972 shares of Class A Subordinate Voting Stock representing the weighted average number of shares issued on acquisitions of subsidiaries during the year.

    For all periods prior to the year ended December 31, 1999, basic and diluted loss per share of Class A Subordinate Voting Stock, Exchangeable Shares or
Class B Stock have been determined using only the 63,712,141 shares of Class B Stock and 14,823,187 Exchangeable Shares issued under the Reorganization.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  CAPITAL STOCK (CONTINUED)
    The following is a summary of the elements used in calculating basic and diluted earnings per share ("EPS"):

                                                           YEARS ENDED        FIVE-MONTH       YEAR
                                                          DECEMBER 31,       PERIOD ENDED      ENDED
                                                       -------------------   DECEMBER 31,    JULY 31,
                                                         2000       1999         1998          1998
                                                       --------   --------   -------------   ---------
Net income...........................................  $   441    $   (62)       $(4,231)     $(8,610)
                                                       -------    -------        -------      -------
Weighted average shares outstanding..................   80,422     78,686         78,535       78,535
Net effect of dilutive stock options.................        2         --             --           --
                                                       -------    -------        -------      -------
Diluted weighted average shares outstanding..........   80,424     78,686         78,535       78,535
                                                       -------    -------        -------      -------
EPS:
  Basic..............................................  $  0.01    $ (0.00)       $ (0.05)     $ (0.11)
                                                       -------    -------        -------      -------
  Diluted............................................  $  0.01    $ (0.00)       $ (0.05)     $ (0.11)
                                                       -------    -------        -------      -------

9.  CURRENCY TRANSLATION ADJUSTMENT

    Unrealized translation adjustments arise on the translation to U.S. dollars of assets and liabilities of the Company's self-sustaining foreign operations. During the year ended December 31, 2000, the Company incurred unrealized currency translation losses of $8.9 million from the weakening of the Austrian Schilling and the Canadian dollar against the U.S. dollar (an unrealized loss of $7.5 million for the year ended December 31, 1999, an unrealized gain of $4.8 million for the five-month period ended December 31, 1998, and an unrealized loss of $2.0 million for the year ended July 31, 1998).

10.  FINANCIAL INSTRUMENTS

(A) FAIR VALUE

    The methods and assumptions used to estimate the fair value of financial instruments are described below. Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop estimates of fair value. Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, BANK INDEBTEDNESS, ACCOUNTS PAYABLE, INCOME TAXES PAYABLE, REFUNDABLE DEPOSITS AND ACCRUED LIABILITIES

    Due to the short period to maturity of these instruments, the carrying values as presented in the consolidated balance sheets are reasonable estimates of fair value.

    LONG-TERM DEBT

    The fair value of the Company's long-term debt, based on current rates for debt with similar terms and maturities, is not materially different from its carrying value.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

10.  FINANCIAL INSTRUMENTS (CONTINUED)
(B) CREDIT RISK

    The Company's financial assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable.

    Cash and cash equivalents, which consist of short-term investments, including commercial paper, are only invested in entities with an investment grade credit rating. Credit risk is further reduced by limiting the amount which is invested in any one government or corporation.

    The Company, in the normal course of business, is exposed to credit risk from its customers. However, customer receivables are generally not a significant portion of the Company's total assets and are comprised of a large number of individual customers.

(C) INTEREST RATE RISK

    The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities and its current levels of long-term debt balances.

11.  SEGMENT INFORMATION

OPERATING SEGMENTS

    The Company has two operating segments: racetrack and real estate operations.

    The following summary presents key information by operating segment.

                                                                 YEAR ENDED DECEMBER 31, 2000
                                                              -----------------------------------
                                                              RACETRACK    REAL ESTATE
                                                              OPERATIONS   OPERATIONS     TOTAL
                                                              ----------   -----------   --------
Revenue.....................................................   $355,249      $ 58,314    $413,563
                                                               --------      --------    --------
Income (loss) before income taxes...........................     (3,863)        5,416       1,553
                                                               --------      --------    --------
Real estate properties and fixed asset additions............     46,128         7,298      53,426
                                                               --------      --------    --------
Real estate properties, fixed and other assets, net.........    418,311       267,515     685,826
Current assets..............................................                               86,820
Future tax assets...........................................                                8,393
                                                               --------      --------    --------
Total assets................................................                             $781,039
                                                               ========      ========    ========

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11.  SEGMENT INFORMATION (CONTINUED)

                                                                YEAR ENDED DECEMBER 31, 1999
                                                            -------------------------------------
                                                            RACETRACK     REAL ESTATE
                                                            OPERATIONS    OPERATIONS      TOTAL
                                                            ----------    -----------    --------
Revenue...................................................   $164,946      $ 21,914      $186,860
                                                             --------      --------      --------
Income (loss) before income taxes.........................      5,418        (2,645)        2,773
                                                             --------      --------      --------
Real estate properties and fixed asset additions..........     48,199         8,340        56,539
                                                             --------      --------      --------
Real estate properties, fixed and other assets, net.......    382,235       283,521       665,756
Current assets............................................                                 88,230
Future tax assets.........................................                                  6,367
                                                             --------      --------      --------
Total assets..............................................                               $760,353
                                                             ========      ========      ========

                                                                    FIVE-MONTH PERIOD ENDED
                                                                       DECEMBER 31, 1998
                                                              -----------------------------------
                                                              RACETRACK    REAL ESTATE
                                                              OPERATIONS   OPERATIONS     TOTAL
                                                              ----------   -----------   --------
Revenue.....................................................   $ 8,745       $  6,597    $ 15,342
                                                               -------       --------    --------
Loss before income taxes....................................      (435)        (3,973)     (4,408)
                                                               -------       --------    --------
Real estate properties and fixed asset additions............       633         17,435      18,068
                                                               -------       --------    --------
Real estate properties, fixed and other assets, net.........    75,267        259,644     334,911
Current assets..............................................                               29,054
Future tax assets...........................................                                  177
                                                               -------       --------    --------
Total assets................................................                             $364,142
                                                               =======       ========    ========

                                                                   YEAR ENDED JULY 31, 1998
                                                              -----------------------------------
                                                              RACETRACK    REAL ESTATE
                                                              OPERATIONS   OPERATIONS     TOTAL
                                                              ----------   -----------   --------
Revenue.....................................................        --       $ 20,486    $ 20,486
                                                               -------       --------    --------
Loss before income taxes....................................        --         (8,610)     (8,610)
                                                               -------       --------    --------
Real estate properties and fixed asset additions............        --         72,643      72,643
                                                               -------       --------    --------
Real estate properties, fixed and other assets, net.........        --        182,889     182,889
Current assets..............................................                                1,913
Future tax assets...........................................                                   --
                                                               -------       --------    --------
Total assets................................................                             $184,802
                                                               =======       ========    ========

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11.  SEGMENT INFORMATION (CONTINUED)
GEOGRAPHIC SEGMENTS

    Revenue by geographic segment of the Company is as follows:

                                                         YEARS ENDED        FIVE-MONTH       YEAR
                                                        DECEMBER 31,       PERIOD ENDED      ENDED
                                                     -------------------   DECEMBER 31,    JULY 31,
                                                       2000       1999         1998          1998
                                                     --------   --------   -------------   ---------
United States......................................  $362,749   $167,262       $ 9,500      $ 1,698
Canada.............................................    24,545         --            --           --
Europe.............................................    26,269     19,598         5,842       18,788
                                                     --------   --------       -------      -------
                                                     $413,563   $186,860       $15,342      $20,486
                                                     ========   ========       =======      =======

    Real estate properties, fixed and other assets, net of accumulated depreciation and amortization, by geographic segment are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
United States...............................................  $539,047   $483,117
Canada......................................................    58,967     75,070
Europe......................................................    87,812    107,569
                                                              --------   --------
                                                              $685,826   $665,756
                                                              ========   ========

12.  TRANSACTIONS WITH RELATED PARTIES

(a) During the year ended December 31, 2000, the Company purchased from a company associated with members of the family of Mr. F. Stronach, the Chairman of the Board and a Director of the Company and the Chairman of the Board of Magna, and Mr. A. Stronach, the Vice-President, Corporate Development and a Director of the Company, approximately 200 acres of land and improvements in Aurora, Ontario for a purchase price of approximately $11.0 million. This land is adjacent to land currently owned by Magna and other land subject to a conditional sale agreement by Magna to the Company. The purchase agreement for the land was originally entered into by Magna during the five-month period ended December 31, 1998, following review and approval by the unrelated members of the Magna Board of Directors. The purchase was completed in October, 2000 after the satisfaction of certain conditions, including the registration of a Plan of Subdivision following the approval of the relevant government authorities. The rights to acquire this land and improvements, as well as golf course construction in progress funded by Magna, were transferred to the Company as part of the Reorganization. The total amount included in properties under and held for development on the consolidated balance sheet at December 31, 2000 and 1999 for this project is $25.4 million and $19.8 million, respectively.

(b) Properties under and held for development includes $18.2 million which represents the book value of the Aurora lands transferred to the Company by Magna under a conditional sale agreement. The conditional sale agreement is subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna retains ownership of the Aurora lands,

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12.  TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
Magna must return $18.2 million to the Company with interest. Prior to completion of the conditional sale, the property is being leased by the Company from Magna for a nominal amount.

(c) Properties available for sale includes $4.2 million, which represents the book value of vacant land, transferred to the Company by Magna under two conditional sale agreements. The conditional sale agreements are subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna retains ownership of the properties, Magna must return $4.2 million to the Company with interest. Prior to completion of the conditional sale, the property is being leased by the Company from Magna for a nominal amount.

(d) The Company had granted a limited term option to Magna to reacquire a real estate property for a fixed price equal to its book value of 50 million Austrian Schillings ($3.7 million). This option was exercised during 2000.

(e) Effective March 1, 1999, the Company began charging Magna an access fee for its use of the golf course and related facilities in Oberwaltersdorf, Austria. The agreement, which expires on March 1, 2004, stipulates a yearly fee amounting to $2.7 million. During the years ended December 31, 2000 and 1999, $2.7 million and $2.3 million, respectively, have been recognized in revenue related to this fee.

    The Company has granted Magna a right of first refusal to purchase the Company's two golf courses.

(f) During the year ended December 31, 2000 the Company sold to a company associated with members of the family of Mr. F. Stronach and Mr. A. Stronach approximately three acres of land in Aurora, Ontario for a sale price of approximately $0.2 million.

(g) During the year ended December 31, 2000 the Company sold to Magna approximately 24.5 acres of land in Vaughan, Ontario for a sale price of approximately $5.8 million. The gain on the sale of the property of approximately $1.4 million is reported, net of tax, as a contribution to equity.

(h) One of the Company's subsidiaries has been named as a defendant in four class actions brought in United States District Courts by various plaintiffs. The plaintiffs in these actions claim unspecified compensatory and punitive damages, for restitution and disgorgement of profits, all in relation to forced labor performed by the plaintiffs for such subsidiary and certain other Austrian and German corporate defendants at their facilities in Europe during World War
II. As a result of the Reorganization, the Company acquired the shares of such subsidiary. Under Austrian law, such subsidiary would be jointly and severally liable for the damages awarded in respect of these class action claims. After consolidation of three of these cases in the United States District Court for the District of New Jersey together with over 50 other cases, the presiding judge entered voluntary dismissal orders with prejudice of these three cases and various other cases as a result of agreements reached with plaintiffs' attorneys and the Governments of the United States and the Federal Republic of Germany to dismiss all slave labor cases as a result of the creation of the German Remembrance Fund. The fourth action was not consolidated and awaits finalization of similar Austrian funds dealing with slave labor and property right claims. An Austrian subsidiary of Magna has agreed to indemnify such subsidiary for any damages or expenses associated with this case.

(i) A subsidiary of Magna has agreed to indemnify the Company in respect of environmental remediation costs and expenses relating to existing conditions in certain of the Company's Austrian real estate properties.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

13.  COMMITMENTS AND CONTINGENCIES

(a) The Company generates a substantial amount of its revenue from wagering activities and, therefore, it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and changes in tax laws and gaming laws.

(b) In the ordinary course of business activities, the Company may be contingently liable for litigation and claims with customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to accurately estimate the extent of potential costs and losses, if any, management believes, but can provide no assurance, that the ultimate resolution of such contingencies would not have a material adverse effect on the financial position of the Company.

(c) The Company has issued letters of credit to guarantee various construction projects related to activity of a subsidiary. These letters of credit amount to $5.3 million with expiration dates ranging from February 21, 2001 through December 8, 2001.

(d) At December 31, 2000, the Company had commitments under operating leases requiring annual rental payments for the fiscal periods ending December 31 as follows:

2001...................................................   $2,793
2002...................................................    1,834
2003...................................................      896
2004...................................................      296
2005...................................................      177
Thereafter.............................................    1,063
                                                          ------
                                                          $7,059
                                                          ======

    For the year ended December 31, 2000, payments under operating leases amounted to approximately $3.0 million (for the year ended December 31, 1999--$767 thousand; for the five-month period ended December 31, 1998--$39 thousand; for the year ended July 31, 1998--$44 thousand).

    The Company occupies land for the Remington racing facility under an operating lease that extends through 2013. The lease also contains options to renew for five 10-year periods after the initial term. Under the lease agreement, the Company made an initial payment of $4 million that is being amortized over the initial lease term. In addition to the initial payment, the Company is obligated to pay additional rent based on minimum annual rental payments ranging from $111 thousand to $133 thousand and one-half of one percent of the wagers made at the track in excess of $187 million during the racing season.

14.  EMPLOYEE BENEFIT AND STOCK OPTIONS

EMPLOYEE DEFINED BENEFIT PLANS

    With the acquisition of the Santa Anita Park racetrack in December 1998, the Company assumed the assets and liabilities of the Retirement Income Plan discussed below.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

14.  EMPLOYEE BENEFIT AND STOCK OPTIONS (CONTINUED)
    This plan consists of a non-contributory defined benefit retirement plan for year-round employees who are at least 21 years of age, have one or more years of service, and are not covered by collective bargaining agreements. Plan assets consist of a group of annuity contracts with a life insurance company. Plan benefits are based primarily on years of service and qualifying compensation during the final years of employment. Funding requirements comply with federal requirements that are imposed by law. In the event of a "change in control," participants in the defined benefit retirement plan will become fully vested in plan benefits. This occurred on December 10, 1998.

    The Santa Anita Park racetrack was acquired in December 1998, and the Company had no defined benefit plans prior thereto. Accordingly, a reconciliation of the benefit obligation, plan assets, funded assets of the plan and the components of the net periodic benefit cost has not been provided for the five-month period ended December 31, 1998 or the year ended July 31, 1998. The benefit obligation and fair value of plan assets as of December 31, 1998 was $8.7 million and $7.4 million, respectively.

    The accrued pension cost is included in other long-term liabilities in the consolidated balance sheets.

    The net periodic pension cost of the Company for the years ended December 31, 2000 and 1999 included the following components:

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Components of net periodic pension cost:
  Service cost..............................................   $ 196      $ 392
  Interest cost on projected benefit obligation.............     588        573
  Actual return on plan assets..............................    (922)      (942)
  Net amortization and deferral.............................     348        485
                                                               -----      -----
Net periodic pension cost...................................   $ 210      $ 508
                                                               =====      =====

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

14.  EMPLOYEE BENEFIT AND STOCK OPTIONS (CONTINUED)
    The following provides a reconciliation of benefit obligations, plan assets and funded status of the plan.

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Change in benefit obligation:
  Benefit obligation at beginning of period.................   $8,669     $8,668
  Service cost..............................................      196        392
  Interest cost.............................................      588        573
  Benefits paid.............................................     (537)      (508)
  Actuarial losses..........................................      282       (456)
                                                               ------     ------
Benefit obligation at end of period.........................    9,198      8,669
                                                               ======     ======
Change in plan assets:
  Fair value of plan assets at beginning of period..........    8,287      7,351
  Actual return on plan assets..............................      922        942
  Company contributions.....................................      470        502
  Benefits paid.............................................     (537)      (508)
                                                               ------     ------
Fair value of plan assets at end of period..................    9,142      8,287
                                                               ======     ======
Funded status of plan (underfunded).........................      (56)      (382)
Unrecognized net gain.......................................     (178)      (112)
                                                               ------     ------
Net pension liability.......................................   $ (234)    $ (494)
                                                               ======     ======

    Assumptions used in determining the funded status of the retirement income plan are as follows:

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Weighted average discount rate..............................    7.0%       7.0%
Weighted average rate of increase in compensation levels....    5.0%       5.0%
Expected long-term rate of return...........................    8.0%       8.0%

    The measurement date and related assumptions for the funded status of the Company's retirement income plan were as of the end of the year.

    The Company also participates in several multi-employer benefit plans on behalf of its employees who are union members. Company contributions to these plans were $3.8 million and $4.8 million, respectively, for the years ended December 31, 2000 and 1999. The data available from administrators of the multi-employer pension plans is not sufficient to determine the accumulated benefit obligations, nor the net assets attributable to the multi-employer plans in which Company employees participate.

    The Company offers various 401(k) plans (the "Plans") to provide retirement benefits for employees. All employees who meet certain eligibility requirements are able to participate in the Plans.

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

14.  EMPLOYEE BENEFIT AND STOCK OPTIONS (CONTINUED)
Discretionary matching contributions are determined each year by the Company. The Company contributed to the Plans $273 thousand in the year ended
December 31, 2000 and approximately $223 thousand in 1999 from the dates of acquisition through December 31, 1999.

LONG-TERM INCENTIVE PLAN

    The Company has a Long-Term Incentive Plan (the "Plan") (adopted in 2000) which allows for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, bonus stock and performance shares to directors, officers, employees, consultants, independent contractors and agents. A maximum of 8.0 million shares could be issued under the Plan, of which 6.5 million are available for issuance pursuant to stock options and tandem stock appreciation rights and 1.5 million are available for issuance pursuant to any other type of award under the Plan.

    During 2000, the Company has granted stock options to certain directors, officers and key employees to purchase shares of the Company's Class A Subordinate Voting Stock. The majority of the stock options give the grantee the right to purchase Class A Subordinate Voting Stock of the Company at a price no less than the fair market value of such stock at the date of grant. Generally, stock options under the Plan vest over a period of three to five years from the date of grant at rates of 1/5th to 1/3rd per year and expire on December 31, 2009 subject to earlier cancellation in the events specified in the stock option agreements entered into by the Company with each recipient of options. The exercise price of the options ranges from $4.875 to $7.00.

    Information with respect to shares under option as of December 31, 2000 is as follows:

                                                              SHARES SUBJECT   WEIGHTED AVERAGE
                                                                TO OPTION       EXERCISE PRICE
                                                              --------------   ----------------
Balance, December 31, 1999..................................           --              --
  Granted...................................................    4,665,000            6.39
  Exercised.................................................           --              --
  Forfeited.................................................     (843,334)           6.73
  Expired...................................................           --              --
                                                                ---------           -----
Balance, December 31, 2000..................................    3,821,666            6.31
                                                                =========           =====

    Information regarding stock options outstanding as of December 31, 2000 is as follows:

                                                                OPTIONS       OPTIONS
                                                              OUTSTANDING   EXERCISABLE
                                                              -----------   -----------
Number......................................................   3,821,666     1,451,000
Weighted average exercise price.............................  $     6.31    $     6.41
Weighted average remaining contractual life (years).........         8.4           7.5

    Pro forma information regarding net income and earnings per share is required by Financial Accounting Standard No, 123 "Accounting and Disclosure of Stock-Based Compensation" ("FAS No. 123") and has been determined as if the Company had accounted for its stock options under the fair value method under FAS No. 123. The average fair values of the stock option grants

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

14. EMPLOYEE BENEFIT AND STOCK OPTIONS (CONTINUED) were $1.07. The fair value of stock option grants were estimated at the date of grant using the following assumptions:

Risk Free Interest rates....................................  5% to 5.5%
Dividend yields.............................................          0%
Volatility factors of expected market price of Class A
  Subordinate Voting Stock..................................       0.001
Weighted average expected life (years)......................        4.14

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options due to the ten month trading period of the Company's common stock.

    The Company's FAS No. 123 pro forma net income and the related per share amounts for 2000 are as follows:

Net income, as reported.....................................    $ 441
Pro forma stock compensation expense (net of taxes).........     (213)
                                                                -----
Pro forma net income........................................    $ 228
                                                                -----
Pro forma net income per share..............................    $0.00
                                                                =====

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

15.  SUPPLEMENTARY FINANCIAL INFORMATION

(A) QUARTERLY INFORMATION (UNAUDITED):

    Summarized quarterly financial information of the Company for each of the years in the three year period ended December 31, 2000 is as follows:

FOR THE YEAR ENDED DECEMBER 31, 2000     MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31     TOTAL
------------------------------------     ---------   --------   -------------   ------------   --------
Revenue................................  $186,468    $102,344      $50,213         $74,538     $413,563
Gross profit (loss)....................    31,262      14,290          953          (1,181)      45,324
Net income (loss)......................    11,980       2,752       (5,110)         (9,181)         441
                                         ========    ========      =======         =======     ========

FOR THE YEAR ENDED DECEMBER 31, 1999     MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31     TOTAL
------------------------------------     ---------   --------   -------------   ------------   --------
Revenue................................  $ 97,865    $ 34,712      $10,419         $43,864     $186,860
Gross profit (loss)....................    19,277       1,750       (3,402)            426       18,051
Net income (loss)......................     9,325      (1,235)      (5,090)         (3,062)         (62)
                                         ========    ========      =======         =======     ========

                           MAGNA ENTERTAINMENT CORP.

            (ALL AMOUNTS IN U.S. DOLLARS UNLESS OTHERWISE NOTED AND ALL TABULAR ANMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15.  SUPPLEMENTARY FINANCIAL INFORMATION (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 1998     MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31     TOTAL
------------------------------------     ---------   --------   -------------   ------------   --------
Revenue................................  $  5,748    $  4,995      $ 6,453         $12,788     $ 29,984
Gross profit (loss)....................    (1,292)     (1,300)      (1,180)            154       (3,618)
Net loss...............................    (2,300)     (2,464)      (2,876)         (2,806)     (10,446)
                                         ========    ========      =======         =======     ========

(B) COMPARATIVE INFORMATION (UNAUDITED):

    Summarized comparative financial information for the five-month period ended December 31, 1997 is as follows:

Revenue.....................................................  $ 5,844
Real estate costs and expenses
  Operating costs                                               6,723
  General and administrative                                      248
Depreciation and amortization...............................      742
Interest expense............................................      526
                                                              -------
Loss before income taxes....................................   (2,395)
Income taxes................................................       --
                                                              -------
Net loss....................................................  $(2,395)
                                                              =======

16.  CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's accounting policies as reflected in these consolidated financial statements do not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except that under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

17.  SUBSEQUENT EVENTS

    On December 21, 2000 the Company announced that it had entered into an agreement with Ladbroke Racing Corp. and one of its subsidiaries to acquire Ladbroke's account wagering operations, The Meadows harness track, four off-track betting facilities and an interest in The Racing Network. The purchase price of $53 million will be paid $26.5 million in cash, $13.25 million through the issuance of Class A Subordinate Voting Stock of the Company and $13.25 million through the issuance of a 6% promissory note, of which $6.625 million matures on the first anniversary of the date of the closing and $6.625 million matures on the second anniversary. Subject to the receipt of regulatory approvals, the acquisition is expected to close in early April 2001.

                              FINANCIAL STATEMENTS
                          LOS ANGELES TURF CLUB, INC.
           FOR THE PERIODS FROM JANUARY 1, 1998 TO DECEMBER 10, 1998,
             NOVEMBER 6, 1997 TO DECEMBER 31, 1997, JANUARY 1, 1997
          TO NOVEMBER 5, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors
Los Angeles Turf Club, Inc.

    We have audited the accompanying balance sheets of the Los Angeles Turf Club, Inc. (the Company) as of December 10, 1998 and December 31, 1997, and the related statements of operations, shareholder's equity (deficit) and cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 10, 1998 and December 31, 1997 and the results of its operations and its cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996, in conformity with accounting principles generally accepted in the United States.

Los Angeles, California                                    /s/ ERNST & YOUNG LLP
June 11, 1999                                       Certified Public Accountants

                          LOS ANGELES TURF CLUB, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 10,    DECEMBER 31,
                                                                  1998            1997
                                                              -------------   -------------
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................    $    221        $ 15,632
  Accounts receivable, net of allowance of $238 at
    December 10, 1998, and $367 at December 31, 1997........       2,204           2,417
  Prepaid expenses and other assets.........................       1,221           1,393
                                                                --------        --------
    Total current assets....................................       3,646          19,442
                                                                --------        --------
Equipment...................................................      11,928          10,805
Accumulated depreciation....................................      (1,424)           (224)
                                                                --------        --------
                                                                  10,504          10,581
                                                                --------        --------
Other assets................................................       1,699           1,699
                                                                --------        --------
    Total assets............................................    $ 15,849        $ 31,722
                                                                ========        ========

                           LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable..........................................    $  1,730        $ 10,736
  Accrued deferred compensation cost........................       3,850           3,977
  Accrued benefit plan cost.................................       1,304           1,304
  Other liabilities.........................................       6,201          10,033
  Borrowing under line of credit............................       2,500              --
  Due to affiliates.........................................      20,719          23,718
                                                                --------        --------
    Total current liabilities...............................      36,304          49,768
Deferred revenue............................................       1,812           1,349
Deferred income taxes.......................................       2,265           2,265
                                                                --------        --------
    Total liabilities.......................................      40,381          53,382
                                                                --------        --------
Shareholder's deficit:
  Common stock, $1,000 par value; 25 shares authorized,
    issued and outstanding..................................          25              25
  Additional paid-in capital................................       8,314           6,960
  Receivable from parent....................................     (15,868)        (13,355)
  Retained earnings (deficit)...............................     (17,003)        (15,290)
                                                                --------        --------
    Total shareholder's deficit.............................     (24,532)        (21,660)
                                                                --------        --------
    Total liabilities and shareholder's deficit.............    $ 15,849        $ 31,722
                                                                ========        ========

                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               PERIOD FROM     PERIOD FROM     PERIOD FROM
                                               JANUARY 1,      NOVEMBER 6,     JANUARY 1,
                                              1998 THROUGH    1997 THROUGH    1997 THROUGH     YEAR ENDED
                                              DECEMBER 10,    DECEMBER 31,     NOVEMBER 5,    DECEMBER 31,
                                                  1998            1997            1997            1996
                                              -------------   -------------   -------------   -------------
Revenues:
  Wagering commissions......................     $41,043         $ 2,950         $39,701         $44,781
  Admission related.........................      21,940           2,278          20,334          23,825
  Interest and other........................         179              39             615             581
                                                 -------         -------         -------         -------
                                                  63,162           5,267          60,650          69,187
                                                 -------         -------         -------         -------
Costs and expenses:
  Horse racing operating costs..............      48,437           6,407          49,279          48,735
  Depreciation and amortization.............       1,200             171           2,570           3,212
  General and administrative................       3,965             742           4,821           6,353
  Interest and other........................       1,089              30             110             788
  Rental expense............................      10,184             740           9,895          10,861
                                                 -------         -------         -------         -------
                                                  64,875           8,090          66,675          69,949
                                                 -------         -------         -------         -------
Loss before income taxes....................      (1,713)         (2,823)         (6,025)           (762)
Income taxes................................          --              --              --              --
                                                 -------         -------         -------         -------
Net loss....................................     $(1,713)        $(2,823)        $(6,025)        $  (762)
                                                 =======         =======         =======         =======
Basic and diluted loss per share............     $ (68.5)        $(112.9)        $(241.0)        $ (30.5)
                                                 =======         =======         =======         =======

                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.
                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
  FOR THE PERIODS JANUARY 1, 1998 THROUGH DECEMBER 10, 1998, NOVEMBER 6, 1997
    THROUGH DECEMBER 31, 1997, JANUARY 1, 1997 THROUGH NOVEMBER 5, 1997, AND
                        THE YEAR ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK       ADDITIONAL   RECEIVABLE   RETAINED
                                        -------------------    PAID-IN        FROM      EARNINGS
                                         SHARES     AMOUNT     CAPITAL       PARENT     (DEFICIT)    TOTAL
                                        --------   --------   ----------   ----------   ---------   --------
Balance, December 31, 1995............     25        $25        $1,895      $(16,417)   $ 22,053    $  7,556
  Addition to receivable from
    parent............................     --         --            --          (325)         --        (325)
  Contributed capital.................     --         --         3,208            --          --       3,208
  Net loss............................     --         --            --            --        (762)       (762)
                                           --        ---        ------      --------    --------    --------
Balance, December 31, 1996............     25         25         5,103       (16,742)     21,291       9,677
  Payment of receivable from parent...     --         --            --         4,015          --       4,015
  Contributed capital.................     --         --         1,494            --          --       1,494
  Net loss............................     --         --            --            --      (6,025)     (6,025)
                                           --        ---        ------      --------    --------    --------
Balance, November 5, 1997.............     25         25         6,597       (12,727)     15,266       9,161
  Purchase accounting adjustment......     --         --            --            --     (27,733)    (27,733)
  Addition to receivable from
    parent............................     --         --            --          (628)         --        (628)
  Contributed capital.................     --         --           363            --          --         363
  Net loss............................     --         --            --            --      (2,823)     (2,823)
                                           --        ---        ------      --------    --------    --------
Balance, December 31, 1997............     25         25         6,960       (13,355)    (15,290)    (21,660)
  Addition to receivable from
    parent............................     --         --            --        (2,513)         --      (2,513)
  Contributed capital.................     --         --         1,354            --          --       1,354
  Net loss............................     --         --            --            --      (1,713)     (1,713)
                                           --        ---        ------      --------    --------    --------
Balance, December 10, 1998............     25        $25        $8,314      $(15,868)   $(17,003)   $(24,532)
                                           ==        ===        ======      ========    ========    ========

                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                               PERIOD FROM     PERIOD FROM     PERIOD FROM
                                               JANUARY 1,      NOVEMBER 6,     JANUARY 1,
                                              1998 THROUGH    1997 THROUGH    1997 THROUGH     YEAR ENDED
                                              DECEMBER 10,    DECEMBER 31,     NOVEMBER 5,    DECEMBER 31,
                                                  1998            1997            1997            1996
                                              -------------   -------------   -------------   -------------
Cash flows from operating activities:
  Net loss..................................     $ (1,713)       $(2,823)        $(6,025)        $  (762)
  Adjustments to reconcile net loss to net
    cash (used in) provided by operating
    activities:
    Depreciation and amortization...........        1,200            171           2,570           3,212
    Deferred income taxes...................           --             --              --            (327)
    Decrease (increase) in accounts
      receivable, net.......................          213             55             (88)            665
    Decrease (increase) in prepaid expenses
      and other assets......................          172            231            (224)           (658)
    (Decrease) increase in accounts
      payable...............................       (9,006)         7,148          (7,243)          1,758
    (Decrease) increase in other
      liabilities, deferred compensation and
      permanent employee compensation.......       (3,959)        (2,831)            764            (842)
    Increase (decrease) in deferred
      revenues..............................          463            540          (1,030)           (540)
                                                 --------        -------         -------         -------
  Net cash (used in) provided by operating
    activities..............................      (12,630)         2,491         (11,276)          2,506
                                                 --------        -------         -------         -------
Cash flows from investing activities:
  Additions to equipment....................       (1,123)        (1,805)         (7,051)         (4,550)
                                                 --------        -------         -------         -------
  Net cash used in investing activities.....       (1,123)        (1,805)         (7,051)         (4,550)
                                                 --------        -------         -------         -------
Cash flows from financing activities:
  Repayment of bank loans payable...........           --            (82)           (785)           (868)
  Borrowing under line of credit............        2,500             --              --              --
  (Decrease) increase in due to/from
    affiliates..............................       (2,999)        10,985           7,823          (2,050)
  Contributed capital.......................        1,354            366           1,494           3,208
  (Increase) decrease in receivable from
    parent..................................       (2,513)          (628)          4,015            (325)
                                                 --------        -------         -------         -------
  Net cash (used in) provided by financing
    activities..............................       (1,658)        10,641          12,547             (35)
                                                 --------        -------         -------         -------
Net (decrease) increase in cash and cash
  equivalents...............................      (15,411)        11,327          (5,780)         (2,079)
Cash and cash equivalents at beginning of
  period....................................       15,632          4,305          10,085          12,164
                                                 --------        -------         -------         -------
Cash and cash equivalents at end of
  period....................................     $    221        $15,632         $ 4,305         $10,085
                                                 ========        =======         =======         =======
Supplemental Cash Flow Information (see
  Notes 3 and 9):
  Interest paid for the period..............     $     58        $    --         $   111         $   288
                                                 ========        =======         =======         =======

                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

1.  BASIS OF PRESENTATION

    Los Angeles Turf Club, Inc. ("LATC" or the "Company") was incorporated in 1979 and is a successor of a corporation originally organized in 1934 to conduct thoroughbred horse racing at Santa Anita Racetrack ("Santa Anita") in Southern California. Prior to November 5, 1997, LATC was a wholly owned subsidiary of Santa Anita Operating Company and Subsidiaries ("SAOC" or "Parent"). On
November 5, 1997, Meditrust Acquisition Company ("Meditrust") merged with SAOC and changed its name to Meditrust Operating Company. The merger has been accounted for as a purchase and the assets and liabilities of LATC were recorded at their fair market value as of November 5, 1997. A complete change in accounting basis is appropriate because of the change in control of voting interests. The financial statements for the periods subsequent to November 5, 1997 present the financial position of the Company and its results of operations after the allocation of the purchase price relating to the Meditrust acquisition. The accompanying financial statements for the periods prior to and including November 5, 1997 do not include the effects of Meditrust's purchase accounting for the acquisition (Note 3). On December 10, 1998, LATC was acquired by a wholly-owned subsidiary of Magna International Inc.

    The accompanying financial statements include the balance sheet and income statement accounts of LATC. Certain costs incurred by LATC's Parent on the Company's behalf have been allocated to LATC on the specific identification basis. The statement of operations may not necessarily be indicative of the revenues and expenses that would have resulted had LATC operated as a stand alone entity.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, which conform, in all material respects, with accounting principles generally accepted in Canada except as described in Note 11 to these financial statements.

PROPERTY, PLANT AND EQUIPMENT

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS No. 121"). FAS
No. 121 requires that impairment losses be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the undiscounted cash flows to be generated by these assets are less than their carrying amount. No such impairment losses were recorded during the periods January 1, 1998 through December 10, 1998, November 6, 1997 through
December 31, 1997, January 1, 1997 through November 5, 1997 or for the year ended December 31, 1996.

    Depreciation of property, plant and equipment is provided primarily on the straight-line method generally over the following estimated useful lives:

                                                                       5 to
Machinery and other equipment...............................      15 years
                                                                       5 to
Leasehold improvements......................................      15 years

    Expenditures which materially increase property lives are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or disposed of, the

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) related cost and accumulated depreciation is removed from the accounts and any gain or loss reflected in current operations.

DEFERRED REVENUES

    Deferred revenues consist of prepaid admission tickets and parking, which are recognized as income ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent from another thoroughbred horse racing corporation, Oak Tree Racing Association ("OTRA"), which utilizes the Company's racetrack for a portion of the year. Prepaid rent is recognized over the remaining term of the lease.

CASH AND CASH EQUIVALENT

    Highly liquid short-term investments, with remaining maturities of three months or less at the date of acquisition, are considered cash equivalents.

ALLOWANCE FOR BAD DEBTS

    Management periodically evaluates the collectibility of accounts receivable and adjusts the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible.

ADVERTISING

    Costs incurred for production and communicating advertising are generally expensed when incurred. Costs incurred for promotions for specific live race days are expensed on the applicable race day. Advertising cost of $3,175,000, $262,000, $2,331,000, and $1,773,000 were incurred for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through
December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, respectively and are included in horse racing operating costs in the accompanying financial statements.

REVENUES AND COSTS

    The Company records operating revenues associated with thoroughbred horse racing at Santa Anita Racetrack on a daily basis, except for season admissions which are recorded ratably over the racing season.

HORSE RACING REVENUES AND DIRECT OPERATING COSTS

    Horse racing revenues and direct operating costs are shown net of state and local taxes, stakes, purses and awards.

EARNINGS PER SHARE

    Basic earnings per share is computed by dividing the Company's net income or loss by the weighted average number of common shares outstanding during the period which was 25 shares for each of the periods presented. The Company does not have any dilutive securities.

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS 130 became effective in the first quarter of 1998 and had no impact on the Company's financial statements. SFAS No. 131 establishes new standards on reporting information about operating segments in both annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of the new requirements of SFAS No. 131 did not impact the Company's disclosure of segment information because the Company operates in one line of business.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.133, "Accounting for Derivative Instruments" ("SFAS No. 133"). SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS No. 133 will have no impact on its financial position or results of operations.

CONCENTRATION OF RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the number of satellite locations and Santa Anita group event patrons.

    The Company generates the majority of its revenue from wagering activities in Southern California and therefore it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and changes in tax laws and gaming laws.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated values for the Company as of December 10, 1998 and December 31, 1997 are not necessarily indicative of the amounts that could be realized in current market exchanges.

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    For those financial instruments for which it is practicable to estimate value, management has determined that the carrying amounts of the Company's financial instruments approximate their fair value as of December 10, 1998 and December 31, 1997.

RISKS AND UNCERTAINTIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates in the near term.

3.  ACQUISITION OF THE COMPANY BY MEDITRUST ACQUISITION COMPANY

    On November 5, 1997, Meditrust acquired LATC. Accordingly, the Company has adjusted the carrying value of its assets and liabilities to reflect the cost of Meditrust's investment in LATC in accordance with Accounting Principle Board Opinion No. 16. As a result, $19,100,000 was allocated to assets and $37,672,000 was allocated to liabilities, with the remaining balance being recorded as a reduction to shareholder's equity.

    The Company's statement of operations reflects depreciation and amortization based on a historic basis through November 5, 1997 and incorporates the adjusted basis of the Company's assets and liabilities subsequent to November 5, 1997.

4.  EXECUTIVE SEVERANCE

    During the period of January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, pursuant to resignation agreements with certain executive officers, the Company incurred $351,000 and $851,000, respectively, in executive severance costs which have been charged to general and administrative expenses in the statements of operations.

5.  LOANS PAYABLE

    The Company entered into a sale-leaseback transaction related to the financing of television, video monitoring and production equipment under a five-year lease which expired in December 1997. This financing arrangement was accounted for as a capital lease.

6.  BORROWING UNDER LINE OF CREDIT

    At December 10, 1998, the Company had $2,500,000 outstanding under an unsecured line of credit. Interest on the line of credit was based on prime plus 0.5% (8.25% at December 10, 1998). The outstanding balance under the line of credit was paid off subsequent to December 10, 1998.

7.  INCOME TAXES

    Income taxes are calculated on a separate return basis. Historically, the Company has filed consolidated returns with its Parent. Deferred income taxes arise from temporary differences in the recognition of some items of revenue and expense for financial statement and tax reporting purposes.

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

7.  INCOME TAXES (CONTINUED)
The sources of temporary differences and their related tax effects for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 are as follows:

                                               JANUARY 1,      NOVEMBER 6,     JANUARY 1,
                                              1998 THROUGH    1997 THROUGH    1997 THROUGH    YEAR ENDED
                                              DECEMBER 10,    DECEMBER 31,    NOVEMBER 5,    DECEMBER 31,
                                                  1998            1997            1997           1996
                                              -------------   -------------   ------------   -------------
Accelerated depreciation and amortization
  methods utilized for tax reporting
  purposes..................................    $ 308,000      $  (233,000)   $  (498,000)     $ 675,000
Net operating loss carryovers...............     (879,000)      (1,029,000)    (2,197,000)      (784,000)
Deductions previously deducted for book
  purposes, deductible for tax purposes
  currently.................................       53,000           71,000        150,000        435,000
Income previously included for book
  purposes, not includable for tax purposes
  currently.................................           --               --             --       (326,000)
Increase in valuation allowance for deferred
  tax assets................................      518,000        1,191,000      2,545,000             --
                                                ---------      -----------    -----------      ---------
                                                $      --      $        --    $        --      $      --
                                                =========      ===========    ===========      =========

    A reconciliation of the Company's total income tax provision for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through
December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 to the statutory federal corporate income tax rate of 34% and the state rate of 9.3% for the year ended December 31, 1996 and 8.84% for the periods of January 1, 1997 through November 5, 1997, November 6, 1997 through December 31, 1997 and January 1, 1998 through December 10, 1998, is as follows:

                                               JANUARY 1,      NOVEMBER 6,     JANUARY 1,
                                              1998 THROUGH    1997 THROUGH    1997 THROUGH    YEAR ENDED
                                              DECEMBER 10,    DECEMBER 31,    NOVEMBER 5,    DECEMBER 31,
                                                  1998            1997            1997           1996
                                              -------------   -------------   ------------   -------------
Computed "expected" tax recovery for federal
  income taxes, net of state income taxes...    $(734,000)     $(1,209,000)   $(2,581,000)     $(330,000)
Nondeductible political contributions.......       73,000            2,000          5,000         82,000
Unrecognized tax net operating loss
  carryforwards, net........................      661,000        1,207,000      2,576,000        194,000
Other, net..................................           --               --             --         54,000
                                                ---------      -----------    -----------      ---------
                                                $      --      $        --    $        --      $      --
                                                =========      ===========    ===========      =========

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

7.  INCOME TAXES (CONTINUED)
    The deferred tax assets and liabilities as of December 10, 1998 and December 31, 1997 consist of the following:

                                                              DECEMBER 10,    DECEMBER 31,
                                                                  1998            1997
                                                              -------------   -------------
Deferred tax assets:
  Compensation deductible for tax purposes when paid........   $   125,000     $   180,000
  Pension contribution deductible for tax purposes when
    paid....................................................       581,000         581,000
  Contribution carryover....................................         8,000           7,000
  Other.....................................................       452,000         452,000
  Federal tax benefit of state deferred liabilities.........       562,000         562,000
  Federal net operating loss carryovers.....................     3,664,000       2,876,000
  State net operating loss carryovers.......................       441,000         350,000
  Valuation allowance.......................................    (5,413,000)     (4,895,000)
                                                               -----------     -----------
    Total deferred assets...................................       420,000         113,000
                                                               -----------     -----------
Deferred tax liabilities:
  Difference between tax and book depreciation..............    (1,028,000)       (721,000)
  Income previously included for book purposes, not
    includable for tax purposes.............................       (11,000)        (11,000)
  State income tax deductible when paid for federal tax
    purposes................................................    (1,646,000)     (1,646,000)
                                                               -----------     -----------
    Total deferred tax liabilities..........................    (2,685,000)     (2,378,000)
                                                               -----------     -----------
Net liability for deferred income taxes.....................   $(2,265,000)    $(2,265,000)
                                                               ===========     ===========

    There were no taxes paid for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996.

8.  COMMITMENTS AND CONTINGENCIES

    Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are adequately covered by insurance or, if not covered, are without merit or are of such a nature or involve minor damages that would not have a significant effect on the financial position or results of operations if disposed of unfavorably.

    The Company leases the racetrack from an affiliate. The lease agreement covers the period through December 31, 2010 (see note 10). The Company has sublet the racetrack for certain periods during the year to OTRA through 2010 (see Note 10).

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

9.  EMPLOYEE BENEFIT PLANS

STOCK OPTION PROGRAM

    Prior to December 10, 1998, SAOC and its successor Meditrust Operating Company were part of a "paired shared real estate investment trust" structure. As such SAOC and Meditrust Operating Company's shares were traded as a single unit with Santa Anita Realty Enterprises, Inc. (SARE) and Meditrust Corporation, respectively, under a stock-pairing agreement.

    Stock options granted by LATC's parent were matched with the corresponding paired share of SARE or its successor Meditrust Corporation once the employees exercised their option. On November 5, 1997, the stock options outstanding were deemed exercised and accordingly, a liability for these stock options were recorded as part of the Meditrust purchase price adjustment.

RESTRICTED STOCK AWARDS

    Under the 1995 Share Award Plan, SAOC granted 126,647 shares of common stock as a Restricted Stock Award at a value of $15.50 per paired share. Of the shares issued in 1995; 59,291 shares vested in 1996, and 8,065 shares vested in 1995. Based on the Restricted Stock Award agreement SAOC purchased 43,161 shares back in 1997. The remaining 16,130 shares vested in 1997 upon change in control. Compensation of $61,000 and $524,000 for the years ended December 31, 1997 and 1996, respectively, are included in the general and administrative expenses in the accompanying statements of operations.

RETIREMENT INCOME PLAN

    The Company's parent has a non-contributory defined benefit retirement plan for year-round employees who are at least 21 years of age, have one or more years of service, and are not covered by collective bargaining agreements. Plan assets consist of a group annuity contract with a life insurance company. Plan benefits are based primarily on years of service and qualifying compensation during the final years of employment. Funding requirements comply with federal requirements that are imposed by law. In the event of a "change in control," participants in the defined benefit retirement plan become fully vested in plan benefits, which occurred at November 5, 1997.

    The net periodic pension cost allocated to the Company by its Parent for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 for the retirement income plan included the following components:

                                               JANUARY 1,      NOVEMBER 6,     JANUARY 1,
                                              1998 THROUGH    1997 THROUGH    1997 THROUGH    YEAR ENDED
                                              DECEMBER 10,    DECEMBER 31,    NOVEMBER 5,    DECEMBER 31,
COMPONENTS OF NET PERIODIC PENSION COST           1998            1997            1997           1996
---------------------------------------       -------------   -------------   ------------   -------------
Service cost................................    $ 327,000       $ 38,000       $ 211,000       $ 277,000
Interest cost on projected benefit
  obligation................................      429,000         65,000         361,000         441,000
Actual return on plan assets................     (490,000)       (68,000)       (377,000)       (387,000)
Net amortization and deferral...............      171,000         19,000         106,000         101,000
                                                ---------       --------       ---------       ---------
  Net periodic pension cost.................    $ 437,000       $ 54,000       $ 301,000       $ 432,000
                                                =========       ========       =========       =========

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

9.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following provides a reconciliation of benefits obligations, plan assets and funded status of the plan.

                                                              DECEMBER 10,    DECEMBER 31,
                                                                  1998            1997
                                                              -------------   -------------
Change in benefit obligation:
  Benefit obligation at beginning of period.................   $ 6,603,000     $ 5,999,000
  Service cost..............................................       327,000         249,000
  Interest cost.............................................       429,000         427,000
  Benefits paid.............................................      (384,000)       (362,000)
  Actuarial losses..........................................        22,000         290,000
                                                               -----------     -----------
    Benefit obligation at end of period.....................     6,997,000       6,603,000
                                                               -----------     -----------
Change in plan assets:
  Fair value of plan assets at beginning of period..........     5,299,000       4,868,000
  Actual return on plan assets..............................       490,000         445,000
  Company contributions.....................................       288,000         348,000
  Benefits paid.............................................      (384,000)       (362,000)
                                                               -----------     -----------
    Fair value of plan assets at end of period..............   $ 5,693,000     $ 5,299,000
                                                               -----------     -----------
    Funded status of the plan (underfunded).................   $(1,304,000)    $(1,304,000)
                                                               ===========     ===========

    Assumptions used in determining the funded status of the retirement income plan are as follows:

                                                                1998       1997       1996
                                                              --------   --------   --------
Weighted average discount rate..............................    6.0%       6.8%       7.5%
Weighted average rate of increase in compensation levels....    3.5%       3.5%       3.5%
Expected long-term rate of return...........................    8.0%       8.0%       8.0%

    The measurement date and related assumptions for the funded status of the Company's retirement income plan were as of the end of the year.

    The Company also participates in several multi-employer pension plans for the benefit of its employees who are union members. Company contributions to these plans were $4,391,000 for the period of January 1, 1998 to December 10, 1998, $672,000 for the period of November 6, 1997 through December 31, 1997, $3,709,000 for the period of January 1, 1997 through November 5, 1997, and $4,377,000 for the year ended December 31, 1996.

    The data available from administrators of the multi-employer pension plans is not sufficient to determine the accumulated benefit obligations, nor the net assets attributable to the multi-employer plans in which Company employees participate.

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

9.  EMPLOYEE BENEFIT PLANS (CONTINUED)
DEFERRED COMPENSATION PLAN

    The Company's parent has defined benefit deferred compensation agreements which provide selected prior management employees with a fixed benefit at retirement age. During 1995, the outstanding agreements for active employees were curtailed and replaced by awards of restricted stock under the 1995 Share Award Plan. Plan benefits are based primarily on years of service and qualifying compensation.

    Net periodic pension cost for the periods of January 1, 1998 to December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and for the year ended December 31, 1996 for the deferred compensation plan included the following components:

                                               JANUARY 1,      NOVEMBER 6,     JANUARY 1,
                                              1998 THROUGH    1997 THROUGH    1997 THROUGH    YEAR ENDED
                                              DECEMBER 10,    DECEMBER 31,    NOVEMBER 5,    DECEMBER 31,
COMPONENTS OF NET PERIODIC PENSION COST           1998            1997            1997           1996
---------------------------------------       -------------   -------------   ------------   -------------
Service costs...............................    $     --          $    --       $     --       $     --
Interest cost on projected benefit
  obligation................................     237,000           43,000        240,000        231,000
Amortization of unrecognized net obligation
  and experience losses.....................      66,000               --             --             --
                                                --------          -------       --------       --------
  Net periodic pension cost.................    $303,000          $43,000       $240,000       $231,000
                                                ========          =======       ========       ========

    The following provides a reconciliation of benefit obligations and funded status of the plan. The plan has no assets.

                                                              DECEMBER 10,    DECEMBER 31,
                                                                  1998            1997
                                                              -------------   -------------
Change in benefit obligation:
  Benefit obligation at beginning of period.................   $ 3,977,000     $ 3,737,000
  Service cost..............................................            --              --
  Interest cost.............................................       237,000         283,000
  Benefits paid.............................................      (532,000)       (539,000)
  Actuarial losses..........................................       168,000         496,000
                                                               -----------     -----------
    Benefit obligation at end of period.....................   $ 3,850,000     $ 3,977,000
                                                               ===========     ===========
    Funded status of the plan (underfunded).................   $(3,850,000)    $(3,977,000)
                                                               ===========     ===========

    Assumptions used in determining the funded status of the deferred compensation plan are as follows:

                                                                1998       1997       1996
                                                              --------   --------   --------
Weighted average discount rate..............................    6.0%       6.8%       7.5%

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

9.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The measurement date and related assumptions for the funded status of the Company's deferred compensation plan were as of the end of the year.

10.  RELATED PARTY TRANSACTIONS

    The Company leases the racetrack from an affiliate for the full year for a fee of 1.5% of the on-track wagering on live races at Santa Anita Racetrack, which includes the OTRA meet. In addition, the Company pays to the affiliate 26.5% of its wagering commissions from satellite wagering (not to exceed 1.5% of such wagering). When the Company operates as a satellite for Hollywood Park Racetrack, Del Mar Racetrack and Pomona Fairplex, the Company pays 26.5% of its wagering commissions as additional rent to the affiliate. For the periods January 1, 1998 through December 10, 1998, November 6, 1997 through
December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, LATC paid the affiliate (including charity days) $10,184,000, $740,000, $9,895,000, and $10,861,000 in rent.

    The lease arrangement between the Company and the affiliate requires the Company to assume costs attributable to utilities, taxes, maintenance and insurance.

    The Company has sublet the racetrack to OTRA (through 2010) to conduct OTRA's annual thoroughbred horse racing meet, which commences in late September or early October. OTRA races five weeks in even-numbered years and six weeks in odd-numbered years. The Company received $5,233,462, $7,446, $3,797,266 and $4,807,724, included in wagering commissions, respectively, in rent from OTRA for the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996.

    As of December 31, 1997, due to affiliates consists of $23,718,000 due to Meditrust Corporation including $5,500,000 loan payable to Meditrust Corporation. The loan bore interest at 7% and was repaid in 1998. The affiliate started charging 7% interest to the Company beginning January 1, 1998 on a portion of the payable balance. No interest was charged on borrowing from affiliates prior to January 1, 1998.

    As of December 10, 1998, due to affiliates consists of $20,719,000 due to Meditrust Corporation. Interest of $880,000 was incurred on borrowings from affiliates and is included in interest and other expenses in the accompanying statement of operations.

    Costs incurred by LATC's parent have been allocated to LATC on the specific identification basis and were $1,354,000, $363,000, $1,494,000 and $3,208,000 for the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, respectively. Such costs are included in the accompanying statement of operations.

                          LOS ANGELES TURF CLUB, INC.

                 DECEMBER 10, 1998, DECEMBER 31, 1997 AND 1996

11.  CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's accounting policies as reflected in these financial statements do not differ materially from accounting principles generally accepted in Canada ("Canadian GAAP") except for:

    (a) The receivable from parent is shown as a deduction from shareholder's deficit. Under Canadian GAAP, the receivable from parent would be presented as a non-current asset. Under Canadian GAAP, total assets at December 10, 1998 and December 31, 1997 would be $31,717,000 and $45,077,000, respectively, and shareholder's deficit would be $8,664,000 and $8,305,000, respectively.

    (b) For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of the Canadian Institute of Chartered Accountants Handbook Section 3461, "Employee Future Benefits," on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

                         COMBINED FINANCIAL STATEMENTS

                       GOLDEN GATE FIELDS (CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
                     SUBJECT TO THE LICENSING PROVISIONS OF
                       THE CALIFORNIA HORSE RACING BOARD,
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
                         (WHOLLY OWNED SUBSIDIARIES OF
                         LADBROKE RACING CORPORATION))

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Pacific Racing Association,
Ladbroke Racing California, Inc. and
Ladbroke Land Holdings, Inc.

    We have audited the accompanying combined statement of assets and liabilities of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("Pacific Racing Association"), Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (collectively, "Golden Gate Fields" or the "Company") as of December 31, 1998, and 1997, and the related combined statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets and liabilities of Pacific Racing Association, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                                              /s/ ERNST & YOUNG LLP
                                                              -------------------------
                                                              Certified Public Accountants

Walnut Creek, California
October 4, 1999, except paragraph 1 of Note 5, as to which the date is October 19, 1999

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)
                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES

                                                                               DECEMBER 31,
                                                        SEPTEMBER 30,    -------------------------
                                                             1999           1998          1997
                                                        --------------   -----------   -----------
                                                         (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents...........................   $   739,839     $   714,691   $ 1,426,313
  Equity in pooled cash and cash equivalents..........    45,991,536      41,117,870    34,998,292
  Accounts receivable, net of allowance for doubtful
    accounts of $20,989 in 1997, $236,687 in 1998 and
    $160,092 at September 30, 1999....................       822,479       3,100,143     3,661,060
  Other current assets................................       127,386         479,827       779,343
                                                         -----------     -----------   -----------
    Total current assets..............................    47,681,240      45,412,531    40,865,008
Racetrack properties and equipment, net...............    48,532,678      48,429,435    24,070,678
Intangible assets, net................................     2,473,259       3,044,009    14,380,010
                                                         -----------     -----------   -----------
    Total assets......................................   $98,687,177     $96,885,975   $79,315,696
                                                         ===========     ===========   ===========

                               LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Notes payable to affiliate, current portion.........   $ 2,594,191     $ 1,448,415   $        --
  Accounts payable....................................       703,270       4,055,475     4,301,635
  Accrued compensation................................     1,265,620       1,743,079     1,772,730
  Other accrued liabilities...........................     2,216,315       1,213,890     1,440,484
  Due to affiliates...................................    20,657,507      17,149,343     4,414,034
                                                         -----------     -----------   -----------
    Total current liabilities.........................    27,436,903      25,610,202    11,928,883
                                                         -----------     -----------   -----------
Note payable to affiliate.............................    59,591,322      58,183,681    42,722,954
                                                         -----------     -----------   -----------
Notes payable.........................................            --              --    10,025,915
                                                         -----------     -----------   -----------

Stockholder's equity:
  Common stock, authorized 111,000 shares, issued and
    outstanding 80,347 shares.........................     1,494,000       1,494,000     1,494,000
  Paid-in capital.....................................    13,360,000      13,360,000    13,360,000
  Accumulated deficit.................................    (3,195,048)     (1,761,908)     (216,056)
                                                         -----------     -----------   -----------
    Total stockholder's equity........................    11,658,952      13,092,092    14,637,944
                                                         -----------     -----------   -----------
    Total liabilities and stockholder's equity........   $98,687,177     $96,885,975   $79,315,696
                                                         ===========     ===========   ===========

                            See accompanying notes.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)
                       COMBINED STATEMENTS OF OPERATIONS

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                                -------------------------   ---------------------------------------
                                   1999          1998          1998          1997          1996
                                -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
Operating revenues:
  Mutual commission and
    breakage..................  $14,202,234   $12,470,873   $17,362,961   $16,555,897   $15,786,982
  Admissions..................      982,313     1,026,560     1,347,652     1,717,753     1,923,166
  Catering operations.........    1,860,094     1,742,275     2,269,092     2,288,534     2,313,021
  Parking.....................      700,497       707,180       937,434       922,325       954,876
  Programs....................      959,955       905,408     1,227,601     1,272,416     1,269,256
  Indirect revenues...........    2,194,208     2,142,788     2,506,497     2,754,653     2,684,698
                                -----------   -----------   -----------   -----------   -----------
                                 20,899,301    18,995,084    25,651,237    25,511,578    24,931,999
                                -----------   -----------   -----------   -----------   -----------
Operating expenses:
  Salaries, wages, benefits
    and other payroll-related
    expenses..................    8,777,260     8,465,979    11,895,359    11,401,172    10,689,267
  Rental of facilities and
    equipment.................      277,386       501,806       654,927       749,870     1,661,174
  Operating and maintenance
    services..................    2,821,788     2,756,420     4,997,209     4,508,930     3,921,650
  Depreciation and
    amortization..............    1,902,154     3,131,997     3,621,315     3,828,330     3,987,359
  Taxes and licenses..........      677,488       615,012       726,613       789,325       707,031
  Advertising and public
    relations.................    1,371,491       968,036     1,269,124     1,301,954     1,294,999
  General and
    administrative............    2,268,537     2,316,127     2,047,403     1,494,073     2,327,842
  Charity days expense........       66,841        64,183        86,976        96,815        98,356
                                -----------   -----------   -----------   -----------   -----------
                                 18,162,945    18,819,560    25,298,926    24,170,469    24,687,678
                                -----------   -----------   -----------   -----------   -----------
Income from operations........    2,736,356       175,524       352,311     1,341,109       244,321
Other income (expense):
  Interest income, principally
    from affiliate............    1,667,796     1,609,183     2,148,526     1,976,792     1,714,396
  Interest expense to
    affiliate.................   (3,501,074)   (2,648,491)   (3,845,028)   (2,516,408)   (2,310,728)
                                -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  taxes.......................      903,078      (863,784)   (1,344,191)      801,493      (352,011)
Provision for federal and
  state income taxes..........   (2,336,218)      (88,749)     (201,661)   (1,888,195)   (1,000,490)
                                -----------   -----------   -----------   -----------   -----------
Net loss......................  $(1,433,140)  $  (952,533)  $(1,545,852)  $(1,086,702)  $(1,352,501)
                                ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THELICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)
                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                         RETAINED         TOTAL
                                               COMMON       PAID-IN      EARNINGS     STOCKHOLDER'S
                                               STOCK        CAPITAL      (DEFICIT)       EQUITY
                                             ----------   -----------   -----------   -------------
Balance at December 31, 1995...............  $1,494,000   $13,360,000   $ 2,223,147    $17,077,147
  Net loss.................................          --            --    (1,352,501)    (1,352,501)
                                             ----------   -----------   -----------    -----------
Balance at December 31, 1996...............   1,494,000    13,360,000       870,646     15,724,646
  Net loss.................................          --            --    (1,086,702)    (1,086,702)
                                             ----------   -----------   -----------    -----------
Balance at December 31, 1997...............   1,494,000    13,360,000      (216,056)    14,637,944
  Net loss.................................          --            --    (1,545,852)    (1,545,852)
                                             ----------   -----------   -----------    -----------
Balance at December 31, 1998...............   1,494,000    13,360,000    (1,761,908)    13,092,092
  Net loss (unaudited).....................          --            --    (1,433,140)    (1,433,140)
                                             ----------   -----------   -----------    -----------
Balance at September 30, 1999
  (unaudited)..............................  $1,494,000   $13,360,000   $(3,195,048)   $11,658,952
                                             ==========   ===========   ===========    ===========

                            See accompanying notes.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THELICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)
                       COMBINED STATEMENTS OF CASH FLOWS

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                       -------------------------   -----------------------------------------
                                          1999          1998           1998           1997          1996
                                       -----------   -----------   ------------   ------------   -----------
                                              (UNAUDITED)
OPERATING ACTIVITIES
Net loss.............................  $(1,433,140)  $  (952,533)  $ (1,545,852)  $ (1,086,702)  $(1,352,501)
Adjustments to reconcile net loss to
  net cash provided by operating
  activities:
  Depreciation.......................    1,331,404     1,545,747      1,097,814        952,329     1,111,358
  Amortization.......................      570,750     1,586,250      2,523,501      2,876,001     2,876,001
  Provision for doubtful accounts....           --            --        215,698         13,239            --
  Changes in operating assets and
    liabilities:
    Accounts receivable..............    2,277,664     2,661,289        345,219     (1,356,568)   (1,672,357)
    Other current assets.............      352,441       175,602        299,516       (355,913)      (79,900)
    Accrued interest on notes payable
      to affiliate...................    3,405,136     2,648,491      3,363,540      2,502,802     1,882,816
    Accounts payable.................   (3,352,205)      199,610       (246,160)    (1,409,619)    4,333,346
    Accrued compensation.............     (477,459)      424,042        (29,651)       387,530        93,023
    Other accrued liabilities........    1,002,425       441,023       (226,594)       141,458       283,112
    Due to affiliates................    2,220,046    (2,891,340)     2,709,394      1,608,121       534,269
                                       -----------   -----------   ------------   ------------   -----------
Net cash provided by operating
  activities.........................    5,897,062     5,838,181      8,506,425      4,272,678     8,009,167
                                       -----------   -----------   ------------   ------------   -----------
INVESTING ACTIVITIES
Purchase of racetrack properties and
  equipment..........................     (998,248)   (6,646,593)   (16,644,071)   (19,582,404)   (1,910,089)
                                       -----------   -----------   ------------   ------------   -----------
Net cash used in investing
  activities.........................     (998,248)   (6,646,593)   (16,644,071)   (19,582,404)   (1,910,089)
                                       -----------   -----------   ------------   ------------   -----------
FINANCING ACTIVITIES
Borrowings from affiliates for
  racetrack property purchase........           --     6,195,469     13,545,602      7,879,398            --
Issuance of note payable.............           --            --             --     10,025,915            --
                                       -----------   -----------   ------------   ------------   -----------
Net cash provided by financing
  activities.........................           --     6,195,469     13,545,602     17,905,313            --
                                       -----------   -----------   ------------   ------------   -----------
Increase in cash and cash equivalents
  and equity in pooled cash and cash
  equivalents........................    4,898,814     5,387,057      5,407,956      2,595,587     6,099,078
Cash and cash equivalents and equity
  in pooled cash and cash equivalents
  at beginning of period.............   41,832,561    36,424,605     36,424,605     33,829,018    27,729,940
                                       -----------   -----------   ------------   ------------   -----------
Cash and cash equivalents and equity
  in pooled cash and cash equivalents
  at end of period...................  $46,731,375   $41,811,662   $ 41,832,561   $ 36,424,605   $33,829,018
                                       ===========   ===========   ============   ============   ===========

                            See accompanying notes.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

1. BUSINESS AND BASIS OF PRESENTATION

BUSINESS

    Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("PRA"), Ladbroke Racing California, Inc. ("LRCA") and Ladbroke Land Holdings, Inc. ("LLH") (collectively, "Golden Gate Fields" or the "Company") wholly owned subsidiaries of Ladbroke Racing Corporation ("LRC"), are engaged in operating the Golden Gate Fields racetrack facility for thoroughbred horse racing, the conduct of which is subject to the licensing provisions of the California Horse Racing Board. PRA operates the racetrack facility, LRCA leased the racetrack facility from a third party through October 1998 and LLH purchased the racetrack facility from a third party effective October 1998.

BASIS OF PRESENTATION

    The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and include the accounts of LRCA, LLH and those components of PRA's operations subject to the licensing provisions of the California Horse Racing Board. The components of PRA's operations not included in the combined financial statements are two subsidiaries (Ladbroke Gaming California, Inc. and Golden Gate Catering Company) as these are not associated with the operations of the Golden Gate Fields racetrack facility and are not being acquired by Magna Entertainment Corp. (see Note 10). The accompanying financial statements are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

    In addition, LRCA is not being acquired by Magna Entertainment Corp. although its results are included in these combined financial statements. Through October 1998, LRCA leased the Golden Gate Fields racetrack facility from a third party and then subleased the facility to PRA. This lease was cancelled in October 1998 when LLH purchased the racetrack facility. In order to more fairly present the results of operations of the Golden Gate Fields racetrack facility prior to October 1998, LRCA has been included in these combined financial statements.

    All significant intercompany accounts and transactions between PRA, LRCA and LLH have been eliminated.

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EQUITY IN POOLED CASH AND CASH EQUIVALENTS

    The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate U.S. parent, Ladstock Holding Corporation. Monies included in the pool are from the Company, the parent and other
U.S. affiliates. Cash and cash equivalents recorded by the Company are based on the parent's tracking of each subsidiary's cash activity. The balance at year end represents cash and cash equivalents, less outstanding checks.

    The Company earns interest income based on its net daily position in the pool. The Company was allocated interest income of approximately $2.1 million, $2.0 million and $1.7 million for the years ended December 31, 1998, 1997 and 1996, respectively, and $1.6 million and $1.6 million for the nine months ended September 30, 1999 and 1998, respectively.

    For purposes of financial statement presentation, the Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

RACETRACK PROPERTIES AND EQUIPMENT

    Racetrack properties, buildings, improvements and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 years to 30 years.

LONG-LIVED ASSETS INCLUDING INTANGIBLE ASSETS

    In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), the carrying value of long-lived assets and related goodwill and other intangibles is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value of these assets will not be recoverable, as determined based on the undiscounted net cash flows of the entity over the remaining amortization period, the Company's carrying value is reduced to its estimated fair value (based on an estimate of discounted future net cash flows).

INCOME TAXES

    The Company files a consolidated federal income tax return with its parent and other affiliated companies. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenues from mutuel commissions are recognized when earned upon the completion of each thoroughbred horse race. Revenues from the operations of the Golden Gate Fields racetrack facility (primarily admissions, catering, and event programs) are recognized when the service is rendered or the goods are delivered which generally corresponds to the receipt of cash from the customer.

ADVERTISING

    Costs incurred for production and communicating advertising are expensed when incurred. Costs incurred for promotions for specific live race days are expensed on the applicable race day.

CONCENTRATION OF RISK

    The Company's accounts receivable balances related primarily to amounts due from other non-affiliated racetrack facilities throughout the United States for simulcast and off-track activities. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains reserves for estimated potential credit losses and such losses to date have not been material.

    The Company generates the majority of its revenue from wagering activities in Northern California and therefore it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and change in tax laws and gaming laws.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

    The carrying values of cash and cash equivalents, equity in pooled cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and due to affiliates approximate fair value due to the short term nature of the instruments.

    The carrying value of the Company's note payable to affiliate approximates fair value as interest on these notes is variable and based on LRC's borrowing rate.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COMMON STOCK

    The combined common stock consists of the following:

                                                                           ISSUED AND
                                                              AUTHORIZED   OUTSTANDING
                                                                SHARES       SHARES
                                                              ----------   -----------
Pacific Racing Association, no par value....................    100,000      69,347
Ladbroke Racing California, $1 par value....................     10,000      10,000
Ladbroke Land Holdings, Inc., no par value..................      1,000       1,000
                                                                -------      ------
                                                                111,000      80,347
                                                                =======      ======

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS 133 will have no impact on its financial position or results of operations.

INTERIM FINANCIAL INFORMATION

    The interim financial information at September 30, 1999 and for the nine-month periods ended September 30, 1998 and 1999 is unaudited but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations for the interim periods. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full fiscal year.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

3. RACETRACK PROPERTIES AND EQUIPMENT

    Racetrack properties and equipment consist of the following:

                                                                              DECEMBER 31,
                                                      SEPTEMBER 30,    ---------------------------
                                                           1999            1998           1997
                                                      --------------   ------------   ------------
                                                       (UNAUDITED)
Land................................................   $ 25,256,936    $ 25,256,936   $ 17,905,313
Buildings...........................................     17,231,479      17,231,479             --
Building improvements...............................      9,890,717       9,018,654      8,460,063
Equipment...........................................      8,639,810       8,077,230      7,762,352
                                                       ------------    ------------   ------------
                                                         61,018,942      59,584,299     34,127,728
Less accumulated depreciation.......................    (12,486,264)    (11,154,864)   (10,057,050)
                                                       ------------    ------------   ------------
                                                       $ 48,532,678    $ 48,429,435   $ 24,070,678
                                                       ============    ============   ============

    LLH was formed in order to purchase and develop income producing properties in anticipation of swapping such properties (in a Section 1031 like-kind exchange) for the land and buildings constituting Golden Gate Fields racetrack. This transaction had been agreed to in the "Option Agreement and Agreement of Purchase and Sale" ("Option Agreement") entered into on July 25, 1997. The racetrack property had been subject to a lease between Golden Gate Fields consisting of the third party property owner and LRCA. The Section 1031 exchange ("Exchange") was finalized in October 1998 and the Company obtained title to the property. The properties were exchanged on the basis of cost, and no gain or loss was recognized on the transaction. If an agreement to sell LLH is entered into, LRCA may be contingently liable for a portion of any excess proceeds received on the sale as defined in the Option Agreement.

    In 1997, a note payable was entered into with the former owner of the Golden Gate Fields racetrack facility in the amount of $10,025,915. The note was settled in 1998 in conjunction with the exchange transaction described above. This settlement was financed by affiliates.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

4. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                              DECEMBER 31,
                                                      SEPTEMBER 30,    ---------------------------
                                                           1999            1998           1997
                                                      --------------   ------------   ------------
                                                       (UNAUDITED)
Prepaid lease.......................................   $         --    $         --   $ 29,610,000
Goodwill............................................      7,503,119       7,503,119      7,503,119
Racing rights.......................................      3,049,000       3,049,000      3,049,000
Other...............................................        101,900         101,900        101,900
                                                       ------------    ------------   ------------
                                                         10,654,019      10,654,019     40,264,019
Less accumulated amortization.......................     (8,180,760)     (7,610,010)   (25,884,009)
                                                       ------------    ------------   ------------
                                                       $  2,473,259    $  3,044,009   $ 14,380,010
                                                       ============    ============   ============

PREPAID LEASE

    The prepaid lease is stated at cost and was being amortized on a straight-line basis over the term of the original lease agreement, which expires in 2002. In connection with the exchange transaction described in Note 3, the lease agreement between the former owner of the Golden Gate Fields racetrack and LRCA was terminated and the remaining unamortized balance of the prepaid lease of $8,812,500 was included in the cost of the racetrack facility acquired.

    Prior to the purchase of the racetrack facility in October 1998, LRCA incurred rent expense under the lease agreement of $250,000, $347,202 and $1,293,662 in the years ended December 31, 1998, 1997, and 1996, respectively, and none and $225,282 in the nine months ended September 30, 1999 and 1998, respectively.

GOODWILL

    The amount of the purchase price paid in excess of the net book value of assets acquired to purchase PRA on January 3, 1989 is classified as goodwill and is being amortized on a straight-line basis through 2002.

PURCHASED RACING RIGHTS

    Included in intangible assets is a $3,900,000 payment made to acquire certain racing rights. The acquisition of racing rights allows the Company additional racing days at Golden Gate Fields. The prepayment is being amortized on a straight-line basis through 2002, which conforms to the life of the racing rights purchased.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

5. RELATED-PARTY TRANSACTIONS

    The Company has loan agreements with an affiliate with outstanding balances of $59,632,096 and $42,722,954 at December 31, 1998 and 1997, respectively, and
$62,185,513 at September 30, 1999. Amounts borrowed under the agreement bear interest at the affiliate's internal lending rate (6.8% at December 31, 1998 and 7.0% at December 31, 1997), and interest and principal are payable upon maturity. Based upon an amendment to the loan agreement dated February 1, 1999 and October 19, 1999, outstanding principal in the amount of $40,327,639 including unpaid interest is due in full on December 31, 2004. At December 31, 1998, the principal outstanding and unpaid interest are due as follows:

1999........................................................  $ 1,448,415
2000........................................................      617,496
2001........................................................      617,496
2002........................................................      617,496
2003........................................................      617,496
Thereafter..................................................   55,713,697
                                                              -----------
                                                              $59,632,096
                                                              ===========

    Interest expense in the years ended December 31, 1998, 1997 and 1996 under these loan agreements was $3,363,772, $2,502,807 and $2,289,258, respectively, and in the nine months ended September 30, 1999 and 1998 was $1,870,764 and $1,939,536, respectively.

    The Company also has intercompany payables to affiliates. Such advances bear interest at internal borrowing rates (6.5% at December 31, 1998 and 7.6% at December 31, 1997) and are due on demand. Interest expense on such advances was $481,256, $13,601 and $21,470 for the years ended December 31, 1998, 1997 and
1996, respectively, and $1,630,310 and $708,955 for the nine months ended September 30, 1999 and 1998, respectively.

    LRC allocates corporate overhead expenses to its subsidiaries on a pro rata basis according to a formula determined by LRC. Corporate overhead expenses of $1,510,556, $820,455 and $675,236 were allocated by LRC in the years ended December 31, 1998, 1997 and 1996, respectively, and $988,562 and $988,562 for the nine months ended September 30, 1999 and 1998, respectively. Such amounts are included in general and administrative expense in the accompanying statements of operations.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

6. INCOME TAXES

    The provision for income taxes consists of the following:

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                     -----------------------   ------------------------------------
                                        1999         1998         1998         1997         1996
                                     ----------   ----------   ----------   ----------   ----------
                                                              (UNAUDITED)
Currently payable:
  Federal..........................  $2,336,218   $       --   $       --   $1,227,683   $  768,061
  State............................          --       88,749      201,661      660,512      232,429
                                     ----------   ----------   ----------   ----------   ----------
                                      2,336,218       88,749      201,661    1,888,195    1,000,490
Deferred...........................          --           --           --           --           --
                                     ----------   ----------   ----------   ----------   ----------
                                     $2,336,218   $   88,749   $  201,661   $1,888,195   $1,000,490
                                     ==========   ==========   ==========   ==========   ==========

    As wholly owned subsidiaries of LRC, PRA, LLH and LRCA do not file separate federal or state income tax returns. However, under a tax-sharing arrangement with LRC, PRA, LLH and LRCA record federal tax provisions and resulting liabilities as if each of these entities was filing a separate return, except that the tax-sharing arrangement does not allow for income tax benefits to be recognized when operating losses are incurred except to the extent that such benefits can be used by the parent. State tax provisions are recorded based upon an allocation of LRC's state tax provision as determined by LRC.

    A reconciliation of the income tax provision (benefit) at the U.S. federal statutory rate (34%) to the income tax provision at the effective tax rate is as follows:

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                     -----------------------   ------------------------------------
                                        1999         1998         1998         1997         1996
                                     ----------   ----------   ----------   ----------   ----------
                                           (UNAUDITED)
Income taxes provision (benefit)
  computed at the U.S. federal
  statutory rate...................  $  307,000   $ (294,000)  $ (457,000)  $  272,500   $ (119,700)
State taxes, allocated by parent...          --       88,749      201,661      660,512      232,429
Unutilized net operating losses....   2,029,218      294,000      457,000      955,183      887,761
                                     ----------   ----------   ----------   ----------   ----------
Income tax provision...............  $2,336,218   $   88,749   $  201,661   $1,888,195   $1,000,490
                                     ==========   ==========   ==========   ==========   ==========

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

6. INCOME TAXES (CONTINUED)
purposes. Significant components of the Company's deferred tax assets at December 31, 1998 and 1997 are as follows:

                                                                 1998          1997
                                                              -----------   -----------
Deferred tax assets:
  Amortization of prepaid lease.............................  $   872,000   $   230,000
  Depreciation..............................................      787,000       819,000
  Capitalized interest......................................      316,000            --
  Capitalized asset acquisition costs.......................      111,000            --
  Accrued expenses..........................................      163,000       175,000
                                                              -----------   -----------
Total deferred tax assets...................................    2,249,000     1,224,000
Valuation allowance.........................................   (2,249,000)   (1,224,000)
                                                              -----------   -----------
Net deferred tax assets.....................................  $        --   $        --
                                                              ===========   ===========

    The valuation allowance increased $1,025,000 for the year ended
December 31, 1998. Based upon its losses from operations, the Company believes that there is sufficient uncertainty regarding the realizability of the deferred tax assets, and accordingly, a full valuation allowance has been recorded. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

7. PENSION PLANS

    Substantially all of PRA's hourly workers are represented by various unions through collective bargaining agreements that expire from January 1999 through December 2000.

    The Company contributes to several multi-employer defined benefit pension plans for union employees and to the California Racetrack Pension Plan for nonunion employees. The total expense under these plans was $889,981, $790,104 and $804,120 in the years ended December 31, 1998, 1997 and 1996, respectively, and $582,087 and $660,630 for the nine months ended September 30, 1999 and 1998, respectively. Pension expense for the nonunion pension plan includes the cost of current service and the amortization of past service costs over periods of 20 to 30 years. Pension costs are funded currently. The weighted-average assumed rate of return used in determining the actuarial present value of pension benefits was 7.0% for 1998, 7.0% for 1997 and 7.5% for 1996. Information about the accumulated plan benefits and plan net assets relative to the participation of the Company in the various plans has not been separately determined.

                        GOLDEN GATE FIELDS CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
    SUBJECT TO THE LICENSING PROVISIONS OF THE CALIFORNIA HORSE RACING BOARD
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
           (WHOLLY OWNED SUBSIDIARIES OF LADBROKE RACING CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

8. SATELLITE WAGERING

    On June 30, 1992, an organization, Northern California Off-Track
Wagering, Inc. ("NCOTWINC"), was incorporated as a closed corporation to operate the Satellite Wagering System. The Company holds 25% of the outstanding shares of NCOTWINC at a cost of $48,000. NCOTWINC does not generate revenues but rather receives reimbursement of expenses from its host shareholders for operating expenses that it incurs on their behalf to conduct satellite wagering.

    The Company recorded as other indirect revenue $312,189, $323,568 and $345,743 for the years ended December 31, 1998, 1997 and 1996, respectively, and $334,896 and $258,001 for the nine months ended September 30, 1999 and 1998, respectively, as NCOTWINC's operations generated amounts in excess of the Company's portion of the operating expenses.

9. CONTINGENCIES

    In the ordinary course of business, the Company is involved as a plaintiff or defendant in various legal proceedings. The claims and counterclaims in such litigation involve amounts that may be material. However, it is the opinion of the Company's management, based in part upon the advice of its counsel, that the ultimate disposition of pending litigation will not be material in relation to the Company's combined financial position.

10. SUBSEQUENT EVENT--UNAUDITED

    On November 5, 1999, Ladbroke Racing Corporation and Magna Entertainment Corp. entered into a Stock Purchase Agreement for the sale of the Golden Gate Fields racetrack facility (as defined in Note 1) to Magna Entertainment Corp. The purchase price will be approximately $87 million, subject to adjustment based on the closing balance sheet of the combined operations of PRA and LLH (as defined).

    As disclosed in Note 1, LRCA is not being acquired by Magna Entertainment Corp. The assets and liabilities of LRCA included in these financial statements but that are not being acquired by Magna Entertainment Corp. are $45,534,250 of equity in pooled cash and cash equivalents, $8,591,500 of net race track properties and equipment, $34,208 of accounts payable, $2,594,191 and $34,383,886 representing the current and long-term portion of notes payable to affiliate, and ($3,214,577) representing the amount due to affiliates.

    Prior to closing, Ladbroke Racing Corporation agreed to contribute to the paid-in capital of PRA and LLH $25,207,436 representing the long-term portion of notes payable to affiliate and $23,872,084 representing the amount due to affiliates by PRA and LLH. The transaction will be accounted for under the purchase method of accounting.

                         REPORT OF INDEPENDENT AUDITORS

The Management Committee
Bay Meadows Operating Company, LLC
and Bay Meadows Catering

    We have audited the accompanying combined balance sheets of Bay Meadows Operating Company, LLC and Bay Meadows Catering (collectively the "Companies") as of November 17, 2000 (Disposition Date) and December 31, 1999 and 1998, and the related combined statements of income, equity, and cash flows for the periods from January 1, 2000 through November 17, 2000, from February 1, 1999 through December 31, 1999, from January 1, 1999 through January 31, 1999, and for the year ended December 31, 1998. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at November 17, 2000 and December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the periods from January 1, 2000 through November 17, 2000 (Disposition Date), from February 1, 1999 through December 31, 1999, from January 1, 1999 through January 31, 1999, and for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                                              /s/ ERNST & YOUNG LLP
                                                              -------------------------
                                                              Certified Public Accountants

San Francisco, California
December 22, 2000

BAY MEADOWS OPERATING COMPANY, LLC AND
BAY MEADOWS CATERINGCOMBINED BALANCE SHEETS

                                                         NOVEMBER 17,    DECEMBER 31,    DECEMBER 31,
                                                             2000            1999            1998
                                                         -------------   -------------   -------------
                                                ASSETS
Current assets:
Cash and cash equivalents..............................   $   83,200      $ 1,469,700     $1,452,000
Amounts held on deposit for Thoroughbred horse
  owners...............................................           --          221,700        112,000
Accounts receivable, net of allowance for doubtful
  accounts of $68,700 in 2000
  (1999--$56,500; 1998--$45,000).......................    4,339,000        2,027,400      1,766,000
Due from affiliates....................................           --          807,000         65,000
Prepaid expenses and other current assets..............      376,400          244,500        191,000
                                                          ----------      -----------     ----------
Total current assets...................................    4,798,600        4,770,300      3,586,000
Racetrack property improvements and equipment, net.....    1,545,900        8,161,300      4,217,000
Other assets...........................................       49,800          148,000        175,000
                                                          ----------      -----------     ----------
Total assets...........................................   $6,394,300      $13,079,600     $7,978,000
                                                          ==========      ===========     ==========

                                        LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities...............   $3,861,600      $ 2,286,300     $2,327,000
Due to Thoroughbred horse owners.......................           --          221,700        150,000
Due to affiliates......................................       27,400               --      1,626,000
Uncashed pari-mutuel tickets and vouchers..............      707,700          503,300        260,000
Other liabilities......................................      517,500          165,600         23,000
                                                          ----------      -----------     ----------
Total current liabilities..............................    5,114,200        3,176,900      4,386,000
                                                          ==========      ===========     ==========

COMMITMENTS AND CONTINGENCIES
  (NOTES 3, 8 AND 9)
Equity:
Common Stock, $100 par value--authorized 250 shares,
  issued and outstanding 250 shares....................       25,000           25,000         25,000
Members' interest and retained earnings................    1,255,100        9,877,700      3,567,000
                                                          ----------      -----------     ----------
Total equity...........................................    1,280,100        9,902,700      3,592,000
                                                          ----------      -----------     ----------
Total liabilities and equity...........................   $6,394,300      $13,079,600     $7,978,000
                                                          ==========      ===========     ==========

          See accompanying notes to the combined financial statements.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

                         COMBINED STATEMENTS OF INCOME

                                                            FOR THE PERIODS FROM
                                ----------------------------------------------------------------------------
                                 JANUARY 1,      JANUARY 1,      FEBRUARY 1,     JANUARY 1,     JANUARY 1,
                                2000 THROUGH    1999 THROUGH    1999 THROUGH    1999 THROUGH   1998 THROUGH
                                NOVEMBER 17,    DECEMBER 31,    DECEMBER 31,    JANUARY 31,    DECEMBER 31,
                                    2000            1999            1999            1999           1998
                                -------------   -------------   -------------   ------------   -------------
Operating revenues:
Pari-mutuel revenues..........   $19,183,600     $18,675,900     $17,072,900     $1,603,000     $17,848,000
Producer fees.................       250,000         249,800         218,800         31,000         686,000
Admissions....................     1,725,900       1,816,000       1,693,000        123,000       1,892,000
Catering operations...........     3,322,000       3,309,300       3,141,300        168,000       3,438,000
Parking.......................       767,400         805,600         745,600         60,000         859,000
Programs......................     1,783,200       2,035,300       1,861,300        174,000       1,866,000
Rental revenues...............     2,052,100       2,520,700       2,420,700        100,000       1,333,000
Other operating revenues......       755,800         896,500         796,500        100,000         801,000
                                 -----------     -----------     -----------     ----------     -----------
                                  29,840,000      30,309,100      27,950,100      2,359,000      28,723,000
                                 ===========     ===========     ===========     ==========     ===========
Operating expenses:
Salaries, wages, benefits, and
  other payroll-related
  expenses....................    11,687,100      11,779,900      10,799,900        980,000      10,712,000
Rental of facilities and
  equipment...................        14,800       1,918,300       1,487,300        431,000       5,237,000
Operating and maintenance
  services....................     4,337,000       4,744,500       4,270,500        474,000       5,253,000
Cost of catering..............     1,291,100       1,133,400       1,078,400         55,000       2,412,000
Depreciation and
  amortization................       985,200       1,211,400       1,141,400         70,000         699,000
Advertising and public
  relations...................     1,199,500       1,061,200         930,200        131,000       1,100,000
General and administrative....     1,184,900       1,372,200       1,270,200        102,000       1,020,000
Other operating expenses......        83,800          88,400          81,400          7,000          96,000
                                 -----------     -----------     -----------     ----------     -----------
                                  20,783,400      23,309,300      21,059,300      2,250,000      26,529,000
                                 -----------     -----------     -----------     ----------     -----------
Income from operations........     9,056,600       6,999,800       6,890,800        109,000       2,194,000
Other income and
  expenses--net...............       173,900         122,800         115,800          7,000          58,000
                                 -----------     -----------     -----------     ----------     -----------
Income before provision for
  federal and state income
  taxes                            9,230,500       7,122,600       7,006,600        116,000       2,252,000
Provision for federal and
  state income taxes..........            --              --              --             --              --
                                 -----------     -----------     -----------     ----------     -----------
Net income....................   $ 9,230,500       7,122,600     $ 7,006,600     $  116,000     $ 2,252,000
                                 ===========     ===========     ===========     ==========     ===========

          See accompanying notes to the combined financial statements.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

                         COMBINED STATEMENTS OF EQUITY

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

                                                                       MEMBERS'
                                                                     INTEREST AND
                                                           COMMON      RETAINED
                                                           STOCK       EARNINGS     TOTAL EQUITY
                                                          --------   ------------   ------------
Balance at January 1, 1998..............................  $25,000    $  1,315,000   $  1,340,000
  Distributions.........................................       --              --             --
  Net income............................................       --       2,252,000      2,252,000
                                                          -------    ------------   ------------
Balance at December 31, 1998............................   25,000       3,567,000      3,592,000
  Distributions.........................................       --              --             --
  Net income............................................       --         116,000        116,000
                                                          -------    ------------   ------------
Balance at January 31, 1999.............................   25,000       3,683,000      3,708,000
  Purchase accounting adjustment........................       --       6,963,900      6,963,900
  Distributions.........................................       --      (7,775,800)    (7,775,800)
  Net income............................................       --       7,006,600      7,006,600
                                                          -------    ------------   ------------
Balance at December 31, 1999............................   25,000       9,877,700      9,902,700
  Distributions.........................................       --     (12,200,000)   (12,200,000)
  Distribution of fixed assets..........................       --      (5,653,100)    (5,653,100)
  Net income............................................       --       9,230,500      9,230,500
                                                          -------    ------------   ------------
Balance at November 17, 2000............................  $25,000    $  1,255,100   $  1,280,100
                                                          =======    ============   ============

          See accompanying notes to the combined financial statements.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                 FOR THE PERIODS FROM
                                     ----------------------------------------------------------------------------
                                      JANUARY 1,      JANUARY 1,      FEBRUARY 1,     JANUARY 1,     JANUARY 1,
                                     2000 THROUGH    1999 THROUGH    1999 THROUGH    1999 THROUGH   1998 THROUGH
                                     NOVEMBER 17,    DECEMBER 31,    DECEMBER 31,    JANUARY 31,    DECEMBER 31,
                                         2000            1999            1999            1999           1998
                                     -------------   -------------   -------------   ------------   -------------
OPERATING ACTIVITIES:
Net income.........................   $ 9,230,500     $ 7,122,600     $ 7,006,600     $  116,000     $ 2,252,000
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization....       985,200       1,211,400       1,141,400         70,000         699,000
  Loss on disposal of assets.......        12,000          16,700          16,700             --          76,000
Changes in operating assets and
  liabilities:
  Decrease (increase) in accounts
    receivable.....................    (2,311,600)       (261,400)      1,390,600     (1,652,000)        360,000
  Decrease (increase) in prepaid
    expenses and other current
    assets.........................      (131,900)        (53,500)        (78,500)        25,000         167,000
  Decrease (increase) in other
    assets.........................        98,200          27,000          25,000          2,000         (29,000)
  Increase (decrease) in due
    to/from affiliates.............       834,400        (312,000)       (632,000)       320,000      (1,704,000)
  Increase (decrease) in accounts
    payable and accrued
    liabilities....................     1,575,300          28,600      (1,278,400)     1,307,000         770,000
  Increase in amounts held/due to
    Thoroughbred horse owners......            --         (38,000)             --        (38,000)         44,000
  Increase in uncashed pari-mutuel
    tickets and vouchers...........       204,400         243,300          21,300        222,000        (466,000)
  Increase (decrease) in other
    liabilities....................       351,900         142,600        (134,400)       277,000         (96,000)
                                      -----------     -----------     -----------     ----------     -----------
  Net cash provided by operating
    activities.....................    10,848,400       8,127,300       7,478,300        649,000       2,073,000
                                      ===========     ===========     ===========     ==========     ===========
INVESTING ACTIVITIES:
Purchase of racetrack property
  improvements and equipment.......       (66,000)       (363,400)       (266,400)       (97,000)     (1,899,000)
Proceeds from sale of racetrack
  property improvements and
  equipment........................        31,100          29,600          29,600             --           3,000
                                      -----------     -----------     -----------     ----------     -----------
Net cash provided by (used in)
  investing activities.............       (34,900)       (333,800)       (236,800)       (97,000)     (1,896,000)
                                      ===========     ===========     ===========     ==========     ===========

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

                 COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                 FOR THE PERIODS FROM
                                     ----------------------------------------------------------------------------
                                      JANUARY 1,      JANUARY 1,      FEBRUARY 1,     JANUARY 1,     JANUARY 1,
                                     2000 THROUGH    1999 THROUGH    1999 THROUGH    1999 THROUGH   1998 THROUGH
                                     NOVEMBER 17,    DECEMBER 31,    DECEMBER 31,    JANUARY 31,    DECEMBER 31,
                                         2000            1999            1999            1999           1998
                                     -------------   -------------   -------------   ------------   -------------
FINANCING ACTIVITIES:
Distributions......................   (12,200,000)     (7,775,800)     (7,775,800)            --              --
Advances from affiliates...........            --              --              --             --       2,360,000
Payments on advances from
  affiliates.......................            --              --              --             --      (2,513,000)
                                      -----------     -----------     -----------     ----------     -----------
Net cash used in financing
  activities.......................   (12,200,000)     (7,775,800)     (7,775,800)            --        (153,000)
                                      ===========     ===========     ===========     ==========     ===========
Increase (decrease) in cash and
  cash equivalents.................    (1,386,500)         17,700        (534,300)       552,000          24,000
Cash and cash equivalents,
  beginning of period..............     1,469,700       1,452,000       2,004,000      1,452,000       1,428,000
                                      -----------     -----------     -----------     ----------     -----------
Cash and cash equivalents, end of
  period...........................   $    83,200       1,469,700     $ 1,469,700     $2,004,000     $ 1,452,000
                                      ===========     ===========     ===========     ==========     ===========
NONCASH INVESTING ACTIVITIES:
Distribution of racetrack property
  improvements and equipment to
  parent company...................   $ 5,653,100              --              --             --              --
Fair value increment to racetrack
  property and improvements and
  equipment at Acquisition Date....            --     $ 4,838,600     $ 4,838,600             --              --
                                      ===========     ===========     ===========     ==========     ===========

          See accompanying notes to the combined financial statements.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

                     NOTES TO COMBINED FINANCIAL STATEMENTS

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

1. BUSINESS AND ACCOUNTING POLICIES

BUSINESS

    Bay Meadows Operating Company, LLC ("BMOC") is a Delaware limited liability company. BMOC was formed on July 1, 1997 (Inception), and is engaged primarily in operating the Bay Meadows racetrack for Thoroughbred horse racing, the conduct of which is subject to the licensing provisions of the California Horse Racing Board ("CHRB"). The Bay Meadows racetrack is located in San Mateo, California. Bay Meadows Catering ("BMC") is a California corporation formed in 1965 and provides the food and beverage service to the Bay Meadows racetrack. BMOC and BMC are referred to, collectively, as the "Companies."

    For the period from January 1, 1998 through to January 31, 1999, Wyndham International Operating Partnership ("Wyndham") and Patriot Holding LLC were 99% and 1% members, respectively of BMOC. Also during this period, BMC was owned 100% by Wyndham.

    On February 1, 1999 ("Acquisition Date"), BMOC Acquisitions XIV, LLC, a newly formed Delaware limited liability company, purchased all membership interests in BMOC and all of the capital stock in BMC for a purchase price of $10,671,900 of which $2,003,900 represented net cash acquired at the Acquisition Date.

    The acquisition was accounted for under the purchase method of accounting, accordingly, the assets and liabilities of BMOC and BMC were recorded at their fair market value as of February 1, 1999. A complete change in accounting basis was appropriate given the change in control of voting interests. The financial statements for periods subsequent to February 1, 1999 present the financial position of the Companies and its results of operations after the allocation of the purchase price relating to the BMOC Acquisitions XIV, LLC acquisition. The accompanying financial statements for the periods prior to and including January 31, 1999 do not include the effects of the above purchase accounting adjustments.

    On November 17, 2000, Magna Entertainment Corporation, a publicly traded Delaware company, purchased all membership interests in BMOC and all of the capital stock in BMC for a purchase price of $24,100,000.

    In order to conduct a Thoroughbred horse racing meet and to act as a satellite facility, BMOC needs to secure, on an annual basis, a license from the CHRB. The issuance of this license to BMOC is essential for it to continue to conduct Thoroughbred horse racing meets at Bay Meadows racetrack. Although BMOC has received its license for the 2000 race meet, there is no assurance that BMOC will continue to receive this annual license. Bay Meadows has been granted an annual license each year since 1934.

    Thoroughbred horse racing is highly regulated by state law, and the number of days available for racing in Northern California is within the discretion of the CHRB, but subject to a maximum number established by statute. There is no assurance that competition for racing days will not affect the allocation of racing days to BMOC in the future.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

1. BUSINESS AND ACCOUNTING POLICIES (CONTINUED)
BASIS OF PRESENTATION

    The accompanying combined financial statements include the accounts of the Companies and all intercompany transactions have been eliminated in combination.

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

OPERATING REVENUES AND COSTS

    The Companies record operating revenues associated with Thoroughbred horse racing (including food and beverage operations) at the Bay Meadows racetrack on a daily basis, except for season admission tickets, which are recorded ratably over the racing season. Costs and expenses associated with Thoroughbred horse racing revenues are charged to operations in those periods in which the Thoroughbred horse racing revenues are recognized. Other costs and expenses are recognized as they actually occur throughout the year.

INCOME TAXES

    BMOC, as a limited liability company, is treated as a partnership for income tax purposes; therefore, BMOC does not provide for income taxes since all results of operations flow through to its members for inclusion in their tax returns.

    BMC provides for income taxes under the provisions of Financial Accounting Standards ("FAS") No. 109 "Accounting for Income Taxes". This statement requires an asset and liability based approach in accounting for income taxes.

CASH AND CASH EQUIVALENTS

    For purposes of combined financial statement presentation, the Companies consider all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

AMOUNTS HELD ON DEPOSIT FOR THOROUGHBRED HORSE OWNERS

    Amounts held on deposit for Thoroughbred horse owners (and the corresponding liability) represent purses, net of entry fees, collected by BMOC and placed on deposit for the benefit of certain Thoroughbred owners. These amounts and a portion of the interest earned on these amounts, both of which are not available for BMOC's purposes, are the property of such Thoroughbred owners and are physically segregated in accordance with an agreement between the owners and BMOC.

ADVERTISING

    Advertising costs are expensed as incurred.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

1. BUSINESS AND ACCOUNTING POLICIES (CONTINUED)
INVENTORY

    BMC inventory is recorded at the lower of cost or market and is included in other assets. At November 17, 2000, inventory totaled $80,000 (December 31, 1999--$76,700; December 31, 1998--$67,000).

CONCENTRATIONS OF CREDIT RISKS

    Financial instruments which potentially subject the Companies to concentrations of credit risk are primarily cash investments and receivables. The Companies place their cash in institutions, which limit the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the numbers of satellite locations and Bay Meadows group event patrons.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2. RACETRACK PROPERTY AND EQUIPMENT

    BMOC recorded racetrack property improvements at their estimated market value at Inception; BMC equipment was recorded at cost. For the period from Inception through January 31, 1999, additions acquired were recorded at cost. Racetrack property improvements were amortized using the straight line method over the lesser of the remaining lease term or the estimated useful lives of the improvements (see Note 4 for discussion of leasing contract). Depreciation was calculated using the straight-line method over the estimated useful lives of the equipment, ranging from three to seven years.

    The Companies' racetrack property improvements and equipment were recorded at their estimated fair market value at the Acquisition Date. Additions acquired subsequent to the Acquisition Date are recorded at cost. Racetrack property improvements are depreciated using the straight-line method over the 15 year estimated useful life of the improvements. Equipment is depreciated using the straight-line method over the estimated useful lives, ranging from three to seven years.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

2. RACETRACK PROPERTY AND EQUIPMENT (CONTINUED)
    Racetrack property improvements and equipment consist of the following:

                                                         NOVEMBER 17,    DECEMBER 31,    DECEMBER 31,
                                                             2000            1999            1998
                                                         -------------   -------------   -------------
Racetrack property improvements........................   $        --     $ 6,559,900     $ 2,466,000
Equipment..............................................     2,609,200       2,736,700       3,378,000
                                                          -----------     -----------     -----------
                                                            2,609,200       9,296,600       5,844,000
Less accumulated depreciation..........................    (1,063,300)     (1,135,300)     (1,627,000)
                                                          -----------     -----------     -----------
                                                          $ 1,545,900     $ 8,161,300     $ 4,217,000
                                                          ===========     ===========     ===========

    The Companies evaluates their racetrack property improvements and equipment in accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (FAS 121).
FAS 121 requires that when events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable, companies should evaluate the need for an impairment write-down. Management believes that no impairment of long-lived assets has occurred as of November 17, 2000, since management's estimate of undiscounted cash flows to be generated from future Thoroughbred horse racing activities at the Bay Meadows race track are in excess of the carrying value of the Companies' racetrack property improvements and equipment as of November 17, 2000.

    The estimation process involved in the determination of future undiscounted cash flows is inherently uncertain since it requires estimates as to future events and conditions. Management's future cash flow estimates assume the continuation of Thoroughbred horse racing activities at the Bay Meadows racetrack. Should such horse racing activities be discontinued, the fair value of the racetrack property improvements and equipment could be impaired and the amount of the impairment could be material.

3. OPERATING LEASE

    BMOC entered into an operating lease for two starting gates with an unrelated third party commencing on January 22, 1998, with a term covering the 2000 racing season, with no option to extend. The lease term specifies that BMOC leases the gates only on live racing days, and that the lessor can remove the gates on non-live racing days. Rent per racing day for the period ended
November 17, 2000, totaled $325 (1999--$325; 1998--$300). For the period
January 1, 2000 to November 17, 2000, BMOC incurred $34,450 (for the period from February 1, 1999 through December 31, 1999--$30,450; for the period from
January 1, 1999 through January 31, 1999--$2,700; and for the year ended December 31, 1998--$31,000) in starting gate lease expense, all of which was paid. Starting gate lease expense is included in operating and maintenance services.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

4. RELATED-PARTY TRANSACTIONS

(a) For the period from January 1, 1998 through January 31, 1999

    From time to time, Wyndham and certain of its affiliates provided working capital and capital improvement advances to the Companies to meet the operational needs in the off-season. Payables to affiliates at December 31, 1998 represent such amounts advanced, do not bear interest, and are due on demand.

    BMOC leased the race track facilities, including the grandstand and race track, from Patriot Racetrack Land LLC ("Patriot Racetrack"), an affiliate of Wyndham. Pursuant to the terms of the lease agreement, which commenced on July 1, 1997 and contracted to expire on June 29, 2004, Patriot Racetrack received the greater of (i) $1,000,000 annually or (ii) the sum of (1) a percentage amount calculated as follows: 1% (for the period from July 1, 1997 through March 31, 2001) or .6% (for the period from April 1, 2001 through
June 29, 2004) of the on-track racing handle at BMOC and at guest locations that constitute part of the Northern California Satellite Network; plus (2) the applicable percentage following of all racing handle at BMOC on live races conducted at a Northern California race track or at a California race track conducting harness or quarter horse races at night; the percentages shall be 1%,
 .85%, .4%, .5% and .25% for the periods July 1, 1997 through March 31, 1999, April 1, 1999 through March 31, 2000, April 1, 2000 through March 31, 2001, April 1, 2001 through March 31, 2001, and April 1, 2002 though March 29, 2004, respectively.

    Rent of $500,000 was due on December 10 of each year, with the balance payable by April 30 of the following year. For year ended December 31, 1998, BMOC incurred $2,039,000 (for the month ended January 1999--$159,000) of rent expense on the race track facilities, all of which was paid. At December 31, 1998, BMOC had a prepaid rent amount of $440,000, which is offset against payable to affiliates. At Acquisition Date, this lease was cancelled.

    BMOC also leased the land under the race track facilities from Patriot Racetrack, which commenced on July 1, 1997 and expired June 29, 2004. Rent expense of $3,188,000 associated with the land lease was incurred in 1998, all of which was paid.

(b) For the period from February 1, 1999 (Acquisition Date) through November 17, 2000
(Disposal Date)

    BMOC leased the land under the racetrack facilities from PW Acquisitions
IV, LLC an affiliate of the Companies. The lease agreement was assumed at the Acquisition Date and was subsequently terminated on July 7, 1999. Rent expense of $1,474,200 was incurred and paid from February 1, 1999 to the lease termination date of July 7, 1999, all of which is included in rental of facilities and equipment. Subsequent to July 7, 1999, BMOC has not incurred rent expenses for its use of the Bay Meadows racetrack.

    Due from affiliates represents reimbursements due to BMOC from Northern California Off-Track Wagering, Inc. ("NCOTWINC") related to vanning and stabling expenses and the distribution of excess revenue over expenses.

    Due to affiliates represents amounts due to NCOTWINC.

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

5. SATELLITE WAGERING

    On June 30, 1992, NCOTWINC was incorporated as a closely held corporation to operate the Satellite Wagering System. BMOC holds 25% of the outstanding shares of NCOTWINC at a cost of $48,000 that is included in other assets. BMOC's investment in NCOTWINC is accounted for under the cost basis of accounting. NCOTWINC does not generate revenues, but rather receives statutory amounts based on handle from its host shareholders for operating expenses that it incurs on their behalf to conduct satellite wagering. The statutory distribution from BMOC to NCOTWINC totaled $4,989,091 for the period from January 1, 2000 to November 17, 2000 (for the period from February 1, 1999 through December 31, 1999--$4,469,600; for the month ended January 31, 1999 -$414,661; and for the year ended December 31, 1998--$3,629,000) for satellite wagering expenses. These distributions have been offset against pari-mutuel revenues.

    BMOC recorded $350,091 for the period from January 1, 2000 through November 17, 2000 (for the period from February 1, 1999 through December 31, 1999--$324,300; for the month ended January 31, 1999--$41,184; and for the year ended December 31, 1998--$44,000) as other operating revenues, which represents distributions due to excess revenue generated over expenses incurred by NCOTWINC.

6. INCOME TAXES

    Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets are recorded to reflect deductible temporary differences and operating loss and tax credit carryfowards while deferred tax liabilities are recorded to reflect taxable temporary differences.

    At November 17, 2000, BMC has a net operating loss carryforward for federal income tax purposes of approximately $248,000, of which approximately $62,000 expires in 2012 and $186,000 expires in 2020. In addition, as of November 17, 2000, BMC has a state net operating loss carry forward of approximately $102,000 expiring in 2010. For financial reporting purposes, a valuation allowance of $89,000 has been recognized to offset the deferred tax assets related to those carryforwards. Significant components of BMC's deferred tax asset are as follows:

                                                          NOVEMBER 17,    DECEMBER 31,    DECEMBER 31,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Current
Federal net operating loss carryforward.................    $ 80,000        $ 63,900        $ 73,000
State net operating loss carryforward...................       9,000           8,000              --
                                                            --------        --------        --------
                                                              89,000          71,900          73,000
Less valuation allowance................................     (89,000)        (71,900)        (73,000)
                                                            --------        --------        --------
                                                            $     --        $     --        $     --
                                                            ========        ========        ========

                     BAY MEADOWS OPERATING COMPANY, LLC AND
                              BAY MEADOWS CATERING

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

   FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE PERIODS FROM JANUARY 1, 1999
                                    THROUGH
       JANUARY 31, 1999, FEBRUARY 1, 1999 THROUGH DECEMBER 31, 1999, AND
          JANUARY 1, 2000 THROUGH NOVEMBER 17, 2000 (DISPOSITION DATE)

7. PENSION PLANS

    The Companies contribute to several multi-employer defined benefit pension plans for union employees and to the California Race Track Pension Plan for nonunion employees. The total expense under these plans was $700,900 for the period from January 1, 2000 through November 17, 2000 (for the period from February 1, 1999 through December 31, 1999--$759,900; for the month ended January 31, 1999--$95,000; and for the year ended December 31, 1998--$872,000).
Pension costs are funded currently.

    Information about the accumulated plan benefits and plan net assets relative to the participation of the Companies in the various plans has not been separately determined.

8. UNION CONTRACTS

    The following is a list of the union contracts that are scheduled to be renegotiated during 2001:

    International Brotherhood of Electrical Workers, Local #617
    International Brotherhood of Teamsters, Local #495

    Certain of the Companies' employees are members of unions. These unions provide services for pari-mutuel wagering, building maintenance and racing officials and comprise 2% of the Companies' total workforce during live race days. Management expects to renew the union contracts when they become due in the normal course of business.

9. COMMITMENTS AND CONTINGENCIES

    As a result of the purchase of the Companies by Magna Entertainment Corporation, the Companies' accounting for certain of its health and welfare benefits has come into question. The Companies do not believe any additional commitment exists beyond that recorded in its financial statements, and any additional commitment, if actualized, would not have a material effect on the 2000 combined financial statements.

    In the ordinary course of business, the Companies are involved as plaintiff or defendant in various legal proceedings and are subject to regulation by various government agencies with respect to environmental and other laws. The claims and counterclaims in such litigation, including those for punitive damages, individually in certain cases and in the aggregate, involve amounts which may be material. However, it is the opinion of the Companies' management, based in part upon the advice of legal counsel, that the ultimate resolution of pending litigation or administrative proceedings will not be material in relation to the Companies' combined financial position and results of operations.

                       CONSOLIDATED FINANCIAL STATEMENTS
                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                      WITH REPORT OF INDEPENDENT AUDITORS

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                    CONTENTS

Report of Independent Auditors..............................     F-108

Audited Consolidated Financial Statements

  Consolidated Balance Sheets...............................     F-109
  Consolidated Statements of Operations.....................     F-110
  Consolidated Statements of Changes in Stockholder's
    Equity..................................................     F-111
  Consolidated Statements of Cash Flows.....................     F-112
  Notes to Consolidated Financial Statements................     F-113

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Ladbroke Racing Pennsylvania and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Ladbroke Racing Pennsylvania and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our report dated January 28, 2000, we expressed an opinion that except for the effects of the departure from generally accepted accounting principles related to applying the disclosure provisions of Financial Accounting Standards Board Statement No. 109 (FASB No. 109), the 1999 financial statements were presented fairly in conformity with generally accepted accounting principles. As described in Note 7, the Company has provided the required disclosures under FASB No. 109 to conform with accounting principles generally accepted in the United States. Accordingly, our present opinion on the 1999 financial statements, as presented herein, is unqualified rather than qualified.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ladbroke Racing Pennsylvania and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                               /S/ ERNST & YOUNG LLP

February 15, 2001.                             Chartered Accountants

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2000           1999
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,217,578   $  2,368,484
  Equity in pooled cash and cash equivalents................    13,342,611     72,374,454
  Short-term investments....................................       241,156        229,213
  Accounts and other receivables............................     5,199,293      2,638,956
  Inventories...............................................       182,489        205,635
  Prepaid expenses and other current assets.................       385,091        171,141
  State income taxes receivable.............................            --        213,219
                                                              ------------   ------------
Total current assets........................................    21,568,218     78,201,102
  Goodwill, net of accumulated amortization of $2,864,998 in
    2000 and $2,626,248 in 1999.............................     6,684,998      6,923,748
Racetrack properties:
  Land......................................................     1,900,613      1,900,613
  Buildings.................................................    10,053,695     10,053,695
  Leasehold improvements....................................    13,650,349     16,398,164
  Furniture, fixtures and equipment.........................    10,499,470     10,393,676
                                                              ------------   ------------
                                                                36,104,127     38,746,148
  Less accumulated depreciation and amortization............   (18,146,342)   (18,753,067)
                                                              ------------   ------------
Net racetrack properties....................................    17,957,785     19,993,081
                                                              ------------   ------------
Total assets................................................  $ 46,211,001   $105,117,931
                                                              ============   ============
                          LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $ 10,700,206   $  9,973,737
  State income taxes payable................................       386,944        352,044
  Due to affiliate, net.....................................     1,952,735      7,524,600
  Notes and accrued interest payable to affiliates..........            --     27,326,523
  Outstanding pari-mutuel tickets payable...................       704,872        711,987
                                                              ------------   ------------
Total current liabilities...................................    13,744,757     45,888,891
Notes and accrued interest payable to affiliates............            --     31,610,818
Deferred income taxes.......................................       472,531        488,884
Stockholder's equity:
  Common stock--5,000 shares authorized, issued and
    outstanding, $1 par value...............................         5,000          5,000
  Additional paid-in capital................................    11,193,748     11,193,748
  Retained earnings.........................................    20,794,965     15,930,590
                                                              ------------   ------------
Total stockholder's equity..................................    31,993,713     27,129,338
                                                              ------------   ------------
Total liabilities and stockholder's equity..................  $ 46,211,001   $105,117,931
                                                              ============   ============

                            See accompanying notes.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
Revenues from operations:
  Pari-mutuel commissions and breakage......................  $64,281,881   $57,539,712
  Admissions................................................       91,031       102,737
  Food and beverage.........................................    3,803,714     4,298,185
  Parking...................................................          879           843
  Program sales.............................................      819,289       940,037
  Other operating income....................................    1,637,884     2,220,736
                                                              -----------   -----------
Total operating revenues....................................   70,634,678    65,102,250
Operating expenses:
  Purse payments............................................   14,244,032    13,564,519
  Salaries and wages........................................   11,385,958    11,533,047
  Operating expenses........................................   23,369,612    19,327,540
  Advertising and publicity.................................    1,530,165     1,123,648
  Equipment rental and other contractual services...........    1,087,861     1,190,606
  Establishment.............................................    4,246,737     4,545,418
  Depreciation and amortization.............................    2,221,343     2,278,784
  Loss on the sale of OTB site..............................    1,730,174            --
  General and administrative................................    4,491,721     4,672,175
                                                              -----------   -----------
Total operating expenses....................................   64,307,603    58,235,737
                                                              -----------   -----------
Income from operations......................................    6,327,075     6,866,513
Other income (expense):
  Interest, net.............................................    1,873,983    (1,675,116)
                                                              -----------   -----------
Income before income taxes..................................    8,201,058     5,191,397
Income taxes:
  Current:
    Federal.................................................    2,627,874     1,559,500
    State...................................................      725,162       348,457
                                                              -----------   -----------
  Total current income taxes................................    3,353,036     1,907,957
  Deferred:
    Federal.................................................      (13,900)      (79,332)
    State...................................................       (2,453)      (14,000)
                                                              -----------   -----------
  Total deferred income taxes...............................      (16,353)      (93,332)
                                                              -----------   -----------
Total income taxes..........................................    3,336,683     1,814,625
                                                              -----------   -----------
Net income..................................................  $ 4,864,375   $ 3,376,772
                                                              ===========   ===========

                            See accompanying notes.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                           ADDITIONAL
                                                 COMMON      PAID-IN      RETAINED
                                                 STOCK       CAPITAL      EARNINGS        TOTAL
                                                --------   -----------   -----------   -----------
Balance at December 31, 1998..................   $5,000    $11,193,748   $12,553,818   $23,752,566
  Net income..................................       --             --     3,376,772     3,376,772
                                                 ------    -----------   -----------   -----------
Balance at December 31, 1999..................    5,000     11,193,748    15,930,590    27,129,338
  Net income..................................       --             --     4,864,375     4,864,375
                                                 ------    -----------   -----------   -----------
Balance at December 31, 2000..................   $5,000    $11,193,748   $20,794,965   $31,993,713
                                                 ======    ===========   ===========   ===========

                            See accompanying notes.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31
                                                              --------------------------
                                                                  2000          1999
                                                              ------------   -----------
OPERATING ACTIVITIES
Net income..................................................  $  4,864,375   $ 3,376,772
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     2,221,343     2,278,784
  Loss on the sale of OTB site..............................     1,730,174            --
  Provision for deferred income taxes.......................       (16,353)      (93,332)
  Changes in operating assets and liabilities:
    Accounts and other receivables..........................    (2,560,337)   (1,273,075)
    Inventories.............................................        23,146        37,342
    Prepaid expenses and other current assets...............      (213,950)      (15,951)
    State income taxes receivable...........................       213,219       (17,544)
    Accounts payable and accrued expenses...................       726,469     5,151,652
    State income taxes payable..............................        34,900       142,776
    Due to affiliate, net...................................    (5,571,865)    1,889,272
    Outstanding pari-mutuel tickets payable.................        (7,115)     (182,315)
                                                              ------------   -----------
Net cash provided by operating activities...................     1,444,006    11,294,381
INVESTING ACTIVITIES
Purchase of racetrack properties, net of disposals..........    (1,677,471)     (660,046)
Increase in short-term investments..........................       (11,943)       (8,279)
                                                              ------------   -----------
Net cash used by investing activities.......................    (1,689,414)     (668,325)
FINANCING ACTIVITIES
Payment of notes and accrued interest payable to
  affiliates................................................   (58,937,341)           --
Increase in notes and accrued interest payable to
  affiliates................................................            --     4,597,116
                                                              ------------   -----------
Net cash (used in) provided by financing activities.........   (58,937,341)    4,597,116
                                                              ------------   -----------
(Decrease) increase in cash and cash equivalents and equity
  in pooled cash and cash equivalents.......................   (59,182,749)   15,223,172
Cash and cash equivalents and equity in pooled cash and cash
  equivalents at beginning of year..........................    74,742,938    59,519,766
                                                              ------------   -----------
Cash and cash equivalents and equity in pooled cash and cash
  equivalents at end of year................................  $ 15,560,189   $74,742,938
                                                              ------------   -----------

                            See accompanying notes.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

1. CORPORATE ORGANIZATION AND BASIS OF PRESENTATION

    Ladbroke Racing Pennsylvania (LRP) and its wholly owned subsidiaries, Washington Trotting Association, Inc. (WTA) and Mountain Laurel Racing, Inc.
(MLR), are engaged in racetrack and related operations involving harness racing events. Through October 16, 2000, LRP (the Company) was a wholly owned subsidiary of Ladbroke Racing Corporation (LRC). On October 17, 2000, Ladbroke Racing Wyoming, Inc. (LRW), a wholly owned subsidiary of LRC, issued 400 shares of stock to LRC for its wholly owned investment in LRP. LRP and LRW are under common control of LRC; therefore, the historic basis of accounting was maintained for LRP. The ultimate parent corporation of LRC and its subsidiaries is Hilton Group PLC (formerly Ladbroke Group PLC), a United Kingdom corporation. Also included in these financial statements is Ladbroke Food Service (LFS), a wholly owned subsidiary of LRP, and Ladbroke Racing Management Pennsylvania
(LRMP), a partnership owned equally by WTA and MLR which currently operates four off-track wagering locations in Western Pennsylvania.

    WTA and MLR are licensed and regulated by the Commonwealth of Pennsylvania in order to engage in racetrack and related operations involving harness racing events. The nature of these operations is highly dependent on regulations and statutes enacted by the Commonwealth of Pennsylvania.

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

2. SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist principally of cash on hand and demand deposits with a financial institution. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include $3,005,291 and $2,535,761 at December 31, 2000 and 1999, respectively, that represent cash deposits made by the Company's customers for telephone wagering accounts. The liability for these deposits is included in accounts payable and accrued expenses.

SHORT-TERM INVESTMENTS

    Short-term investments are carried at cost (which approximates market). At December 31, 2000, these investments have been pledged as collateral for purse payments.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                               DECEMBER 31, 2000

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
GOODWILL

    Goodwill, which represents the excess cost of the racing entities (WTA and MLR) over the fair value of their assets and liabilities at the acquisition date, is being amortized over forty years.

RACETRACK PROPERTIES

    Racetrack properties are stated on the basis of cost. Depreciation is computed by the straight-line method over the useful lives of the assets. Useful lives for buildings, leasehold improvements, and furniture, fixtures and equipment are twenty-five years, twenty years and five to ten years, respectively.

ADVERTISING EXPENSE

    The cost of advertising is expensed as incurred.

INCOME TAXES

    The Company does not file a separate federal income tax return, but is included in a consolidated federal income tax return filed by its United States parent (Ladbroke Hotels USA Corporation) and other affiliated companies. Under a tax allocation agreement dated December 23, 1999 with Hilton International Company (HIC), the Company records no federal income tax provisions and resulting liabilities. All federal income tax liabilities are borne by HIC, commencing with the 1999 income tax year. For purposes of preparing these stand-alone financial statements, a federal tax provision has been calculated and included in amounts due to affiliates. Deferred income taxes relating to timing differences associated with the recognition of certain income and expense items for income tax purposes are recognized under this tax sharing arrangement.

    Separate state income tax returns are filed for the Company and its subsidiaries.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. EQUITY IN/ADVANCES FROM POOLED CASH AND CASH EQUIVALENTS

    The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate United States parent, Ladstock Holding Corporation (Ladstock). Monies included in the pool represent deposits and withdrawals made by the Company, Ladstock, and other United States affiliates. Cash and cash equivalents are allocated to the Company based on the bank's tracking of each subsidiary's activity. The balance at year-end represents the Company's allocated equity in or allocated advances from this pool less outstanding checks.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                               DECEMBER 31, 2000

3. EQUITY IN/ADVANCES FROM POOLED CASH AND CASH EQUIVALENTS (CONTINUED)
    The Company earns interest income or incurs interest expense based on its net daily position in the pool. The Company was allocated $1,771,945 and $2,923,647 of net interest income in 2000 and 1999, respectively, relating to the pool.

4. RELATED PARTIES

    LRC allocates corporate overhead expenses to its subsidiaries based on its pro rata percentage of consolidated revenues. Costs allocated to the Company were $2,043,286 and $2,684,494 for the years ended December 31, 2000 and 1999, respectively.

    Due to affiliate, net, represents amounts payable to LRC. Interest, net includes $903,721 in 2000 and $325,156 in 1999 relating to intercompany balances with LRC.

5. LONG-TERM LIABILITIES

    In 1999, the notes payable to affiliates were payable to Ladstock ($24,019,885) and LRC ($25,930,941) and bore interest at the LIBOR rate plus 1% and the LIBOR rate plus 5%, respectively. Effective January 1, 2000, interest expense was not charged by Ladstock and LRC on the outstanding notes payable balance. On June 30, 2000, all notes and related accrued interest were paid using funds from the pooled cash system. Interest expense included $4,597,117 relating to these notes payable for the year ended December 31, 1999.

6. LEASE COMMITMENTS

    The Company leases space for its off-track betting facilities under long-term noncancelable leases with initial lease terms of ten years. Several leases include options to extend the initial lease term by five or ten years. Additional amounts are payable based on provisions for contingent rentals based upon operating expenses and gross sales. These additional payments are charged to operations as rental expense in the year incurred. Rent expense relating to these properties for the years ended December 31, 2000 and 1999 was approximately $793,000 and $896,000, respectively. Minimum future rental payments relating to these leases are as follows:

2001........................................................  $  604,111
2002........................................................     578,278
2003........................................................     432,953
2004........................................................     209,394
2005........................................................      49,980
Thereafter..................................................      20,825
                                                              ----------
                                                              $1,895,541
                                                              ==========

7. INCOME TAXES

    In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (the Statement), which established financial accounting and reporting standards for the effects of income taxes. In 2000, the Company has elected to adopt the Statement,

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                               DECEMBER 31, 2000

7. INCOME TAXES (CONTINUED)
effective January 1, 1999. The only effect in adopting the Statement was to provide the required disclosures of the Statement; therefore, the adoption had no effect on the Company's financial position or results of operations for the year ended December 31, 2000 or 1999.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The noncurrent deferred tax liabilities as of December 31, 2000 and 1999 consisted of tax over book depreciation of $472,531 and $488,884, respectively.

    Income taxes paid during 2000 and 1999 amounted to approximately $734,000 and $735,000, respectively.

8. RETIREMENT PLANS

    The Company participates in multiemployer defined benefit and contribution plans for substantially all union employees. Expenses under these plans are based on stipulated rates per employee and totaled approximately $230,000 and $248,000 for the years ended December 31, 2000 and 1999, respectively. Accumulated plan benefit information for the multiemployer plans is not readily available.

    The Company also participates in a 401(k) retirement savings plan for salaried and certain hourly employees sponsored by LRC. Company contributions are made based on a percentage of employees' contributions up to a specified maximum. Costs charged to operations were approximately $109,000 in 2000 and $105,000 in 1999.

9. SIGNIFICANT EVENT

    On December 21, 2000, LRW and LRC entered into a stock purchase agreement (the Agreement) with Magna Entertainment Corporation (Magna) which included the sale of all issued and outstanding shares of common stock of LRP and another LRC holding. The proposed purchase price approximates $53,000,000 payable in cash, stock, and a promissory note. The sale is contingent upon Magna obtaining a license to operate a racetrack in Pennsylvania as well as other conditions stipulated in the Agreement. The accompanying financial statements do not reflect any adjustments relating to the asset-carrying amounts should a final agreement be reached.

       CONSOLIDATED FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION
                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                      WITH REPORT OF INDEPENDENT AUDITORS

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES
       CONSOLIDATED FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                    CONTENTS

Report of Independent Auditors..............................   F-119

Audited Consolidated Financial Statements

  Consolidated Balance Sheets...............................   F-120
  Consolidated Statements of Operations.....................   F-121
  Consolidated Statements of Changes in Stockholder's
    Equity..................................................   F-122
  Consolidated Statements of Cash Flows.....................   F-123
  Notes to Consolidated Financial Statements................   F-124

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Ladbroke Racing Pennsylvania and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Ladbroke Racing Pennsylvania and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As more fully described in Note 7 to the financial statements, the Company has not adopted the provisions of Financial Accounting Standards Board Statement No. 109. The effect of this departure from generally accepted accounting principles on the accompanying financial statements has not been determined.

    In our opinion, except for the effects of the departure from generally accepted accounting principles in the method of accounting for income taxes as discussed in the preceding paragraph, the financial statement referred to above present fairly, in all material respects, the consolidated financial position of Ladbroke Racing Pennsylvania and subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

January 28, 2000

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
                           ASSETS
Current assets:
Cash and cash equivalents...................................  $  2,368,484   $  1,346,366
Equity in pooled cash and cash equivalents..................    72,374,454     58,173,400
Short-term investments......................................       229,213        220,934
Accounts and other receivables..............................     2,638,956      1,365,881
Inventories.................................................       205,635        242,977
Prepaid expenses and other current assets...................       171,141        155,190
State income taxes receivable...............................       213,219        195,675
                                                              ------------   ------------
Total current assets........................................    78,201,102     61,700,423
Goodwill, net of accumulated amortization of $2,626,248 in
  1999 and $2,387,498 in 1998...............................     6,923,748      7,162,498
Racetrack properties:
Land........................................................     1,900,613      1,900,613
Buildings...................................................    10,053,695     10,053,695
Leasehold improvements......................................    16,398,164     15,482,297
Furniture, fixtures and equipment...........................    10,393,676     10,668,565
                                                              ------------   ------------
                                                                38,746,148     38,105,170
Less accumulated depreciation and amortization..............   (18,753,067)   (16,732,101)
                                                              ------------   ------------
Net racetrack properties....................................    19,993,081     21,373,069
                                                              ------------   ------------
Total assets................................................  $105,117,931   $ 90,235,990
                                                              ============   ============
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $  9,973,737   $  4,822,085
  State income taxes payable................................       352,044        209,268
  Due to affiliates.........................................     7,524,600      5,635,328
  Notes and accrued interest payable to affiliates..........    27,326,523     25,664,410
  Outstanding pari-mutuel tickets payable...................       711,987        894,302
                                                              ------------   ------------
Total current liabilities...................................    45,888,891     37,225,393
Notes and accrued interest payable to affiliates............    31,610,818     28,675,815
Deferred income taxes.......................................       488,884        582,216
Stockholder's equity:
  Common stock--5,000 shares authorized, issued and
    outstanding, $1 par value...............................         5,000          5,000
Additional paid-in capital..................................    11,193,748     11,193,748
Retained earnings...........................................    15,930,590     12,553,818
                                                              ------------   ------------
Total stockholder's equity..................................    27,129,338     23,752,566
                                                              ------------   ------------
Total liabilities and stockholder's equity..................  $105,117,931   $ 90,235,990
                                                              ============   ============

                            See accompanying notes.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Revenues from operations:
  Pari-mutuel commissions and breakage......................  $57,539,712   $49,790,098
  Admissions................................................      102,737       124,319
  Food and beverage.........................................    4,298,185     5,056,501
  Parking...................................................          843         1,080
  Program sales.............................................      940,037     1,038,930
  Other operating income....................................    2,220,736     1,658,576
                                                              -----------   -----------
Total operating revenues....................................   65,102,250    57,669,504
Operating expenses:
  Purse payments............................................   13,564,519    13,029,175
  Salaries and wages........................................   11,533,047    12,143,408
  Operating expenses........................................   19,327,540    13,362,768
  Advertising and publicity.................................    1,123,648     1,113,873
  Equipment rental and other contractual services...........    1,190,606     1,018,791
  Establishment.............................................    4,545,418     4,418,711
  Depreciation and amortization.............................    2,278,784     2,546,885
  Loss on the sale of OTB site..............................           --       350,744
  General and administrative................................    4,672,175     5,156,190
                                                              -----------   -----------
Total operating expenses....................................   58,235,737    53,140,545
                                                              -----------   -----------
Income from operations......................................    6,866,513     4,528,959
Other expense:
  Interest (net)............................................   (1,675,116)   (1,683,425)
                                                              -----------   -----------
  Income before income taxes................................    5,191,397     2,845,534
Income taxes:
  Federal income taxes......................................    1,559,500       930,358
  State income taxes........................................      348,457       845,168
  Deferred income taxes.....................................      (93,332)     (321,000)
                                                              -----------   -----------
                                                                1,814,625     1,454,526
                                                              -----------   -----------
Net income..................................................  $ 3,376,772   $ 1,391,008
                                                              ===========   ===========

                             See accompanying notes

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                           ADDITIONAL
                                                 COMMON      PAID-IN      RETAINED
                                                 STOCK       CAPITAL      EARNINGS        TOTAL
                                                --------   -----------   -----------   -----------
Balance at December 31, 1997 (Unaudited)......   $5,000    $11,193,748   $11,162,810   $22,361,558
Net income....................................       --             --     1,391,008     1,391,008
                                                 ------    -----------   -----------   -----------
Balance at December 31, 1998..................    5,000     11,193,748    12,553,818    23,752,566
Net income....................................       --             --     3,376,772     3,376,772
                                                 ------    -----------   -----------   -----------
Balance at December 31, 1999..................   $5,000    $11,193,748   $15,930,590   $27,129,338
                                                 ======    ===========   ===========   ===========

                             See accompanying notes

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
OPERATING ACTIVITIES
Net income..................................................  $ 3,376,772   $ 1,391,008
  Adjustments to reconcile net income to net cash provided
    by
    operating activities:
    Depreciation and amortization...........................    2,278,784     2,546,885
    Loss on sale of OTB site................................           --       350,744
    Provision for deferred income taxes.....................      (93,332)     (321,000)
  Changes in operating assets and liabilities:
    Accounts and other receivables..........................   (1,273,075)     (294,445)
    Inventories.............................................       37,342        36,528
    Prepaid expenses and other current assets...............      (15,951)      104,313
    State income taxes receivable...........................      (17,544)        1,943
    Accounts payable and accrued expenses...................    5,151,652       457,920
    State income taxes payable..............................      142,776       209,268
    Due to affiliates.......................................    1,889,272     1,766,257
    Outstanding pari-mutuel tickets payable.................     (182,315)      (45,687)
                                                              -----------   -----------
Net cash provided by operating activities...................   11,294,381     6,203,734

INVESTING ACTIVITIES
Purchase of racetrack properties, net of disposals..........     (660,046)   (1,131,758)
Proceeds from sale of OTB site..............................           --       925,000
Increase in short-term Investments..........................       (8,279)           --
                                                              -----------   -----------
Net cash used by investing activities.......................     (668,325)     (206,758)

FINANCING ACTIVITIES
Increase in notes and accrued interest payable to
  affiliates................................................    4,597,116     4,389,378
                                                              -----------   -----------
Net cash provided by financing activities...................    4,597,116     4,389,378
                                                              -----------   -----------
Increase in cash and cash equivalents and equity in pooled
  cash and cash equivalents.................................   15,223,172    10,386,354
  Cash and cash equivalents and equity in pooled cash and
    cash equivalents at beginning of year...................   59,519,766    49,133,412
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS AND EQUITY IN POOLED CASH AND CASH
  EQUIVALENTS AT END OF YEAR................................  $74,742,938   $59,519,766
                                                              ===========   ===========

                             See accompanying notes

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. CORPORATE ORGANIZATION AND BASIS OF PRESENTATION

    Ladbroke Racing Pennsylvania (LRP) and its wholly owned subsidiaries, Washington Trotting Association, Inc. (WTA) and Mountain Laurel Racing, Inc.
(MLR), are engaged in racetrack and related operations involving harness racing events. LRP (the Company) is a wholly owned subsidiary of Ladbroke Racing Corporation (LRC). The ultimate parent corporation is Hilton Group PLC (formerly Ladbroke Group PLC), a United Kingdom corporation. Also included in these financial statements is Ladbroke Food Service (LFS), a wholly owned subsidiary of LRP, and Ladbroke Racing Management Pennsylvania (LRMP), a partnership owned equally by WTA and MLR which operates five off-track wagering locations in Western Pennsylvania.

    WTA and MLR are licensed and regulated by the Commonwealth of Pennsylvania in order to engage in racetrack and related operations involving harness racing events. The nature of these operations is highly dependent on regulations and statutes enacted by the Commonwealth of Pennsylvania.

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

2. SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist principally of cash on hand and demand deposits with a financial institution. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include $2,535,761 and $1,427,995 at December 31, 1999 and 1998, respectively, that represent cash deposits made by the Company's customers for telephone wagering accounts. The liability for these deposits is included in accounts payable and accrued expenses.

SHORT-TERM INVESTMENTS

    Short-term investments are carried at cost (which approximates market). At December 31, 1999, these investments have been pledged as collateral for purse payments.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market.

GOODWILL

    Goodwill, which represents the excess cost of the racing entities (WTA and MLR) over the fair value of their assets and liabilities at the acquisition date, is being amortized over forty years.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                               DECEMBER 31, 1999

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RACETRACK PROPERTIES

    Racetrack properties are stated on the basis of cost. Depreciation is computed by the straight-line method over the useful lives of the assets. Useful lives for buildings, leasehold improvements, and furniture, fixtures and equipment are twenty-five years, twenty years and five to ten years, respectively.

ADVERTISING EXPENSE

    The cost of advertising is expensed as incurred.

INCOME TAXES

    The Company does not file a separate federal income tax return, but is included in a consolidated federal income tax return filed by its United States parent (Ladbroke Hotels USA Corporation) and other affiliated companies.

    Under a tax allocation agreement dated December 23, 1999 with Hilton International Company (HIC), the Company records no federal income tax provisions and resulting liabilities. All federal income tax liabilities are borne by HIC, commencing with the 1999 income tax year. The tax effect of net operating loss carryforwards available for federal income tax purposes is recognized to the extent the carryforwards are available and can be utilized by HIC. For purposes of preparing these stand-alone financial statements, a federal tax provision has been calculated and included in amounts due to affiliates. Deferred income taxes relating to timing differences associated with the recognition of certain income and expense items for income tax purposes are recognized under this tax sharing arrangement. However, net deferred income tax benefits are not recorded since realization cannot be assured.

    Separate state income tax returns are filed for the Company and its subsidiaries.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. EQUITY IN/ADVANCES FROM POOLED CASH AND CASH EQUIVALENTS

    The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate United States parent, Ladstock Holding Corporation (Ladstock). Monies included in the pool represent deposits and withdrawals made by the Company, Ladstock, and other United States affiliates. Cash and cash equivalents are allocated to the Company based on the bank's tracking of each subsidiary's activity. The balance at year-end represents the Company's allocated equity in or allocated advances from this pool less outstanding checks.

    The Company earns interest income or incurs interest expense based on its net daily position in the pool. The Company was allocated $2,923,647 and $2,953,935 of net interest income in 1999 and 1998, respectively, relating to the pool.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                               DECEMBER 31, 1999

4. RELATED PARTIES

    LRC allocates corporate overhead expenses to its subsidiaries on a pro rata basis. Costs allocated to the Company were $2,684,494 and $1,978,584 for the years ended December 31, 1999 and 1998, respectively.

    Amounts due to affiliates represent primarily amounts payable to LRC. Interest (net) includes $325,156 in 1999 and $247,980 in 1998 relating to intercompany balances with LRC.

5. LONG-TERM LIABILITIES

    The notes payable to affiliates are payable to Ladstock ($24,019,885) and LRC ($25,930,941) and bear interest at the LIBOR rate plus 1% and the LIBOR rate plus 5%, respectively. The note due to Ladstock matures on December 31, 2000, and the note payable to LRC matures on December 31, 2006. Interest expense includes $4,597,117 and $4,389,399 relating to these notes payable for the years ended December 31, 1999 and 1998, respectively. There were no interest payments in 1999 or 1998, and such amounts have been added to the notes payable balance.

6. LEASE COMMITMENTS

    The Company leases space for its off-track betting facilities under long-term noncancelable leases with initial lease terms of ten years. Several leases include options to extend the initial lease term by five or ten years. Additional amounts are payable based on provisions for contingent rentals based upon operating expenses and gross sales. These additional payments are charged to operations as rental expense in the year incurred. Rent expense relating to these properties for the years ended December 31, 1999 and 1998 was approximately $896,000 and $900,000, respectively. Minimum future rental payments relating to these leases are as follows:

2000........................................................  $525,073
2001........................................................   245,237
2002........................................................    57,488
                                                              --------
                                                              $827,798
                                                              ========

7. INCOME TAXES

    In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes," which established financial accounting and reporting standards for the effects of income taxes. The Company has elected not to adopt Statement No. 109. While a provision for income taxes has not been determined in accordance with the pronouncement, management believes that the effect of not adopting Statement No. 109 is not material to the Company's financial position, results of operations or related financial statement disclosures.

    The state income tax provisions relate to the separate state income tax liabilities of the Company and its subsidiaries. Differences between taxable income for financial reporting and income tax purposes relate to permanent differences consisting principally of goodwill amortization and timing differences consisting primarily of depreciation expense. The Company's 1998 state taxable income was reduced by approximately $117,000 due to the utilization of available net operating loss carryforwards.

                 LADBROKE RACING PENNSYLVANIA AND SUBSIDIARIES

                               DECEMBER 31, 1999

7. INCOME TAXES (CONTINUED)
    The components of income tax expense are as follows:

                                                          1999         1998
                                                       ----------   ----------
Current..............................................  $1,907,957   $1,775,526
Deferred.............................................     (93,332)    (321,000)
                                                       ----------   ----------
Total................................................  $1,814,625   $1,454,526
                                                       ==========   ==========

    Income taxes paid during 1999 and 1998 amounted to approximately $735,000 and $740,000, respectively.

8. RETIREMENT PLANS

    The Company participates in multiemployer defined benefit and contribution plans for substantially all union employees. Expenses under these plans are based on stipulated rates per employee and totaled approximately $248,000 and $266,000 for the years ended December 31, 1999 and 1998, respectively. Accumulated plan benefit information for the multiemployer plans is not readily available.

    The Company also participates in a 401(k) retirement savings plan for salaried and certain hourly employees sponsored by LRC. Company contributions are made based on a percentage of employees' contributions up to a specified maximum. Costs charged to operations were approximately $105,000 in 1999 and $108,000 in 1998.

9. SIGNIFICANT EVENT

    In 1999, Hilton Group PLC announced its intention to divest its international betting and gaming businesses, including those involved in the ownership of the Company and its subsidiaries' operations. The accompanying financial statements do not reflect any adjustments relating to the asset-carrying amounts should a final agreement be reached.

10. IMPACT OF YEAR 2000 (UNAUDITED)

    The Company completed its Year 2000 readiness plan and experienced no significant operational problems and did not have to activate any contingency plan. The Company has determined it does not have continued exposure to the Year 2000 issue.

                            SPORT BROADCASTING, INC.
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Sport Broadcasting, Inc.

    We have audited the accompanying balance sheets of Sport Broadcasting, Inc. as at December 31, 2000, 1999 and 1998 and the related statements of operations and deficit and cash flows for the periods then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Sport Broadcasting, Inc. as at December 31, 2000, 1999 and 1998 and the results of its operations and cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

                                                           /S/ ERNST & YOUNG LLP

Mississauga, Canada,

June 14, 2001.

                            SPORT BROADCASTING, INC.
                                 BALANCE SHEETS

                                              DECEMBER 31, 2000    DECEMBER 31, 1999    DECEMBER 31, 1998
                                              ------------------   ------------------   ------------------

                                                  ASSETS

Cash........................................               1                    1                    1
Investment (note 2).........................         796,855            1,443,349            2,390,096
                                                  ----------           ----------            ---------
TOTAL ASSETS................................         796,856            1,443,350            2,390,097
                                                  ==========           ==========            =========

                                               LIABILITIES

Accounts payable and accrued liabilities....              --                   --                   --
                                                  ----------           ----------            ---------
TOTAL LIABILITIES...........................              --                   --                   --
SHAREHOLDER'S EQUITY
Capital Stock (note 3 (a))..................               1                    1                    1
Contributed surplus (note 3(b)).............       4,522,500            3,150,000            2,500,000
Deficit.....................................      (3,725,645)          (1,706,651)            (109,904)
                                                  ----------           ----------            ---------
                                                     796,856            1,443,350            2,390,097
                                                  ----------           ----------            ---------
TOTAL LIABILITIES AND SHAREHOLDER'S
  EQUITY....................................         796,856            1,443,350            2,390,097
                                                  ==========           ==========            =========

                            SPORT BROADCASTING, INC.
                      STATEMENT OF OPERATIONS AND DEFICIT

                                            FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE PERIOD ENDED
                                            DECEMBER 31, 2000    DECEMBER 31, 1999     DECEMBER 31, 1998
                                            ------------------   ------------------   --------------------
Loss in equity accounted investment.......      (2,018,994)          (1,596,747)             (109,904)
                                                ----------           ----------            ----------
Net loss..................................      (2,018,994)          (1,596,747)             (109,904)
Deficit, Beginning of Year................      (1,706,651)            (109,904)                   --
                                                ----------           ----------            ----------
Deficit, End of Year......................      (3,725,645)          (1,706,651)             (109,904)
                                                ==========           ==========            ==========

                            SPORT BROADCASTING, INC.
                            STATEMENT OF CASH FLOWS

                                            FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE PERIOD ENDED
                                            DECEMBER 31, 2000    DECEMBER 31, 1999     DECEMBER 31, 1998
                                            ------------------   ------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss..................................      (2,018,994)          (1,596,747)             (109,904)
Loss from equity investment...............       2,018,994            1,596,747               109,904
                                                ----------           ----------            ----------
                                                        --                   --                    --
                                                ----------           ----------            ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in The Racing Network
  (note 2)................................      (1,372,500)            (650,000)           (2,500,000)
                                                ----------           ----------            ----------
                                                (1,372,500)            (650,000)           (2,500,000)
                                                ----------           ----------            ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions (note 3(b)).........       1,372,500              650,000             2,500,000
Issuance of capital stock.................              --                   --                     1
                                                ----------           ----------            ----------
                                                 1,372,500              650,000             2,500,001
                                                ----------           ----------            ----------
CHANGE IN CASH............................              --                   --                     1
CASH, BEGINNING OF YEAR...................               1                    1                    --
                                                ----------           ----------            ----------
CASH, END OF YEAR.........................               1                    1                     1
                                                ==========           ==========            ==========

                            SPORT BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       (DECEMBER 31, 2000, 1999 AND 1998)

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    Sport Broadcasting, Inc. (the "Company") is a Delaware Corporation formed in 1998 to acquire an interest in The Racing Network, LLC ("The Racing Network"), a limited liability company formed under the Delaware Limited Liability Company Act. On November 30, 1998, the Company entered into an agreement to acquire a 17.5% membership interest in The Racing Network. The Racing Network was incorporated to acquire, develop, own and operate a network for delivery of televised sporting events, primarily horse racing, by video signal to subscriber homes and offices throughout North America, using satellite technology.

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

INVESTMENT

    The Company accounts for its investment in The Racing Network over which it has significant influence, on the equity basis of accounting, whereby the investment is initially recorded at cost, adjusted to recognize the Company's share of earnings or losses of the investee company and reduced by any dividends received.

2.  INVESTMENT

    The Company holds an 18.3% interest (1999: 18.3%, 1998: 17.5%) in The Racing Network.

    The following is a summary of the major components of the financial statements of The Racing Network:

                                                               2000          1999        1998
                                                            -----------   ----------   ---------
                                                                 $            $            $
BALANCE SHEETS
Current assets............................................    1,313,597    4,981,057   7,660,549
Long-term assets..........................................    4,455,224    5,259,796   1,041,405
Current liabilities.......................................    1,455,700    1,056,492     434,029
Long-term liabilities.....................................    4,133,952    4,725,000          --
STATEMENTS OF OPERATIONS
Revenues..................................................    2,532,269      288,495          --
Expenses..................................................   12,879,574    9,309,989     637,232
                                                            -----------   ----------   ---------
Loss from operations......................................  (10,347,305)  (9,021,494)   (637,232)
Other income (expense)....................................     (685,447)       1,154       9,212
                                                            -----------   ----------   ---------
Net loss..................................................  (11,032,752)  (9,020,340)   (628,020)
                                                            ===========   ==========   =========

    The Racing Network has incurred substantial losses since inception and such losses are expected to continue through 2001. In addition, the revenues have not been sufficient to cover the expenses. These factors raise substantial doubt about The Racing Network's ability to continue as a going concern. Management is working on a reformulated business plan and is analyzing the operating structure in efforts to expand and grow the revenue base and reduce operating expenses. The above financial

                            SPORT BROADCASTING, INC.

                       (DECEMBER 31, 2000, 1999 AND 1998)

2.  INVESTMENT (CONTINUED)
information does not reflect any adjustments that might be necessary if The Racing Network is unable to continue as a going concern.

3.  CAPITAL STOCK

(a) Common stock

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                 $          $          $
Authorized
  Unlimited number of common shares, par value of $0.01 per
    share
Issued
  100 shares (1999: 100, 1998: 100).........................         1          1          1
                                                              ========   ========   ========

(b) Contributed Surplus

    During the year ended December 31, 2000, the Company received capital contributions of $1,372,500 (1999: $650,000, 1998: $2,500,000) which were utilized to fund investment acquisitions.

4.  INCOME TAXES

    The Company has approximately $3.5 million (1999: $1.4 million, 1998: $nil) of losses available to reduce future income taxes. No benefit from these loss carryforwards have been reflected in these financial statements.

                              FINANCIAL STATEMENTS
                              REMINGTON PARK, INC.
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Remington Park, Inc.

    We have audited the accompanying balance sheets of Remington Park, Inc. (the "Company") as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Park, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

Youngstown, Ohio
                                             /s/ HILL, BARTH & KING LLC
                                             Certified Public Accountants
February 19, 1999 (except Note K for which the date is October 21, 1999)

                              REMINGTON PARK, INC.
                                 BALANCE SHEETS

                                                              SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                   1999            1998            1997
                                                              --------------   -------------   -------------
                                                               (UNAUDITED)
                                                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents--NOTE F.........................    $   750,319     $   697,037     $   501,209
  Restricted cash...........................................      2,420,961         446,664         400,609
  Trade accounts receivable, less allowance for doubtful
    accounts of $27,246 at September 30, 1999, $26,433 at
    December 31, 1998 and $0 at December 31, 1997...........        706,785         306,743         890,243
  Inventories...............................................        160,075         162,833         202,791
  Prepaid expenses and other assets.........................        222,212         180,268         270,056
                                                                -----------     -----------     -----------
      Total Current Assets..................................      4,260,352       1,793,545       2,264,908
                                                                -----------     -----------     -----------
PROPERTY AND EQUIPMENT--NOTES B AND I
  Land improvements.........................................      4,042,534       3,989,282       4,527,282
  Buildings and structures..................................     29,825,932      30,135,806      32,047,806
  Machinery and equipment...................................      7,996,937       7,953,549       7,921,772
  Furniture and fixtures....................................      1,654,963       1,649,747       1,638,081
                                                                -----------     -----------     -----------
                                                                 43,520,366      43,728,384      46,134,941
  Less accumulated depreciation.............................     34,763,202      34,621,473      32,078,706
                                                                -----------     -----------     -----------
      Net Property and Equipment............................      8,757,164       9,106,911      14,056,235
                                                                -----------     -----------     -----------
OTHER ASSETS
  Land lease and other costs less amortization--NOTES E AND
    I.......................................................      1,322,601       1,392,987       1,943,765
                                                                -----------     -----------     -----------
                                                                $14,340,117     $12,293,443     $18,264,908
                                                                ===========     ===========     ===========
                               LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable..........................................    $ 1,886,155     $ 1,374,870     $ 2,851,255
  Unredeemed pari-mutuel tickets............................        249,321         445,909         465,585
  Advances payable to The Edward J. DeBartolo Corporation--
    NOTE G..................................................        156,674         453,771       5,934,012
  Accrued liabilities.......................................      1,176,728         926,162         782,715
  Percentage entitlements in excess of purses paid--NOTE
    C.......................................................      1,916,210         292,293         700,911
  Deferred revenue..........................................        517,925           6,972          90,974
                                                                -----------     -----------     -----------
      Total Current Liabilities.............................      5,903,013       3,499,977      10,825,452
                                                                -----------     -----------     -----------
OTHER LIABILITIES
  Long-term debt less principal due within one
    year--NOTE B............................................             --              --      30,000,000
  Other.....................................................         18,711              --              --
                                                                -----------     -----------     -----------
      Total Other Liabilities...............................         18,711              --      30,000,000
                                                                -----------     -----------     -----------
STOCKHOLDER'S EQUITY (DEFICIT)--NOTE G
  Common stock--$1.00 par value per share:
    Authorized 10,000 shares; issued and outstanding
      500 shares............................................            500             500             500
    Additional paid-in capital..............................     48,148,592      47,991,918       7,409,500
    Accumulated deficit.....................................    (39,730,699)    (39,198,952)    (29,970,544)
                                                                -----------     -----------     -----------
      Total Stockholder's Equity (Deficit)..................      8,418,393       8,793,466     (22,560,544)
                                                                -----------     -----------     -----------
                                                                $14,340,117     $12,293,443     $18,264,908
                                                                ===========     ===========     ===========

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                   YEARS ENDED DECEMBER 31,
                                ---------------------------   ------------------------------------------
                                    1999           1998           1998           1997           1996
                                ------------   ------------   ------------   ------------   ------------
                                (UNAUDITED)    (UNAUDITED)
REVENUES
Pari-Mutuel income............  $ 21,471,901   $ 23,079,261   $ 29,095,338   $ 33,085,838   $ 33,461,803
                                ------------   ------------   ------------   ------------   ------------
Less:
    Purses paid to horsemen...     7,376,329      7,754,755      9,819,313     11,438,288     11,450,284
    Amounts paid to the State
      of Oklahoma.............     2,509,253      2,674,986      3,362,670      3,801,826      3,620,381
    Breakage and breeders
      awards paid to the
      Oklahoma Breeding and
      Development Revolving
      Fund....................       690,455        778,825        990,960      1,157,359        775,645
    Commissions paid to host
      tracks..................     2,824,435      2,779,730      3,420,305      3,680,734      2,833,637
                                ------------   ------------   ------------   ------------   ------------
                                  13,400,472     13,988,296     17,593,248     20,078,207     18,679,947
                                ------------   ------------   ------------   ------------   ------------
Net Pari-Mutuel Income........     8,071,429      9,090,965     11,502,090     13,007,631     14,781,856
Concession revenue............     1,165,511      1,338,775      1,851,686      2,168,490      2,517,449
Other non-wagering revenues...     1,026,041      1,564,829      2,138,306      2,644,010      3,515,199
                                ------------   ------------   ------------   ------------   ------------
    Total Revenues............    10,262,981     11,994,569     15,492,082     17,820,131     20,814,504
Operating costs and expenses--
    NOTES E and G.............    10,405,855     12,920,768     16,994,450     20,177,827     21,064,646
Depreciation and
  amortization................       486,871      2,029,313      2,706,547      2,723,763      2,800,681
Provision for impairment of
  long-lived assets--NOTE I...            --      2,837,000      2,837,000      5,077,918             --
                                ------------   ------------   ------------   ------------   ------------
LOSS FROM OPERATIONS..........      (629,745)    (5,792,512)    (7,045,915)   (10,159,377)    (3,050,823)
                                ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSES)
    Interest income...........       102,800         90,392        122,477        116,336        106,130
    Interest
      expense--NOTE G.........        (4,802)    (1,907,474)    (2,304,970)    (2,539,923)    (2,481,557)
                                ------------   ------------   ------------   ------------   ------------
                                      97,998     (1,817,082)    (2,182,493)    (2,423,587)    (2,375,427)
                                ------------   ------------   ------------   ------------   ------------
NET LOSS......................      (531,747)    (7,609,594)    (9,228,408)   (12,582,964)    (5,426,250)
ACCUMULATED DEFICIT
    Beginning of period.......   (39,198,952)   (29,970,544)   (29,970,544)   (17,387,580)   (11,961,330)
                                ------------   ------------   ------------   ------------   ------------
    End of period.............  $(39,730,699)  $(37,580,138)  $(39,198,952)  $(29,970,544)  $(17,387,580)
                                ============   ============   ============   ============   ============
Basic and diluted loss per
  share of common stock.......  $     (1,063)  $    (15,219)  $    (18,457)  $    (25,166)  $    (10,853)
                                ============   ============   ============   ============   ============

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.
                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                          ADDITIONAL
                                                COMMON      PAID-IN     ACCUMULATED    TOTAL EQUITY
                                                STOCK       CAPITAL       DEFICIT       (DEFICIT)
                                               --------   -----------   ------------   ------------
Balance at December 31, 1995.................    $500     $ 7,409,500   $(11,961,330)  $(4,551,330)
Net loss, year ended December 31, 1996.......      --              --     (5,426,250)   (5,426,250)
                                                 ----     -----------   ------------   -----------
Balance at December 31, 1996.................     500       7,409,500    (17,387,580)   (9,977,580)
Net loss, year ended December 31, 1997.......      --              --    (12,582,964)  (12,582,964)
                                                 ----     -----------   ------------   -----------
Balance at December 31, 1997.................     500       7,409,500    (29,970,544)  (22,560,544)
1998 Contributions (NOTE J)..................      --      40,582,418             --    40,582,418
Net loss, year ended December 31, 1998.......      --              --     (9,228,408)   (9,228,408)
                                                 ----     -----------   ------------   -----------
Balance at December 31, 1998.................     500      47,991,918    (39,198,952)    8,793,466
1999 Contributions (NOTE J) (unaudited)......      --         156,674             --       156,674
Net loss, nine months ended September 30,
  1999 (unaudited)...........................      --              --       (531,747)     (531,747)
                                                 ----     -----------   ------------   -----------
Balance at September 30, 1999 (unaudited)....    $500     $48,148,592   $(39,730,699)  $ 8,418,393
                                                 ====     ===========   ============   ===========

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                            STATEMENTS OF CASH FLOWS

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                              -------------------------   ----------------------------------------
                                                 1999          1998          1998           1997          1996
                                              -----------   -----------   -----------   ------------   -----------
                                              (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................  $  (531,747)  $(7,609,594)  $(9,228,408)  $(12,582,964)  $(5,426,250)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities:
    Provision for impairment of long-lived
      assets................................           --     2,837,000     2,837,000      5,077,918            --
    Depreciation and amortization...........      486,871     2,029,313     2,706,547      2,723,763     2,800,681
    Provision for doubtful accounts.........       27,246        25,000        26,433             --            --
    Gain on sale of equipment...............           --            --            --         (8,341)           --
    (Increase) decrease in restricted
      cash..................................   (1,974,297)     (416,662)      (46,055)       346,569       (97,411)
    (Increase) decrease in accounts
      receivable............................     (427,288)      282,266       557,067       (479,114)       14,450
    Increase (decrease) in inventories,
      prepaid expenses and other assets.....      (39,861)      (99,765)      129,746         32,081       (72,787)
    Increase (decrease) in accounts payable
      and purse liability...................    2,127,673    (1,386,886)   (1,885,003)     1,106,833     1,169,862
    Increase (decrease) in accrued
      liabilities and unredeemed pari-mutuel
      tickets...............................       53,978       333,057       123,771        (43,980)      195,555
    Increase in advances due to
      The Edward J. DeBartolo Corporation...     (540,423)    1,825,165     2,502,177      2,164,757     2,481,557
    Increase (decrease) in deferred
      revenue...............................      510,953       214,150       (84,002)       (20,850)      (35,090)
                                              -----------   -----------   -----------   ------------   -----------
    Net cash provided by (used in) operating
      activities............................     (306,895)   (1,966,956)   (2,360,727)    (1,683,328)    1,030,567
                                              -----------   -----------   -----------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of improvements and
      equipment.............................      (66,063)      (41,948)      (43,445)      (118,293)     (326,020)
    Proceeds from sale of property and
      equipment.............................           --            --            --        292,770            --
                                              -----------   -----------   -----------   ------------   -----------
    Net cash provided by (used in) investing
      activities............................      (66,063)      (41,948)      (43,445)       174,477      (326,020)
                                              -----------   -----------   -----------   ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Net advances from
      The Edward J. DeBartolo Corporation...      400,000     2,600,000     2,600,000        900,000       302,919
    Proceeds from (payments on) note
      payable...............................       26,240            --            --             --    (1,350,000)
                                              -----------   -----------   -----------   ------------   -----------
    Net cash provided by (used in) financing
      activities............................      426,240     2,600,000     2,600,000        900,000    (1,047,081)
                                              -----------   -----------   -----------   ------------   -----------
Net increase (decrease) in cash and cash
  equivalents...............................       53,282       591,096       195,828       (608,851)     (342,534)
CASH AND CASH EQUIVALENTS
    Beginning of period.....................      697,037       501,209       501,209      1,110,060     1,452,594
                                              -----------   -----------   -----------   ------------   -----------
    End of period...........................  $   750,319   $ 1,092,305   $   697,037   $    501,209   $ 1,110,060
                                              ===========   ===========   ===========   ============   ===========

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                         NOTES TO FINANCIAL STATEMENTS

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION:

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

NATURE OF OPERATIONS:

    The Company operates a thoroughbred horse racing track in Oklahoma City, Oklahoma. The Company operated 136, 147 and 156 days of live racing in 1998, 1997 and 1996, respectively, and has been awarded live race meetings totalling 123 days for 1999.

CASH AND CASH EQUIVALENTS:

    Restricted cash represents primarily amounts restricted for futurity purse escrow and supplement purse escrow to be paid during future live meets.

    The Company considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

INVENTORIES:

    Inventories, consisting primarily of concession food items, are stated at lower of cost or market on the first-in, first-out method.

PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost less provision for impairment of long-lived assets (see Note I). Depreciation is computed on the straight-line method over the estimated useful lives of the assets:

                                                           15 to
Buildings.......................................       25 years
Improvements....................................  5 to 15 years
Furniture, fixtures and equipment...............  5 to 10 years

    The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management of the Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LAND LEASE COSTS:

    Land lease costs are stated net of amortization less provision for impairment of long-lived asset (see Note I). Land lease costs are being amortized on the straight-line method over the term of the lease.

DEFERRED REVENUE:

    Deferred revenue consists primarily of advance payments received on catering functions which are recognized as revenue when earned.

INCOME TAXES:

    The Company has been included in the consolidated federal income tax return of its parent, The Edward J. DeBartolo Corporation through December 1, 1998 (see Note G). Subsequent to December 1, 1998, the company files a separate federal income tax return. Income taxes of the Company are computed utilizing the separate return method. Under this method, the provision for income taxes is generally determined as if the Company filed a separate income tax return. The Company files a separate state income tax return.

    Income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between the financial accounting and income tax basis of assets and liabilities.

ADVERTISING:

    Advertising costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations are as follows:


Year ended December 31:
  1998.............................................  $1,584,636
  1997.............................................   2,193,659
  1996.............................................   2,292,339
Nine months ended September 30 (unaudited):
  1999.............................................  $  749,011
  1998.............................................   1,268,719

EARNINGS PER SHARE:

    Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 500 shares for all periods presented. The Company does not have any dilutive securities.

REVENUE RECOGNITION:

    The Company records revenues associated with horse racing on a daily basis. Horse racing revenues are shown net of state and local taxes, stakes, purses and awards.

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

    CASH AND CASH EQUIVALENTS, RESTRICTED CASH, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES--Due to the short period to maturity of these instruments, the carrying values as presented in the balance sheets are reasonable estimates of fair value.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS:

    In the opinion of management, the unaudited interim financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at September 30, 1999 and the results of operations and cash flows for the nine months ended September 30, 1999 and 1998.

NEW ACCOUNTING STANDARDS:

    In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its financial statements.

RECLASSIFICATION:

    The financial statements for 1997 and 1996 have been reclassified to conform with the presentation for December 31, 1998. Such reclassifications had no effect on net results of operations.

NOTE B--LONG-TERM DEBT

    At December 31, 1997, long-term debt represented a note agreement payable to The Edward J. DeBartolo Corporation ("DeBartolo") with interest at the prime rate, and principal and interest payments due quarterly based on available cash flow as defined with all unpaid principal due December 31, 2001, collateralized by substantially all buildings, improvements and equipment. The principal balance at December 31, 1997 was $30,000,000.

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE B--LONG-TERM DEBT (CONTINUED)
    Effective December 1, 1998, DeBartolo made a capital contribution (see Note J) which in part was used to reduce the entire principal balance of this note agreement.

NOTE C--PURSE OVER/UNDER PAYMENTS

    The Oklahoma Horse Racing Commission (OHRC) Rules of Racing contain provisions relating to future purse overpayments and underpayments and specifically address how such amounts will be adjusted in purse distributions during future race meetings.

    At September 30, 1999, purses were underpaid during the thoroughbred race meeting which totalled $2,282,698. Also, at September 30, 1999, purses were overpaid during the quarter horse race meeting which totalled $366,488. The Company will include these amounts in its purse distribution during future race meetings.

    At December 31, 1998, purses were underpaid during the thoroughbred race meeting which totalled $161,014. Also, at December 31, 1998, purses were underpaid during the quarter horse race meeting which totalled $131,279. The Company included these amounts in its purse distribution during the 1999 race meetings.

    At December 31, 1997, purses were underpaid during the thoroughbred race meeting which totalled $277,619. Also at December 31, 1997, purses were underpaid during the quarter horse race meeting which totalled $423,292. The Company included these amounts in its purse distribution during the 1998 race meetings.

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE D--INCOME TAXES

    Following is a summary of deferred tax assets and liabilities:

                                                                              DECEMBER 31,
                                                      SEPTEMBER 30,    ---------------------------
                                                           1999            1998           1997
                                                      --------------   ------------   ------------
                                                       (UNAUDITED)
Deferred tax assets:
    Provision for impairment of long-lived assets...   $ 13,565,000    $ 13,565,000   $ 12,606,000
    Net operating loss carryforward.................      1,445,000       1,100,000     18,893,000
    Nondeductible accrued vacation and sick pay.....         66,000          66,000         61,500
    Income deferred for financial reporting
      purposes......................................             --           2,000         31,500
                                                       ------------    ------------   ------------
Total Deferred Tax Assets...........................     15,076,000      14,733,000     31,592,000
Deferred tax liability:
    Excess tax depreciation and amortization over
      financial reporting depreciation and
        amortization................................     (2,900,000)     (2,733,000)    (2,719,500)
                                                       ------------    ------------   ------------
Net Deferred Tax Assets Before Valuation
  Allowance.........................................     12,176,000      12,000,000     28,872,500
Valuation Allowance.................................    (12,176,000)    (12,000,000)   (28,872,500)
                                                       ------------    ------------   ------------
Net Deferred Tax Assets.............................   $         --    $         --   $         --
                                                       ============    ============   ============

    At December 31, 1998, the Company had an unused net operating tax loss carryover of approximately $3,300,000 with various expiration dates through 2013. These amounts are available for federal income tax purposes for offset against future taxable income based on filing a separate return effective December 1, 1998 (see Note G).

NOTE E--LEASES

    The Company occupies land for the racing facility under an operating lease which extends through 2013. The lease also contains options to renew for five 10-year periods after the initial term. Under the lease agreement, the Company made an initial payment of $4,000,000 which is being amortized over the initial lease term. In addition to the initial payment, the Company is obligated to pay additional rent based on minimum annual rental payments ranging from $110,710 to $132,850 and one-half of one percent of the "handle" in excess of $187,000,000 during each race season.

    The Company uses significant amounts of equipment under operating leases as part of its daily business operations. This equipment includes totalisator equipment, satellite uplink equipment, closed circuit color television equipment, track maintenance equipment and photofinish equipment. The

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE E--LEASES (CONTINUED)
majority of the equipment is leased on a raceday basis, with minimum rentals per live raceday as follows:

                                                                      MINIMUM DAILY         MINIMUM DAILY
                                                 MINIMUM RENTAL    RENTAL FOR ON TRACK   RENTAL FOR OFF-TRACK
                                                PER LIVE RACEDAY   SIMULCASTING CARDS      BETTING PARLORS
                                                ----------------   -------------------   --------------------
Year ended December 31:
  1998........................................       $5,700               $600                   $200
  1997........................................        3,000                600                    800
  1996........................................        3,000                575                    800
Nine months ended September 30 (unaudited):
  1999........................................        5,700                630                    150
  1998........................................        5,700                600                    200

    Following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1998:

1999...............................................  $  177,000
2000...............................................     171,000
2001...............................................     168,000
2002...............................................     168,000
2003...............................................     168,000
Later years........................................   1,195,000
                                                     ----------
Total..............................................  $2,047,000
                                                     ==========

    Rent expense charged to operations is summarized below:


Year ended December 31:
  1998.............................................  $2,039,598
  1997.............................................   2,913,829
  1996.............................................   2,281,613
Nine months ended September 30 (unaudited):
  1999.............................................   1,458,933
  1998.............................................   1,549,651

NOTE F--CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. The Company maintains significantly all of its bank deposit accounts in one financial institution in

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE F--CONCENTRATION OF CREDIT RISK (CONTINUED)
Oklahoma City, Oklahoma. These accounts at times exceed the federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

    The Company grants credit to other racetracks throughout the country and suite and season-seat rental customers in the ordinary course of business. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

NOTE G--CONTROLLING INTEREST AND RELATED PARTY TRANSACTIONS

CONTROLLING INTEREST:

    The Company was a wholly-owned subsidiary of DeBartolo. Effective
December 1, 1998, Oklahoma Racing, LLC. (a newly formed company owned by an affiliated individual) acquired all of the common stock owned by DeBartolo. The common stock acquired has been pledged to secure an acquisition note payable to DeBartolo. See Note K regarding subsequent event.

RELATED PARTY TRANSACTIONS:

    Included in the operating costs are certain expenses paid or incurred on behalf of the Company by DeBartolo. The Company reimbursed DeBartolo for these general and administrative expenses on a current basis as follows:


Year ended December 31:
  1998...............................................  $208,002
  1997...............................................   309,751
  1996...............................................   738,169
Nine months ended September 30 (unaudited):
  1999...............................................    81,097
  1998...............................................   181,063

    Effective December 1, 1998, DeBartolo contributed $10,582,418 of the advances and interest to the capital of the Company. Advances and interest payable to DeBartolo totalled $453,771 at December 31, 1998 and $5,934,012 at December 31, 1997. DeBartolo has agreed to advance an additional $3,000,000 in loans at the prime rate plus one percent to the company during 1999 to fund operating deficits as needed.

                              REMINGTON PARK, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE G--CONTROLLING INTEREST AND RELATED PARTY TRANSACTIONS (CONTINUED)
    Interest charged by DeBartolo on the note agreement referred to in Note B is summarized below:


Year ended December 31:
  1998.............................................  $2,308,356
  1997.............................................   2,532,740
  1996.............................................   2,481,557
Nine months ended September 30 (unaudited):
  1999.............................................          --
  1998.............................................   1,907,055

    No interest was charged by DeBartolo on net operating advances. Management fees charged by DeBartolo totalled $50,000 annually.

NOTE H--INVESTMENT SAVINGS RETIREMENT PLAN

    Effective February 1, 1998, the Company along with an affiliated company formed a defined contribution 401(k) pension plan, which covers substantially all of its employees. Individuals employed as of the effective date of the plan are eligible to participate in the pension plan. Employees hired after the effective date of the plan, must meet minimum service and age requirements in order to participate. The plan provides for discretionary company matching contributions. No discretionary contributions to the plan were made during 1998 or nine months ended September 30, 1999.

NOTE I--IMPAIRMENT OF LONG-LIVED ASSETS

    During 1998, the company provided an additional $2,837,000 provision for the impairment in the value of the racing facilities due to the continued deterioration in attendance and pari-mutuel handle in recent years. The provision was allocated to land improvements, buildings and structures and land lease costs on a pro rata basis. The company recorded a provision for the impairment of the racing facility of $5,077,918 and $NIL for the years ended December 31, 1997 and 1996 respectively. At December 31, 1998, the impairment reserve totalled $39,914,918.

NOTE J--NONCASH INVESTING ACTIVITIES

    Effective December 1, 1998, DeBartolo made a capital contribution of $40,582,418 which was used to reduce the note agreement and the advances and interest payable to DeBartolo as discussed in Notes B and G. In addition, at September 30, 1999, DeBartolo made an additional capital contribution of $156,674 which was used to reduce the advances payable to DeBartolo.

NOTE K--SUBSEQUENT EVENT

    On October 21, 1999, Oklahoma Racing, LLC entered into a definitive agreement to sell 100% of the outstanding common stock of the Company to Magna Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., for $10,000,000. As part of the agreement, DeBartolo agreed to contribute $156,674 of advances to additional paid-in capital. This contribution to capital was reflected as of September 30, 1999 in the accompanying financial statements.

                              FINANCIAL STATEMENTS
                               THISTLEDOWN, INC.
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Thistledown, Inc.

    We have audited the accompanying balance sheets of Thistledown, Inc. as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's deficit and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thistledown, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

Youngstown, Ohio                               /s/ HILL, BARTH & KING LLC
October 12, 1999 (except Note I for            Certified Public Accountants
which the date is October 21, 1999)

                               THISTLEDOWN, INC.
                                 BALANCE SHEETS

                                                              SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                   1999            1998            1997
                                                              --------------   -------------   -------------
                                                               (UNAUDITED)
                                                   ASSETS
Current Assets
  Cash and cash equivalents.................................    $ 2,366,651     $ 1,779,565     $   895,292
  Restricted cash...........................................      2,256,828       1,562,770       1,581,885
  Trade accounts receivable (less allowance for doubtful
    accounts of $89,624 at September 30, 1999, $89,830 at
    December 31, 1998 and $56,599 at December 31, 1997).....      2,296,486       2,027,847       1,665,173
  Inventories...............................................        163,576         143,103         155,923
  Purses paid in excess of percentage entitlements--NOTE
    C.......................................................        176,317              --              --
  Prepaid expenses and other assets.........................         32,295         176,061          50,123
                                                                -----------     -----------     -----------
    Total Current Assets....................................      7,292,153       5,689,346       4,348,396
                                                                -----------     -----------     -----------
Property And Equipment
  Land......................................................      1,002,700       1,002,700       1,002,700
  Land improvements.........................................      1,010,522       1,010,522       1,010,522
  Parking lot improvements..................................        198,007         198,007         198,007
  Buildings and structures..................................     39,600,666      39,591,161      39,576,955
  Furniture and equipment...................................      2,319,321       2,209,950       2,104,442
                                                                -----------     -----------     -----------
                                                                 44,131,216      44,012,340      43,892,626
  Less accumulated depreciation.............................     34,439,953      33,359,365      31,893,794
                                                                -----------     -----------     -----------
    Net Property and Equipment..............................      9,691,263      10,652,975      11,998,832
                                                                -----------     -----------     -----------
Other Assets
  Deferred racetrack improvement fund rebate--NOTE B........      1,085,964         792,131         503,587
  Deposits..................................................         47,398          33,944          31,222
                                                                -----------     -----------     -----------
    Total other assets......................................      1,133,362         826,075         534,809
                                                                -----------     -----------     -----------
                                                                $18,116,778     $17,168,396     $16,882,037
                                                                ===========     ===========     ===========

                                   LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities
  Accounts payable..........................................    $ 3,579,044     $ 2,785,348     $ 2,737,170
  Unredeemed pari-mutuel tickets............................        683,528         639,306         651,091
  Due to The Edward J. DeBartolo Corporation................          2,757          35,611         850,700
  Accrued liabilities.......................................        814,042         593,868         600,925
  Percentage entitlements in excess of purses paid--NOTE
    C.......................................................             --         526,592         337,515
  Deferred revenue..........................................         11,872           1,684           6,822
                                                                -----------     -----------     -----------
    Total Current Liabilities...............................      5,091,243       4,582,409       5,184,223
                                                                -----------     -----------     -----------
Due to The Edward J. DeBartolo Corporation--NOTES G and I...     61,628,370      61,221,811      60,034,612
                                                                -----------     -----------     -----------
Deferred Income Taxes--NOTE D...............................      1,262,000       1,253,000       1,000,000
                                                                -----------     -----------     -----------
Stockholder's Deficit--Notes G And I
  Common stock--no par value per share: Authorized
    500 shares; issued and outstanding 250 shares...........            500             500             500
  Additional paid-in capital................................        100,000         100,000         100,000
  Accumulated deficit.......................................    (49,965,335)    (49,989,324)    (49,437,298)
                                                                -----------     -----------     -----------
    Total Stockholder's Deficit.............................    (49,864,835)    (49,888,824)    (49,336,798)
                                                                -----------     -----------     -----------
                                                                $18,116,778     $17,168,396     $16,882,037
                                                                ===========     ===========     ===========

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                   YEARS ENDED DECEMBER 31,
                                ---------------------------   ------------------------------------------
                                    1999           1998           1998           1997           1996
                                ------------   ------------   ------------   ------------   ------------
                                (UNAUDITED)    (UNAUDITED)
REVENUES
Pari-Mutuel income............  $ 25,781,914   $ 25,643,540   $ 34,283,820   $ 31,912,780   $ 26,933,567
                                ------------   ------------   ------------   ------------   ------------
Less:
  Purses paid to horsemen.....     9,170,440      9,040,027     12,115,337     10,970,292      9,509,854
  State of Ohio pari-mutuel
    taxes--net of racetrack
    improvement fund rebate...     2,821,673      2,987,503      3,937,712      3,597,768      3,991,419
  Breakage paid to
    Thoroughbred Health and
    Retirement Fund...........       254,045        274,471        356,977        351,631        303,161
  Amount paid to the
    Horsemen's Benevolent &
    Protection Association....        64,368         62,540         87,046         84,826         89,822
  Commission paid to host
    tracks....................     2,687,816      2,687,562      3,575,538      3,165,904      1,457,258
                                ------------   ------------   ------------   ------------   ------------
                                  14,998,342     15,052,103     20,072,610     18,170,421     15,351,514
                                ------------   ------------   ------------   ------------   ------------
Net Pari-Mutuel Income........    10,783,572     10,591,437     14,211,210     13,742,359     11,582,053
Non-wagering revenues.........     2,654,188      2,537,033      3,469,119      3,345,817      3,332,165
                                ------------   ------------   ------------   ------------   ------------
  Total Revenues..............    13,437,760     13,128,470     17,680,329     17,088,176     14,914,218
Operating costs and expenses--
  NOTES E, G and H............    12,020,154     12,275,347     16,027,163     16,234,915     14,903,093
Depreciation and
  amortization................     1,080,587      1,087,028      1,465,571      1,497,966      1,482,331
                                ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) FROM
  OPERATIONS..................       337,019       (233,905)       187,595       (644,705)    (1,471,206)
                                ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSES)
  Interest earned.............       102,529         69,580         89,108         72,923         22,763
  Interest expense--NOTE G....      (406,559)      (448,910)      (575,729)      (742,836)      (545,736)
                                ------------   ------------   ------------   ------------   ------------
                                    (304,030)      (379,330)      (486,621)      (669,913)      (522,973)
                                ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) BEFORE
  INCOME TAXES................        32,989       (613,235)      (299,026)    (1,314,618)    (1,994,179)
Deferred income taxes--
  NOTE D......................         9,000        168,667        253,000        354,000        321,000
                                ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS).............        23,989       (781,902)      (552,026)    (1,668,618)    (2,315,179)
ACCUMULATED DEFICIT
  Beginning of period.........   (49,989,324)   (49,437,298)   (49,437,298)   (47,768,680)   (45,453,501)
                                ------------   ------------   ------------   ------------   ------------
  End of period...............  $(49,965,335)  $(50,219,200)  $(49,989,324)  $(49,437,298)  $(47,768,680)
                                ------------   ------------   ------------   ------------   ------------
Basic and diluted earnings
  (loss) per share of common
  stock.......................  $         96   $     (3,128)  $     (2,208)  $     (6,674)  $     (9,261)
                                ============   ============   ============   ============   ============

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                                           ADDITIONAL
                                                 COMMON     PAID-IN     ACCUMULATED
                                                 STOCK      CAPITAL       DEFICIT      TOTAL DEFICIT
                                                --------   ----------   ------------   -------------
Balance at December 31, 1995..................    $500      $100,000    $(45,453,501)  $(45,353,001)
Net loss, year ended December 31, 1996........      --            --      (2,315,179)    (2,315,179)
                                                  ----      --------    ------------   ------------
Balance at December 31, 1996..................     500       100,000     (47,768,680)   (47,668,180)
Net loss, year ended December 31, 1997........      --            --      (1,668,618)    (1,668,618)
                                                  ----      --------    ------------   ------------
Balance at December 31, 1997..................     500       100,000     (49,437,298)   (49,336,798)
Net loss, year ended December 31, 1998........      --            --        (552,026)      (552,026)
                                                  ----      --------    ------------   ------------
Balance at December 31, 1998..................     500       100,000     (49,989,324)   (49,888,824)
Net income, nine months ended September 30,
  1999 (unaudited)............................      --            --          23,989         23,989
                                                  ----      --------    ------------   ------------
Balance at September 30, 1999 (unaudited).....    $500      $100,000    $(49,965,335)  $(49,864,835)
                                                  ====      ========    ============   ============

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                            STATEMENTS OF CASH FLOWS

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                                            -------------------------   --------------------------------------
                                               1999          1998          1998         1997          1996
                                            -----------   -----------   ----------   -----------   -----------
                                            (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).........................  $   23,989    $ (781,902)   $ (552,026)  $(1,668,618)  $(2,315,179)
Adjustments to reconcile net income (loss)
  to cash provided by (used in) operating
  activities:
  Depreciation and amortization...........   1,080,587     1,087,028     1,465,571     1,497,966     1,482,331
  Provision for doubtful accounts.........      26,003            --        39,098        46,467        19,560
  Deferred income taxes...................       9,000       168,667       253,000       354,000       321,000
  (Increase) decrease in restricted
    cash..................................    (694,058)     (315,496)       19,115      (241,656)   (1,340,229)
  Increase in accounts receivable.........    (294,642)      (64,810)     (401,773)     (247,808)   (1,082,062)
  (Increase) decrease in inventories......     (20,473)      (16,251)       12,820         1,083       (11,185)
  (Increase) decrease in prepaid
    expenses..............................     143,766       (32,265)     (125,938)       47,845       (25,647)
  Increase in purses paid in excess of
    percentage entitlements...............    (176,317)           --            --            --            --
  Increase in other assets................    (307,287)     (193,712)     (291,266)     (372,160)     (152,226)
  Increase (decrease) in accounts payable
    and accrued liabilities...............   1,013,870       287,022        41,121      (339,485)    2,192,388
  Increase (decrease) in unredeemed
    pari-mutuel tickets...................      44,222       117,510       (11,785)      218,318        92,059
  Increase (decrease) in percentage
    entitlements in excess of purses
    paid..................................    (526,592)      345,742       189,077         1,733       335,782
  Increase (decrease) in deferred
    revenue...............................      10,188        29,848        (5,138)        5,118         1,704
                                            ----------    ----------    ----------   -----------   -----------
  Net cash provided by (used in) operating
    activities............................     332,256       631,381       631,876      (697,197)     (481,704)
                                            ----------    ----------    ----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment......    (118,873)     (117,318)     (119,714)     (228,315)     (332,592)
                                            ----------    ----------    ----------   -----------   -----------
  Net cash used in investing activities...    (118,873)     (117,318)     (119,714)     (228,315)     (332,592)
                                            ----------    ----------    ----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net advances from
    The Edward J. DeBartolo Corporation...     373,703       421,379       372,111       989,948     1,364,585
                                            ----------    ----------    ----------   -----------   -----------
  Net cash provided by financing
    activities............................     373,703       421,379       372,111       989,948     1,364,585
                                            ----------    ----------    ----------   -----------   -----------
  Net Increase in cash and cash
    equivalents...........................     587,086       935,442       884,273        64,436       550,289
CASH AND CASH EQUIVALENTS
  Beginning of period.....................   1,779,565       895,292       895,292       830,856       280,567
                                            ----------    ----------    ----------   -----------   -----------
  End of period...........................  $2,366,651    $1,830,734    $1,779,565   $   895,292   $   830,856
                                            ==========    ==========    ==========   ===========   ===========

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                         NOTES TO FINANCIAL STATEMENTS

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION:

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

NATURE OF OPERATIONS:

    The company formally changed its name from Carat Company, Inc. to Thistledown, Inc. on February 26, 1998. On January 9, 1998, Raceway Properties, Inc., a wholly-owned subsidiary of The Edward J. DeBartolo Corporation, was merged into the company. Raceway Properties, Inc. owned the land under the racing facility, certain buildings and equipment used by the company. The merger was accounted for using the pooling-of-interests method of accounting and all intercompany transactions have been eliminated.

    The company operates a thoroughbred horse racing track in Cleveland, Ohio. The company operated 187, 186 and 195 days of live racing in 1998, 1997 and 1996, respectively, and has been awarded live race meetings totalling 187 days for 1999.

CASH AND CASH EQUIVALENTS:

    The company considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

    Restricted cash represents primarily amounts restricted for purse escrow and simulcast settlement escrow.

INVENTORIES:

    Inventories, consisting primarily of concession food items, are stated at lower of cost or market on the first-in, first-out method.

PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets:

Buildings...................................................  15 to 25 years
Improvements................................................   5 to 15 years
Furniture, fixtures and equipment...........................   5 to 10 years

    Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", establishes accounting standards for the impairment of long-lived assets. The company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management of the company assesses the recoverability of long-lived assets by determining

                               THISTLEDOWN, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

INCOME TAXES:

    The company has been included in the consolidated federal income tax return of its parent, The Edward J. DeBartolo Corporation ("DeBartolo"). Income taxes of the company are computed utilizing the separate return method. Under this method, the provision for income taxes is generally determined as if the company filed a separate income tax return. The company files a separate state income tax return.

    Income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between the financial accounting and income tax basis of assets and liabilities.

ADVERTISING:

    Advertising costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations are as follows:

Year ended December 31:
  1998......................................................  $1,324,955
  1997......................................................   1,475,192
  1996......................................................   1,375,741
Nine months ended September 30 (unaudited):
  1999......................................................   1,111,920
  1998......................................................   1,147,844

EARNINGS PER SHARE:

    Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 250 shares for all periods presented. The company does not have any dilutive securities.

REVENUE RECOGNITION:

    The Company records revenue associated with horse racing on a daily basis. Horse racing revenues are shown net of state and local taxes, stakes, purses and awards.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in

                               THISTLEDOWN, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

    CASH AND CASH EQUIVALENTS, RESTRICTED CASH, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES--Due to the short period to maturity of these instruments, the carrying values as presented in the balance sheets are reasonable estimates of fair value.

    DEFERRED RACETRACK IMPROVEMENT FUND REBATE--It is not practicable to estimate the fair value of the deferred racetrack improvement fund rebate due to the uncertainty of the timing of the realization of this instrument.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS:

    In the opinion of management, the unaudited interim financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at September 30, 1999 and the results of operations and cash flows for the nine months ended September 30, 1999 and 1998.

NEW ACCOUNTING STANDARDS:

    In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The company has not determined the impact, if any, of this pronouncement on its financial statements.

NOTE B--RACETRACK IMPROVEMENT FUND REBATE

    The State of Ohio has enacted a Capital Improvement--Tax Reduction bill (Ohio Revised Code 3769.20) to encourage the renovation of existing racing facilities. During 1999, the State extended the rebate period from December 31, 2004 to December 31, 2014. The rebates are approved by the State based on expenditures made on major improvements plus interest on the borrowed funds used for the project. During April 1998, the State approved a $9,801,163 rebate related to debt service on a 1986 major improvement project.

    The tax credit earned is equal to one percent of gross on-track pari-mutuel handle up to the amount of the approved rebate. As a result of limits on the amount of rebates earned that can be used to reduce current pari-mutuel taxes, not all earned rebates are realized currently. Any rebates earned and not realized currently will be available for offset against future pari-mutuel taxes until fully

                               THISTLEDOWN, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE B--RACETRACK IMPROVEMENT FUND REBATE (CONTINUED) realized. The company's policy is to recognize the rebates as they are earned based on one percent of gross on track pari-mutuel handle.

    Following is a summary of (1) the approved rebate which is unearned,
(2) the tax rebate earned and (3) the tax rebate credited to pari-mutuel taxes:

                                                                                       REBATE
                                                                                      CREDITED
                                                               APPROVED REBATE          OHIO
                                                           -----------------------   PARI-MUTUEL
                                                            UNEARNED      EARNED        TAXES
                                                           ----------   ----------   -----------
Year ended December 31:
  1998...................................................  $8,682,282   $1,413,191   $1,124,647
  1997...................................................     294,310    1,434,814    1,056,468
  1996...................................................   1,729,124    1,232,647    1,115,348
Nine months ended September 30 (unaudited):
  1999...................................................   7,551,298    1,124,985      831,115
  1998...................................................   9,063,184    1,049,096      862,403

NOTE C--PERCENTAGE ENTITLEMENTS AND PURSE DISTRIBUTIONS

    Ohio State Statutes require the company to distribute as purses an amount equal to the track's commission less 1.875% of gross pari-mutuel handle times 50% plus 20% of breakage. In addition, the company must pay 45% of breakage to the Thoroughbred Health and Retirement Fund. Purse overpayments and underpayments will be adjusted in purse distributions during future race meetings.

Purses were underpaid at the end of each period as follows:
  December 31, 1998.........................................  $526,592
                                                              ========
  December 31, 1997.........................................  $337,515
                                                              ========
Purses were overpaid at the end of:
  September 30, 1999 (unaudited)............................  $176,317
                                                              ========

                               THISTLEDOWN, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE D--INCOME TAXES

    Following is a summary of deferred tax liabilities:

                                                                                DECEMBER 31,
                                                          SEPTEMBER 30,    -----------------------
                                                               1999           1998         1997
                                                          --------------   ----------   ----------
                                                           (UNAUDITED)
Deferred tax liabilities:
  Excess tax depreciation and amortization over
    financial
    statement reporting depreciation and amortization...    $  893,000     $  984,000   $  829,000
  Racetrack improvement fund rebate recognized for
    financial statement reporting in excess of tax
    reporting...........................................       369,000        269,000      171,000
                                                            ----------     ----------   ----------
      Total Deferred Tax Liabilities....................    $1,262,000     $1,253,000   $1,000,000
                                                            ==========     ==========   ==========

    The primary reason for the difference between the expected tax benefit and the income tax provision is that the company did not receive a benefit for the company's net operating losses utilized by its parent company in its consolidated tax return.

NOTE E--LEASES

    The company uses significant amounts of equipment under operating leases as part of its daily business operations. This equipment includes totalisator equipment, satellite uplink equipment, closed circuit color television equipment, track maintenance equipment and photofinish equipment. The majority of the equipment is leased on a raceday basis, with minimum rentals as follows:

                                                   MINIMUM        MINIMUM RENTAL
                                                  RENTAL PER       FOR ON-TRACK
                                                 LIVE RACEDAY   SIMULCASTING CARDS
                                                 ------------   ------------------
Year ended December 31:
  1998.........................................     $4,292            $1,296
  1997.........................................      4,059             1,406
  1996.........................................      3,701             1,110
Nine months ended September 30 (unaudited):
  1999.........................................      3,844             1,535
  1998.........................................      4,292             1,296

    Following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1998:

1999........................................................  $ 98,500
2000........................................................     4,000
                                                              --------
  Total.....................................................  $102,500
                                                              ========

                               THISTLEDOWN, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE E--LEASES (CONTINUED)
    Rent expense charged to operations is summarized below:

Year ended December 31:
  1998......................................................  $1,765,940
  1997......................................................   1,619,099
  1996......................................................   1,524,921
Nine months ended September 30 (unaudited):
  1999......................................................   1,283,199
  1998......................................................   1,295,697

NOTE F--CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the company to concentrations of credit risk are primarily cash investments and receivables. The company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. The company maintains significantly all of its bank deposit accounts in one financial institution in Cleveland, Ohio. These accounts at times exceed the federally insured limits. The company believes it is not exposed to any significant credit risk on cash and cash equivalents.

    The company grants credit to other racetracks throughout the country. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

NOTE G--CONTROLLING INTEREST AND RELATED PARTY TRANSACTIONS

CONTROLLING INTEREST:

    The company is a wholly-owned subsidiary of DeBartolo. See Note I regarding subsequent event.

RELATED PARTY TRANSACTIONS:

    Included in the accompanying financial statements are certain expenses paid or incurred on behalf of the company by DeBartolo. The company reimburses DeBartolo for salaries and wages and related expenses and general and administrative expenses as follows:

                                                        SALARIES, WAGES    GENERAL AND
                                                          AND RELATED     ADMINISTRATIVE
                                                           EXPENSES          EXPENSES        TOTAL
                                                        ---------------   --------------   ----------
Year ended December 31:
  1998................................................    $8,508,074         $558,112      $9,066,186
  1997................................................     8,156,565          815,126       8,971,691
  1996................................................     7,740,070          503,288       8,243,358
Nine months ended September 30 (unaudited):
  1999................................................     5,807,765          373,517       6,181,282
  1998................................................     6,061,420          703,048       6,764,468

                               THISTLEDOWN, INC.

   (ALL AMOUNTS AS AT SEPTEMBER 30, 1999 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1999 AND 1998 ARE UNAUDITED)

NOTE F--CONCENTRATION OF CREDIT RISK (CONTINUED)
    The accompanying balance sheets include notes, advances and related accrued interest payable to DeBartolo (see Note I) as summarized below:

                                                CURRENT PORTION   LONG-TERM PORTION
                                                ---------------   -----------------
December 31, 1998.............................     $ 35,611          $61,221,811
                                                   ========          ===========
December 31, 1997.............................     $850,700          $60,034,612
                                                   ========          ===========
September 30, 1999 (unaudited)................     $  2,757          $61,628,370
                                                   ========          ===========

    The current portion of the amount payable to DeBartolo at September 30, 1999 is to be repaid. The long-term portion of the amount payable to DeBartolo at September 30, 1999 will be contributed to additional paid-in capital (see
Note I).

    DeBartolo charged interest at the applicable federal rate (AFR) on a note payable related to the financing of certain racetrack improvements. Interest charged by DeBartolo is summarized as follows:

Year ended December 31:
  1998......................................................  $575,617
  1997......................................................   740,309
  1996......................................................   544,681
Nine months ended September 30 (unaudited):
  1999......................................................   406,459
  1998......................................................   448,778

    No interest was charged by DeBartolo on net operating advances. Management fees charged by DeBartolo totalled $50,000 annually.

NOTE H--INVESTMENT SAVINGS RETIREMENT PLAN

    Effective February 1, 1998, the company along with an affiliated company formed a defined contribution 401(k) pension plan, which covers substantially all of its employees that are not covered by a collective bargaining agreement or another retirement plan. Individuals employed as of the effective date of the plan are eligible to participate in the pension plan. Employees hired after the effective date of the plan, must meet minimum service and age requirements in order to participate. The plan provides for discretionary company matching contributions. No discretionary contributions to the plan were made during 1998 or 1999.

NOTE I--SUBSEQUENT EVENT

    On October 21, 1999, DeBartolo entered into a definitive agreement to sell 100% of the outstanding common stock of the company to Magna Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., for $14,000,000. As part of the agreement, DeBartolo agreed to contribute $61,628,370 of notes, advances and related accrued interest to additional paid-in capital. These amounts are reflected as noncurrent liabilities in the accompanying balance sheets.

                       CONSOLIDATED FINANCIAL STATEMENTS
                    GULFSTREAM PARK RACING ASSOCIATION, INC.
                                 AND SUBSIDIARY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Gulfstream Park Racing Association, Inc. and Subsidiary

    We have audited the accompanying consolidated balance sheets of Gulfstream Park Racing Association, Inc. and Subsidiary (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gulfstream Park Racing Association, Inc. and Subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

Miami, Florida
March 10, 1999, except for Note 9 as to           /s/ PRICEWATERHOUSECOOPERS LLP

which the date is September 1, 1999                 Certified Public Accountants

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                               AUGUST 31,    DECEMBER 31,    DECEMBER 31,
                                                                  1999           1998            1997
                                                              ------------   -------------   -------------
                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  7,832,459   $  2,375,511    $    605,194
  Restricted cash and cash equivalents......................       163,884        292,721         592,285
  Accounts receivable, less allowance for doubtful accounts
    of $101,012 at August 31, 1999 and $0 and $191,012 at
    December 31, 1998 and 1997, respectively................       156,441        121,445         128,135
  Note receivable...........................................        93,250         93,250              --
  Prepaid expenses..........................................       911,364        451,144         767,285
                                                              ------------   ------------    ------------
  Total current assets......................................     9,157,398      3,334,071       2,092,899
                                                              ------------   ------------    ------------
Property, plant and equipment:
  Land and improvements.....................................     9,401,638      9,401,638       9,012,699
  Buildings and improvements................................    24,214,826     23,323,001      22,485,253
  Furniture, fixtures and equipment.........................     5,070,935      5,089,592       4,138,418
                                                              ------------   ------------    ------------
                                                                38,687,399     37,814,231      35,636,370
  Less accumulated depreciation.............................    25,842,336     24,575,672      22,787,284
                                                              ------------   ------------    ------------
  Net property, plant and equipment.........................    12,845,063     13,238,559      12,849,086
                                                              ------------   ------------    ------------
Other assets:
  Investments, at cost......................................         2,500          2,500           2,500
  Deposits..................................................        12,450         12,450          12,480
  Deferred financing costs, net of accumulated amortization
    of $321,124 at August 31, 1999 and $295,948 and $231,614
    at December 31, 1998 and 1997, respectively.............           546         25,722          90,056
                                                              ------------   ------------    ------------
  Total other assets........................................        15,496         40,672         105,036
                                                              ------------   ------------    ------------
  Total assets..............................................  $ 22,017,957   $ 16,613,302    $ 15,047,021
                                                              ============   ============    ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Accounts Payable:
    Trade...................................................  $    751,477   $  1,869,022    $  1,079,003
    Unearned income.........................................     1,844,036        512,187         428,458
  Mutuel tickets outstanding................................        48,833         32,798          23,891
  Accrued liabilities:
    Interest................................................            --        127,092              --
    Underpaid purses........................................       163,884        292,721         592,285
    Other accrued expenses..................................       824,146        381,107         507,511
  Income taxes payable......................................     1,506,420        399,454              --
  Notes payable.............................................     6,800,000        500,000              --
                                                              ------------   ------------    ------------
Total current liabilities...................................    11,938,796      4,114,381       2,631,148
Deferred income tax.........................................       694,270        586,809         731,159
Term note payable...........................................            --      6,800,000       7,800,000
Long-term debt..............................................    48,000,000     48,000,000      48,000,000
                                                              ------------   ------------    ------------
Total Liabilities...........................................    60,633,066     59,501,190      59,162,307
                                                              ------------   ------------    ------------
Commitments and contingencies (Note 5)
Stockholders' deficit:
  Common stock, $1 par value, authorized and issued 13,040
    shares; outstanding 11,232 shares.......................        13,040         13,040          13,040
  Additional paid-in capital................................    22,991,259     22,991,259      22,991,259
  Accumulated deficit.......................................   (59,853,908)   (64,126,687)    (65,354,085)
                                                              ------------   ------------    ------------
                                                               (36,849,609)   (41,122,388)    (42,349,786)
  Less:
  Treasury stock, 1,808 common shares at cost...............    (1,765,500)    (1,765,500)     (1,765,500)
                                                              ------------   ------------    ------------
Total stockholders' deficit.................................   (38,615,109)   (42,887,888)    (44,115,286)
                                                              ------------   ------------    ------------
Total liabilities and stockholders' deficit.................  $ 22,017,957   $ 16,613,302    $ 15,047,021
                                                              ============   ============    ============

   The accompanying notes are an integral part of these financial statements

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

                                       EIGHT MONTHS ENDED
                                           AUGUST 31,                   YEAR ENDED DECEMBER 31,
                                    -------------------------   ---------------------------------------
                                       1999          1998          1998          1997          1996
                                    -----------   -----------   -----------   -----------   -----------
                                    (UNAUDITED)   (UNAUDITED)
REVENUES:
  On-track wagering commissions...  $21,166,704   $21,064,663   $21,064,663   $20,896,273   $19,710,687
  Intertrack wagering
    commissions...................    4,327,102     4,134,875     4,110,273     4,370,064     3,766,721
  Interstate wagering and
    simulcast fees................   15,370,575    14,177,930    14,178,719    13,803,677    13,322,237
  Breakage income.................      930,803       983,233       983,233       949,286       891,837
  Escheated mutuel tickets........      551,106       546,823       546,823       576,608       422,991
  Stake fees for purses...........      966,140       989,750       989,750       941,545       953,410
                                    -----------   -----------   -----------   -----------   -----------
                                     43,312,430    41,897,274    41,873,461    41,537,453    39,067,883
Less: Stakes, purses, trophies and
  awards..........................   21,835,696    20,923,313    20,954,428    20,550,496    19,067,874
                                    -----------   -----------   -----------   -----------   -----------
Net pari-mutuel income............   21,476,734    20,973,961    20,919,033    20,986,957    20,000,009
Admissions
  General.........................      997,752     1,036,942     1,036,957     1,080,379     1,121,186
  Season boxes, passes and
    memberships...................      539,618       503,534       505,887       548,232       557,415
Program sales.....................      192,746       209,038       209,038       201,015       174,759
Parking...........................      158,527       137,503       137,503       144,274       151,744
Other revenues....................      664,396       632,813       839,849       560,876       749,476
                                    -----------   -----------   -----------   -----------   -----------
                                     24,029,773    23,493,791    23,648,267    23,521,733    22,754,589
                                    -----------   -----------   -----------   -----------   -----------
EXPENSES:
  Departmental expenses...........   11,983,727    11,663,616    14,343,052    13,977,248    12,981,229
  Property taxes..................      462,753       460,752       660,922       657,947       649,268
  Payroll taxes and licenses......      645,127       580,559       726,003       740,943       650.911
  Insurance.......................      386,681       395,216       567,662       427,374       736,396
  Utilities.......................      191,652       140,987       219,312       232,202       187,477
  Contributions...................       10,545        37,875        87,975        79,107        86,689
  Depreciation....................    1,266,664     1,289,600     1,795,401     1,877,575     2,031,431
  Amortization....................       25,176        42,889        64,334        64,334        64,334
  Other...........................           --            --       107,644        51,530        72,993
                                    -----------   -----------   -----------   -----------   -----------
                                     14,972,325    14,611,494    18,572,305    18,108,260    17,460,728
                                    -----------   -----------   -----------   -----------   -----------
    Operating Income..............    9,057,448     8,882,297     5,075,962     5,413,473     5,293,861
                                    -----------   -----------   -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest income.................      284,797       354,258       463,449       471,127       449,855
  Interest expense................   (2,325,559)   (2,571,445)   (3,771,610)   (3,880,246)   (3,946,487)
  Gain (loss) on sale of
    property......................           --            --         5,000            --     1,818,422
  Other...........................       66,133       255,850       315,195        19,760       378,752
                                    -----------   -----------   -----------   -----------   -----------
  Other expense, net..............   (1,974,629)   (1,961,337)   (2,987,966)   (3,389,359)   (1,299,458)
                                    -----------   -----------   -----------   -----------   -----------
  Income before provision for
    income taxes..................    7,082,819     6,920,960     2,087,996     2,024,114     3,994,403
Provision for income taxes........    2,810,040     2,852,575       860,598       918,299     1,631,200
                                    -----------   -----------   -----------   -----------   -----------
  Net Income......................  $ 4,272,779   $ 4,068,385   $ 1,227,398   $ 1,105,815   $ 2,363,203
                                    ===========   ===========   ===========   ===========   ===========
Basic and diluted earnings per
  share...........................  $    380.41   $    362.21   $    109.28   $     98.45   $    210.40
                                    ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                ADDITIONAL
                                      COMMON      PAID-IN     ACCUMULATED
                                      STOCK       CAPITAL       DEFICIT      TREASURY STOCK   TOTAL DEFICIT
                                     --------   -----------   ------------   --------------   -------------
Balances at December 31, 1995......  $13,040    $22,991,259   $(68,823,103)   $ (1,765,500)   $(47,584,304)
Net income, year ended
  December 31, 1996................       --             --      2,363,203              --       2,363,203
                                     -------    -----------   ------------    ------------    ------------
Balance at December 31, 1996.......   13,040     22,991,259    (66,459,900)     (1,765,500)    (45,221,101)
Net income, year ended
  December 31, 1997................       --             --      1,105,815              --       1,105,815
                                     -------    -----------   ------------    ------------    ------------
Balances at December 31, 1997......   13,040     22,991,259    (65,354,085)     (1,765,500)    (44,115,286)
Net income, year ended
  December 31, 1998................       --             --      1,227,398              --       1,227,398
                                     -------    -----------   ------------    ------------    ------------
Balances at December 31, 1998......   13,040     22,991,259    (64,126,687)     (1,765,500)    (42,887,888)
Net income, eight months ended
  August 31, 1999 (unaudited)......       --             --      4,272,779              --       4,272,779
                                     -------    -----------   ------------    ------------    ------------
Balances at August 31, 1999
  (unaudited)......................  $13,040    $22,991,259   $(59,853,908)   $ (1,765,500)   $(38,615,109)
                                     =======    ===========   ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            EIGHT MONTHS ENDED
                                                AUGUST 31,                 YEAR ENDED DECEMBER 31,
                                         -------------------------   ------------------------------------
                                            1999          1998          1998         1997         1996
                                         -----------   -----------   ----------   ----------   ----------
                                         (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net income...........................  $4,272,779    $4,068,386    $1,227,398   $1,105,815   $2,363,203
                                         ----------    ----------    ----------   ----------   ----------
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation.........................   1,266,664     1,289,600     1,795,401    1,877,575    2,031,431
  Amortization of deferred financing
    costs..............................      25,176        42,889        64,334       64,334       64,334
  Gain on sale of property and
    equipment..........................          --            --        (5,000)          --   (1,818,422)
  Provision for bad debt...............          --            --        63,378       21,535       45,485
  Deferred income taxes................     107,462      (478,470)     (144,350)     153,819      520,245
Changes in assets and liabilities:
  Accounts receivable..................     (34,996)      (58,342)      (56,688)    (106,087)      42,798
  Note receivable......................          --      (193,250)      (93,250)          --           --
  Restricted cash and cash
    equivalents........................     128,837       353,491       299,564     (167,734)    (334,587)
  Prepaid expenses.....................    (460,220)      585,215       316,141     (126,981)     (56,185)
  Deposits.............................          --            --            30       70,000      (70,000)
  Accounts payable--trade..............  (1,117,545)     (314,114)      790,019     (772,323)     800,308
  Accounts payable--unearned income....   1,331,849      (343,164)       83,729     (100,874)     117,244
  Mutuel tickets outstanding...........      16,035        10,399         8,907        9,032        4,482
  Accrued liabilities--interest and
    other accrued expenses.............     315,947       742,200           688      231,126      107,386
  Accrued liabilities--underpaid
    purses.............................    (128,837)     (353,491)     (299,564)     165,999      345,284
  Income tax payable...................   1,106,965     2,216,745       399,454     (550,538)     431,191
                                         ----------    ----------    ----------   ----------   ----------
  Total adjustments....................   2,557,337     3,499,708     3,222,793      768,883    2,230,994
                                         ----------    ----------    ----------   ----------   ----------
Net cash provided by operating
  activities...........................   6,830,116     7,568,094     4,450,191    1,874,698    4,594,197
                                         ----------    ----------    ----------   ----------   ----------
Cash flows from investing activities:
  Proceeds from sale of property and
    equipment..........................          --            --            --           --    3,291,126
  Acquisition of property and
    equipment..........................    (873,168)     (351,335)   (2,179,874)  (1,774,061)  (1,728,721)
                                         ----------    ----------    ----------   ----------   ----------
Net cash provided by (used in)
  investing activities.................    (873,168)     (351,335)   (2,179,874)  (1,774,061)   1,562,405
                                         ----------    ----------    ----------   ----------   ----------
Cash flows from financing activities:
  Repayments of term note payable......    (500,000)     (500,000)     (500,000)  (1,500,000)  (3,200,000)
  Repayments under line of credit......          --            --            --           --   (2,000,000)
                                         ----------    ----------    ----------   ----------   ----------
Net cash (used in) financing
  activities...........................    (500,000)     (500,000)     (500,000)  (1,500,000)  (5,200,000)
                                         ----------    ----------    ----------   ----------   ----------
Net increase (decrease) in cash and
  cash equivalents.....................   5,456,948     6,716,759     1,770,317   (1,399,363)     956,602
Cash and cash equivalents, beginning of
  period...............................   2,375,511       605,194       605,194    2,004,557    1,047,955
                                         ----------    ----------    ----------   ----------   ----------
Cash and cash equivalents, end of
  period...............................  $7,832,459    $7,321,953    $2,375,511   $  605,194   $2,004,557
                                         ==========    ==========    ==========   ==========   ==========
Supplemental disclosure of cash flow
  information:
Cash paid during the period for income
  taxes................................  $1,068,072    $  878,096    $  896,831   $1,705,041   $  589,000
                                         ==========    ==========    ==========   ==========   ==========
Cash paid during the period for
  interest.............................  $2,390,864    $1,889,306    $3,578,926   $3,882,003   $3,966,307
                                         ==========    ==========    ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

1. DESCRIPTION OF BUSINESS:

    Gulfstream Park Racing Association, Inc. and its wholly-owned subsidiary (the "Company"), operate a pari-mutuel horse racing facility in Broward County, Florida. As provided in the Florida statutes, the Company was authorized to operate 63 day racing meets during the years ended December 31, 1998 and 1997 and 64 day racing meets during the year ended December 31, 1996. The Company operates during the prime winter racing season under current Florida pari-mutuel legislation. A change in legislation could affect the Company's operating dates and significantly impact future operations.

OWNERSHIP

    Until August 31, 1999, the Company was a wholly-owned subsidiary of Gulfstream Holdings, Inc. ("Gulfstream").

2. SIGNIFICANT ACCOUNTING POLICIES:

    The significant accounting policies used by the Company in the preparation of the accompanying consolidated financial statements are as follows:

BASIS OF PRESENTATION

    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Gulfstream Park Racing Association and its subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, which at times may exceed FDIC insurance limits. As of December 31, 1998, the Company had approximately $3 million of cash in excess of these limits. The

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Company places its cash and cash equivalents with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets:

Buildings...................................................       25 years
Improvements................................................  7 to 15 years
Furniture, fixtures and equipment...........................        5 years

    When assets are retired or otherwise disposed of, the costs and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized in current operations. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements are capitalized.

DEFERRED FINANCING COSTS

    The Company capitalized costs associated with the acquisition of the $15,000,000 credit facility, as described in Note 4, and is amortizing these costs using the straight-line method over the term of the financing.

INCOME TAXES

    The Company utilizes the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year which the differences are expected to reverse.

PURSES

    The Company is required to distribute a specific amount of purses and owners' awards based on a percentage of the pari-mutuel handle, plus additional other amounts. At December 31, 1998 and 1997, purses and owners' awards were underpaid by $292,721 and $592,285, respectively, as shown in the accompanying consolidated balance sheets. At December 31, 1998 and 1997, $292,721 and $592,285, respectively, was held in restricted cash accounts in connection with this liability.

ASSET IMPAIRMENT

    The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount in an asset may not be recoverable. Management of the Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 11,232 shares for the periods presented. The Company does not have any dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Management has estimated that the fair market value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair market. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

CASH AND CASH EQUIVALENTS, RESTRICTED CASH AND CASH EQUIVALENTS, ACCOUNTS
  RECEIVABLE, NOTE RECEIVABLE, PREPAID EXPENSES, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES, MUTUEL TICKETS OUTSTANDING INCOME TAXES PAYABLE AND NOTES PAYABLE--

    Due to the short period to maturity of the instruments, the carrying values as presented in the consolidated balance sheets are reasonable estimates of fair value.

TERM NOTE PAYABLE AND LONG-TERM DEBT--

    The fair value of the Company's term note payable and long-term debt based on current rates for debt with similar terms and maturities, are not materially different from their carrying value.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of receivable accounts.

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

    In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at August 31, 1999 and the results of operations and cash flows for the eight months ended August 31, 1999 and 1998.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
NEW ACCOUNTING STANDARDS

    In June, 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

RECLASSIFICATION

    Certain amounts have been reclassified to conform to the December 31, 1998 presentation.

3. INCOME TAXES:

    The provision for income taxes consists of the following:

                                              EIGHT MONTHS ENDED
                                                  AUGUST 31,                YEAR ENDED DECEMBER 31,
                                           -------------------------   ---------------------------------
                                              1999          1998         1998        1997        1996
                                           -----------   -----------   ---------   --------   ----------
                                           (UNAUDITED)   (UNAUDITED)
Current provision:
  Federal................................  $2,307,569    $2,844,179    $ 858,065   $652,744   $  942,601
  State..................................     395,009       486,866      146,883    111,736      168,355
                                           ----------    ----------    ---------   --------   ----------
                                            2,702,578     3,331,045    1,004,948    764,480    1,110,956
                                           ----------    ----------    ---------   --------   ----------
Deferred provision:
  Federal................................      91,755      (408,536)    (123,252)   131,337      450,183
  State..................................      15,707       (69,934)     (21,098)    22,482       70,061
                                           ----------    ----------    ---------   --------   ----------
                                              107,462      (478,470)    (144,350)   153,819      520,244
                                           ----------    ----------    ---------   --------   ----------
                                           $2,810,040    $2,852,575    $ 860,598   $918,299   $1,631,200
                                           ==========    ==========    =========   ========   ==========

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

3. INCOME TAXES: (CONTINUED)
    The significant components of the net deferred tax liability as of August 31, 1999, December 31, 1998 and 1997 were as follows:

                                                AUGUST 31, 1999    DECEMBER 31, 1998    DECEMBER 31, 1997
                                                ----------------   ------------------   ------------------
                                                  (UNAUDITED)
Deferred tax assets:
  Deferred income.............................      $   3,393           $ 205,335            $ 169,241
  State deferred taxes........................         34,501              29,161               36,334
  Other.......................................        168,232             164,062              139,119
  Valuation allowance.........................        (99,219)            (99,219)             (99,219)
                                                    ---------           ---------            ---------
                                                      106,907             299,339              245,475
Deferred tax liabilities:
  Property and equipment......................       (801,177)           (886,148)            (976,634)
                                                    ---------           ---------            ---------
Net deferred tax liability....................      $(694,270)          $(586,809)           $(731,159)
                                                    =========           =========            =========

    The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $99,219 at December 31, 1998.

    The reconciliation between the statutory income tax provision and the actual tax provision for the eight month periods ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996 is shown as follows:

                                           EIGHT MONTHS ENDED
                                               AUGUST 31,               YEARS ENDED DECEMBER 31,
                                        -------------------------   --------------------------------
                                           1999          1998         1998       1997        1996
                                        -----------   -----------   --------   --------   ----------
                                        (UNAUDITED)   (UNAUDITED)
Income tax at Federal statutory
  rate................................  $2,478,987    $2,422,336    $746,248   $708,441   $1,398,041
State taxes, net of federal benefit...     266,965       271,006      81,760     87,242      154,971
Other.................................      64,088       159,233      32,590    122,616       78,188
                                        ----------    ----------    --------   --------   ----------
Income tax provision..................  $2,810,040    $2,852,575    $860,598   $918,299   $1,631,200
                                        ==========    ==========    ========   ========   ==========

4. NOTES PAYABLE:

    During the year, the Company had a $15,000,000 credit facility from a financial institution. The credit facility consists of a $2,000,000 revolving line of credit and a $13,000,000 term loan. The line of credit expired on May 31, 1998, and bore interest at LIBOR plus .55%, plus a commitment fee of
 .2%. As of December 31, 1998, the outstanding balances on the term loan was $7,300,000. The term loan calls for annual principal payments of $500,000 with a balloon payment due at maturity. The line of credit and the term loan are collateralized by the assets of the Company, and a nonrecourse guarantee and pledge agreement by Gulfstream. The credit facility contains covenants which restrict borrowings and the payment of dividends, requires the maintenance of certain financial ratios and limits capital

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

4. NOTES PAYABLE: (CONTINUED)
expenditures. The term loan, with interest rates indexed to market rates, approximates fair-market value at December 31, 1998 and August 31, 1999.

    On February 16, 1999, the Company amended its term loan arrangement through February 16, 2000 with interest at LIBOR plus 1.25%. All other terms of the arrangement are substantially identical to the previous terms.

5. LONG-TERM DEBT:

    At December 31, 1998, the Company had $48,000,000 in long-term debt outstanding to Orient Corporation (USA). This debt is collateralized by substantially all of the Company's assets, and is subordinate to the credit facility. The Company pays interest at TIBOR plus .80% (5.3% at December 31,
1998). The Company entered into an interest rate agreement which limits the applicable interest rate through December 31, 1999. This debt matures on December 31, 2004, with annual payments of $500,000 commencing in 2000 with a balloon payment due at maturity. The long-term debt, with interest rates indexed to market rates, approximates fair market value at December 31, 1998. (see
Note 9)

6. COMMITMENTS AND CONTINGENCIES:

CONTRACTS

(I) CONCESSION CONTRACT

    During 1998, the Company entered into a five-year concession contract. Under the terms of the agreement, the concessionaire is entitled to a guarantee of $125,000 in the first year and $100,000 thereafter in return for their services. In the event profits from concessions in a given year exceed guaranteed amounts (the "excess"), the Company is entitled to receive a portion of the excess. The Company's entitlement is the first $100,000 of the excess plus a portion of any additional excess earned above $100,000. (see Note 9)

(II) SERVICE AGREEMENTS

    The Company is engaged in a totalisator service agreement that provides that the Company pay a minimum service charge that is based on a multiple applied to all wagers plus a $1,000 fee for each racing day. This agreement will expire at December 31, 1999.

    The Company is committed to a service agreement to provide on-track audio and video support operations through December 31, 2001. The service charge paid by the Company for each racing day is $3,730.

    In December, 1998, the Company entered into a five-year operating lease agreement for phone equipment. Under the terms of the agreement, the Company is obligated to pay $13,402 per month with a fair market value purchase option at the end of the third and fifth year.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (ALL AMOUNTS AS AT AUGUST 31, 1999 AND FOR THE EIGHT MONTH PERIODS ENDED
                    AUGUST 31, 1999 AND 1998 ARE UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
LITIGATION AND OTHER

    The Company is a defendant in certain legal and other actions arising in the normal course of business. Management believes that the outcome of these actions will not have a material effect on the Company's financial position or results of operations.

7. RELATED PARTY TRANSACTIONS:

    An officer of the Company is a partner in a law firm which performed various legal services for the Company. Charges from this law firm for legal services and other reimbursable costs amounted to approximately $44,900 and $21,400 for the eight month periods ended August 31, 1999 and 1998 and approximately $29,100, $94,300 and $34,300 for the years ended December 31, 1998, 1997 and
1996, respectively.

    The Company has an agreement to pay a consulting fee and loan guarantee fee to Gulfstream. Such payments amounted to $39,659 and $122,772 for the eight month periods ended August 31, 1999 and 1998 and $244,772, $255,368 and $256,980
in the years ended December 31, 1998, 1997 and 1996, respectively.

8. EMPLOYEE BENEFIT PLAN:

    Effective January 1, 1995, the Company adopted a 401(k) profit sharing plan (the "Plan") to provide retirement benefits for its employees. All employees who meet certain eligibility requirements are able to participate in the Plan. Discretionary matching contributions are determined each year by the Company. The Company contributed to the Plan approximately $54,600 and $71,300 during the eight month periods ended August 31, 1999 and 1998 and approximately $85,100, $82,900 and $86,700, during the years ended December 31, 1998, 1997 and 1996, respectively.

9. SUBSEQUENT EVENTS:

    a) On September 1, 1999, Magna Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., acquired all of the outstanding common stock of the Company. Under the terms of the purchase and sale agreement, $48,000,000 in long-term debt was repaid immediately before the sale, with funds provided by the seller through an addition to paid-up capital. The interest rate agreements associated with this long-term debt were cancelled.

    b) The concession contract (Note 6 (i)) was waived in 1999 due to losses incurred. These losses were shared by the Company and the concessionaire.

A COPY OF THIS PRELIMINARY SHORT FORM PROSPECTUS HAS BEEN FILED WITH THE SECURITIES REGULATORY AUTHORITIES IN EACH OF THE PROVINCES OF CANADA BUT HAS NOT YET BECOME FINAL FOR THE PURPOSE OF THE SALE OF SECURITIES. INFORMATION CONTAINED IN THIS PRELIMINARY SHORT FORM PROSPECTUS MAY NOT BE COMPLETE AND MAY HAVE TO BE AMENDED. THE SECURITIES MAY NOT BE SOLD UNTIL A RECEIPT FOR THE SHORT FORM PROSPECTUS IS OBTAINED FROM THE SECURITIES REGULATORY AUTHORITIES.

THIS SHORT FORM PROSPECTUS HAS BEEN FILED UNDER LEGISLATION IN EACH OF THE PROVINCES OF CANADA THAT PERMITS CERTAIN INFORMATION ABOUT THESE SECURITIES TO BE DETERMINED AFTER THIS PROSPECTUS HAS BECOME FINAL AND PERMITS THE OMISSION FROM THIS PROSPECTUS OF THAT INFORMATION. THE LEGISLATION REQUIRES THE DELIVERY TO PURCHASERS OF A PROSPECTUS SUPPLEMENT CONTAINING THE OMITTED INFORMATION WITHIN A SPECIFIED PERIOD OF TIME AFTER AGREEING TO PURCHASE ANY OF THESE SECURITIES.

INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS SHORT FORM PROSPECTUS FROM DOCUMENTS FILED WITH SECURITIES COMMISSION OR SIMILAR AUTHORITIES IN CANADA. COPIES OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE MAY BE OBTAINED ON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF MAGNA ENTERTAINMENT CORP., 337 MAGNA DRIVE, AURORA, ONTARIO, CANADA L4G 7K1 (TELEPHONE (905) 726-2462). THESE DOCUMENTS ARE ALSO AVAILABLE THROUGH THE INTERNET ON THE SYSTEM FOR ELECTRONIC DOCUMENT ANALYSIS AND RETRIEVAL ("SEDAR"), WHICH CAN BE ACCESSED AT WWW.SEDAR.COM. FOR THE PURPOSES OF THE PROVINCE OF QUEBEC, THIS SIMPLIFIED PROSPECTUS CONTAINS INFORMATION TO BE COMPLETED BY CONSULTING THE PERMANENT INFORMATION RECORD. A COPY OF THE PERMANENT INFORMATION RECORD MAY BE OBTAINED FROM THE SECRETARY OF MAGNA ENTERTAINMENT CORP. AT THE ABOVE MENTIONED ADDRESS AND RELEPHONE NUMBER.

NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE.

     PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS DATED SEPTEMBER 28, 2001

NEW ISSUE
                                     [LOGO]

                           MAGNA ENTERTAINMENT CORP.

                               U.S. $500,000,000
                                DEBT SECURITIES
                        CLASS A SUBORDINATE VOTING STOCK
    WARRANTS TO PURCHASE DEBT SECURITIES OR CLASS A SUBORDINATE VOTING STOCK

We may from time to time offer debt securities, Class A Subordinate Voting Stock and warrants to purchase debt securities or Class A Subordinate Voting Stock up to a total price of U.S. $500,000,000 during the period that this short form base shelf prospectus, including any amendments hereto, remains valid.

The specific variable terms of any offering of securities will be set forth in a shelf prospectus supplement, including, where applicable: (i) in the case of Class A Subordinate Voting Stock, the number of shares offered, the offering price, the voting rights, any rights to receive dividends, any terms of redemption and any other specific terms; (ii) in the case of debt securities, the title of the debt securities, any limit on the aggregate principal amount of the debt securities, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, whether any conversion or exchange rights attach to the debt securities, whether we may redeem the debt securities at our option and any other specific terms; and (iii) in the case of warrants, the designation, number and terms of the shares of Class A Subordinate Voting Stock or debt securities purchasable upon exercise of the warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise and the currency in which the warrants are issued and any other specific terms. We reserve the right to include in a prospectus supplement specific variable terms pertaining to the securities that are not within the options and parameters set for in this prospectus. IF SECURITIES ARE SOLD UNDER THIS PROSPECTUS BY AN UNDERWRITER, THE UNDERWRITER MAY OFFER THE SECURITIES AT A LOWER PRICE THAN STATED IN THE PROSPECTUS SUPPLEMENT. SEE "PLAN OF DISTRIBUTION".

Our Class A Subordinate Voting Stock is traded on the NASDAQ National Market under the symbol "MIEC" and on The Toronto Stock Exchange under the symbol "MIE.A." On September 27, 2001, the last sale price of these securities on NASDAQ was U.S. $6.50 and on The Toronto Stock Exchange was Cdn. $10.00.

We are incorporated under the laws of a foreign jurisdiction and, although our executive offices are located in Canada, a significant portion of our assets are located outside of Canada. It may not be possible for investors to collect from us judgments obtained in Canadian courts predicated on the civil liability provisions of securities legislation.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
About this Prospectus.................         2
Risk Factors..........................         3
Forward-Looking Statements............        14
Ratio of Earnings to Fixed Charges....        15
Use of Proceeds.......................        15
Dividend Policy.......................        15
Selected Financial and Operating
  Information.........................        16
Management's Discussion and Analysis
  of Results of Operations and
  Financial Position..................        18
Our Business..........................        29
Management............................        46
Principal Stockholders................        51
Relationship with Magna
  International.......................        51
Description of Debt Securities........        53

                                          PAGE
                                        --------
Description of Capital Stock..........        62
Description of Securities Warrants....        65
Corporate Constitution................        67
Plan of Distribution..................        68
Legal Matters.........................        69
Experts...............................        70
Transfer Agent and Registrar..........        70
Additional Information................        70
Promoter..............................        71
Canadian Purchasers' Statutory
  Rights..............................        71
Incorporation of Certain Information
  by Reference........................        71
Index to Consolidated Financial
  Statements..........................       F-1
Certificate of the Company and of the
  Promoter............................       C-1

                            ------------------------

    In this prospectus, when we use the terms "we", "us", "our" and the "Company", we are referring to Magna Entertainment Corp. and its subsidiaries, unless the context otherwise requires. In this prospectus, unless stated otherwise, all references to "U.S. $" or "$" are to U.S. dollars and all references to "Cdn. $" are to Canadian dollars. All pro forma financial or operating information in this prospectus is derived from our unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss), which give effect to acquisitions that we made after January 1, 2000 as though they were completed on that date. See "Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss)" beginning on page F-2.

                                    PROMOTER

    Since Magna International took the initiative in substantially reorganizing our business and capital, it is our promoter within the meaning of the securities legislation of certain provinces of Canada. Magna International is entitled to exercise over 98% of the total voting power of our outstanding stock, and is therefore able to elect all our directors and to control us. See "Reorganization" in our Annual Report on Form 10-K for the year ended
December 31, 2000, and "Principal Stockholders" and "Relationship with Magna International" in this prospectus.

                     CANADIAN PURCHASERS' STATUTORY RIGHTS

    Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents, filed with the various securities commissions or similar authorities in each of the provinces of Canada and with the SEC, are specifically incorporated by reference into and form an integral part of this short form prospectus:

    - our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (which constitutes our annual information form for the purposes of Canadian securities laws, and which contains our audited consolidated financial statements for the fiscal years ended December 31, 2000 and 1999, the five-month period ended December 31, 1998 and the year ended July 31, 1998, together with the related notes and auditors' reports, and management's discussion and analysis);

    - our Quarterly Report on Form 10-Q for the three-month period ended
      March 31, 2001 (which contains our unaudited consolidated financial statements for the three-month periods ended March 31, 2001 and 2000, together with the related notes and management's discussion and analysis);

    - our Quarterly Report on Form 10-Q for the three-month period ended
      June 30, 2001 (which contains our unaudited consolidated financial statements for the six-month periods ended June 30, 2001 and 2000, together with the related notes and management's discussion and analysis);

    - our Definitive Proxy Statement on Schedule 14A dated April 5, 2001 relating to the meeting of stockholders held on May 11, 2001, except for the sections titled "Corporate Governance, Human Resources and Compensation Committee Report" and "Executive Compensation--Comparative Stock Performance Graph"; and

    - our material change reports filed with the Canadian securities regulatory authorities on:

      - January 11, 2001, in connection with the appointment of Jim McAlpine as our new President and Chief Executive Officer;

      - February 13, 2001, in connection with our expectation to report a loss of $0.11 to $0.12 per share for the fourth quarter of 2000, and income of approximately $0.01 per share for the 2000 fiscal year;

      - April 16, 2001, in connection with the completion of the acquisition of Ladbroke Racing Pennsylvania Inc.'s account wagering operations, The Meadows harness track, four off-track betting facilities and an interest in The Racing Network;

      - May 4, 2001, in connection with our financial results for the three month period ended March 31, 2001; and

      - August 7, 2001, in connection with the selection of GMR-NY LLC, whose members are us, Greenwood Racing Inc. and Racing Enterprises LLC, as the successful bidder to acquire the New York City Off-Track Betting operation.

    Material change reports (excluding confidential material change reports), interim consolidated financial statements (including management's discussion and analysis in the quarterly reports for such periods), annual audited consolidated financial statements, including the auditors' report thereon, and proxy circulars which are required to be filed by us with Canadian securities regulatory authorities after the date of this prospectus and prior to the termination of any offering under this prospectus shall be deemed to be incorporated by reference in this prospectus.

    INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS SHORT FORM PROSPECTUS FROM DOCUMENTS FILED WITH THE SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Secretary, 337 Magna Drive, Aurora, Ontario L4G 7K1 Canada, telephone number (905) 726-2462. For the purpose of the Province of Quebec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from our Secretary at the above-mentioned address and telephone number.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The making of a modifying or a superseding statement shall not be an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

    All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

    Upon a new Annual Report on Form 10-K and the related annual audited consolidated financial statements being filed by us, with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this prospectus, the previous Annual Report on Form 10-K, the previous annual financial statements and all quarterly financial statements (including management's discussion and analysis in the quarterly reports for such periods), material change reports and proxy statements filed prior to the commencement of our financial year in which the new information form is filed shall be deemed no longer to be incorporated into this prospectus for purposes of further offers and sales of securities hereunder.

                               COMPILATION REPORT

To the Directors of
Magna Entertainment Corp.

    We have reviewed, as to compilation only, the accompanying pro forma consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2001, for the six months ended June 30, 2000 and for the year ended December 31, 2000. These pro forma statements of operations and comprehensive income (loss) have been prepared for inclusion in the shelf prospectus relating to the continuous offering of debt securities, warrants to purchase debt securities, Class A Subordinate Voting Stock and warrants to purchase Class A Subordinate Voting Stock of the Company. In our opinion, the unaudited pro forma consolidated statements of operations and comprehensive income (loss) have been properly compiled to give effect to the proposed transactions and assumptions described in the notes thereto.


Toronto, Canada,
September 28, 2001                                                 /s/ ERNST & YOUNG LLP

                 CERTIFICATE OF THE COMPANY AND OF THE PROMOTER

Dated: September 28, 2001

    This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each province of Canada and does not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

            (Signed) JIM MCALPINE                         (Signed) GRAHAM J. ORR
    President and Chief Executive Officer              Executive Vice-President and
                                                          Chief Financial Officer

                      On behalf of the Board of Directors

         (Signed) JERRY D. CAMPBELL                        (Signed) JAMES NICOL
                  Director                                       Director

                                    PROMOTER
                            MAGNA INTERNATIONAL INC.
                           (Signed) J. BRIAN COLBURN
                           Executive Vice-President,
                         Special Projects and Secretary

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

U.S. and Canadian registration fees.........................  $  325,000
Blue Sky....................................................       5,000
Accounting fees.............................................     300,000
Legal fees..................................................     700,000
Printing, mailing and administrative fees...................     250,000
Nasdaq and TSE listing fees.................................      60,000
NASD fees...................................................      30,500
Trustee fee and expenses....................................      40,000
Rating agency fees..........................................      75,000
Miscellaneous...............................................       5,000
                                                              ----------
TOTAL.......................................................  $1,790,500
                                                              ==========

------------------------

* All amounts are estimated except for the registration fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Section 145 of the Delaware General Corporation Law, our by-laws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was or has agreed to become one of our directors, officers, employees or agents, or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our indemnification obligation extends to costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such an action, suit or proceeding and any appeal therefrom, if any such person acted in good faith in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation also provides that, to the extent permitted by law, our directors will have no liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our officers and directors and the officers and directors of our subsidiaries are covered by liability insurance, subject to a deductible for executive indemnification. The policy does not provide coverage for losses arising from the violation of, or the enforcement of, environmental laws and regulations.

ITEM 16. EXHIBITS

    The following documents are filed as part of this Registration Statement.

     EXHIBIT NO.                          DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         1.1            Form of Equity Underwriting Agreement*

         1.2            Form of Debt Underwriting Agreement*

         3.1            Restated Certificate of Incorporation of Magna Entertainment
                          Corp., incorporated by reference to Exhibit 3.1 to the
                          Company's Current Report on Form 8-K dated
                          March 16, 2000

     EXHIBIT NO.                          DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         3.2            By-laws of Magna Entertainment Corp., incorporated by
                          reference to Exhibit 3.2 to the Company's Current Report
                          on Form 8-K dated March 16, 2000

         4.1            Form of Senior Debt Indenture, including form of Senior
                          Debt Security*

         4.2            Form of Subordinated Debt Indenture, including form of
                          Subordinated Debt Security*

         4.3            Form of Equity Warrant Agreement*

         4.4            Form of Debt Warrant Agreement*

         5              Opinion of Sidley Austin Brown & Wood

        12.1            Computation of Ratio of Earnings to Fixed Charges

        23.1            Consent of Ernst & Young LLP in respect of the Audited
                          Consolidated Financial Statements of Magna Entertainment
                          Corp.

        23.2            Consent of Ernst & Young LLP in respect of the Audited
                          Financial Statements of Los Angeles Turf Club, Inc.

        23.3            Consent of Ernst & Young LLP in respect of the Audited
                          Combined Financial Statements of Golden Gate Fields
                          (consisting of Pacific Racing Association's operations
                          subject to the licensing provisions of the California
                          Horse Racing Board, Ladbroke Racing California, Inc. and
                          Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of
                          Ladbroke Racing Corporation))

        23.4            Consent of Ernst & Young LLP in respect of the combined
                          financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering

        23.5            Consent of Ernst & Young LLP in respect of the financial
                          statements of Ladbroke Racing Pennsylvania and Subsidiaries

        23.6            Consent of Ernst & Young LLP in respect of the financial
                          statements of Sport Broadcasting, Inc.

        23.7            Consent of Hill, Barth & King LLC in respect of the Audited
                          Financial Statements of Remington Park, Inc.

        23.8            Consent of Hill, Barth & King LLC in respect of the Audited
                          Financial Statements of Thistledown, Inc.

        23.9            Consent of PricewaterhouseCoopers LLP in respect of the
                          Audited Consolidated Financial Statements of Gulfstream
                          Park Racing Association, Inc. and Subsidiary

        23.10           Consent of Sidley Austin Brown & Wood (included in
                          Exhibit 5)

        24.             Powers of Attorney

        25.             Form T-1 Statement of Eligibility and Qualification of the
                          Trustee under the Senior Debt Indenture*

        26.             Form T-1 Statement of Eligibility and Qualification of the
                          Trustee under the Subordinated Debt Indenture*

------------------------

* To be filed by amendment or incorporated by reference

ITEM 17. UNDERTAKINGS

    The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rate may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Magna Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Ontario, Canada, on this 28th day of September, 2001.

                                                       MAGNA ENTERTAINMENT CORP.

                                                       By:               /s/ JIM MCALPINE
                                                            -----------------------------------------
                                                                           Jim McAlpine
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /s/ FRANK STRONACH
     -------------------------------------------       Chairman and Director        September 28, 2001
                   Frank Stronach

                   /s/ JAMES NICOL
     -------------------------------------------       Vice-Chairman and Director   September 28, 2001
                     James Nicol

                /s/ JERRY D. CAMPBELL
     -------------------------------------------       Vice-Chairman and Director   September 28, 2001
                  Jerry D. Campbell

                                                       President and Chief
                  /s/ JIM MCALPINE                       Executive Officer and
     -------------------------------------------         Director (Principal        September 28, 2001
                    Jim McAlpine                         Executive Officer)

                                                       Executive Vice-President
                  /s/ GRAHAM J. ORR                      and Chief Financial
     -------------------------------------------         Officer (Principal         September 28, 2001
                    Graham J. Orr                        Financial Officer)

                  /s/ DOUG TATTERS                     Vice-President and
     -------------------------------------------         Controller (Principal      September 28, 2001
                    Doug Tatters                         Accounting Officer)

                 /s/ ANDREW STRONACH
     -------------------------------------------       Vice-President, Corporate    September 28, 2001
                   Andrew Stronach                       Development and Director

                          *
     -------------------------------------------       Director
                  William G. Davis

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /s/ PETER M. GEORGE
     -------------------------------------------       Director                     September 28, 2001
                   Peter M. George

                /s/ JOSEPH W. HARPER
     -------------------------------------------       Director                     September 28, 2001
                  Joseph W. Harper

                 /s/ TERRENCE LANNI
     -------------------------------------------       Director                     September 28, 2001
                   Terrence Lanni

                   /s/ JACK LIEBAU
     -------------------------------------------       Director                     September 28, 2001
                     Jack Liebau

                          *
     -------------------------------------------       Director
                  Edward C. Lumley

                  /s/ GINO RONCELLI
     -------------------------------------------       Director                     September 28, 2001
                    Gino Roncelli

                /s/ RONALD J. VOLKMAN
     -------------------------------------------       Director                     September 28, 2001
                  Ronald J. Volkman

                          *
     -------------------------------------------       Director
                   John C. York II

                  /s/ GARY M. COHN                     As attorney-in-fact for the
     -------------------------------------------         officers and/or directors  September 28, 2001
                    Gary M. Cohn                         marked by an asterisk

                               INDEX TO EXHIBITS

     EXHIBIT NO.                          DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         1.1            Form of Equity Underwriting Agreement*

         1.2            Form of Debt Underwriting Agreement*

         3.1            Restated Certificate of Incorporation of Magna Entertainment
                          Corp., incorporated by reference to Exhibit 3.1 to the
                          Company's Current Report on Form 8-K dated
                          March 16, 2000

         3.2            By-laws of Magna Entertainment Corp., incorporated by
                          reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated March 16, 2000

         4.1            Form of Senior Debt Indenture, including form of Senior
                          Debt Security*

         4.2            Form of Subordinated Debt Indenture, including form of
                          Subordinated Debt Security*

         4.3            Form of Equity Warrant Agreement*

         4.4            Form of Debt Warrant Agreement*

         5              Opinion of Sidley Austin Brown & Wood

        12.1            Computation of Ratio of Earnings to Fixed Charges

        23.1            Consent of Ernst & Young LLP in respect of the Audited
                          Consolidated Financial Statements of Magna Entertainment
                          Corp.

        23.2            Consent of Ernst & Young LLP in respect of the Audited
                          Financial Statements of Los Angeles Turf Club, Inc.

        23.3            Consent of Ernst & Young LLP in respect of the Audited
                          Combined Financial Statements of Golden Gate Fields
                          (consisting of Pacific Racing Association's operations
                          subject to the licensing provisions of the California
                          Horse Racing Board, Ladbroke Racing California, Inc. and
                          Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of
                          Ladbroke Racing Corporation))

        23.4            Consent of Ernst & Young LLP in respect of the combined
                          financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering

        23.5            Consent of Ernst & Young LLP in respect of the financial
                          statements of Ladbroke Racing Pennsylvania and Subsidiaries

        23.6            Consent of Ernst & Young LLP in respect of the financial
                          statements of Sport Broadcasting, Inc.

        23.7            Consent of Hill, Barth & King LLC in respect of the Audited
                          Financial Statements of Remington Park, Inc.

        23.8            Consent of Hill, Barth & King LLC in respect of the Audited
                          Financial Statements of Thistledown, Inc.

        23.9            Consent of PricewaterhouseCoopers LLP in respect of the
                          Audited Consolidated Financial Statements of Gulfstream
                          Park Racing Association, Inc. and Subsidiary

        23.10           Consent of Sidley Austin Brown & Wood (included in
                          Exhibit 5)

        24.             Powers of Attorney

                                     III-1

     EXHIBIT NO.                          DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
        25.             Form T-1 Statement of Eligibility and Qualification of the
                          Trustee under the Senior Debt Indenture*

        26.             Form T-1 Statement of Eligibility and Qualification of the
                          Trustee under the Subordinated Debt Indenture*

------------------------

* To be filed by amendment or incorporated by reference

                                     III-2